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INDEX TO FINANCIAL STATEMENTS

As filed with the U.S. Securities and Exchange Commission on June 28, 2019

Registration No. 333-231069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CCF HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6099 (Primary Standard Industrial Classification Code Number)	83-2704255 (I.R.S. Employer Identification Number)

6785 Bobcat Way
Suite 200
Dublin, Ohio 43016
(888) 513-9395
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William E. Saunders
Chief Executive Officer
CCF Holdings LLC
6785 Bobcat Way
Suite 200
Dublin, Ohio 43016
(888) 513-9395
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Owen
Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling security holders may offer these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2019

PRELIMINARY PROSPECTUS

CCF HOLDINGS LLC

$231,681,874 Aggregate Principal Amount of 10.750%
Senior PIK Notes due 2023

417,801 Class A Common Units

142,857 Class B Common Units

         This prospectus relates to the offer and resale by the selling security holders named in this prospectus of (i) $143.6 million aggregate principal amount of 10.750% Senior PIK Notes due 2023 (the "PIK Notes"), plus an additional $88.1 million of PIK Notes that are issuable as in-kind interest payments on the currently outstanding PIK Notes, (ii) 417,801 of our Class A common units of limited liability company interest ("Class A Common Units") and (iii) 142,857 of our Class B common units of limited liability company interest ("Class B Common Units").

         Our registration of the securities covered by this prospectus does not mean that the selling security holders will offer or sell any of the securities. The selling security holders may offer the PIK Notes at the current fixed price of 100% of the aggregate principal amount of such PIK Notes plus accrued and unpaid interest thereon, if any, and the Class A Common Units and Class B Common Units at the current fixed price of $0.87 per unit through public or private transactions or through other means described under "Plan of Distribution" until such shares are quoted on the OTCBB, OTCQX or OTCQB or listed on an exchange and thereafter at prevailing market prices or at privately negotiated prices. For information on the possible methods of sale that may be used by the selling security holders, you should refer to the section entitled "Plan of Distribution" beginning on page 164 of this prospectus.

         Interest on the PIK Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of a PIK Note or by issuing additional Notes in a principal amount equal to such interest ("PIK Interest"). PIK Interest is payable semiannually in arrears on June 15 and December 15 to the Holders of PIK Notes of record on the immediately preceding June 1 and December 1. Interest on the PIK Notes accrues from the most recent date to which interest has been paid. Interest on the PIK Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. See "Description of PIK Notes—Principal, Maturity and Interest."

         Subject to the conditions described under "Description of PIK Notes—Optional Redemption," on or, to the extent provided below, prior to and within 90 days after, the occurrence of the Bondholder NewCo Option Event (as defined under "Description of PIK Notes"), we may redeem all (but not all than less than all) of the outstanding Notes, at any time by delivery of Class A Common Units.

         In the event that we complete a public offering of Class A Common Units registered with the SEC (a "Class A Public Offering") in which (i) the gross cash proceeds of Class A Common Units sold by us equal or exceed $200 million and (ii) the product of the gross cash price per such Class A Common Unit in the Class A Public Offering and the number of Mandatory Redemption Date Class A Common Units Outstanding (as defined under "Description of PIK Notes") equals or exceeds the Mandatory Redemption Target Value (as defined under "Description of PIK Notes"), the PIK Notes shall be automatically redeemed on the Mandatory Redemption Date for Class A Common Units at the Settlement Rate (as defined under "Description of PIK Notes").

         If a Change of Control (as defined under "Description of PIK Notes") occurs, unless, prior to the time we are required to make a Change of Control Offer (as defined under "Description of PIK Notes"), we have previously mailed or concurrently mail a redemption notice with respect to all the outstanding PIK Notes as described under "Description of PIK Notes—Selection and Notice," we will make an offer to purchase all of the PIK Notes pursuant to the offer described below at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of holders of the PIK Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

         We are not offering for sale any of the securities covered by this prospectus. We will not receive any of the proceeds from the sale of these securities by the selling security holders, but we have agreed to pay expenses relating to registering the securities.

         We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

         We are an "emerging growth company" under the federal securities laws and will be subject to reduced reporting requirements. Investing in any of our PIK Notes, Class A Common Units or Class B Common Units involves a high degree of risk. Please see "Risk Factors" beginning on page 11 of this prospectus for a discussion of certain risks that you should consider in connection with an investment.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2019.

i

ABOUT THIS PROSPECTUS

        Unless the context indicates otherwise, references to "we," "our," "us," and the "Company" refer to CCF Holdings LLC, a Delaware limited liability company, and its consolidated subsidiaries or Community Choice Financial Inc. and its consolidated subsidiaries prior to the Restructuring (as described below), as applicable.

        Neither we nor the selling security holders have authorized anyone to provide you with information that is additional to, different from, or inconsistent with, that contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it as having been authorized by us or the selling security holders. Neither we nor the selling security holders take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. Neither we nor the selling security holders are making an offer of, or a solicitation of an offer to buy, such securities in any state, country or other jurisdiction where the offer or solicitation is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

EMERGING GROWTH COMPANY STATUS

        We are an "emerging growth company," as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and equity holder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, the trading market for our securities may be reduced, and the prices of our securities may be traded at lower prices and experience greater volatility.

        In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period, for as long as it is available.

        We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act and (b) in which we have total annual gross revenue of at least $1.07 billion, (2) the date on which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to "emerging growth company" have the meaning provided in the JOBS Act.

ii

SUMMARY

        This summary highlights information included elsewhere in this prospectus and does not contain all of the information you should consider in making an investment decision. You should read this entire prospectus carefully, including the sections entitled "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements," "Selected Consolidated Financial Data," "Unaudited Pro Forma Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and financial statements and the notes thereto included elsewhere in this prospectus before making an investment decision regarding our securities.

        For all historical periods described, we have reported our financial condition and results of operations and other financial data as of and for the periods shown herein. The historical financial information presented may not be indicative of our future operating results or financial condition as a standalone public company.

About Our Company

Our Company

        We are a provider of alternative financial services to unbanked and under-banked consumers. We were formed in 2018 and continued, without interruption, the operations of Community Choice Financial Inc. (which we refer to as our "Predecessor") after the Restructuring (as described below). We provide our customers a variety of financial products and services, including short-term and medium-term consumer loans, check cashing, prepaid debit cards, and other services that address the specific needs of our customers. Through our customer focused business model, we provide our customers with access to financial services through our retail locations and our websites. As of March 31, 2019, we operated 471 retail locations across 12 states and were licensed to deliver similar financial services over the internet in 29 states.

The 2018 Restructuring

        During the year ended December 31, 2017, our Predecessor experienced a net loss of $180.9 million, which when combined with a substantial amount of indebtedness caused our Predecessor to struggle with paying its debts as they came due. As a result, our Predecessor's independent registered public accounting firm included a paragraph in its audit opinion for the year ended December 31, 2017 casting doubt on our Predecessor's ability to continue as a going concern. During 2018, our Predecessor agreed with certain of its creditors to engage in a deleveraging transaction, which resulted in the Restructuring as described further below.

        On December 12, 2018, our Predecessor entered into an agreement (the "Restructuring Agreement"), with (a) CCF OpCo LLC, a Delaware limited liability company ("CCF OpCo"), (b) CCF Holdings LLC, a Delaware limited liability company (the "Company"), (c) CCF Intermediate Holdings LLC, a Delaware limited liability company ("CCF Intermediate"), (d) certain of Predecessor's direct and indirect subsidiaries, (e) certain noteholders under (i) the Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time, the "2019 Indenture"), by and among the Predecessor, the subsidiary guarantors party thereto, Computershare Trust Company, N.A. and Computershare Trust Company of Canada, together as indenture trustee (the "Indenture Trustee"), and Computershare Trust Company, N.A., as collateral agent (in such capacity, the "Collateral Agent") governing Predecessor's 10.75% senior secured notes due May 1, 2019 (the "2019 Notes"), (ii) the Indenture, dated as of July 6, 2012 (as amended, modified or supplemented from time to time, the "2020 Indenture", and together with the 2019 Indenture, the "Existing Indentures"), by and among Predecessor, the subsidiary guarantors party thereto, the Indenture Trustee and the Collateral Agent, governing Predecessor's 12.75% senior secured notes due May 1, 2020 (the "2020 Notes"), and (iii) the Indenture, dated as of September 6, 2018 (as amended, modified or supplemented from time to time, the "SPV Indenture"), by and among Community Choice Financial Issuer, LLC, a Delaware limited liability company ("CCF Issuer"), the guarantor party thereto, and Computershare Trust Company, N.A, as indenture trustee (in such capacity, the "SPV Trustee") and collateral agent (in such capacity, the "SPV Collateral Agent") governing CCF Issuer's 9.00% senior secured notes due September 6, 2020 (the "Secured Notes"), (f) certain investment funds associated with Diamond Castle Holdings and Golden Gate Capital (each, a "Sponsor," and collectively, the "Sponsors") and (g) CCF Issuer as revolving lender (the "Revolving Lender") under the Credit Agreement, dated as of September 6, 2018 (as amended, amended and restated, modified, supplemented, or otherwise restated from time to time, the "Revolving Credit Agreement"), by and among CCF OpCo, CCF Intermediate, the subsidiary guarantors party thereto, GLAS Trust Company LLC as administrative agent, and the Revolving Lender.

        Substantially concurrent with the execution and delivery of, and pursuant to, the Restructuring Agreement, on December 12, 2018 (the "Closing Date") our Predecessor consummated a number of transactions contemplated thereby (the "Restructuring"), which satisfied Predecessor's obligation to execute a Deleveraging Transaction (as defined in the Revolving Credit Agreement) as required under our Predecessor's credit facility with Victory Park Management, LLC (the "Victory Park Revolver") and the SPV Indenture.

        The Deleveraging Transaction was effected by way of an out-of-court strict foreclosure transaction, pursuant to which the Collateral Agent under the Existing Indentures, acting at the direction of certain beneficial holders holding more than 50% of the 2019 Notes and the beneficial holders of 100% of the 2020 Notes, exercised remedies whereby all right, title and interest in and to all of the assets of the Company that constitute collateral with respect to the Existing Indentures, including the issued and outstanding equity interests in certain of the Company's direct subsidiaries, were transferred to CCF OpCo. CCF OpCo is an indirect wholly owned subsidiary of the Company.

        As a result of the strict foreclosure, all obligations represented by the 2019 Notes and 2020 Notes were extinguished, and holders of the 2019 Notes and 2020 Notes received a pro rata share of $276.9 million of the newly-issued 10.750% Senior PIK Notes due 2023 (the "PIK Notes") and 850,000 Class A Common Units issued by the Company. Additionally, the holders of Secured Notes received their pro rata share of 150,000 Class B Common Units issued by the Company, and Predecessor's existing equity holders, including the Sponsors, are entitled to receive a pro rata share of up to 52,631.6 of the Company's Class C common units of limited liability company interest ("Class C Common Units"). Furthermore, we may in the future issue Class M common units of limited liability company interest ("Class M Common Units" and together with Class A Common Units, Class B Common Units and Class C Common Units, the "Common Units") pursuant to an equity incentive plan. In connection with the Restructuring, the SPV Indenture was amended and restated to, among other things, extend the maturity date of the Secured Notes from September 6, 2020 to June 15, 2023. See "Description of Other Indebtedness."

        The Class A Common Units and Class B Common Units (which Class B Common Units represented 15.0% of the aggregate number of the Company's issued and outstanding Common Units on December 12, 2018, subject to adjustment for any future issuances of common units (i) in consideration for the redemption of the PIK Notes ("Redemption Units"), or (ii) in connection with the issuance of any additional debt securities ("Additional Financing Units"), such that they continue to represent 15.0% of the issued and outstanding Common Units (including such Redemption Units and Additional Financing Units, but subject to dilution from any new management equity plan)) will entitle the holders thereof to voting rights (in each case, subject to the limitations in the governing documents of the Company). Following the Class C Distribution Trigger Time (as defined under "Description of Equity Securities"), Class C Common Units will be entitled to up to 5.0% of distributions from the Company. The Class C Common Units shall be subject to dilution from any new management equity plan and other common units and other equity interests of the Company that may be issued after the effective date of the Deleveraging Transaction. See "Description of Equity Securities."

        In addition, in connection with the Restructuring, CCFI Funding II LLC, a non-guarantor subsidiary of CCF OpCo, entered into an amendment to the Amended and Restated Loan and Security Agreement, dated as of April 25, 2017 (as amended, modified or supplemented from time to time, the "Ivy Credit Agreement") pursuant to which, among other things, our borrowings under the Ivy Credit Agreement were increased from $63,500 to $70,000.

Summary Risk Factors

        Investing in any of the PIK Notes, the Class A Common Units or the Class B Common Units involves a high degree of risk. Prospective investors are urged to carefully consider the matters discussed under "Risk Factors" prior to making an investment in our securities. Such risks include but are not limited to:

  •
  Our substantial indebtedness could adversely affect our ability to meet our debt or other contractual obligations, or to raise additional capital to fund our operations, and could also limit our ability to react to changes in the economy or our industry, and expose us to substantial increased expenses.

  •
  Despite our current level of indebtedness, we may still be able to incur substantial additional indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

  •
  The PIK Notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

  •
  The PIK Notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

  •
  Covenants in our debt agreements restrict our business in many ways and a default and acceleration under certain of those agreements could result in the lenders seizing all collateral granted to them as security for the loans.

  •
  Our reliance on specialty or other financing may be a risk if such financing sources become unavailable or their cost materially increases.

  •
  Changes in credit ratings issued by statistical rating organizations could adversely affect our costs of financing.

  •
  Repayment of our debt is dependent on cash flow generated by our subsidiaries.

  •
  A change in the control of the Company could require us to repay a portion of our outstanding indebtedness and we may be unable to do so.

  •
  We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under our indebtedness.

  •
  Qualified Noteholders and Former Qualified Noteholders, as applicable, will have significant approval rights and their interests may conflict with the interests of our other investors.

  •
  Prior to the Class B Conversion Event holders of Class A Common Units will have no voting rights.

  •
  We are not required to, and likely will not, satisfy our obligations under the PIK Notes with cash.

  •
  Holders of Class A Common Units will likely experience substantial dilution.

  •
  Our ability to issue equity securities to finance future operations is limited and subject to the rights of certain investors.

  •
  We do not expect that an active trading market will develop for our Common Units or PIK Notes.

  •
  Holders of PIK Notes will not be entitled to any rights with respect to our Class A Common Units, but they will be subject to all changes made with respect to them to the extent we issue Class A Common Units in redemption of the PIK Notes.

  •
  We are subject to regulation at both the state and federal levels that is susceptible to varying interpretations, and our failure to comply with applicable regulations could result in significant liability to us as well as significant additional costs to bring our business practices into compliance.

  •
  The CFPB has adopted rules applicable to our loans that could have a material adverse effect on our business and results of operations, on our ability to offer short-term consumer loans, on our ability to obtain ACH payment authorizations, and on our ability to remain in compliance with the Amended and Restated SPV Indenture. The original compliance date for those rules was August 19, 2019. The CFPB has delayed the compliance date until November 19, 2020, except that the CFPB has retained the original August 2019 compliance date for the portion of the rules governing the initiation of electronic debits of consumer accounts. If the CFPB Rule is not substantially modified before the applicable compliance dates, the continuance of our current business would be materially less profitable, impractical or impossible, and we would most likely be unable to meet our debt obligations. In addition, both the CFPB and state officials are authorized to bring enforcement actions against companies that violate federal consumer financial laws which could result in significant liability to us as well as significant additional costs to bring our business practice into compliance.

  •
  In addition to the CFPB Rule released in October of 2017, the Dodd-Frank Act authorizes the CFPB to conduct supervisory examinations and to adopt other rules that could potentially have a serious impact on our ability to offer short-term consumer loans. On June 25, 2019, the CFPB held a symposium on the meaning of "abusive acts or practices" under the Dodd-Frank Act. This indicates that the CFPB will likely devote some regulatory attention to this area of consumer law, which may have a material impact on our business. The Dodd-Frank Act also empowers the CFPB and state officials to bring enforcement actions against companies that violate federal consumer financial laws.

  •
  Changes in applicable laws and regulations, including adoption of new laws and regulations, and varying regulatory interpretations governing consumer protection, lending practices and other aspects of our business could have a significant adverse impact on our business, results of operations, financial condition or ability to meet our obligations, or make the continuance of our current business impractical, unprofitable or impossible.

  •
  Certain financial institutions have discontinued and other financial institutions may in the future discontinue or decline to provide financial services to us because of regulatory pressure.

  •
  Short-term consumer lending, including payday lending, is highly controversial and has been criticized as being predatory by certain advocacy groups, legislators, regulators, media organizations and other parties.

  •
  Customer complaints or negative public perception of our business could result in a decline in our customer growth and our business could suffer.

  •
  Some of our (and our competitors') lending practices in certain states have become or may become the subject of regulatory scrutiny and/or litigation. An unfavorable outcome in ongoing or future litigation or regulatory proceedings could force us to discontinue these business practices and/or make monetary payments. This could have a material adverse effect on our business, financial condition and results of operations.

Implications of Being an Emerging Growth Company

        We qualify as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. For as long as we are an emerging growth company, among other things:

  •
  we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

  •
  we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

  •
  we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

        We may take advantage of these provisions until December 31, 2024 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, have more than $700 million in market value of common equity held by non-affiliates, or issue more than $1 billion of non-convertible debt securities over a three-year period. We have elected to take advantage of the extension of time to comply with new or revised financial accounting standards under Section 102(b) of the JOBS Act.

Corporate Information

        Our principal executive offices are located at 6785 Bobcat Way, Suite 200, Dublin, Ohio 43016, and our telephone number is 888-513-9395. Our website is https://www.ccfi.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

THE OFFERING

Issuer	CCF Holdings, LLC, a Delaware limited liability company
10.750% Senior PIK Notes due 2023 offered by the selling security holders

$143.6 million aggregate principal amount of 10.750% Senior PIK Notes due 2023 (the "PIK Notes") plus an additional $88.1 million of PIK Notes issuable as in-kind interest payments. See "Description of PIK Notes" for more information.

Class A Common Units offered by the selling security holders	417,801 Class A common units of limited liability company interest ("Class A Common Units"). See "Description of Equity Securities" for more information.
Class B Common Units offered by the selling security holders	142,857 Class B common units of limited liability company interest ("Class B Common Units"). See "Description of Equity Securities" for more information.
Use of Proceeds	We will not receive any proceeds from the offer and sale of our securities by the selling security holders identified herein.
Risk Factors

Investing in our securities involves risk. You should carefully read and consider the information set forth under the heading "Risk Factors" and all other information in this prospectus before making a decision to invest in our securities.

Absence of a Public Market

The securities covered by this prospectus will be freely transferable, but will also be new securities for which there will not be a market. We do not expect an active trading market for the securities to develop. We currently do not intend to apply for a listing of the PIK Notes, the Class A Common Units or the Class B Common Units on any securities exchange or automated dealer quotation system.

 Terms of the PIK Notes

        The following summary contains basic information about the PIK Notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the PIK Notes, please refer to the section entitled "Description of PIK Notes" in this prospectus.

PIK Notes Offered	$143.6 million aggregate principal amount of 10.750% Senior PIK Notes due 2023 (the "PIK Notes") plus an additional $88.1 million of PIK Notes issuable as in-kind interest payments. See "Description of PIK Notes" for more information.
Maturity	December 15, 2023
Interest

Interest on the PIK Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of a PIK Note or by issuing additional Notes in a principal amount equal to such interest ("PIK Interest"). PIK Interest is payable semiannually in arrears on June 15 and December 15 to the Holders of PIK Notes of record on the immediately preceding June 1 and December 1. Interest on the PIK Notes accrues from the most recent date to which interest has been paid. Interest on the PIK Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. See "Description of PIK Notes—Principal, Maturity and Interest."

Ranking

The PIK Notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the PIK Notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including all amounts outstanding under our revolving credit facility and our Secured Notes) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries, including our subsidiaries' obligations, whether as borrower or guarantor, under the Ivy Credit Agreement, our revolving credit facility, the Secured Notes and trade payables. See "Description of PIK Notes—Ranking."

Optional Redemption

Subject to the conditions described under "Description of PIK Notes—Optional Redemption," on or, to the extent provided below, prior to and within 90 days after, the occurrence of the Bondholder NewCo Option Event (as defined under "Description of PIK Notes"), we may redeem all (but not all than less than all) of the outstanding Notes, at any time by delivery of Class A Common Units.

Mandatory Redemption upon a Class A Public Offering

In the event that we complete a public offering of Class A Common Units registered with the SEC (a "Class A Public Offering") in which (i) the gross cash proceeds of Class A Common Units sold by us equal or exceed $200 million and (ii) the product of the gross cash price per such Class A Common Unit in the Class A Public Offering and the number of Mandatory Redemption Date Class A Common Units Outstanding (as defined under "Description of PIK Notes") equals or exceeds the Mandatory Redemption Target Value (as defined under "Description of PIK Notes"), the PIK Notes shall be automatically redeemed on the Mandatory Redemption Date for Class A Common Units at the Settlement Rate (as defined under "Description of PIK Notes").

Repurchase at the Option of Holders upon a Change of Control

If a Change of Control (as defined under "Description of PIK Notes") occurs, unless, prior to the time we are required to make a Change of Control Offer (as defined under "Description of PIK Notes"), we have previously mailed or concurrently mail a redemption notice with respect to all the outstanding PIK Notes as described under "Description of PIK Notes—Selection and Notice," we will make an offer to purchase all of the PIK Notes pursuant to the offer described below at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of holders of the PIK Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

Certain Covenants

The indenture governing the PIK Notes contains certain covenants, including a limitation of restricted payments and a limitation on incurrence of indebtedness and issuance of disqualified and preferred stock. See "Description of PIK Notes—Certain Covenants."

SELECTED CONSOLIDATED FINANCIAL DATA

        The following table sets forth selected audited historical consolidated financial data as of and for the years ended December 31, 2015, 2016, 2017, and 2018, and for the three months ended March 31, 2018 and 2019.

        The selected historical consolidated financial data as of December 31, 2017, 2018, and March 31, 2018 and 2019 and for each of the years ended December 31, 2016, 2017, and 2018, and for the three months ended March 31, 2018 and 2019, have been derived from, and should be read together with, the historical consolidated financial statements and the accompanying notes included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2015 and 2016, and for the year ended December 31, 2015, have been derived from Predecessor's audited historical consolidated financial statements not included in this prospectus.

        The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future period. The selected historical financial data should be read together with the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" (including the discussion therein of critical accounting policies and recent acquisitions) and Predecessor's consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

	Year Ended December 31,				Three Months Ended March 31,
(in thousands)	2015	2016	2017	2018	2018	2019
Total revenues	$527,379	$402,329	$364,067	$346,238	$87,651	$86,496
Operating Expenses
Salaries	80,629	70,024	70,539	68,972	17,132	16,846
Provision for loan losses	191,009	115,962	136,201	100,211	22,635	21,286
Occupancy	31,104	27,590	27,197	25,996	6,343	6,222
Advertising and marketing	21,533	6,831	7,262	4,738	1,011	777
Lease termination	3,666	1,733	1,857	754	97	—
Depreciation and amortization	10,268	10,116	9,461	8,029	2,223	8,205
Other operating expenses	57,947	51,597	51,738	42,718	11,025	9,824

Total operating expenses	396,156	283,853	304,255	251,418	60,466	63,160

Income from Operations	131,223	118,476	59,812	94,820	27,185	23,336

Corporate and other expenses
Corporate expenses	89,584	85,673	81,560	68,006	17,452	16,584
Transaction expenses	—	—	—	6,941	—	—
Lease termination	—	—	1,226	—	—	—
Depreciation and amortization	5,408	4,987	4,929	5,185	1,093	1,481
Interest expense, net	58,982	44,470	48,245	53,174	12,178	11,386
Loss on sale of subsidiaries	—	4,106	—	—	—	—
(Gain) loss on debt extinguishment	(47,976)	(65,117)	—	10,832	—	—
Market value of stock repurchase obligation	(1,000)	—	—	—	—	—
Goodwill impairment	68,017	28,949	113,753	—	—	—
Income tax expense (benefit)	27,259	16,192	(9,621)	41	—	13

Total corporate and other expenses	200,274	119,260	240,092	144,179	30,723	29,464

Net loss before advisory fee	(69,051)	(784)	(180,280)	(49,359)	(3,538)	(6,128)
Sponsor advisory fee	961	761	615	300	150	—

Net loss	$(70,012)	$(1,545)	$(180,895)	$(49,659)	$(3,688)	$(6,128)

	Year Ended December 31,				Three Months Ended March 31,
(in thousands)	2015	2016	2017	2018	2018	2019
Balance Sheet Data:
Cash and cash equivalents	$98,941	$106,333	$66,627	$53,208	$85,274	$70,928
Total finance receivables, net	128,501	93,819	94,339	84,364	71,912	72,123
Total assets	459,544	378,363	212,406	237,222	204,016	267,566
Total liabilities	483,566	402,687	417,574	228,081	412,864	279,198
Total members' equity (stockholders' deficit)	(24,022)	(24,324)	(205,168)	9,141	(208,848)	(11,632)
Capital Expenditures:
Purchases of leasehold improvements and equipment, net	$19,981	$9,080	$8,861	$5,977	$1,274	$1,298

RISK FACTORS

        Investing in our securities involves risks. You should consider carefully the following risks, together with all the other information in this prospectus, including the financial statements and notes thereto, before you invest in our Securities. If any of the following risks actually materializes, our operating results, financial condition and liquidity could be materially adversely affected. As a result, the trading price of our Securities could decline and you could lose all or part of your investment.

Risks Relating to our Capital Structure

Our substantial indebtedness could adversely affect our ability to meet our debt or other contractual obligations, or to raise additional capital to fund our operations, and could also limit our ability to react to changes in the economy or our industry, and expose us to substantial increased expenses.

        We have a significant amount of indebtedness. As of March 31, 2019, our outstanding aggregate principal amount of indebtedness was $388.7 million, including amounts outstanding under the PIK Notes, the Secured Notes and borrowings under the Ivy Credit Agreement. For more information about our outstanding indebtedness, see Note 6 to the accompanying audited financial statements.

        Our substantial indebtedness could have important consequences, including the following:

  •
  make it more difficult or impossible for us to satisfy our debt or contractual obligations with respect to our senior notes, including our ability to make interest and principal payments, our other indebtedness, and our other financial obligations;

  •
  subject holders of our debt to the risk of loss of a substantial portion of their investment and subject us to substantial expenses or potential loss of licenses in the event the trustees of our senior notes or other creditors force an involuntary bankruptcy proceeding or other proceedings, if we commence a voluntary bankruptcy proceedings, or if we are unable to pay our interest or principal payment obligations;

  •
  require us to choose between using our cash flow for operations, and growth or paying the interest and/or principal on our indebtedness.

  •
  certain vendors and service providers may require that we prepay, prefund or provide them with deposits or security for payments earlier than current payment obligations, which would further hamper our cash flow;

  •
  banks, on which we rely for depository and treasury management and payment processing services, may discontinue their relationship with us;

  •
  make it more difficult or impossible for us to satisfy capital or net worth requirements or obtain financial bonds required by various state statutes or regulations as part of their licensing regimes, which would place out lending licenses in jeopardy;

  •
  insurance companies that provide bonds, which are conditions to our state lending licenses, and insure various risks, including our managers and officers insurance, our employment practices liability insurance or our network security and privacy insurance, may be unwilling to renew or extend existing policies or write new policies;

  •
  increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to restructure or refinance our indebtedness, including our senior notes, or to obtain additional debt or equity financing for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate and other purposes; and

  •
  as experienced by our Predecessor, increase our vulnerability to, and limit our flexibility in, planning for, or reacting to, changes in our business, the regulatory environment and the industry in which we operate.

Our Predecessor reported net losses in prior periods, and there can be no assurance that we will generate income in the future, or that we will be able to successfully achieve or maintain our growth strategy.

        Our Predecessor reported net losses of $180.9 million and $1.5 million for the years ended December 31, 2017 and 2016, respectively. In addition, our Predecessor's independent registered public accounting firm included a paragraph in its audit opinion for the year ended December 31, 2017 casting doubt on our Predecessor's ability to continue as a going concern. Our Predecessor engaged in the Restructuring because it was unable to pay its debts as they came due as a result of its high debt burden. The likelihood that we will generate sufficient cash flows in the future to be able to continue as a going concern must be considered in light of our total indebtedness, the difficulties facing our industry as a whole, economic conditions and the competitive environment in which we operate, and we can provide no assurances that we will generate positive net income in the future. Our operating results for future periods are subject to numerous uncertainties and we may not achieve sufficient revenues to sustain or increase profitability. Furthermore, if we are unable to generate sufficient cash flows, we may be required to engage in additional restructurings or file for bankruptcy protection in the future in order to continue as a going concern.

Despite our current level of indebtedness, we may still be able to incur substantial additional indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Interest on the PIK Notes is payable in kind, which will increase the aggregate principal amount of outstanding PIK Notes on each interest payment date. In addition, the terms of the indentures governing our senior notes and the agreement governing our revolving credit facility limit, but do not prohibit, us or our subsidiaries from incurring additional indebtedness. If we incur any additional indebtedness, the holders of that indebtedness may be entitled to share ratably with our other secured and unsecured creditors in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our business prior to any recovery by our equity holders. This may have the effect of reducing the amount of proceeds paid in such an event. If new indebtedness, including under our revolving credit facility, is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify, especially with respect to the demands on our liquidity as a result of increased interest commitments.

The PIK Notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

        The PIK Notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the PIK Notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including all amounts outstanding under our revolving credit facility and our Secured Notes) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries, including our subsidiaries' obligations, whether as borrower or guarantor, under our revolving credit facility, the Secured Notes and trade payables. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the PIK Notes (including all amounts outstanding under our revolving credit facility and the Secured Notes) will be available to pay obligations on the PIK Notes only after the secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the PIK Notes only after all claims senior to the PIK Notes have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the PIK Notes then outstanding. The indenture governing the PIK Notes will not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

        As of March 31, 2019, our total consolidated principal amount of indebtedness outstanding was $388.7 million, of which an aggregate of $276.9 million was senior indebtedness and an aggregate of $111.8 million was secured indebtedness. For more information about our outstanding indebtedness, see Note 6 to the accompanying audited financial statements. As of March 31, 2019, our subsidiaries had $203.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the PIK Notes are structurally subordinated. As of March 31, 2019, our revolving credit facility was fully drawn.

The PIK Notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

        The PIK Notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. We are a holding company, and almost all of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the PIK Notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the PIK Notes or to make any funds available for that purpose. Dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. In addition, our rights and the rights of our creditors, including the holders of the PIK Notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, unless we are an unsubordinated creditor with recognized claims against the subsidiary. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and short-term borrowings.

To service our indebtedness, we will require a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

        Our ability to make scheduled cash payments on and to refinance or restructure our indebtedness, including our revolving credit facility and Secured Notes, and to fund future capital expenditures will depend on our ability to generate significant operating cash flow in the future, which, to a significant extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to maintain a sufficient level of cash flow from operating activities to permit us to pay the principal, premium, if any, and interest on our Secured Notes and our other indebtedness. Further, a lack of sufficient cash flow will require us to pay interest on the PIK Notes with payments in kind of additional PIK Notes, which will further increase our amount of outstanding indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or seek to restructure or refinance our indebtedness, including our Secured Notes. We may not be able to restructure or refinance our indebtedness prior to maturity on favorable terms, or at all. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest or other debt capital expense. Restructuring or refinancing our indebtedness could also require us to accept more onerous covenants and restrictions on our business operations. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to sell material assets or operations in an attempt to meet our debt service and other obligations. The agreement governing our revolving credit facility restricts our ability to conduct asset sales and/or use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices and on terms that we believe are fair, or at all, and any proceeds that we receive may not be adequate to meet any debt service obligations then due.

Covenants in our debt agreements restrict our business in many ways and a default and acceleration under those agreements which are secured could result in the lenders seizing all collateral granted to them as security for the loans.

        Our debt agreements contain various covenants that, subject to certain exceptions, including customary baskets, generally limit our ability and our subsidiaries' ability to, among other things:

  •
  incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;

  •
  issue redeemable stock and preferred stock;

  •
  pay dividends or distributions or redeem or repurchase capital stock;

  •
  prepay, redeem or repurchase debt;

  •
  make loans and investments;

  •
  enter into agreements that restrict distributions from our subsidiaries;

  •
  sell assets and capital stock of our subsidiaries;

  •
  engage in certain transactions with affiliates; and

  •
  consolidate or merge with or into, or sell substantially all of our assets to, another person.

        Upon the occurrence of an event of default under our revolving credit facility or our senior notes, the lenders or the holders of our senior notes, as the case may be, could elect to declare all amounts outstanding under the applicable indebtedness to be immediately due and payable and the lenders could terminate all commitments to extend further credit under our revolving credit facility. If we were unable to repay those amounts, the lenders under our revolving credit facility and holders of our Secured Notes could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our assets as collateral under the revolving credit facility and as security for our Secured Notes. If we default on our interest payments, or if we are unable to repay, restructure or refinance any amounts outstanding under the revolving credit facility, the lenders may proceed against the collateral, which includes the defaulted and delinquent accounts of our customers. The collection of defaulted and delinquent accounts from our customers is an important source of cash flow to our business. Any interruption to our normal collection activities, such as would occur if a creditor proceeded against their security interest in those accounts, would likely result in a deterioration of cash flow, loss of liquidity and an inability to meet current and longer term obligations. In addition, if the lenders under our revolving credit facility accelerate the repayment of borrowings or the holders of our Secured Notes accelerate repayment of our Secured Notes, we expect we will not have sufficient assets to repay the amounts outstanding under our other indebtedness, including the PIK Notes. The obligations under our revolving credit facility are secured on a higher priority than obligations under our Secured Notes. That means that, in the case of a foreclosure of our assets, our obligations to the lenders under our revolving credit facility will be satisfied prior to our obligations under our senior notes and the value of the collateral may be insufficient to satisfy all of such obligations. Moreover, as of March 31, 2019, $70.0 million of indebtedness outstanding under the Ivy Credit Agreement has been secured by subsidiaries that do not guarantee our Secured Notes or our revolving credit facility. These obligations are therefore structurally senior to our senior notes and revolving credit facility, as it relates to the non-guarantor subsidiary collateral and payment obligations.

The Company's reliance on specialty or other financing may be a risk if such financing sources become unavailable or their cost materially increases.

        We rely on specialty financing obtained by our unrestricted subsidiaries to provide liquidity for our short term and medium term loans. However, we cannot guarantee that this financing will continue to be available, or continue to be available on reasonable terms. If such specialty financing sources became unwilling or unable to provide financing to us at prices acceptable to us we would need to secure, but may not be successful in securing, additional financing, which would require that we substantially reduce or stop loan originations. As the volume of loans that we make to customers increases, we may require the expansion of our borrowing capacity or the addition of new sources of capital. The availability of these financing sources depends on many factors, some of which are outside of our control.

        The subsidiaries that enter into these financing arrangements may also experience the occurrence of events of default or breaches of financial or performance covenants under the Ivy Credit Agreement, which would result in a material adverse event that could result in a cross-default in our revolving credit facility. Any such occurrence or breach could result in the applicable lender proceeding against the collateral, the reduction or termination of our access to institutional funding or increase our cost of funding. Increases in the cost of capital or the loss of debt financing could have a material adverse effect on our business, prospects, results of operations, financial condition or cash flows.

        In the future, we may seek to access the debt capital markets to obtain capital to finance growth or refinance existing indebtedness. However, our future access to the debt capital markets could be restricted due to a variety of factors, including our financial condition and any further deterioration of our earnings, cash flows, balance sheet quality, or overall business or industry prospects, adverse regulatory changes, a disruption to or deterioration in the state of the capital markets or a negative bias toward our industry by market participants. Disruptions and volatility in the capital markets could also cause credit providers to restrict availability of new credit. Our ability to obtain additional financing in the future will depend in part upon prevailing capital market conditions, and a potential disruption in the capital markets may adversely affect our efforts to arrange additional financing on terms that are satisfactory to us, if at all. If adequate funds are not available, or are not available on acceptable terms, we may not have sufficient liquidity to fund our operations, refinance existing indebtedness, make future investments, take advantage of acquisitions or other opportunities, or respond to competitive challenges and this, in turn, could adversely affect our ability to advance our strategic plans. Additionally, if the capital and credit markets experience volatility, and the availability of funds is limited, third parties with whom we do business may incur increased costs or business disruption and this could adversely affect our business relationships with such third parties, which could have a material adverse effect on our business, prospects, results of operations, financial condition or cash flows.

Changes in credit ratings issued by statistical rating organizations could adversely affect our costs of financing.

        Credit rating agencies rate our indebtedness based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating, or placing us on a watch list for possible future downgrading.

Downgrading the credit rating of our indebtedness or placing us on a watch list for possible future downgrading could limit our ability to access the capital markets to meet liquidity needs and refinance maturing liabilities or increase the interest rates and our cost of financing.

Repayment of our debt is dependent on cash flow generated by our subsidiaries.

        We are a holding company and our only material assets are the equity interests we hold in our subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations and such dividends may be restricted by law or the instruments governing our indebtedness or other agreements of our subsidiaries. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness and other obligations. In addition, our subsidiaries are separate and distinct legal entities, and any payments on dividends, distributions, loans or advances to us by our subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to us by our subsidiaries will be contingent upon our subsidiaries' earnings. Additionally, we may be limited in our ability to cause any future joint ventures to distribute their earnings to us. Subject to certain qualifications, our subsidiaries are permitted under the terms of their indebtedness to incur additional indebtedness that may restrict payments from those subsidiaries to us. We can make no assurances that agreements governing the current and future indebtedness of our subsidiaries will permit those subsidiaries to provide us with sufficient cash to fund payments of principal, and interest on our outstanding debt obligation, when due. If we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness or other obligations.

        In addition, the equity interests of other equity holders in any non-wholly-owned subsidiary, such as a joint venture, in any dividend or other distribution made by such entity would need to be satisfied on a proportionate basis with us. These non-wholly-owned subsidiaries may also be subject to restrictions, in their financing or other agreements, on their ability to distribute cash to us or a subsidiary guarantor, and, as a result, we may not be able to access their cash flow to service our debt and other obligations.

A change in the control of the Company could require us to repay certain of our outstanding indebtedness and we may be unable to do so.

        Upon the occurrence of a "change of control," as defined in the indenture governing the PIK Notes, subject to certain conditions, we may be required to repurchase the PIK Notes at a price equal to 100% of their principal amount thereof, together with any accrued and unpaid interest. The source of funds for that repurchase will be our available cash or cash generated from operations or other potential sources, including borrowings, sales of assets or sales of equity. We may not have sufficient funds from such sources at the time of any change of control to make the required repurchases of PIK Notes tendered. Our failure to purchase, or to give notice of purchase of, the notes would be a default under the indenture governing the PIK Notes. In addition, a change of control would constitute an event of default under our revolving credit facility and the Secured Notes. Any of our future debt agreements may contain similar provisions.

        If a change of control occurs, we may not have enough assets to satisfy all obligations arising under our debt instruments as a result thereof. Upon the occurrence of a change of control, we could seek to refinance such indebtedness or obtain a waiver from the applicable creditors. We can make no assurances, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under indebtedness.

        Legal uncertainty regarding what constitutes a change of control and the provisions of agreements governing our indebtedness may allow us to enter into transactions, such as acquisitions, refinancings or recapitalizations, which would not constitute a "change of control," as defined in such agreements, but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under our indebtedness.

Qualified Noteholders and Former Qualified Noteholders, as applicable, will have significant approval rights and their interests may conflict with the interests of our other investors.

        Subject to certain exceptions, Qualified Noteholders and Former Qualified Noteholders (each as defined under "Description of Equity Securities") have approval rights over certain significant actions by the Company, including the following:

  •
  the issuance, purchase, exchange, redemption, repurchase of or determination whether to exercise repurchase rights in respect of any units of the Company or equity securities of any of our subsidiaries;

  •
  the adoption of any management incentive plan;

  •
  the entering into an agreement to effect a public offering of our securities;

  •
  the incurrence of debt by us or any of our subsidiaries other than trade payables or other debt incurred in the ordinary course of business or other debt permitted to be incurred by each of the senior notes and our revolving credit facility;

  •
  the refinancing of our senior notes or our revolving credit facility;

  •
  the giving by us or our subsidiaries of any guaranties or indemnities in connection with debt or other obligations;

  •
  any amendment to our limited liability company agreement or certificate of formation;

  •
  the entry into certain change of control transactions and acquisitions by the Company;

  •
  any redemption, repurchase or other form of satisfaction of the PIK Notes; and

  •
  a change in the principal place of business of the Company to a place outside of the United States.

        Allianz Global Investors U.S. LLC (the "Allianz Noteholder") has an approval right in its sole discretion over any refinancing of our revolving credit facility or the Ivy Credit Agreement. For more information about the rights of the Allianz Noteholder, see "Description of Equity Securities—Effect of Certain Debt Refinancings."

        Even if our board of managers believes that taking a certain action is in the best interests of our security holders, we can provide no assurances that the Qualified Noteholders, the Former Qualified Noteholders or the Allianz Noteholder, as applicable, will consent to the taking of such action. In addition, the Qualified Noteholders and Former Qualified Noteholders have the ability to elect two of the five managers on our board of managers who initially are Eugene Schutt and Jennifer Adams Baldock both of whom served on the board of our Predecessor. To the extent the Allianz Noteholder nominates new managers to replace Mr. Schutt and Ms. Adams Baldock, it could disrupt the continuity of our board and may cause our board to change the course of its strategy for our Company. These provisions could make it difficult for holders of our Common Units to effect changes to our management and may prevent a change of control that is in the best interests of our unitholders. Furthermore, the entities that are Qualified Noteholders or may become Former Qualified

Noteholders, including the Allianz Noteholder, are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. The Qualified Noteholders or Former Qualified Noteholders may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. In addition, given the significant approval rights, certain parties with rights under our limited liability company act agreement may claim that certain actions were not approved appropriately, which could lead third parties to question the validity of actions taken by our board or management team.

Prior to the Class B Conversion Event holders of Class A Common Units will have no voting rights.

        Prior to the Class B Conversion Event (as defined under "Description of Equity Securities"), holders of Class A Common Units will have no voting rights. During this time, holders of Class A Common Units will only have the right to vote on amendments to our limited liability agreement that would have certain negative consequences to them and such holders will have no right to vote in the election of managers. Holders of Class A Common Units will therefore have effectively no ability to control the management and governance of the Company.

We are not required to, and likely will not, satisfy our obligations under the PIK Notes in cash.

        Interest on the PIK Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of a PIK Note or by issuing additional PIK Notes in a principal amount equal to such interest. In addition, we currently expect to satisfy our obligations under the PIK Notes through the issuance additional Class A Common Units either at or prior to maturity pursuant to the optional redemption feature pursuant to the indenture governing the PIK Notes. See "Description of Notes—Optional Redemption." As a result, holders of the PIK Notes will not receive any principal or interest payments in cash and will be subject to the risks of holding Class A Common Units described herein.

Holders of Class A Common Units will likely experience substantial dilution.

        Holders of Class A Common Units will be diluted upon the issuance of additional Class A Common Units, either in connection with an additional capital raise or in connection with the redemption of the PIK Notes. We have the ability to redeem the PIK Notes through the issuance of additional Class A Common Units either at or prior to maturity pursuant to the optional redemption feature pursuant to the indenture governing the PIK Notes. See "Description of PIK Notes—Optional Redemption." We currently expect to satisfy our obligations under the PIK Notes through such a redemption. Holders of Class A Common Units will experience immediate and substantial dilution upon the issuance of additional Class A Common Units in connection with the redemption of the PIK Notes.

Our ability to issue equity securities to finance future operations is limited and subject to the rights of certain investors.

        As described above, Qualified Noteholders and Former Qualified Noteholders generally must approve issuances of additional units or other equity securities. In addition, under certain circumstances, if we issue additional units, holders of Class B Common Units, Class C Common Units and Class M Common Units have the right to receive additional units of the applicable class such that each existing holder's percentage interest in the Company does not change as a result of the issuance of new units. Furthermore, each holder of at least 3% of the aggregate amount of the Class A Common Units and Class B Common Units that is an "accredited investor" (as defined under the Securities Act) shall have the right to purchase a number of units or other securities proposed to be issued by us equal to such holder's overall percentage interest in the Company, or such lesser number, of the total number of new securities that the Company may propose to issue and sell. These provisions may prevent or discourage us from issuing additional equity, which could have a material adverse effect on our ability to finance our operations going forward.

We do not expect an active trading market will develop for our Common Units or PIK Notes.

        There is no trading market for the Common Units or PIK Notes, and we do not intend to apply to list any class of our Common Units or the PIK Notes on any securities exchange or arrange for a quotation on any automated dealer quotation system. We do not expect an active trading market for our Common Units or New PIK notes will develop or be sustained. Accordingly, there can be no assurance as to the liquidity of any markets that may develop, the ability of the holders of our securities to sell such securities or the prices at which holders may be able to sell their securities. The trading market in our securities may also be adversely affected by changes in the overall market for securities similar to ours and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. Holders of our Common Units or PIK Notes may not be able, at any particular time, sell either the Common Units or PIK Notes at all or at a favorable price. The fixed price of the PIK Notes set forth on the cover page of this prospectus is based on their par value and the fixed price of the Class A Units and the Class B Units set forth on the cover page of this prospectus is based on their fair value calculated as of December 31, 2018. We can provide no assurances that the PIK Notes, the Class A Units or the Class B Units will trade at these prices if and when a market develops.

Holders of PIK Notes will not be entitled to any rights with respect to our Class A Common Units, but they will be subject to all changes made with respect to them to the extent we issue Class A Common Units in redemption of the PIK Notes.

        Holders of PIK Notes will not be entitled to any rights with respect to our Common Units (including, without limitation, voting rights and rights to receive any distributions) prior to the redemption date relating to such PIK Notes (if we have elected to redeem the PIK Notes by delivering solely Class A Common Units (other than paying cash in lieu of delivering any fractional unit), but holders of PIK Notes will be subject to all changes affecting our Class A Common Units. For example, if an amendment is proposed to our limited liability company agreement requiring approval of holders of Common Units and the record date for determining the unitholders of record entitled to vote on the amendment occurs prior to the redemption date related to the redemption of PIK Notes (if we have elected to redeem the PIK Notes by delivering solely Class A Common Units (other than paying cash in lieu of delivering any fractional unit), such holders will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Class A Common Units.

Risks Related to Our Business

We are subject to regulation at both the state and federal levels that is susceptible to varying interpretations, and our failure to comply with applicable regulations could result in significant liability to us as well as significant additional costs to bring our business practices into compliance.

        Our business and products are subject to extensive regulation by state, federal and local governments that may impose significant costs or limitations on the way we conduct or expand our business. In general, these regulations are intended to protect consumers and not our equity holders, bondholders, or lenders. These regulations include those relating to:

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  usury, interest rates and fees;

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  deferred presentment/small denomination lending, including terms of loans (such as maximum rates, fees and amounts and minimum durations); limitations on renewals and extensions; and disclosures;

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  electronic funds transfers;

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  licensing and posting of fees;

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  lending practices, such as Truth-in-Lending and fair lending;

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  unfair, deceptive and abusive acts and practices in consumer transactions;

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  check cashing;

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  money transmission;

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  currency and suspicious activity recording and reporting;

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  privacy of personal consumer information; and

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  prompt remittance of excess proceeds for the sale of repossessed automobiles in certain states in which we operate as a secured lender.

        Most state laws that specifically regulate our products and services establish allowable fees, interest rates and other financial terms. In addition, many states regulate the maximum amount, maturity, frequency and renewal or extension terms of the loans we provide, as well as the number of simultaneous or consecutive loans. The terms of our products and services vary from state to state in order to comply with the specific laws and regulations of those states.

        Our business is also regulated at the federal level. Our lending, like our other activities, is subject to routine oversight by the Federal Trade Commission, or FTC, and is subject to supervision by the Consumer Financial Protection Bureau (the "CFPB" or "Bureau").

        In addition, our lending and ancillary activities are subject to disclosure and non-discrimination requirements, including under the federal Truth-in-Lending Act, Regulation Z adopted under that act and the Equal Credit Opportunity Act, Regulation B adopted under that act, as well as Fair Credit Reporting Act, or the FCRA, as amended by the Fair and Accurate Credit Transactions Act, and similar state laws, which promote the accuracy, fairness and privacy of information in the files of consumer reporting agencies, the Telephone Consumer Protections Act, or the TCPA, and the requirements governing electronic payments and transactions, including the Electronic Funds Transfer Act, Regulation E adopted under that act, and the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures and, with consumer consent, permits required disclosures to be provided electronically. In 2007, the U.S. Congress effectively prohibited lenders from making certain short-term consumer loans to members of the U.S. military, active-duty reservists and National Guard, and their respective dependents. We are also subject to the Servicemembers Civil Relief Act and similar state laws, which allow military members and certain dependents to suspend or postpone certain civil obligations, as well as limit applicable rates, so that the military member can devote his or her full attention to military duties. Our operations are also subject to the rules and oversight of the Internal Revenue Service and U.S. Treasury related to the Bank Secrecy Act and other anti-money laundering laws and regulations, as well as the privacy and data security regulations under the Gramm-Leach-Bliley Act.

        The Fair Debt Collection Practices Act or FDCPA regulates third-parties who regularly collect or attempt to collect, directly or indirectly, consumer debts owed or asserted to be owed to another person. Although the FDCPA is generally inapplicable to our internal collection activities, the CFPB may impose requirements on creditors that are similar to those imposed on debt collectors under the FDCPA and many states impose similar requirements on creditors some of which, such as the Rosenthal Fair Debt Collection Practices Act in California, may be more stringent than the current federal requirements. In July of 2015, the CFPB released a summary of Proposal it is considering to reform debt collection practices. The CFPB convened a Small Business Regulatory Enforcement Act or

SBREFA Consultation processes for both debt collectors and creditors and others engaged in collection activity who may not be debt collectors under the FDCPA. As a result of the SBREFA process for debt collectors a further set of proposals was issued in July 2016 but on July 17, 2017, the CFPB issued guidance regarding the timeline for further debt collection rulemaking. The guidance stated that further rulemaking would occur later in 2017. On May 7, 2019, the CFPB released its proposed rules on debt collection. The proposed rules govern the activities of debt collectors, as defined in the FDCPA. In addition, regulations governing debt collection are subject to changing interpretations that differ from jurisdiction-to-jurisdiction. We undertake collection activity relative to debts that consumers owe to us and we use third party collections agencies to collect on debts incurred by consumers of our credit products. Additional regulatory changes or judicial interpretations could make it more difficult for us and for collections agencies to effectively collect on the loans we originate.

        Statutes authorizing consumer loans and similar products and services, such as those we offer, typically provide the state agencies that regulate banks and financial institutions or similar state agencies with significant regulatory powers to administer and enforce the law. In most jurisdictions, we are required to apply for a license, meet certain net worth or capital requirements, file periodic written reports regarding business operations, and undergo comprehensive examinations or audits from time to time to assess our compliance with applicable laws and regulations.

        State attorneys general and financial services regulators scrutinize our products and services and could take actions that may require us to modify, suspend, or cease operations in their respective states. In the aftermath of the 2018 presidential election and changes brought about by the new presidential administration, various state attorneys general and financial services regulators have become more aggressive in their interpretation of statutes and regulations and in prosecution or enforcement of infractions. We regularly receive, as part of comprehensive state examinations or audits or otherwise, comments from state attorneys general and financial services regulators about our business operations and compliance with state laws and regulations. These comments sometimes allege violations of, or deficiencies in complying with, applicable laws and regulations. While we have resolved most such allegations promptly and without penalty, we have been required to pay penalties in certain jurisdictions in the past. We operate in a large number of jurisdictions with varying requirements and we cannot anticipate how state attorneys general and financial services regulators will scrutinize our products and services or the products and services of our industry in the future. If we fail to resolve future allegations satisfactorily, there is a risk that we could be subject to significant penalties, including material fines, orders to make substantial refunds to customers, or that we may lose our licenses to operate in certain jurisdictions.

        Regulatory authorities and courts have considerable discretion in the way they interpret licensing and other statutes and regulations under their jurisdiction and may seek to interpret or enforce existing regulations in new ways. If we fail to observe, or are not able to comply with, applicable legal requirements (as such requirements may be interpreted by courts or regulatory authorities), we may be forced to modify or discontinue certain product service offerings or to invest additional amounts to bring our product service offerings into compliance, which could adversely impact our business, results of operations and financial condition. In addition, in some cases, violation of these laws and regulations could result in fines, penalties, orders to make refunds to customers, and other civil and/or criminal penalties. For example, state laws may require lenders that charge interest at rates considered to be usurious or that otherwise violate the law to pay a penalty equal to the principal and interest due for a given loan or loans or a multiple of the finance charges assessed. Depending on the nature and scope of a violation, fines and other penalties for non-compliance of applicable requirements could be significant and could have a material adverse effect on our business, results of operations and financial condition.

The CFPB has adopted rules applicable to our loans that could have a material adverse effect on our business and results of operations, on our ability to offer short-term consumer loans, on our ability to obtain ACH payment authorizations, and on our ability to remain in compliance with the Amended and Restated SPV Indenture. The original compliance date for those rules was August 19, 2019. The CFPB has delayed the compliance date until November 19, 2020, except that the CFPB has retained the original August 2019 compliance date for the portion of the rules governing the initiation of electronic debits of consumer accounts. If the CFPB Rule is not substantially modified before the applicable compliance dates, the continuance of our current business would be materially less profitable, impractical or impossible, and we would most likely be unable to meet our debt obligations. In addition, both the CFPB and state officials are authorized to bring enforcement actions against companies that violate federal consumer financial laws which could result in significant liability to us as well as significant additional costs to bring our business practice into compliance.

        Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank or the Dodd-Frank Act, created the CFPB. The CFPB became operational in July 2011. On January 4, 2012, Richard Cordray was installed as its director through a recess appointment and in July 2013, was confirmed by the U.S. Senate. The United States Court of Appeals for the District of Columbia Circuit has held that the CFPB's single-director structure is constitutional. That decision was not appealed to the U.S. Supreme Court. Other federal courts are now considering the questions of the constitutionality of the CFPB's structure. It is unknown what the impacts of those cases will be, and it is unknown whether the U.S. Supreme Court will take up the question.

        On June 2, 2016, the CFPB issued its Notice of Proposed Rule Making on Payday, Vehicle Title and Certain High-Cost Installment Loans. Following a comment period, on October 5, 2017, the CFPB released its final rule applicable to payday, title and certain high-cost installment loans or the CFPB Rule. The provisions of the CFPB Rule directly applicable to our operations became effective on November 17, 2017. Thus, absent the further proposal issued by the CFPB on February 6, 2019, the CFPB Rule would have been fully effective in November of 2019.

        As initially promulgated, the CFPB Rule established an ability-to-repay, or ATR, requirements for "covered short-term loans," such as our single-payment loans, and for "covered longer-term balloon-payment loans," such as our revolving lines of credit, as currently structured. It establishes "penalty fee prevention" provisions that will apply to all of our loans, including our covered short-term loans, and our installment loans, which are "covered longer-term loans" under the CFPB Rule.

        Covered short-term loans are consumer loans with a term of 45 days or less. Covered longer-term balloon payment loans include consumer loans with a term of more than 45 days where (i) the loan is payable in a single payment, (ii) any payment is more than twice any other payment, or (iii) the loan is a multiple advance loan that may not fully amortize by a specified date and the final payment could be more than twice the amount of other minimum payments. Covered longer-term loans are consumer loans with a term of more than 45 days where (i) the total cost of credit exceeds an annual rate of 36%, and (ii) the lender obtains a form of "leveraged payment mechanism" giving the lender a right to initiate transfers from the consumer's account. Post-dated checks, authorizations to initiate ACH payments and authorizations to initiate prepaid or debit card payments are all leveraged payment mechanisms under the CFPB Rule.

        The ATR provisions of the CFPB Rule apply to covered short-term loans and covered longer-term balloon-payment loans but not to covered longer term loans. Under these provisions, to make a covered short-term loan or a covered longer-term balloon-payment loan, a lender has two options.

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  A "full payment test," under which the lender must make a reasonable determination of the consumer's ability repay the loan in full and cover major financial obligations and living expenses over the term of the loan and the succeeding 30 days. Under this test, the lender must take account of the consumer's basic living expenses and obtain and generally verify evidence of the consumer's income and major financial obligations.

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  A "principal-payoff option," under which the lender may make up to three sequential loans, without engaging in an ATR analysis. The first of these so-called Section 1041.6 Loans in any sequence of Section 1041.6 Loans without a 30-day cooling off period between them is limited to $500, the second is limited to two-thirds of the first and the third is limited to one-third of the first. A lender may not use this option if (1) the consumer had in the past 30 days an outstanding covered short-term loan or an outstanding longer-term balloon-payment loan that is not a Section 1041.6 Loan, or (2) the new Section 1041.6 Loan would result in the consumer having more than six covered short-term loans (including Section 1041.6 Loans) during a consecutive 12-month period or being in debt for more than 90 days on such loans during a consecutive 12-month period. For Section 1041.6 Loans, the lender cannot take vehicle security or structure the loan as open-end credit.

        On February 6, 2019, the CFPB proposed to rescind certain provisions of the CFPB Rule, specifically to repeal the ATR requirement, which the Bureau now refers to as the "mandatory underwriting provisions," and to delay the compliance date for the mandatory underwriting provisions until November 19, 2020.

        The CFPB Rule's penalty fee prevention provisions, which will apply to all covered loans, may have a greater impact on our operations than the ATR provisions of the CFPB Rule would have had. Under these provisions, if two consecutive attempts to collect money from a particular account of the borrower are unsuccessful due to insufficient funds, the lender cannot make any further attempts to collect from such account unless and until it provides notice of the unsuccessful attempts to the borrower and obtains from the borrower a new and specific authorization for additional payment transfers. Obtaining such authorization will be costly and in many cases not possible.

        Additionally, the penalty fee prevention provisions will require the lender generally to give the consumer at least three business days' advance notice before attempting to collect payment by accessing a consumer's checking, savings, or prepaid account. These requirements will necessitate revisions to our payment, customer notification, and compliance systems and create delays in initiating automated collection attempts where payments we initiate are initially unsuccessful. Although the CFPB has indicated that it is still considering the penalty fee prevention provisions, if and when these provisions of the CFPB Rule go into effect as written, it will require substantial modifications in our current practices. These modifications would likely increase costs and reduce revenues. Accordingly, this aspect of the CFPB Rule could have a substantial adverse impact on our results of operations.

        If the CFPB Rule penalty fee provisions, in whole or in part, go into effect substantially as written, or the effort to repeal the ATR provisions fail, these Rules will have a material adverse effect on our business, results of operations and financial condition. These rules would make our lending services, and the continuance of our current business, materially less profitable, impractical, or impossible, and may force us to modify or discontinue substantial parts of our business such as certain product offerings, including short-term and medium-term consumer loans. The CFPB Rules, or portions thereof, would most likely reduce our revenues and cash flow to such an extent that we would likely be unable to meet our debt obligations and we may be unable to comply with the terms of the Amended and Restated SPV Indenture. If any of the foregoing were to occur, the value and trading price, if any, of our securities could be materially adversely affected and such impact could be significant.

In addition to the CFPB Rule, the Dodd-Frank Act authorizes the CFPB to conduct supervisory examinations and to adopt other rules that could potentially have a serious impact on our ability to offer short-term consumer loans. The Dodd-Frank Act also empowers the CFPB and state officials to bring enforcement actions against companies that violate federal consumer financial laws.

        Although it has not yet done so, the CFPB has the authority to adopt rules describing specified acts and practices as being "unfair," "deceptive," or "abusive," and hence unlawful. Various consumer advocacy groups have suggested that aspects of certain short-term loans, such as payday loans, are "abusive" and therefore such loans should be declared unlawful. Should the CFPB adopt such a rule, it could have a serious impact on our ability to offer short-term consumer loans, which would have a material adverse effect on our business, results of operations and financial condition.

        The CFPB conducted an initial examination of certain of the retail operations of what was then our newly acquired retail subsidiaries in April of 2012, and issued an examination report in October of 2013, and an examination of our internet operations conducted by our newly acquired internet subsidiaries in February of 2015, and issued an examination report in August of 2015. With respect to these CFPB examinations and reports, these supervised entities undertook various improvements in their operating and compliance procedures, controls and systems, but did not make material changes to their business. We anticipate additional examinations of our operations by the CFPB from time-to-time in the future. Because of the relative newness of the examination process, the confidentiality of that process, and changes in the CFPB under the interim and now the newly appointed director, we can provide no assurances as to how the CFPB's examinations will impact us in the future.

        In addition to the Dodd-Frank Act's grant of regulatory and supervisory powers to the CFPB, the Dodd-Frank Act gives the CFPB authority to pursue administrative proceedings or litigation for violations of federal consumer financial laws (including the CFPB's own rules). In these proceedings, the CFPB may be able to obtain cease and desist orders (which may include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief) and monetary penalties ranging from $5,000 per day for ordinary violations of federal consumer financial laws to $25,000 per day for reckless violations and $1 million per day for knowing violations. Also, where a company has violated Title X of Dodd-Frank or CFPB regulations under Title X, Dodd-Frank empowers state attorneys general and state regulators to bring civil actions for the kind of cease and desist orders available to the CFPB (but not for civil penalties). If the CFPB or one or more state officials believe we have violated the foregoing laws or regulations, they may be able to exercise their enforcement powers in ways that would have a material adverse effect on us.

        On June 25, 2019, the CFPB held a symposium on the meaning of "abusive acts or practices" under the Dodd-Frank Act. This indicates that the CFPB will likely devote some regulatory attention to this area of consumer law, which may have a material impact on our business.

Changes in applicable laws and regulations, including adoption of new laws and regulations, and varying regulatory interpretations governing consumer protection, lending practices and other aspects of our business could have a significant adverse impact on our business, results of operations, financial condition or ability to meet our obligations, or make the continuance of our current business impractical, unprofitable or impossible.

        We are subject to the risk that the laws and regulations governing our business are subject to change. State legislatures, the U.S. Congress, and various regulatory bodies may adopt legislation, regulations or rules or adapt varying regulatory interpretations of statutes or regulations that could negatively affect our results of operations or make the continuance of our current business impractical, unprofitable or impossible.

        For instance, at the federal level, bills have been introduced in Congress since 2008 that would have placed a federal cap of 36% on the APR applicable to all consumer loan transactions. Another bill directed at payday loans would have placed a 15-cent-per-dollar borrowed cap on fees for cash advances, banned rollovers (which is a practice that allows consumers to pay a fee to extend the term of a payday or other short-term consumer loan), and required all lenders to offer an extended payment plan that would have severely restricted many of our payday lending products. Congress, as well as state legislatures and other state and federal governmental authorities have debated, and may in the future adopt, legislation or regulations that could, among other things, limit origination fees for loans, require changes to underwriting or collections practices, require us to be bonded or require us to report consumer loan activity to databases designed to monitor or restrict consumer borrowing activity, impose "cooling off" periods between the time a loan is paid off and another loan is obtained, or require specific ability to repay analyses before loans can be originated. Recent amendments to rules adopted under the Military Lending Act, or "MLA," further restrict the interest rate and other terms that can be offered to certain active duty military personnel and their spouses and dependents. The amended MLA rules became effective on October 1, 2015, and apply to transactions consummated or established after October 3, 2016, for all credit products subject to the rules except credit cards, which have a later operative date. The MLA, as amended, restricts our ability to offer our products to military personnel and their dependents. Failure to comply with the MLA limits our ability to collect principal, interest, and fees from borrowers and may result in civil and criminal liability that could harm our business. Consumer advocacy groups and other opponents of payday and secured lending are likely to continue their efforts before Congress, state legislatures and the CFPB, to adopt laws or promulgate rules that would severely limit, if not eliminate, such loans.

        Various states have also enacted or considered laws and regulations that could affect our business. Since July 1, 2007, several states in which we operate or previously operated, including South Dakota, Illinois, Kentucky, Ohio, Delaware, and Virginia, have enacted laws (or in the case of Arizona, allowed the deferred presentment law to expire) that have impacted our short-term consumer loan business by adversely modifying or eliminating our ability to offer the loan products we previously offered in those jurisdictions. Recent state legislation has included the adoption of maximum APRs at rates well below a rate at which short-term consumer lending is profitable, the implementation of statewide consumer databases combined with the adoption of rules limiting the maximum number of payday or other short-term consumer loans any one customer can have outstanding at one time or in the course of a given period of time, the adoption of mandatory cooling-off periods for consumer borrowers and the implementation of mandatory and frequently cost-free installment repayment plan options for borrowers who request them, who default on their loans or who claim an inability to repay their loans.

        The legislatures in states in which we have substantial operations, such as California, Ohio and Alabama, have introduced bills that seek to impose significant reductions in the APR applicable to our loan products as well as restrictions on the number or frequency of loans and database requirements. In addition, voter referenda, in various states such as South Dakota and Montana, have resulted in the imposition of APR limits substantially lower than those that we generally charge. In Ohio, House Bill 123, or HB 123, was signed by Ohio's Governor on July 30, 2018. HB 123 prohibits credit services organizations, such as the our CSO subsidiary currently operating in Ohio, from brokering an extension of credit if that credit is in a principal amount of less than five thousand dollars, with a term less than 180-days, and that has an annual percentage rate greater than 28%. HB 123 became effective on October 30, 2018, but applies only to loans or extensions of credit made on or after April 28, 2019. While the Company is evaluating alternative products to offer in the Ohio market, if it is unsuccessful in developing alternative compliance products to offer in Ohio, our business, results of operations, financial condition and cash flow will be materially adversely affected. Moreover, if any initiatives similar to those passed in Ohio are successful in the future, our business, results of operations, financial condition and cash flow could be materially adversely affected.

        In addition, under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways or issue new administrative rules, even if not contained in state statutes, that affect the way we do business and may force us to terminate or modify our operations in particular states or affect our ability to renew licenses we hold. Regulators may also impose rules that are generally adverse to our industry. Any new licensing requirements or rules, or new interpretations of existing licensing requirements or rules, or our failure to follow licensing requirements or rules could have a material adverse effect on our business, prospects, results of operations and financial condition.

        With respect to our internet operations, in most cases, our subsidiaries are licensed by the jurisdiction in which they offer loans. In the event a state does not have licensing requirements for entities that have no physical presence in the state, the loans are offered under an Idaho license. As of March 31, 2019, our internet operations are licensed or authorized to offer loans to residents of Alabama, Alaska, California, Delaware, Florida, Hawaii, Idaho, Illinois, Indiana, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Tennessee, Utah, Virginia, Washington, Wisconsin, and Wyoming. In Texas and Ohio, our internet operation facilitates loans originated by an unaffiliated third-party lender.

        In addition to our direct marketing efforts, we utilized the services of certain marketing firms as a source of new customers. These marketing firms may place advertisements on their websites that direct potential customers to our websites or may work with other marketing affiliates that operate separate websites to attract prospective customers whose information may be provided to lenders. As a result, the success of our business depends substantially on the willingness and ability of these marketing firms to provide us with prospective customer at acceptable prices. If regulatory oversight of such marketing activity is increased, through the implementation of new laws or regulations or the interpretation of existing laws or regulations, our ability to use such marketing resources could be restricted or eliminated. It is probable that states in which we do business may propose or enact restrictions on this type of marketing in the future and our ability to use these marketing sources in those states would then be interrupted. In addition, the CFPB has indicated its intention to examine compliance with federal laws and regulations by various sorts of marketing channels and to scrutinize the flow of non-public, private consumer information between the firms that gather and the firms that purchase such information. The California Department of Business Oversight is currently evaluating whether businesses engaged in providing these services should be licensed as brokers or in some other manner. Failure of these marketing firms to comply with applicable laws or regulations, any changes in applicable laws or regulations, or changes in the interpretation or implementation of such laws or regulations, could have an adverse effect on our business and could increase negative perceptions of our business and industry. Additionally, the use of these marketing firms could subject us to additional regulatory cost and expense. If our ability to use these sorts of marketing services were impaired, our business, prospects, results of operations, financial condition and cash flows could be materially adversely affected.

        Further, our internet operations use the automated clearing house funds transfer, or ACH, system to deposit loan proceeds into customers' bank accounts, and our internet business utilizes the ACH system to collect amounts due by withdrawing funds from our customers' bank accounts when we have obtained authorization to do so from the customer. Our ACH transactions are processed by banks and payment processors, and if these banks and payment processors cease to provide ACH processing services or materially limit or restrict our access to these services, we would have to materially alter, or possibly discontinue, some or all of our business if alternative electronic funds transfer processors are not available.

        Actions by the U.S. Department of Justice, or the DOJ, the Federal Deposit Insurance Corporation, or the FDIC, and certain state regulators since 2013, referred to as Operation Choke Point, appeared to be intended to discourage banks and ACH payment processors from providing access to the ACH system for certain short-term consumer loan providers, cutting off their access to the ACH system to either debit or credit customer accounts (or both). According to published reports, the Justice Department issued subpoenas to banks and payment processors and the FDIC and other regulators were said to be using bank oversight examinations to discourage banks from providing banking services, including access to the ACH system to certain short-term consumer lenders. This heightened regulatory scrutiny by the Justice Department, the FDIC and other regulators caused banks and ACH payment processors to cease doing business with consumer lenders who are operating legally, without regard to whether those lenders comply with applicable laws, simply to avoid the risk of heightened regulatory scrutiny or even litigation. On June 5, 2014, Community Financial Services of America, a trade association representing short-term lenders and a major payday lender filed a lawsuit against three U.S. banking regulators, the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency and the Comptroller of the Currency, alleging that the federal regulators are improperly causing banks to terminate business relationships with payday lenders. The complaint seeks a declaration that the agencies have acted wrongfully and seeks an injunction barring the agencies from certain actions or informally pressuring banks to terminate their relationship with payday lenders. The lawsuit says that Bank of America Corp., Capital Financial One Corp., Fifth Third Bancorp, J.P. Morgan Chase & Co. and many smaller banks have terminated their relationships with payday lenders. Although the trade association was dismissed as a plaintiff in the lawsuit, several other payday and small loan lenders have joined the lawsuit as plaintiffs and have requested injunctive relief against the agencies. Notwithstanding the Justice Department's formal confirmation that Operation Choke Point had fully concluded, banks continue to refuse to provide services to us and other small-dollar lenders. On May 23, 2019, the FDIC announced that it had entered into a settlement of the lawsuit filed against it and the Office of the Comptroller of Currency, resulting in a stipulated dismissal of the entire lawsuit. In connection with that settlement, the FDIC issued a statement in which it discouraged member-institutions from declining to provide banking services to entire categories of customers without regard to the risks presented by an individual customer or the financial institution's ability to manage the risk. The statement further stated that member-institutions are neither prohibited nor discouraged from providing services to customers operating in compliance with applicable federal and state law and that any recommended discontinuance of depository relationships would be made only through written reports that must be approved in writing by an FDIC Regional Director.

        In addition, the National Automated Clearinghouse Association, or NACHA, has certain operating rules that govern the use of the ACH system. In November 2013, NACHA proposed amendments to these rules. After a public comment period, on July 28, 2014, NACHA revised its proposed amendments and distributed ballots to its membership to solicit votes on the revised amendments. The revised amendments were adopted by NACHA's members in August 2014 and became effective on various dates in 2015 and 2016. These amendments, among other things (1) established certain ACH return rate levels, including an overall ACH return rate level of 15% of the originator's debit entries (and if any of the specified return rate levels are exceeded, the origination practices and activities of the originator would be subject to a new preliminary inquiry process by NACHA), (2) enhanced limitations on certain ACH reinitiating activities, (3) imposed fees on certain unauthorized ACH returns and (4) allow for increased flexibility in how an initial NACHA rules violation investigation can be initiated, which does not change the rules enforcement process, but defines additional circumstances under which NACHA may initiate a risk investigation or rules enforcement proceeding based on the origination of unauthorized entries. The revised amendments provide clarification that certain industries deal with customers who are more likely to experience an insufficient funds scenario and that the review of an originator with returns in excess of certain of the specified thresholds would take into account the originator's business model in conjunction with its ACH origination practices. As a result of these amendments, our access to the ACH system could be restricted, our ACH costs could increase and we may need to make changes to our business practices.

        Our access to the ACH system could be impaired as a result of actions by regulators to cut off the ACH system to payday lenders or the NACHA rule amendments. The limited number of financial institutions we depend on have and additional financial institutions may in the future choose to discontinue providing ACH system access, treasury management and other similar services to us. If our access to the ACH and other electronic payment systems is impaired, we may find it difficult or impossible to continue some or all of our business, which could have a material adverse effect on our business, prospects, and results of operations, financial condition and cash flows. If we are unable to maintain access to needed financial services on favorable terms, we would have to materially alter, or possibly discontinue, some or all of our business if alternative processors are not available.

        We cannot currently assess the likelihood of the enactment of any future unfavorable federal or state legislation or regulations. We can make no assurances that further legislative or regulatory initiatives will not be enacted that would severely restrict, prohibit or eliminate our ability to offer small denomination loan products to consumers. Future legislative or regulatory actions could entail reductions of the fees and interest that we are currently allowed to charge, limitations on loan amounts, lengthening of the minimum loan term and reductions in the number of loans a consumer may have outstanding at one time or over a stated period of time or could entail prohibitions against rollovers, consumer loan transactions or other services we offer. Such changes could have a material adverse impact on our business prospects, result of operations, financial condition and cash flows or could make the continuance of our current business impractical, unprofitable or impossible and therefore could impair our ability to meet our obligations and to continue current operations. Moreover, similar actions by states or by foreign countries in which we do not currently operate could limit our opportunities to pursue our growth strategies. As we develop new services, we may become subject to additional federal and state regulations.

Certain financial institutions have discontinued and other financial institutions may in the future discontinue or decline to provide financial services to us because of regulatory pressure.

        Operation Choke Point resulted in certain financial institutions discontinuing our and our competitors' access to banking, payment processing and treasury management services. Operation Choke Point was initially described in an August 22, 2013, letter from thirty-one members of Congress to both the DOJ and the FDIC. The letter stated, "[i]t has come to our attention that the DOJ and the FDIC are leading a joint effort that according to a DOJ official is intended to 'change the structures within the financial system...choking [certain short term lenders] off from the very air they need to survive." The letter from Congress went on to say, "We are especially troubled by reports that the DOJ and FDIC are intimidating some community banks and third party payment processors with threats of heightened regulatory scrutiny unless they cease doing business with online lenders." The letter continued, "As a result, many bank and payment processors are terminating relationships with many of their long-term customers who provide underserved consumers with short-term credit options."

        In its December 8, 2014, report, the U.S. House of Representatives Committee on Oversight and Government Reform concluded that the FDIC and DOJ acted improperly in forcing banks to discontinue their relationships with certain targeted business enterprises, including short term lenders. On August 16, 2017, the Department of Justice formally confirmed the end of Operation Choke Point. Notwithstanding this report or the Justice Department announcement, we cannot guarantee that there will be no further adverse impact on our banking relationships, nor can we guarantee that any bank or other financial institution will continue to or undertake to do business with us, which may include such banks or financial institutions declining to participate in our efforts to refinance our existing debt. Any deterioration of our banking relationships, due to Operation Choke Point or otherwise, could have a material adverse effect on our business, results of operations and financial condition, could make the refinancing of our current indebtedness difficult or impossible, or could make the continuance of our current business impractical, unprofitable or impossible.

Short-term consumer lending, including payday lending, is highly controversial and has been criticized as being predatory by certain advocacy groups, legislators, regulators, media organizations and other parties.

        A significant portion of our revenue and net income comes from loan interest and fees on payday or similar short-term consumer loans and from services we provide our customers. The short-term consumer loans we make may involve APRs exceeding 390%. Consumer advocacy groups and media reports often focus on the costs to a consumer for small denomination loans and claim that such loans can trap borrowers in a "cycle of debt" and claim further that they are predatory or abusive. While we believe that these loans provide substantial benefits when responsibly utilized, the controversy surrounding this activity may result in our and the industry being subject to the threat of adverse legislation, regulation or litigation motivated by such critics. For example, recent litigation against Scott Tucker, Tim Muir, Charles Hallilan and their businesses have focused significant attention on the rest of small-dollar lending. Although involving a different business model, such litigation invites unfair comparisons and casts a negative light on all small-dollar lending. This negative attention could spawn more legislation, regulation, voter referenda, or litigation that would have a material adverse effect on our business, results of operations and financial condition or could make the continuance of our current business impractical, unprofitable or impossible. In addition, if this negative characterization of small consumer loans becomes increasingly accepted by consumers, demand for these loan products could significantly decrease, which could have a material adverse effect on our business, results of operations and financial condition. Further, media coverage and public statements that assert some form of inappropriateness in our products and services can lower employee morale, make it more difficult for us to attract and retain qualified employees, management and directors, divert management attention and increase expense.

Customer complaints or negative public perception of our business could result in a decline in our customer growth and our business could suffer.

        Our reputation is very important to attracting new customers and securing repeat business relationships with existing customers. While we believe that our recently acquired subsidiaries we have a good reputation and provide customers with a superior experience, there can be no assurance that these subsidiaries will continue to maintain a good relationship with customers or avoid negative publicity.

        In addition, the ability of our newly acquired subsidiaries to attract and retain customers is highly dependent upon the external perceptions of their level of service, trustworthiness, business practices and other subjective qualities. Negative perceptions or publicity regarding these matters—even if related to seemingly isolated incidents, or even if related to practices not specific to those products and services that offered, such as collection of our own debt—could erode trust and confidence and damage our reputation among existing and potential customers, which would make it difficult to attract new customers and retain existing customers, significantly decrease the demand for our products, result in increased regulatory scrutiny, and have a material adverse effect on our business, prospects, results of operations, and financial condition.

Some of our (and our competitors') lending practices in certain states have become or may become the subject of regulatory scrutiny and/or litigation. An unfavorable outcome in ongoing or future litigation or regulatory proceedings could force us to discontinue these business practices and/or make monetary payments. This could have a material adverse effect on our business, financial condition and results of operations.

        In most cases, our subsidiaries make consumer loans without any involvement of either affiliated or unaffiliated third parties. In Texas and in Ohio, we offer loans which are made and funded by an unaffiliated third-party lender. While we believe that these multiple-party programs are lawful, they entail heightened legal risk when compared to our single-party loan programs. In an effort to prohibit two-step lending programs similar to the Ohio program previously offered by one of our Ohio subsidiaries, in 2010 the Ohio Department of Commerce, Division of Financial Institutions, or the Ohio Division, adopted a rule (which was judicially declared invalid) and entered an order against another lender in regulatory enforcement proceedings (which order was vacated by the same judge that overturned the Ohio Division rule). The Ohio Division waived its right to appeal and agreed to terminate and/or not commence any regulatory proceedings challenging this practice. Given the law change in Ohio brought about by HB 123, the multi-party loan program offered in Ohio was abandoned at the end of April 2019. Moreover, if there are other changes in law in Ohio or Texas or if other pending litigation successfully advances arguments that defeat either the Texas or Ohio loan programs, we could be forced to discontinue charging fees for cashing money orders or checks that disburse the proceeds of loans and we could also become subject to private class action litigation with respect to fees collected under such programs. Any or all of these actions could have a material adverse effect on our business, financial condition and results of operations.

        Several of our subsidiaries make loans in California under the authority of the California Financing Law, which has no express interest rate caps for loans of $2,500 or more. The California Department of Business Oversight is currently evaluating whether—contrary to both our practice and general industry practice—the interest rate cap applies to loans in an original principal amount of $2,500 or more that are partially prepaid shortly after origination to reduce the principal balance to $2,500 or less. In addition, due to a recent decision by the California Supreme Court in De La Torre v. Cash Call, Inc., the California Department of Business Oversight or private plaintiffs may argue that notwithstanding the absence of an express statutory maximum on interest rates for loans with principal amounts in excess of $2,500, that loans with triple digit interest rates are unconscionable and therefore unenforceable. Litigation may be brought by private plaintiffs or regulatory action may be initiated on this issue by the California Department of Business Oversight that could have a material adverse effect on our business, financial condition and results of operations.

Judicial decisions, amendments to the Federal Arbitration Act, or actions by State legislative or regulatory bodies could render the arbitration agreements we use illegal or unenforceable.

        We include pre-dispute arbitration provisions in our consumer loan agreements. These provisions are designed to allow us to resolve any customer disputes through individual arbitration rather than in court. Our arbitration agreements contain certain consumer-friendly features, including terms that require in-person arbitration to take place in locations convenient for the consumer and provide consumers the option to pursue a claim in small claims court, provide for recovery of certain of the consumer's attorney's fees, require us to pay certain arbitration fees and allow for limited appellate review. However, our arbitration provisions explicitly provide that all arbitrations will be conducted on an individual and not on a class basis. Thus, our arbitration agreements, if enforced, have the effect of shielding us from class action liability. They do not generally have any impact on regulatory enforcement proceedings.

        We take the position that the Federal Arbitration Act or FAA requires the enforcement in accordance with the terms of arbitration agreements containing class action waivers of the type we use. While many courts, particularly federal courts, have agreed with this argument in cases involving other parties, an increasing number of courts, including courts in California, Missouri, Washington, New Jersey, and a number of other states, have concluded that arbitration agreements with class action waivers are "unconscionable" and hence unenforceable, particularly where a small dollar amount is in controversy on an individual basis.

        In April 2011, the U.S. Supreme Court ruled in the AT&T Mobility v. Concepcion case that consumer arbitration agreements meeting certain specifications are enforceable. Because our arbitration agreements differ in several respects from the agreement at issue in that case, this potentially limits the precedential effect of the decision on our business. In addition, Congress has considered legislation that would generally limit or prohibit mandatory pre-dispute arbitration in consumer contracts and has adopted such a prohibition with respect to certain mortgage loans and also certain consumer loans to members of the military on active duty and their dependents. Further, the CFPB adopted a final rule prohibiting the use of mandatory arbitration clauses with class action waivers in consumer financial services contracts, or the CFPB Anti-Arbitration Rule, on July 19, 2017. On November 1, 2017, the President approved a congressional resolution under the Congressional Review Act overturning the CFPB Anti-Arbitration Rule. Accordingly, the CFPB Anti-Arbitration Rule will not become effective, and, pursuant to the Congressional Review Act, the CFPB is prevented from reissuing the disapproved rule in substantially the same form or issuing a new rule that is substantially the same, absent specific legislative authorization for a reissued or new rule

        Irrespective of Concepcion, some courts continue to find arbitration agreements unenforceable. Thus, it is possible that one or more courts could use the differences between our arbitration agreements and the agreement at issue in Concepcion as a basis for a refusal to enforce our arbitration agreements, particularly if such courts are hostile to our kind of lending or to pre-dispute mandatory consumer arbitration agreements. Further, it is possible that a change in composition at the U.S. Supreme Court, including the recent additions of Justices Gorsuch and Kavanaugh, could result in a change in the U.S. Supreme Court's treatment of arbitration agreements under the FAA. If our arbitration agreements were to become unenforceable for some reason, we could experience an increase to our consumer litigation costs and exposure to potentially damaging class action lawsuits, with a potential material adverse effect on our business and results of operations.

        Any judicial decisions, legislation in Congress or in the various states in which we operate, or other rules or regulations that impair our ability to enter into and enforce pre-dispute consumer arbitration agreements or class action waivers would significantly increase our exposure to class action litigation as well as litigation in plaintiff-friendly jurisdictions and significantly increase our litigation expenses. Such litigation could have a material adverse effect on our business, results of operations and financial condition.

Provisions of Dodd-Frank limiting interchange fees on debit cards could reduce the appeal of debit cards we distribute and/or limit revenues we receive from our debit card activities.

        Dodd-Frank contains provisions that require the Federal Reserve Board to adopt rules that would sharply limit the interchange fees that large depository institutions (those that, together with their affiliates, have at least $10 billion of assets) can charge retailers who accept debit cards they issue. On June 29, 2011, the Federal Reserve Board set the interchange fee applicable to debit card transactions at 21 cents per transaction. While the statute does not apply to smaller entities, it is possible, and perhaps likely, that Visa, MasterCard and other debit card networks will continue their current practice of establishing the same interchange fees for all issuers or will establish interchange fees for exempt entities at levels significantly below current levels. If this happens, we would expect the issuer and processor of our debit cards to attempt to recover lost interchange revenues by imposing new or higher charges on cardholders and by seeking to capture a greater percentage of card revenues from us. Additional charges on debit cardholders could discourage use of debit cards for consumer transactions, and in either event, our revenues from prepaid debit card distribution would likely decline, perhaps materially.

Changes in local rules and regulations such as local zoning ordinances could negatively impact our business, results of operations and financial condition or could make the continuance of our current business impractical, unprofitable or impossible.

        In addition to state and federal laws and regulations, our business is subject to various local rules and regulations, such as local zoning regulations and permit licensing. Local jurisdictions' efforts to restrict the business of alternative financial services providers through the use of local zoning and permit laws have been on the rise and we anticipate that they will continue on the rise and we anticipate that they will continue on the rise. Any actions taken in the future by local zoning boards or other local governing bodies to require special use permits for, or impose other restrictions on, our ability to provide products and services could adversely affect our ability to expand our operations or force us to attempt to relocate existing stores.

Potential litigation and regulatory proceedings could have a material adverse impact on our business, results of operations and financial condition in future periods.

        We have been and could in the future become subject to lawsuits, regulatory proceedings or class actions challenging the legality of our lending or other business practices. An adverse ruling in any proceeding of this type could force us to refund fees and/or interest collected, refund the principal amount of advances, pay triple or other multiple damages, pay monetary penalties and/or modify or terminate operations in particular states or nationwide. Defense of any lawsuit, even if successful, could require substantial time and attention of our senior management that would otherwise be spent on other aspects of our business and could require the expenditure of significant amounts for legal fees and other related costs. Settlement of lawsuits may also result in significant payments and modifications to our operations. Adverse interpretations of the law in proceedings in which we are not currently a party could also have a material adverse effect on our business, results of operations and financial condition or could make the continuance of our current business impractical, unprofitable or impossible.

A significant portion of our assets are held in a limited number of states.

        As of March 31, 2019, approximately 11.6% of our total gross finance receivables of $80.2 million were held in Alabama, 10.8% were held in Arizona, 31.1% were held in California, 7.7% were held in Mississippi and 11.8% were held in Virginia. In addition, the outstanding amount of gross finance receivables in Texas and Ohio was $33.9 million consisting of $20.5 million in short-term and $13.4 million in installment loans, which were guaranteed by the Company as part of the CSO program. As a result, if any of the events noted in this "Risk Factors" section were to occur with respect to our retail locations and internet operations in these states, including changes in the regulatory environment, or if the economic conditions in any of these states were to worsen, any such event could significantly reduce our revenue and cash flow and materially adversely affect our business, results of operations and financial condition or could make the continuance of our current business impractical, unprofitable or impossible.

Our revenue and revenue less provision for losses from check cashing services may be materially adversely affected if the number of consumer check cashing transactions decreases as a result of technological development or in response to changes in the tax preparation industry.

        For the fiscal years ended December 31, 2016, 2017 and 2018, approximately 12.0%, 12.6% and 13.6%, respectively, and 14.5% for the three months ended March 31, 2019, of our revenues were generated from the check cashing business. Recently, there has been increasing penetration of electronic banking services into the check cashing and money transfer industry, including the increasing adoption of prepaid debit cards, direct deposit of payroll checks, electronic payroll payments, electronic transfers of government benefits and electronic transfers using on-line banking and other payment platforms. A recent study by the Federal Reserve Board suggests that payments through electronic transfers are displacing a portion of the paper checks traditionally cashed in our stores by our customers. Employers are increasingly making payroll payments available through direct deposit or onto prepaid debit cards. In addition, state and federal assistance programs are increasingly requiring benefits be delivered either through direct deposit programs or prepaid debit cards, and the federal government has announced initiatives to transition the disbursement of some federal tax refunds to prepaid debit cards. For example, in April 2011, the State of California stopped issuing paper checks to benefits recipients, which adversely affected our check cashing revenue in that state. Moreover, the rise of on-line payment systems that allow for electronic check and credit card payments to be made directly to individuals has further contributed to the decline in this market. To the extent that checks received by our customer base are replaced with such electronic transfers or electronic transfer systems developed in the future, both the demand for our check cashing services and our revenues from our check cashing business could decrease. In addition, a significant part of our business involves the cashing of tax refund checks. Recent changes in the tax preparation industry, including tax preparers offering prepaid debit cards as an alternative to tax refund checks and a decrease in the number of tax preparers offering refund anticipation loans (which are typically disbursed by checks at the offices of the tax preparer) could cause the number of tax refund checks we cash to decline, which could have a material adverse effect on our financial condition and results of operations.

If our estimates of our allowance for loan losses and accrual for third party losses are not adequate to absorb actual losses, our financial condition and results of operations could be adversely affected.

        We utilize a variety of underwriting criteria, actively monitor the performance of our consumer loan portfolio and maintain an allowance for losses on loans we underwrite (including fees and interest) at a level estimated to be adequate to absorb credit losses inherent in our loan receivables portfolio. To estimate the appropriate level of loan loss reserves, we consider known and relevant internal and external factors that affect loan collectability, including the total amount of loans outstanding, historical loans charge-offs, our current collection patterns and current economic trends. Our methodology for establishing our allowance for doubtful accounts and our provision for loan losses is based in large part on our historic loss experience. If customer behavior changes as a result of economic conditions and if we are unable to predict how the widespread loss of jobs, housing foreclosures and general economic uncertainty may affect our loan loss allowance, our provision may be inadequate. In addition, expansion of our consumer loan portfolios has resulted and will continue to result in a higher provision for loan losses. Additionally, in our retail credit services organization business, we issue independent third-party lenders letters of credit to guarantee repayment of their extending credit to our customers. We employ a methodology similar to that for estimating our own loan loss reserves to establish an accrual for doubtful accounts of these third-party lenders. As of December 31, 2016, our loan loss allowance was $16.2 million and in 2016 we had a net charge off of $92.4 million related to losses on our loans. As of December 31, 2017, our loan loss allowance was $16.3 million and in 2017 we had a net charge off of $97.5 million related to losses on our loans. As of December 31, 2018, our loan loss allowance was $3.5 million and in 2018 we had a net charge off of $67.8 million during the Predecessor period and ($1.5 million) during the Successor period related to losses on our loans. As of March 31, 2019, our loan loss allowance was $6.0 million and in the first quarter of 2019, we had a net charge off of $11.9 million. Our loan loss allowance, however, is an estimate, and if actual loan losses are materially greater than our loan loss allowance, our financial condition and results of operations could be adversely affected.

The failure of third parties who provide products, services or support to us to maintain their products, services or support could disrupt our operations or result in a loss of revenue.

        We are reliant on third parties to provide certain products, services and support that are material to our business. In the event such parties become unwilling or unable to continue to provide such products, services or support to us, our business operations could be disrupted and our revenue could be materially and adversely affected. These risks may be exacerbated by our financial condition, as counterparties may consider credit risk in relation to doing business with us. For example:

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  Our prepaid debit card business depends on our agreements for related services with Insight, which is now owned by GreenDot. If any disruption in this relationship occurs, our revenue generated as an agent for Insight's product offerings and one of the central focuses for our future growth strategy may be adversely affected.

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  Our money transfer and money order business depends on our agreements for such services with Western Union. If any disruption in these relationships occurs, our revenue generated from our money order and money transfer product offerings may be adversely affected. Approximately $5.2 million in 2016, $4.4 million in 2017, $4.2 million in 2018, and $1.0 million in 2019, or 1.3%, 1.2% 1.2%, and 1.2%, respectively, of our total revenue for the years ended December 31, 2016, 2017, 2018 and three months ended March 31, 2019, was related to our money transfer and money order services, respectively.

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  We also have product and support agreements with various other third-party vendors and suppliers. If a third-party provider fails to provide its product or service or to maintain its quality and consistency, we could lose customers and related revenue from those products or services, or we could experience a disruption in our operations, any of which may adversely affect our business, results of operations and financial condition.

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  If any of the independent third-party lenders that originate the consumer loans offered under the Texas credit access business or the Ohio credit service organization business stops, curtails, or makes material changes to its lending, and we are unable to replace them, we could lose customers and related revenue from those products or services, or we could experience a disruption in our operations, any of which may adversely affect our business, results of operations and financial condition.

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  Various payment processors, on which we rely to present checks or process debit card transactions, and banks on which we rely for depository and treasury management services, may succumb to regulatory pressure, such as those pressures that were exerted during the now discontinued Operation Choke Point or for other reasons, and decline to process future transactions for us or conduct any business with us which could cause a disruption in our operations that may adversely affect our business, results of operation and financial condition or could make the continuance of our current business impractical, unprofitable or impossible.

To the extent that our current and future business growth strategy involves new store acquisitions and our failure to manage our growth or integrate or manage newly acquired stores may adversely affect our business, results of operations and financial condition.

        We may attempt to grow through the acquisition and opening of new stores. The acquisition or opening of additional stores may impose costs on us and subject us to numerous risks, including:

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  costs associated with identification of store locations to be acquired and negotiation of acceptable lease terms;

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  costs associated with leasing and construction;

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  exposure to new or unexpected changes to existing regulations as we enter new geographic markets;

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  costs associated with, and consequences related to our failure to obtain, necessary regulatory approvals, including state licensing approvals for change-of-control;

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  integration of acquired operations or businesses, including the transition to our information technology systems;

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  local zoning or business license regulations;

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  the loss of key employees from acquired businesses and the ability to attract and retain employees in connection with store openings;

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  diversion of management's attention from our core business;

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  incurrence of additional indebtedness (if necessary to finance acquisitions or openings);

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  assumption of contingent liabilities;

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  the potential impairment of acquired assets;

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  the possibility that tax authorities may challenge the tax treatment of future and past acquisitions;

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  incurrence of significant immediate write-offs; and

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  performance which may not meet expectations.

        We cannot make assurances that we will be able to expand our business successfully through additional store acquisitions. Our failure to successfully expand, manage or complete the integration acquired businesses may adversely affect our business, results of operations and financial condition.

We may not realize the expected benefits of acquisitions because of integration difficulties and other challenges.

        The success of any acquisition depends, in part, on our ability to integrate the acquired business with our business and our ability to increase its operating-level performance in line with our historical operating-level performance. The integration process may be complex, costly and time-consuming and may not result in the anticipated improvements to operating-level performance. The difficulties of integrating the operation of a business may include, among others:

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  failure to implement our business plan for the combined business;

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  failure to achieve expected synergies or cost savings;

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  unanticipated issues in integrating information, technology and other systems;

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  unanticipated challenges in implementing our short-term consumer lending practices in acquired stores or in marketing loan products to their existing customers;

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  unanticipated changes in applicable laws and regulations; and

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  unanticipated issues, expenses and liabilities.

        We may not accomplish the integration of the acquired business smoothly, successfully or with the anticipated costs or time frame. The diversion of the attention of management from our operations to the integration effort and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from the acquisition and could adversely affect our business.

We may not be successful at entering new businesses or broadening the scope of our existing product and service offerings.

        We may enter into new businesses that are adjacent or complementary to our existing businesses and that broaden the scope of our existing product and service offerings. For example, in 2012 we entered the business of offering loan products over the internet through the acquisition of DFS, and in 2015 and 2016, we expanded our installment loan program with longer term and greater principal amounts at lower interest rates. We may not achieve our expected growth if we are not successful in entering these new businesses or in broadening the scope of our existing product and service offerings. In addition, entering new businesses and broadening the scope of our existing product and service offerings may require significant upfront expenditures that we may not be able to recoup in the future. These efforts may also divert management's attention and expose us to new risks and regulations. As a result, entering businesses and broadening the scope of our existing product and service offerings may have a material adverse effect on our business, results of operations and financial condition.

If we lose key management or are unable to attract and retain the talent required for our business, our operating results and growth could suffer.

        Our future success depends to a significant degree upon the members of our senior management. The loss of the services of members of senior management could harm our business and prospects for future development. Our continued growth also will depend upon our ability to attract and retain additional skilled management personnel. If we are unable to attract and retain the requisite personnel, our business, results of operations and financial condition may be adversely affected.

We are dependent on hiring an adequate number of hourly employees to run our business and are subject to government regulations concerning these and our other employees, including minimum wage laws. These laws and regulations together with other factors influencing labor costs could have a material adverse effect on our business.

        Our workforce is comprised primarily of employees who work on an hourly basis. In certain areas where we operate, there is significant competition for employees. Our ability to continue to expand our operations depends on our ability to attract, train and retain a large and growing number of qualified employees. The lack of availability of an adequate number of hourly employees, geographically-driven market influences on labor costs, or increases in wages and benefits to current employees could adversely affect our operations. We are subject to applicable rules and regulations relating to our relationship with our employees, including the U.S. Fair Labor Standards Act, the National Labor Relations Act, the U.S. Immigration Reform and Control Act of 1986 and various federal and state laws governing various matters including minimum wage and break requirements, union organizing, exempt status classification, health benefits, unemployment and employment taxes and overtime and working conditions. Although we were not a party to the litigation, a recent decision by the California Supreme Court addressing when and how wages and overtime should be calculated for California employees may have a material adverse effect on our business. The outcome of other cases pending before the California Supreme Court may result in even higher labor costs in California. Legislative increases in the federal minimum wage, the increasing number of state and local legislative increases to the minimum wage, and other regulatory changes in exempt status classification, as well as increases in additional labor cost components, such as employee benefit costs, workers' compensation insurance rates, compliance costs and fines, as well as the cost of litigation in connection with these regulations, would increase our labor costs. Furthermore, if we are unable to locate, attract, train or retain qualified personnel, or if our costs of labor increase significantly, our business, results of operations and financial condition may be adversely affected.

Competition in the retail financial services industry is intense and could cause us to lose market share and revenue.

        The industry in which we operate has low barriers to entry and is highly fragmented and very competitive. In addition, we believe that the market will become more competitive as the industry continues to consolidate. We compete with other check cashing stores, short-term consumer lenders, internet lenders, mass merchandisers, grocery stores, banks, savings and loan institutions, other financial services entities and other retail businesses that cash checks, offer short-term consumer loans, sell money orders, provide money transfer services or offer similar products and services. Some of our competitors have larger and more established customer bases, and substantially greater financial, marketing and other resources, than we do. For example, Wal-Mart offers a general-purpose reloadable prepaid debit card and also offers check cashing services, money transfers and bill payments through its "Money Centers" in select locations. In addition, short-term consumer loans are increasingly being offered by local banks and employee credit unions. Our stores also face competition from automated check cashing machines deployed in supermarkets, convenience stores and other venues by large financial services organizations. In addition, our competitors may operate, or begin to operate, under business models less focused on legal and regulatory compliance than ours, which could put us at a competitive disadvantage. We can make no assurances that we will be able to compete successfully against any or all of our current or future competitors. As a result, we could lose market share and our revenue could decline, thereby affecting our ability to generate sufficient cash flow to service our indebtedness and fund our operations.

Our competitors' use of other business models could put us at a competitive disadvantage and have a material adverse effect on our business.

        We operate our business pursuant to the laws and regulations of the states in which we conduct business, including compliance with the maximum fees allowed and other limitations and we are licensed in every state in which we lend and in which a license is required. Some of our competitors, especially certain internet lenders, operate using other business models, including a "single-state model" where the lender is generally licensed in one state and follows only the laws and regulations of that state regardless of the state in which the customer resides and the lending transaction takes place, an "offshore model" where the lender is not licensed in any U.S. state and does not typically comply with any particular state's laws or regulations or a "tribal model" where the lender follows the laws of a Native American tribe regardless of the state in which the lender is located, the customer resides and the lending transaction takes place. Competitors using these models may have higher revenue per customer and significantly less burdensome compliance requirements, among other advantages. Additionally, negative perceptions about these models could cause legislators or regulators to pursue additional industry restrictions that could affect the business model under which we operate, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

A reduction in demand for our products and services and failure by us to adapt to such reduction could adversely affect our business and results of operations.

        The demand for a particular product or service we offer may be reduced due to a variety of factors, such as regulatory restrictions that decrease customer access to particular products, the availability of competing products or changes in customers' preferences or financial conditions. Should we fail to adapt to significant changes in our customers' demand for, or access to, our products or services, our revenues could decrease significantly and our operations could be harmed. Even if we make changes to existing products or services or introduce new products or services to fulfill customer demand, customers may resist or may reject such products or services. Moreover, the effect of any product change on the results of our business may not be fully ascertainable until the change has been in effect for some time and by that time it may be too late to make further modifications to such product or service without causing further harm to our business, results of operations and financial condition.

Demand for our products and services is sensitive to the level of transactions effected by our customers, and accordingly, our revenues could be affected negatively by a general economic slowdown.

        We anticipate that a significant portion of our revenues will be derived from cashing checks and consumer lending. An economic slowdown could cause deterioration in the performance of our consumer loan portfolio and in consumer demand for our financial products and services. For example, a significant portion of our check cashing business is generated by cashing payroll checks and any prolonged economic downturn or increase in unemployment could have a material adverse effect on such business. In addition, reduced consumer confidence and spending may decrease the demand for our other products and services. Also, any changes in economic factors that adversely affect consumer transactions and employment could reduce the volume of transactions that we process and have an adverse effect on our business, results of operations and financial condition.

Our future growth and financial success will be harmed if there is a decline in the use of prepaid debit cards as a payment mechanism or if there are adverse developments with respect to the prepaid debit card services industry in general.

        Our business strategy is dependent, in part, upon the general growth in demand for prepaid debit cards. As the market for prepaid debit card services matures, consumers may find prepaid debit cards to be less attractive than traditional bank solutions. Further, other alternatives to prepaid debit cards may develop and limit the growth of, or cause a decline in the demand for, prepaid debit cards. In addition, negative publicity surrounding other prepaid debit card services providers could impact our business and prospects for growth to the extent it adversely impacts the perception of prepaid debit card services industry among consumers. If consumers do not continue to increase their usage of prepaid debit card services, our operating revenues may remain at current levels or decline. Predictions by industry analysts and others concerning the growth of prepaid debit card services as an electronic payment mechanism may overstate the growth of an industry, segment or category, and no undue reliance should be placed upon them. The projected growth may not occur or may occur more slowly than estimated. If consumer acceptance of prepaid debit card services does not continue to develop or develops more slowly than expected or if there is a shift in the mix of payment forms, such as cash, credit cards, traditional debit cards and prepaid debit cards, away from our products and services, it could have a material adverse effect on our business, results of operations and financial condition.

Disruptions in the credit markets may negatively impact the availability and cost of our short-term borrowings, which could adversely affect our results of operations, cash flows and financial condition.

        If our cash flow from operations is not sufficient to fund our working capital and other liquidity needs, we may need to rely on the banking and credit markets to meet our financial commitments and short-term liquidity needs. Disruptions in the capital and credit markets, as experienced in the wake of the 2008 financial crisis, could adversely affect our ability to draw on our revolving credit facility. Our access to funds under our credit facility is dependent on the ability of the parties to the facility to meet their funding commitments. Those funding sources may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time. In addition, the effects of a global recession and its effects on our operations could cause us to have difficulties in complying with the terms of our revolving credit facility.

        Longer-term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives, or failures of significant financial institutions could adversely affect our ability to refinance our outstanding indebtedness on favorable terms, if at all. The lack of availability under, and the inability to subsequently refinance, our indebtedness could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures, including acquisitions, and reducing or eliminating other discretionary uses of cash.

The use of personal data in credit underwriting is highly regulated.

        The FCRA regulates the collection, dissemination and use of consumer information, including consumer credit information. Compliance with the FCRA and related laws and regulations concerning consumer reports has recently been under regulatory scrutiny. The FCRA requires us to provide a Notice of Adverse Action to a loan applicant when we deny an application for credit, which, among other things, informs the applicant of the action taken regarding the credit application and the specific reasons for the denial of credit. The FCRA also requires us to promptly update any credit information reported to a consumer reporting agency about a consumer and to allow a process by which consumers may inquire about credit information furnished by us to a consumer reporting agency. Historically, the FTC has played a key role in the implementation, oversight, enforcement and interpretation of the FCRA. Pursuant to the Dodd-Frank Act, the CFPB has primary supervisory, regulatory and enforcement authority of FCRA issues. Although the FTC also retains its enforcement role regarding the FCRA, it shares that role in many respects with the CFPB. The CFPB has taken a more active approach than the FTC, including with respect to regulation, enforcement and supervision of the FCRA. Changes in the regulation, enforcement or supervision of the FCRA may materially affect our business if new regulations or interpretations by the CFPB or the FTC require us to materially alter the manner in which we use personal data in our credit underwriting.

        The oversight of the FCRA by both the CFPB and the FTC and any related investigation or enforcement activities may have a material adverse impact on our business, including our operations, our mode and manner of conducting business and our financial results.

If the information provided by customers to us is incorrect or fraudulent, we may misjudge a customer's qualification to receive a loan, and any inability to effectively identify, manage, monitor and mitigate fraud risk on a large scale could cause us to incur substantial losses, and our operating results, brand and reputation could be harmed.

        As we expand the number of products that have lower APRs than our short and medium term products, this expansion is largely predicated on effective loan underwriting resulting in acceptable customer profitability. Lending decisions made using our proprietary scoring models are based partly on information provided by loan applicants. To the extent that these applicants provide information in a manner that is unverifiable, the credit score delivered by our proprietary scoring methodology may not accurately reflect the associated risk. In addition, data provided by third party sources is another component of the decision methodology and this data may contain inaccuracies. Our resources, technologies and fraud prevention tools may be insufficient to accurately detect and prevent fraud. New technologies, such as block chain and cryptocurrencies, may be superior to, or render obsolete, the technologies we currently use. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business and operating results.

        In addition, our proprietary scoring models use identity and fraud checks analyzing data provided by external databases to authenticate each customer's identity. The level of our fraud charge-offs and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. Our internet operations are particularly subject to fraud because of the lack of face-to-face interactions and document review. If applicants assume false identities to defraud us or consumers simply have no intent to repay the money they have borrowed we will incur higher loan losses. We may incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor and mitigate fraud risk using our proprietary credit and fraud scoring models.

        Criminals are using increasingly sophisticated methods to engage in illegal activities such as fraud. Over the past several years, we and others in our industry have had customers and former customers contacted by unknown criminals making telephone calls attempting to collect debt, purportedly on our behalf. These criminals are often successful in fraudulently inducing payments to them. Since fraud is perpetrated by increasingly sophisticated individuals and "rings" of criminals, we continue to update and improve the fraud detection and prevention capabilities of our proprietary scoring models. If these efforts are unsuccessful then credit quality and customer profitability will erode. If credit and/or fraud losses increased significantly due to inadequacies in underwriting or new fraud trends, new customer originations may need to be reduced until credit and fraud losses returned to target levels, and business could contract.

        It may be difficult or impossible to recoup funds underlying loans made in connection with inaccurate statements, omissions of fact or fraud. If credit or fraud losses were to rise, this would significantly reduce our profitability. High profile fraudulent activity could also lead to regulatory intervention, negatively impact our operating results, brand and reputation and require us, and the originating lenders, to take steps to reduce fraud risk, which could increase our costs.

        Any of the above risks could lead to litigation, significantly increased expenses, reputational damage, reduced use and acceptance of our products and services or new regulations and compliance obligations, and could have a material adverse effect on our business, prospects, results of operations and financial condition.

If we do not effectively price the credit risk of our prospective or existing customers, our results of operations and financial condition could be materially and adversely affected.

        Our business has much higher rates of charge-offs than traditional lenders. Accordingly, we must price our loan products to take into account the credit risks of our customers. In deciding whether to extend credit to prospective customers and the terms on which to provide that credit, including the price, we rely heavily on proprietary scoring models. These models take into account, among other things, information from customers, third parties and an internal database of loan records gathered through monitoring the performance of our customers over time. The failure of our scoring models to effectively price credit risk could lead to higher-than-anticipated customer defaults, which could lead to higher charge-offs and losses for us, or overpricing, which could cause the loss of customers. Our models could become less effective over time, receive inaccurate information or otherwise fail to accurately estimate customer losses in certain circumstances. If we are unable to maintain and improve our proprietary scoring models, or if they do not adequately perform, they may fail to adequately predict the creditworthiness of customers or to assess prospective customers' financial ability to repay their loans. This could further hinder our growth and have an adverse effect on our business and results of operations.

Failure to keep up with the rapid changes in e-commerce and the uses and regulation of the Internet could harm our business.

        Providing products and services over the internet is dynamic and relatively new. Our failure to keep pace with technological change, consumer use habits, internet security risks, risks of system failure or inadequacy, and governmental regulation and taxation, may adversely impact our business. In addition, consumer concerns about fraud, computer security and privacy may discourage additional consumers from adopting or continuing to use the internet to conduct financial transactions. Expansion of our customer base requires that we appeal to and acquire consumers who historically have used traditional means of commerce to conduct their financial services transactions. If these consumers prove to be less profitable than our traditional retail customers, and we are unable to gain efficiencies in our operating costs, including our cost of acquiring new customers, our business could be adversely impacted.

Our revenue and revenue less provision for losses from check cashing services may be materially adversely affected if the number and amount of checks we cash that go uncollected significantly increase.

        When we cash a check, we assume the risk that we will be unable to collect from the check payer. We may not be able to collect from check payers as a result of a payer having insufficient funds in the account, on which a check was drawn, stop payment orders issued by a payer or check fraud. If the number or amount of checks we cash that are uncollected increases significantly, our business, results of operations and financial condition may be materially adversely affected.

Any disruption in the availability or the security of our information systems or our internet lending platform or fraudulent activity could adversely affect our operations or subject us to significant liability or increased regulation.

        We depend on our information technology infrastructure to achieve our business objectives. Our information systems include point of sale ("POS") systems in our retail locations and a management information system. Our POS systems are fully operational in all retail locations. The management information system is designed to provide summary and detailed information to our regional and corporate managers at any time through the internet. In addition, this system is designed to manage our credit risk and to permit us to maintain adequate cash inventory, reconcile cash balances on a daily basis and report revenues and expenses to our headquarters. If the POS system fails to perform as we anticipate, if there are unanticipated problems with the integration of customer information, or if there is any disruption in the availability of our POS, information systems or internet lending platform these events could adversely affect our business, results of operations and financial condition.

        Our business is also dependent upon our employees' ability to perform, in an efficient and uninterrupted fashion, necessary business functions, such as internet support, call center activities, and processing and servicing consumer loans. A shut-down of or inability to access the facilities in which our internet operations and other technology infrastructure are based, such as a power outage, a failure of one or more of our information technology, telecommunications or other systems, or sustained or repeated disruptions of such systems could significantly impair our ability to perform such functions on a timely basis and could result in a deterioration of our ability to underwrite, approve and process internet consumer loans, provide customer service, perform collections activities, or perform other necessary business functions. Any such interruption could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

        Our business involves the storage and transmission of consumers' non-public, private information, and security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. We are entirely dependent on the secure operation of our websites and systems as well as the operation of the internet generally. While we have incurred no material cyber-attacks or security breaches to date, a number of other companies have disclosed cyber-attacks and security breaches, some of which have involved intentional attacks. Attacks may be targeted at us, our customers, or both. Although we devote what we believe to be appropriate resources to maintain and regularly upgrade our systems and processes that are designed to protect the security of our computer systems, software, networks and other technology assets and the confidentiality, integrity and availability of information belonging to us and our customers, our security measures may not provide absolute security. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate or to implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently or are not recognized until launched, and because cyber-attacks can originate from a wide variety of sources, including third parties outside the Company such as persons who are involved with organized crime or associated with external service providers or who may be linked to terrorist organizations or hostile foreign governments. These risks may increase in the future as we continue to increase internet-based product offerings and expand our internal usage of web-based products and applications or if we expand into new countries. If an actual or perceived breach of security occurs, customer and/or supplier perception of the effectiveness of our security measures could be harmed and could result in the loss of customers, suppliers or both. Actual or anticipated attacks and risks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third party experts and consultants.

        A successful penetration or circumvention of the security of our systems could cause serious negative consequences, including significant disruption of our operations, misappropriation of our confidential information or that of our customers, or damage to our computers or systems or those of our customers and counterparties, and could result in violations of applicable privacy and other laws, financial loss to us or to our customers, loss of confidence in our security measures, customer dissatisfaction, significant litigation exposure, and harm to our reputation, all of which could have a material adverse effect on us. In addition, many of our customers provide personal information, including bank account information when applying for consumer loans. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication to effectively secure transmission of confidential information, including customer bank account and other personal information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in the technology used by us to protect transaction data being breached or compromised. Data breaches can also occur as a result of non-technical issues.

        Our servers are also vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, including "denial-of-service" type attacks. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches, including any breach of our systems or by persons with whom we have commercial relationships that result in the unauthorized release of consumers' non-public, private information, could damage our reputation and expose us to a risk of loss or litigation and possible liability. In addition, many of the third parties who provide products, services or support to us could also experience any of the above cyber risks or security breaches, which could impact our customers and our business and could result in a loss of customers, suppliers or revenue.

        In addition, criminals are using increasingly sophisticated methods to engage in illegal activities such as fraud. Over the past several years, we and others in our industry have had customers and former customers contacted by unknown criminals making telephone calls attempting to collect debt, purportedly on our behalf. These criminals are often successful in fraudulently inducing payments to them.

        Any of these events could result in a loss of revenue and could have a material adverse effect on our business, prospects, and results of operations, financial condition and cash flows.

Unauthorized disclosure of sensitive or confidential customer data could expose us to protracted and costly litigation and penalties and cause us to lose customers.

        In the course of operating our business, we are required to manage, use, and store large amounts of personally identifiable information, consisting primarily of confidential personal and financial data regarding our customers. We also depend on our IT networks and systems to process, store, and transmit this information. As a result, we are subject to numerous laws and regulations designed to protect this information. Security breaches involving our systems and infrastructure could lead to unauthorized disclosure of confidential information, as well as shutdowns or disruptions of our systems.

        If any person, including our employees or those of third-party vendors, negligently disregards or intentionally breaches our established controls with respect to such data or otherwise mismanages or misappropriates that data, we could be subject to costly litigation, monetary damages, fines, and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential customer data by any person, whether through systems failure, unauthorized access to our IT systems, fraud, misappropriation, or negligence, could result in negative publicity, damage to our reputation, and a loss of customers. Any unauthorized disclosure of personally identifiable information could subject us to liability under data privacy laws and adversely affect our business prospects, results of operations, and financial condition.

Our ability to collect payment on loans and maintain accurate accounts may be adversely affected by computer viruses, physical or electronic break-ins, technical errors and similar disruptions.

        The automated nature of our internet operations may make it an attractive target for hacking and potentially vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Despite efforts to ensure the integrity of our platform, it is possible that we may not be able to anticipate or to implement effective preventive measures against all security breaches of these types, in which case there would be an increased risk of fraud or identity theft, and we may experience losses on, or delays in the collection of amounts owed on, a fraudulently induced loan. In addition, the software that we have developed to use in our daily operations is highly complex and may contain undetected technical errors that could cause our computer systems to fail. Because our loans made over the internet involve very limited manual review, any failure of our computer systems involving our scoring models and any technical or other errors contained in the software pertaining to our proprietary system could compromise the ability to accurately evaluate potential customers, which would negatively impact our results of operations. Furthermore, any failure of our computer systems could cause an interruption in operations and result in disruptions in, or reductions in the amount of, collections from the loans we made to customers. If any of these risks were to materialize, it could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Security breaches, cyber-attacks, or fraudulent activity could result in damage to our operations or lead to reputational damage.

        A security breach or cyber-attack of our computer systems could interrupt or damage our operations or harm our reputation. Regardless of the security measures that we may employ, our systems may still be vulnerable to data theft, computer viruses, programming errors, attacks by third parties or other similar disruptive problems. If we were to experience a security breach or cyber-attack, we could be required to incur substantial costs and liabilities, including:

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  expenses to rectify the consequences of the security breach or cyber-attack;

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  liability for stolen assets or information;

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  costs of repairing damage to our systems;

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  lost revenue and income resulting from any system downtime caused by such breach or attack;

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  increased costs of cyber security protection;

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  costs of incentives we may be required to offer to our customers or business partners to retain their business; and

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  damage to our reputation causing customers and investors to lose confidence in us.

Our success and future growth depend significantly on our successful marketing efforts, and if such efforts are not successful, our business and financial results may be harmed.

        While we may intend to dedicate significant resources to marketing efforts and, when possible, to introduce new loan products and expand into new states, our ability to attract qualified borrowers depends in large part on the success of these marketing efforts and the success of the marketing channels we use to promote our products. Our marketing channels include search engine optimization, search engine marketing, preapproved direct mailings, paid media advertising, and acquiring new customers from various marketing firms. If any of our current marketing channels become less effective, if we are unable to continue to use any of these channels, if the cost of using these channels were to significantly increase or if we are not successful in generating new channels, we may not be able to attract new borrowers in a cost-effective manner or convert potential borrowers into active borrowers. If we are unable to recover our marketing costs through increases in the number of customers and in the number of loans made by visitors to product websites, or if we discontinue our marketing efforts, it could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Any decrease in our access to preapproved marketing lists from credit bureaus or other developments impacting our use of direct mail marketing could adversely affect our ability to grow our business.

        We market certain of our medium term loan products through direct mailings of preapproved loan offers to potential customers. Our marketing techniques identify candidates for preapproved loan mailings in part through the use of preapproved marketing lists purchased from credit bureaus. If access to such preapproved marketing lists were lost or limited due to regulatory changes prohibiting credit bureaus from sharing such information or for other reasons, our growth could be adversely affected. If the cost of obtaining such lists increases significantly, it could substantially increase customer acquisition costs and decrease profitability. Similarly, federal or state regulators or legislators could limit access to these preapproved marketing lists with the same effect.

        In addition, preapproved direct mailings may become a less effective marketing tool due to over-penetration of direct mailing lists. Any of these developments could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our business may suffer if our trademarks or service marks are infringed.

        We rely on trademarks and service marks to protect our various brand names in our markets. Many of these trademarks and service marks have been a key part of establishing our business in the communities in which we operate. We believe these trademarks and service marks have significant value and are important to the marketing of our services. We can make no assurances that the steps we have taken or will take to protect our proprietary rights will be adequate to prevent misappropriation of our rights or the use by others of features based upon, or otherwise similar to, ours. In addition, although we believe we have the right to use our trademarks and service marks, we can make no assurances that our trademarks and service marks do not or will not violate the proprietary rights of others, that our trademarks and service marks will be upheld if challenged, or that we will not be prevented from using our trademarks and service marks, any of which occurrences could harm our business.

Part of our business is seasonal, which causes our revenue to fluctuate and may adversely affect our ability to service our debt.

        Our business is seasonal due to the impact of our customers cashing their tax refund checks with us and using the related proceeds in connection with our other products and services, such as prepaid debit cards. Also, our consumer loan business declines slightly in the first calendar quarter as a result of customers' receipt of tax refund checks. If our revenue were to fall substantially below what we would normally expect during certain periods, our annual financial results would be adversely impacted, as would our ability to service our debt.

Our stores are currently carrying less cash as a result of costs associated with the Restructuring.

        We incurred significant expenses in connection with the Restructuring, which has resulted in a reduction in our cash balance. As a result, we are carrying less cash at our stores, which could result in us being unable to make loans to potential customers and hurt our competitiveness in the marketplace. If we are unable to meet customer demands, it could have a material adverse effect on our business and results of operations. We can provide no assurances that we will be able to replenish the cash balances at our stores on the expected timeline or at all.

Because we maintain a significant supply of cash in our stores, we may be subject to cash shortages due to robbery, employee errors and theft.

        Since our business requires us to maintain a significant supply of cash in each of our stores, we are subject to the risk of cash shortages resulting from robberies, as well as employee errors and theft. We can make no assurances that robberies, employee errors and theft will not occur. The extent of these cash shortages could increase as we expand the nature and scope of our products and services. Any such cash shortages could adversely affect our business, results of operations and financial condition.

If our insurance coverage limits are inadequate to cover our liabilities, if we are unable to obtain insurance or bonds due to our financial condition, if our insurance costs rise, or we suffer losses due to one or more of our insurance carriers defaulting on their obligations, our financial condition and results of operations could be materially adversely affected.

        As a result of the liability risks inherent in our lines of business we maintain liability insurance intended to cover various types of property, casualty and other risks. The types and amounts of insurance that we obtain vary from time to time, depending on availability, cost and our decisions with respect to risk retention. The policies are subject to deductibles and exclusions that result in our retention of a level of risk on a self-insured basis. Our insurance policies are subject to annual renewal. The coverage limits of our insurance policies may not be adequate, and we may not be able to obtain insurance or bonds in the future on acceptable terms or at all. In addition, our insurance premiums and our self-insured retentions may be subject to increases in the future, which increases may be material. Furthermore, the losses that are insured through commercial insurance are subject to the credit risk of those insurance companies. We can make no assurances that such insurance companies will remain creditworthy in the future. Inadequate insurance coverage limits, increases in our insurance costs or losses suffered due to one or more of our insurance carriers defaulting on their obligations, could have a material adverse effect on our financial condition and results of operations.

Our operations could be impacted by any future government shutdowns.

        If any future government shutdown, similar to the one that lasted from December 2018 to February 2019, were to occur and continue for an extended period of time or if the IRS were to become unable to timely distribute tax refunds, collections from our customers could be negatively impacted, which could have a material adverse effect on our financial condition and results of operations.

Our operations could be subject to natural disasters and other business disruptions, which could adversely impact our future revenue and financial condition and increase our costs and expenses.

        Our operations could be subject to natural disasters and other business disruptions, which could adversely impact our future revenue and financial condition and increase our costs and expenses. For example, the occurrence and threat of terrorist attacks may directly or indirectly affect economic conditions, which could in turn adversely affect demand for our services. In the event of a major natural or man-made disaster, such as hurricanes, floods, fires or earthquakes, we could experience loss of life of our employees, destruction of facilities or business interruptions, any of which could materially adversely affect us. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. economy and worldwide financial markets. Any of these occurrences could have a material adverse effect on our business, results of operations and financial condition.

Our financial condition, operations and liquidity may be materially adversely affected in the event of a catastrophic loss for which we are self-insured.

        We are self-insured with respect to our employee health insurance program and certain commercial, property and casualty risks. Based on management's assessment and judgment, we have determined that it is generally more cost effective to self-insure these risks. The risks and exposures we self-insure include, but are not limited to, flood, theft, counterfeits, and our employee health insurance program. We also maintain insurance contracts with independent insurance companies that provide certain worker's compensation coverage, disability income coverage, certain employment practices coverage, and life insurance coverage.

        In addition, we maintain director and officer liability coverage and certain property insurance contracts with independent insurance companies. Some of these coverages may be subject to large self-insured retentions. Some of these insurance companies may refuse to renew our policies due to our financial condition. We also maintain certain stop-gap coverage for catastrophic losses under our employee health insurance program. Should there be catastrophic loss from events for which we are self-insured or adverse court or similar decisions in any area in which we are self-insured, our financial condition, results of operations and liquidity may be materially adversely affected.

Adverse real estate market fluctuations could affect our profits.

        We lease the majority of our store locations. A significant rise in overall lease costs may result in an increase in our store occupancy costs as we open new locations and renew leases for existing locations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Various of the statements made herein under the captions "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere, are "forward-looking statements" within the meaning of, and subject to, the protections of Section 27A of the Securities Act and Section 21E of the Exchange Act.

        Forward-looking statements include, without limitation, statements as to:

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  our expected future results of operations;

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  economic conditions;

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  our business and growth strategy;

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  our ability to refinance our indebtedness;

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  fluctuations in quarterly operating results;

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  statements as to liquidity and compliance with debt covenants;

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  the effects of terrorist attacks, war and the economy on our business;

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  estimates of intangible asset impairments and amortization expense of customer relationships and other intangible assets;

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  the effects of legal proceedings, regulatory investigations and tax examinations;

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  the effect of regulations impacting our business;

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  the effects of new accounting pronouncements and changes in accounting guidance; and

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  statements as to trends or our Company's or management's beliefs, expectations and opinions.

        The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "would," "should," "guidance," "potential," "continue," "project," "forecast," "confident," and similar expressions are typically used to identify forward-looking statements. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include:

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  risks related to our ability to grow internally;

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  risks related to our ability to compete;

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  risks related to our substantial indebtedness, our ability to service such debt and our ability to comply with debt covenants;

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  risks related to our ability to incur additional debt;

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  risks related to our ability to restructure or refinance current indebtedness on commercially reasonable terms, if at all;

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  risks related to our ability to meet liquidity needs;

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  risks related to our ability to execute fully on cost savings initiatives;

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  risks related to fluctuations in quarterly operating results and cashflow;

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  the risk that we will not be able to improve margins;

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  risks related to changes in or new government regulations;

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  risks related to the discontinuance of banking or merchant processing relationships;

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  risks related to impairment of goodwill and other intangible assets;

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  risks related to litigation, regulatory investigations and tax examinations;

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  risks related to negative perception of our business;

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  risks related to our ability to attract new customers;

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  risks related to our concentration in certain markets;

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  risks related to our reliance on third party product or service providers;

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  risks related to our use of and reliance on consumer credit information and errors in our underwriting models;

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  risks related to our dependence on senior management;

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  risks related to security and privacy breaches;

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  risks associated with technology;

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  risks related to the availability of qualified employees;

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  risks related to reliance on independent telecommunications service providers;

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  risks related to possible future terrorist attacks;

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  risks related to natural disasters or the threat or outbreak of war or hostilities;

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  risks that certain of our noteholders' interests may conflict with the interests of other investors;

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  risks that our business may suffer if our trademarks or service marks are infringed;

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  risks that our insurance coverage limits are inadequate, or increases in our insurance costs impact profitability or we suffer losses due to one or more of our insurance carriers defaulting on their obligations; and

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  risks that adverse real estate market fluctuations could affect our profits.

        We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do occur, what impact they will have on our results of operations and financial condition. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise. For additional information concerning the risks that affect us, see "Risk Factors."

 USE OF PROCEEDS

        We will not receive any proceeds from the offer and sale of our securities by the selling security holders identified herein.

DISTRIBUTION POLICY

        We do not anticipate paying any distributions to holders of our equity securities in the foreseeable future because we expect to retain earnings to support our business plan. See "Description of Equity Securities" for a discussion of the distribution rights of holders of our Common Units in the event that we declare any distribution in the future.

OFFERING PRICE

        The selling security holders may offer the PIK Notes at the current fixed price of 100% of the aggregate principal amount of such PIK Notes plus accrued and unpaid interest thereon, if any, and the Class A Common Units and Class B Common Units at the current fixed price of $0.87 per unit through public or private transactions or through other means described under "Plan of Distribution" until such shares are quoted on the OTCBB, OTCQX or OTCQB or listed on an exchange and thereafter at prevailing market prices or at privately negotiated prices. The fixed price of the PIK Notes is based on their par value and the fixed price of the Class A Units and the Class B Units is based on their fair value calculated as of December 31, 2018. We do not expect an active trading market to develop for the PIK Notes or our Common Units and can provide no assurances that the PIK Notes, the Class A Units or the Class B Units will trade at these prices if and when a market develops.

 UNUADITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma financial statements have been derived from our Predecessor's historical financial statements. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2018 is presented as if the Restructuring was completed on the first day of the annual period presented.

        The results of operations for the periods presented below are not necessarily indicative of the results to be expected for any future period. The unaudited pro forma financial statements should be read together with the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" (including the discussion therein of critical accounting policies and recent acquisitions) and Predecessor's consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

CCF Holdings LLC and Subsidiaries
Pro Forma Condensed Consolidated Statements of Operations
Year Ended December 31, 2018
(In Thousands)
(Unaudited)

	Historical	Pro Forma Adjustments Related to Restructuring		Pro Forma
Revenues:
Finance receivable fees	$200,422	$—		$200,422
Credit service fees	75,748	—		75,748
Check cashing fees	47,011	—		47,011
Card fees	8,845	—		8,845
Other	14,212	—		14,212

Total revenues	346,238	—		346,238

Operating expenses:
Salaries	68,972	—		68,972
Provision for loan losses	100,211	—		100,211
Occupancy	25,996	—		25,996
Advertising and marketing	4,738	—		4,738
Lease termination	754	—		754
Depreciation and amortization	8,029	—		8,029
Other	42,718	—		42,718

Total operating expenses	251,418			251,418

Operating gross profit	94,820	—		94,820

Corporate and other expenses:
Corporate expenses	68,306	—		68,306
Transaction costs	6,941	—		6,941
Depreciation and amortization	5,185	—		5,185
Interest expense, net	53,174	(12,540	)(a)	40,634
Loss on debt extinguishment	10,832	(10,832	)(b)	—

Total corporate and other expenses	144,438	(23,372)		121,066

Income (loss) from continuing operations, before tax	$(49,618)	$23,372		$(26,246)

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1—Adjustments to the Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2018

(a)
Reflects the sum of $13,049 in pro forma interest expense and administrative expenses for the $70,000 Ivy Credit Agreement, plus $3,833 in pro forma interest expense for the $42,000 new Secured Notes, plus $30,989 in pro forma interest expense for the $276,940 PIK Notes, plus $2 in deferred financing cost amortization for the Ivy Credit Agreement, less the $60,413 in actual deferred financing cost and bond discount amortization, and interest expense for the 2019 Notes and the 2020 Notes, Revolver, Secured Notes, and Ivy Credit Facility for the year ending December 31, 2018.

(b)
Eliminates the loss on debt extinguishment from the termination of Victory Park Revolver which would not have occurred assuming the Restructuring occurred on January 1, 2018.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the "Selected Financial Information," Predecessor's audited consolidated financial statements, Predecessor's unaudited interim consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Certain risks, uncertainties and other factors, including but not limited to those set forth under "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and elsewhere in this prospectus, may cause actual results to differ materially from those projected in the forward looking statements.

        Unless the context indicates otherwise, references to "we," "our," "us," and the "Company" refer to CCF Holdings LLC, a Delaware limited liability company, and its consolidated subsidiaries or Community Choice Financial Inc. and its consolidated subsidiaries prior to the Restructuring (as described below), as applicable. All periods presented prior to the closing of the Restructuring on December 12, 2018 represent the operations of our Predecessor. Unless otherwise specified, all results of operations information for the year ended December 31, 2018 reflect the full year.

        References to "Successor" or "Successor Company" relate to the financial position and results of operations of the reorganized Company subsequent to December 12, 2018. References to "Predecessor" or "Predecessor Company" refer to the financial position and results of operations of Community Choice Financial Inc. on and before December 12, 2018.

Overview

        We are a provider of alternative financial services to unbanked and under-banked consumers. We were formed in 2018 and continued, without interruption, the operations of our Predecessor. As a result of the Restructuring, we succeeded to the business and operations of Community Choice Financial Inc., which we refer to as our Predecessor. We provide our customers a variety of financial products and services, including short-term and medium-term consumer loans, check cashing, prepaid debit cards, and other services that address the specific needs of our customers. Through our customer focused business model, we provide our customers with access to financial services through our retail locations and our websites. As of March 31, 2019, we operated 471 retail locations across 12 states and were licensed to deliver similar financial services over the internet in 29 states.

The 2018 Restructuring

        During the year ended December 31, 2017, our Predecessor experienced a net loss of $180.9 million, which when combined with a substantial amount of indebtedness caused our Predecessor to struggle with paying its debts as they came due. As a result, our Predecessor's independent registered public accounting firm included a paragraph in its audit opinion for the year ended December 31, 2017 casting doubt on our Predecessor's ability to continue as a going concern. During 2018, our Predecessor agreed with certain of its creditors to engage in a deleveraging transaction, which resulted in the Restructuring as described further below.

        On December 12, 2018, our Predecessor entered into the Restructuring Agreement. Substantially concurrent with the execution and delivery of, and pursuant to, the Restructuring Agreement, on December 12, 2018, Predecessor consummated a number of transactions contemplated thereby, which satisfied Predecessor's obligation to execute a Deleveraging Transaction as required under the Victory Park Revolver and the SPV Indenture.

        The Deleveraging Transaction was effected by way of an out-of-court strict foreclosure transaction, pursuant to which the Collateral Agent under the Existing Indentures were, acting at the direction of certain beneficial holders holding more than 50% of the 2019 Notes and the beneficial holders of 100% of the 2020 Notes, exercised remedies whereby all right, title and interest in and to all of the assets of the Company that constituted collateral with respect to the Existing Indentures, including the issued and outstanding equity interests in certain of the Company's direct subsidiaries, were transferred to CCF OpCo. CCF OpCo is an indirect wholly owned subsidiary of the Company.

        The Class A Common Units and Class B Common Units (which Class B Common Units represented 15.0% of the aggregate number of the issued and outstanding Common Units on December 12, 2018, subject to adjustment for any future issuances of common units (i) in consideration for the redemption of the PIK Notes ("Redemption Units"), or (ii) in connection with the issuance of any additional debt securities ("Additional Financing Units"), such that they continue to represent 15.0% of the issued and outstanding Common Units (including such Redemption Units and Additional Financing Units, but subject to dilution from any new management equity plan)) will entitle the holders thereof to voting rights (in each case, subject to the limitations in the governing documents of the Company). Following the Class C Distribution Time (as defined under "Description of Equity Securities"), Class C Common Units will be entitled to up to 5.0% of distributions from the Company. The Class C Common Units shall be subject to dilution from any new management equity plan and other common units and other equity interests of the Company that may be issued after the effective date of the Deleveraging.

Years Ended December 31, 2018, 2017 and 2016

Factors Affecting Our Results of Operations

Acquisition and Disposition of Businesses

        On February 1, 2016, Buckeye Check Cashing of Florida Inc. ("BCC Florida"), a wholly-owned subsidiary of Predecessor, completed the sale of the membership interests of Buckeye Check Cashing of Florida II LLC ("Florida II") to Buckeye Check Cashing of Florida III, LLC ("Buyer"). Florida II operated forty-three stores in the south Florida market at the transaction date and was part of the Retail financial service operating segment.

        In connection with the sale, Predecessor had provided the Buyer with a short-term $6.0 million line of credit, substantially all of which was drawn by the Buyer as part of, or concurrent with, the sale. As a result of uncertainties associated with repayment of the line of credit, Predecessor also recognized a $3.0 million loan loss reserve that has been included in the loss on sale of Florida II.

        On May 18, 2016, BCC Florida, a wholly-owned subsidiary of Predecessor, acquired five south Florida retail locations, previously owned by Florida II, from the subsequent purchaser of Florida II. BCC Florida agreed to accept the assets of the five retail locations in exchange for satisfying the Buyer's remaining obligation on the line of credit, net of loan loss reserve, from the sale of Florida II. The transaction resulted in a pre-tax gain of $0.3 million during the second quarter of 2016 which is included in corporate expenses on the consolidated statement of operations.

        On July 1, 2016, Predecessor's indirect subsidiaries, Checksmart Financial Company, Cash Central of Mississippi, LLC, Buckeye Check Cashing of Alabama, LLC, Buckeye Check Cashing of Arizona, Inc., and Buckeye Check Cashing, Inc., entered into a swap transaction (the "transaction") with QC Holdings, Inc., and QC Financial Services, Inc. (collectively "QC"). As part of the transaction, Predecessor's subsidiaries acquired QC Financial Services of California, Inc., which operated sixty retail locations in California, and thirty-eight retail locations in Ohio, Mississippi, Arizona and Alabama from QC. These new stores were accounted for as an acquisition. Also as part of the transaction, Predecessor transferred to QC, Buckeye Check Cashing of Illinois LLC, Buckeye Check Cashing of Kansas LLC, Buckeye Title Loans of Kansas LLC, Buckeye Check Cashing of Missouri LLC, Buckeye Title Loans of Missouri LLC, Buckeye Check Cashing of Utah, Inc., and Buckeye Title Loans of

Utah LLC, and the thirty-three retail locations operated by these entities. We refer to the transaction as the QC Transaction. The strategy surrounding the acquisition was to acquire new customers and consolidate stores which represented a service area overlap with our legacy stores. Thirty of the acquired ninety-eight stores remained open as of December 31, 2018.

        Other than the transfer of the equity interests and assets, the transaction did not provide for the payment or receipt of any other consideration by Predecessor's subsidiaries or by QC, other than customary post-closing adjustments. In entering into the transaction, Predecessor's subsidiaries and QC each concluded that the net value of the equity interests and other assets received by QC are substantially equal to the net value of the equity interests and other assets received by Predecessor's subsidiaries.

        On December 22, 2016, Buckeye Check Cashing of Mississippi, a wholly-owned subsidiary of Predecessor, acquired the assets of seventeen Mississippi retail store locations for $1.4 million, and assumed the leases of forty-two retail locations in June 2017. The strategy surrounding the transactions was to acquire new customers and consolidate stores which represented a service area overlap. Forty-five of these fifty-nine stores remained open as of December 31, 2018.

Retail Platform

        During the year ended December 31, 2018, we opened no retail locations and closed eighteen retail locations.

        The chart below sets forth certain information regarding our retail presence and number of states served via the internet as of and for the years ended December 31, 2016, 2017, 2018, respectively.

	December 31, 2016	December 31, 2017	December 31, 2018
# of Locations
Beginning of Period	525	518	489
Acquired	120	—	—
Opened(a)	—	47	—
Sold	76	—	—
Closed	51	76	18

End of Period	518	489	471

Number of states licensed for our internet operations	32	30	29

(a)
Includes leases assumed from an unrelated Mississippi entity that terminated its business operations in June 2017.

        The following table provides the geographic composition of our retail locations as of December 31, 2016, 2017 and 2018:

	December 31, 2016	December 31, 2017	December 31, 2018
Alabama	46	39	39
Arizona	38	31	28
California	191	159	150
Florida	16	15	15
Indiana	21	21	21
Kentucky	15	15	15
Michigan	14	14	13
Mississippi	24	51	48
Ohio	99	92	92
Oregon	2	2	2
Tennessee	25	24	22
Virginia	27	26	26

	518	489	471

        In addition, the Company is licensed to provide internet financial services in the following states: Alabama, Alaska, California, Delaware, Florida, Hawaii, Idaho, Illinois, Indiana, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin, and Wyoming.

Changes in Legislation & Regulation

  The CFPB Arbitration Rule

        On July 10, 2017, the Consumer Financial Protection Bureau ("CFPB") adopted the final rule prohibiting the use of mandatory arbitration clauses with class action waivers in consumer financial services contracts, or the Anti-Arbitration Rule. The Anti-Arbitration Rule was published in the Federal Register on July 19, 2017, and overturned by Congress on October 24, 2017, based on the Congressional Review Act. On November 1, 2017, President Trump signed Congress's resolution repealing the CFPB's Anti-Arbitration Rule, officially invalidating the rule. As a result of the Anti-Arbitration Rule having been disapproved under the Congressional Review Act, the CFPB is prevented from reissuing the disapproved rule in substantially the same form or from issuing a new rule that is substantially the same, unless the reissued or new rule is specifically authorized by a law enacted after the date of the resolution of disapproval.

  The CFPB Payday, Vehicle Title and Certain High-Cost Installment Loans Rules

        On July 21, 2010, the Dodd-Frank Act was signed into law. Among other things, this act created the CFPB and granted it the authority to regulate companies that provide consumer financial services. The CFPB has examined both our retail and internet operations. The findings from these exams did not result in any material change to our business practices. We expect to be periodically examined in the future by the CFPB as well as other regulatory agencies.

        On June 2, 2016, the CFPB released its proposed rules addressing payday, vehicle title and certain high-cost installment loans. The CFPB accepted comments on the proposed rules through October 7, 2016. On October 4, 2017, the CFPB released its final rule applicable to payday, title and certain high-cost installment loans ("CFPB Rule"). The CFPB Rule was published in the Federal Register on November 17, 2017, and but for the CFPB's February 6, 2019, proposal to rescind a portion of those rules, would have become fully effective on August 2019. Further, it is possible that some or all of the CFPB Rule will be subject to legal challenge by trade groups or other private parties.

        The portion of the CFPB Rule that the February 6, 2019, proposal seeks to rescind involves the ability-to-repay, or ATR, requirements for "covered short-term loans" and "covered longer-term balloon-payment loans," as well as payment limitations on these loans and "covered longer-term loans." Covered short-term loans are consumer loans with a term of 45 days or less. Covered longer-term balloon payment loans include consumer loans with a term of more than 45 days where (i) the loan is payable in a single payment, (ii) any payment is more than twice any other payment, or (iii) the loan is a multiple advance loan that may not fully amortize by a specified date and the final payment could be more than twice the amount of other minimum payments. Covered longer-term loans are consumer loans with a term of more than 45 days where (i) the total cost of credit exceeds an annual rate of 36%, and (ii) the lender obtains a form of "leveraged payment mechanism" giving the lender a right to initiate transfers from the consumer's account. Post-dated checks, authorizations to initiate automated clearing house or ACH payments and authorizations to initiate prepaid or debit card payments are all leveraged payment mechanisms under the CFPB Rule.

        The February 6, 2019, proposal seeks also to rescind the requirement that a lender choose between the following two options:

        A "full payment test," under which the lender must make a reasonable determination of the consumer's ability to repay the loan in full and cover major financial obligations and living expenses over the term of the loan and the succeeding 30 days. Under this test, the lender must take account of the consumer's basic living expenses and obtain and generally verify evidence of the consumer's income and major financial obligations. However, in circumstances where a lender determines that a reliable income record is not reasonably available, such as when a consumer receives and spends income in cash, the lender may reasonably rely on the consumer's statements alone as evidence of income. Further, unless a housing debt obligation appears on a national consumer report, the lender may reasonably rely on the consumer's written statement regarding his or her housing expense. As part of the ATR determination, the CFPB Rule permits lenders and consumers in certain circumstances to rely on income from third parties, such as spouses, to which the consumer has a reasonable expectation of access, and to consider whether another person is regularly contributing to the payment of major financial obligations or basic living expenses. A 30-day cooling off period applies after a sequence of three covered short-term or longer-term balloon payment loans.

        A "principal-payoff option," under which the lender may make up to three sequential loans, or so-called Section 1041.6 Loans, without engaging in an ATR analysis. The first Section 1041.6 Loan in any sequence of Section 1041.6 Loans without a 30-day cooling off period between loans is limited to $500, the second is limited to a principal amount that is at least one-third smaller than the principal amount of the first, and the third is limited to a principal amount that is at least two-thirds smaller than the principal amount of the first. A lender may not use this option if (i) the consumer had in the past 30 days an outstanding covered short-term loan or an outstanding longer-term balloon payment loan that is not a Section 1041.6 Loan, or (ii) the new Section 1041.6 Loan would result in the consumer having more than six covered short-term loans (including Section 1041.6 Loans) during a consecutive 12-month period or being in debt for more than 90 days on such loans during a consecutive 12-month period. For Section 1041.6 Loans, the lender cannot take vehicle security or structure the loan as open-end credit.

        The portion of the CFPB Rule's addressing the "penalty fee prevention" provisions, will, under the current proposal, become effective on August 19, 2019. Under these provisions:

        If two consecutive attempts to collect money from a particular account of the borrower, made through any channel (e.g., paper check, ACH, prepaid card) are unsuccessful due to insufficient funds, the lender cannot make any further attempts to collect from such account unless and until the lender has provided a new notice to the borrower and the borrower has provided a new and specific authorization for additional payment transfers. The CFPB Rule contains specific requirements and conditions for the authorization. While the CFPB has explained that these provisions are designed to limit bank penalty fees to which consumers may be subject, and while banks do not charge penalty fees on card authorization requests, the CFPB Rule nevertheless treats card authorization requests as payment attempts subject to these limitations.

        A lender generally must give the consumer at least three business days' advance notice before attempting to collect payment by accessing a consumer's checking, savings, or prepaid account. The notice must include information such as the date of the payment request, payment channel and payment amount (broken down by principal, interest, fees, and other charges), as well as additional information for "unusual attempts," such as when the payment is for a different amount than the regular payment, initiated on a date other than the date of a regularly scheduled payment or initiated in a different channel than the immediately preceding payment attempt.

  Other Legislative and Regulatory Changes

        The CFPB has proposed new rules affecting debt collection and announced tentative plans to propose rules affecting debt accuracy and verification. Also, during the past few years, legislation, ballot initiatives and regulations have been proposed or adopted in various states that would prohibit or severely restrict our short-term consumer lending.

        For a discussion of the potential impact of the CFPB Rule on the Company, see "Risk Factors—The CFPB has adopted rules applicable to our loans that could have a material adverse effect on our business and results of operations, on our ability to offer short-term consumer loans, on our ability to obtain ACH payment authorizations, or on our credit facility."

Product Characteristics and Mix

        As the Company expands its product offerings to meet customers' needs, the characteristics of the Company's overall loan portfolio shift to reflect the terms of these new products. Our various lending products have different terms. Our prepaid debit card direct deposit offering may reduce our check cashing fees; however, the availability of direct deposit to the Insight prepaid card as an alternative to check cashing may extend the customer relationship.

Expenses

        Our operating expenses relate primarily to the operation of our retail locations and internet presence, including salaries and benefits, retail location occupancy costs, call center costs, advertising, loan loss provisions, and depreciation of assets. We also incur corporate and other expenses on a company-wide basis, including interest expense and other financing costs related to our indebtedness, insurance, salaries, benefits, occupancy costs, professional expenses and management fees paid to our Predecessor's largest stockholders.

        We view our compliance, collections and operations groups as core competencies. We have invested in each of these areas and believe we will benefit from increased economies of scale and satisfy the increased regulatory scrutiny.

Closure of the Utah Facility

        In February 2017, the Predecessor closed the Utah office that was acquired in 2012 when we purchased Direct Financial Solutions, our internet business. All call center operations have been fully integrated into our primary headquarters in Dublin, Ohio. During the year ended December 31, 2017, we incurred $2.6 million in closure costs consisting of $1.8 million in lease termination expenses and

$0.8 million in loss on disposal of assets associated with this consolidation. In November 2017, Predecessor settled with the landlord, resulting in a $0.6 million reduction of the lease termination expense.

Critical Accounting Policies

        Consistent with accounting principles generally accepted in the United States of America, our management makes certain estimates and assumptions to determine the reported amounts of assets, liabilities, revenue and expenses in the process of preparing our financial statements. These estimates and assumptions are based on the best information available to management at the time the estimates or assumptions are made. The most significant estimates made by our management include allowance for loan losses, stock based compensation, and our determination for recording the amount of deferred income tax assets and liabilities, because these estimates and assumptions could change materially as a result of conditions both within and beyond management's control.

        Management believes that among our significant accounting policies, the following involve a higher degree of judgment:

Finance Receivables, Net

        Finance receivables consist of short-term and medium-term consumer loans.

        Short-term consumer loans can be unsecured or secured with a maturity up to ninety days. Unsecured short-term products typically range in size from $100 to $1,000, with a maturity between fourteen and thirty days, and an agreement to defer the presentment of the customer's personal check or preauthorized debit for the aggregate amount of the advance plus fees. This form of lending is based on applicable laws and regulations which vary by state. Statutes vary from state-to-state permitting charging fees of 15% to 20%, to charging interest at 25% per annum plus origination fees. The customers repay the cash advances by making cash payments or allowing the check or preauthorized debit to be presented. Secured short-term products typically range from $750 to $5,000, and are asset-based consumer loans whereby the customer obtains cash and grants a security interest in the collateral that may become a lien against that collateral. Secured consumer loans represented 18.2%, 14.5% and 12.8% of short-term consumer loans at December 31, 2016, 2017 and 2018, respectively.

        Medium-term consumer loans can be unsecured or secured with a maturity of three months up to thirty-six months. Unsecured medium-term products typically range from $100 to $5,000. These consumer loans vary in structure depending upon the regulatory environment where they are offered. The consumer loans are due in installments or provide for a line of credit with periodic monthly payments. Secured medium-term products, typically range from $750 to $5,000, and are asset-based consumer loans whereby the customer obtains cash and grants a security interest in the collateral that may become a lien against that collateral. Secured consumer loans represented 10.2%, 12.6% and 13.7% of medium-term consumer loans at December 31, 2016, 2017 and 2018, respectively.

        In some instances, we maintain debt-purchasing arrangements with third-party lenders. We accrue for these obligations through management's estimation of anticipated purchases based on expected losses in the third-party lender's portfolio. This obligation is recorded as a current liability on our balance sheet.

        Total finance receivables, net of unearned advance fees and allowance for loan losses, on the consolidated balance sheets as of December 31, 2016, 2017 and 2018 were $93.8 million, $94.3 million and $84.4 million, respectively. The allowance for loan losses as of December 31, 2016, 2017 and 2018 were $16.2 million, $16.3 million and $3.5 million, respectively. At December 31, 2016, 2017 and 2018, the allowance for loan losses were 14.7%, 14.8% and 4.0%, respectively, of total finance receivables, net of unearned advance fees.

        Finance receivables, net as of December 31, 2016, 2017 and 2018 are as follows (in thousands):

	December 31,
	2016	2017	2018
Finance Receivables, net of unearned advance fees	$110,038	$110,666	$87,838
Less: Allowance for loan losses	16,219	16,327	3,474

Finance Receivables, Net	$93,819	$94,339	$84,364

        The total changes to the allowance for loan losses for the Predecessor years ended December 31, 2016, 2017, the Predecessor period ended December 12, 2018, and the Successor period ended December 31, 2018 are as follows (in thousands):

			For the Period January 1 Through December 12, 2018 Predecessor	For the Period December 13 Through December 31, 2018 Successor
	Year Ended December 31,
	2016 Predecessor	2017 Predecessor
Allowance for loan losses
Beginning of Period	$23,892	$16,219	$16,327	$—
Provisions for loan losses	84,742	97,569	67,827	1,979
Charge-offs, net	(92,415)	(97,461)	(67,775)	1,495

End of Period	$16,219	$16,327	$16,379	$3,474

Allowance as a percentage of finance receivables, net of unearned advance fees	14.7%	14.8%	16.7%	4.0%

        The provision for loan losses for the Predecessor years ended December 31, 2016, 2017, and the Predecessor period ended December 12, 2018 includes losses from returned items from check cashing of $6.1 million, $6.0 million, and $5.0 million and third party lender losses of $25.2 million, $32.7 million, and $24.3 million, respectively. The provision for loan losses for the Successor period ended December 31, 2018 includes losses from returned items from check cashing of $0.2 million and third party lender losses of $0.9 million.

        In some instances the Company guarantees loans with third-party lenders. As of December 31, 2018 and 2017, the outstanding amount of active consumer loans were $34.1 million and $37.0 million, respectively, consisting of $33.8 million and $35.8 million in short-term, and $0.3 million and $1.2 million in installment loans, respectively. We accrue for these obligations through management's estimation of anticipated purchases based on expected losses in the third-party lender's portfolio. This obligation is recorded as a current liability on our balance sheet and was $4.5 million and $4.8 million as of December 31, 2018 and 2017, respectively.

        Net charge-offs for the Successor period ended December 31, 2018 includes recoveries from the Predecessor period as the allowance for loan losses was reset due to purchase accounting.

Goodwill Impairment

        Management evaluates all long-lived assets for impairment annually as of December 31, or whenever events or changes in business circumstances indicate an asset might be impaired, including goodwill and equity method investments. One event that requires that we perform a goodwill impairment test is when a portion of the retail reporting unit is sold. Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets at the date of the acquisition.

        One of the methods that management employs in the review of such assets uses estimates of future cash flows. If the carrying value is considered impaired, an impairment charge is recorded for the amount by which the carrying value exceeds its fair value. Management believes that its estimates of future cash flows and fair value are reasonable. Changes in estimates of such cash flows and fair value, however, could impact the estimated value of such assets.

        Predecessor divested its interests in Florida II in February 2016, as described in Note 14 of Predecessor's audited financial statements. At this time, the test resulted in no impairment of goodwill. On July 1, 2016, Predecessor entered into a swap transaction and transferred its interests in Illinois, Kansas, Missouri, and Utah as described in Note 14. The test concluded that the Retail financial services reporting unit was impaired by $28.9 million as of July 1, 2016 as described in Note 5 of Predecessor's audited financial statements.

        Predecessor conducted its annual test for impairment of goodwill as of December 31, 2016 and 2017 for the Retail financial services reporting unit and concluded that the Retail financial services reporting unit had an impairment of $-0- million, and $113.8 million, respectively. Predecessor's goodwill was fully impaired as of December 31, 2017.

Income Taxes

        We record income taxes under generally accepted accounting principles. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded to reduce the deferred tax asset if it is more likely than not that some portion of the asset will not be realized. As of December 31, 2016, Predecessor recorded a full valuation allowance on its existing deferred tax assets as their future utilization was uncertain at that time. Our Predecessor continues to maintain a full valuation allowance.

        As of December 31, 2018, we maintained a full valuation allowance on our existing deferred tax assets as it is not more likely than not that approximately $52.8 million of net deferred tax assets would be realized.

        On December 22, 2017, the U.S. federal government enacted comprehensive tax legislation (the "Tax Act"), which significantly revises the U.S. corporate income tax law by, among other things, lowering the U.S. federal corporate income tax rate from 35% to 21%. The lower U.S. corporate income tax rate is effective January 1, 2018, however the U.S. deferred tax assets and liabilities were adjusted in 2017 when the new tax law was enacted. The estimated impact of the Tax Act is further described in the notes to Predecessor's audited financial statements.

Results of Operations

        The following table sets forth key operating data for our operations for the years ended December 31, 2016, 2017, and 2018 (dollars in thousands):

	Year Ended December 31,
	2016	Revenue %	2017	Revenue %	2018	Revenue %
Total Revenues	$402,329	100.0%	$364,067	100.0%	$346,238	100.0%
Operating Expenses
Salaries	70,024	17.4%	70,539	19.4%	68,972	19.9%
Provision for losses	115,962	28.8%	136,201	37.4%	100,211	28.9%
Occupancy	27,590	6.9%	27,197	7.5%	25,996	7.5%
Advertising and marketing	6,831	1.7%	7,262	2.0%	4,738	1.4%
Lease termination	1,733	0.4%	1,857	0.5%	754	0.2%
Depreciation and amortization	10,116	2.5%	9,461	2.6%	8,029	2.3%
Other operating expenses	51,597	12.8%	51,738	14.3%	42,718	12.4%

Total Operating Expenses	283,853	70.6%	304,255	83.6%	251,418	72.6%

Income from Operations	118,476	29.4%	59,812	16.4%	94,820	27.4%

Corporate and other expenses
Corporate expenses	85,673	21.3%	81,560	22.4%	68,006	19.6%
Transaction expenses	—	—	—	—	6,941	2.0%
Lease termination	—	—	1,226	0.3%	—	—
Depreciation and amortization	4,987	1.2%	4,929	1.4%	5,185	1.5%
Interest expense, net	44,470	11.1%	48,245	13.3%	53,174	15.4%
Loss on sale of subsidiaries	4,106	1.0%	—	—	—	—
(Gain) loss on debt extinguishment	(65,117)	(16.2)%	—	—	10,832	3.1%
Goodwill impairment	28,949	7.2%	113,753	31.2%	—	—
Income tax expense (benefit)	16,192	4.0%	(9,621)	(2.6)%	41	0.0%

Total corporate and other expenses	119,260	29.6%	240,092	65.9%	144,179	41.6%

Net loss before advisory fee	(784)	(0.2)%	(180,280)	(49.5)%	(49,359)	(14.3)%
Sponsor advisory fee	761	0.2%	615	0.2%	300	0.1%

Net loss before advisory fee	$(1,545)	(0.4)%	$(180,895)	(49.7)%	$(49,659)	(14.3)%

        The following tables set forth key loan and check cashing operating data for our operations as of and for the total years ended December 31, 2016, 2017 and 2018:

	Twelve Months Ended December 31,
	2016	2017	2018
Short-term Loan Operating Data (unaudited):
Loan volume (originations and refinancing) (in thousands)	$1,065,716	$1,036,753	$1,058,854
Number of loan transactions (in thousands)	2,938	2,858	2,906
Average new loan size	$363	$363	$364
Average fee per new loan	$48.49	$48.87	$47.34
Loan loss provision	$37,906	$46,240	$39,192
Loan loss provision as a percentage of loan volume	3.6%	4.5%	3.7%
Secured loans as percentage of total at December 31st	18.2%	14.5%	12.8%
Medium-term Loan Operating Data (unaudited):
Balance outstanding (in thousands)	$51,431	$46,903	$41,248
Number of loans outstanding	42,128	37,371	44,582
Average balance outstanding	$1,219	$1,255	$925
Weighted average monthly percentage rate	16.5%	16.8%	17.8%
Allowance as a percentage of finance receivables	27.2%	29.1%	30.9%
Loan loss provision	$46,836	$51,329	$30,614
Secured loans as percentage of total at December 31st	10.2%	12.6%	13.7%
Check Cashing Data (unaudited):
Face amount of checks cashed (in thousands)	$2,072,593	$1,829,036	$1,828,537
Number of checks cashed (in thousands)	3,979	3,301	3,039
Face amount of average check	$521	$554	$602
Average fee per check	$12.17	$13.94	$15.47
Returned check expense	$6,056	$5,966	$5,200
Returned check expense as a percent of face amount of checks cashed	0.3%	0.3%	0.3%

Total Year Ended December 31, 2018 Compared to Total Year Ended December 31, 2017

Revenue

        The following table sets forth revenue by product line and total revenue for the total years ended December 31, 2018 and 2017.

	Year Ended December 31,
					Total
	Total 2017	Predecessor 2018	Successor 2018	Total 2018				Total 2018
					Increase (Decrease)		2017
					(Percent)		(Percent of Revenue)
Short-term Consumer Loan Fees and Interest	$139,307	$129,920	$7,706	$137,626	$(1,681)	(1.2)%	38.3%	39.7%
Medium-term Consumer Loan Fees and Interest	76,633	59,316	3,480	62,796	(13,837)	(18.1)%	21.0%	18.1%
Credit Service Fees	76,763	71,540	4,208	75,748	(1,015)	(1.3)%	21.1%	21.9%
Check Cashing Fees	46,011	44,514	2,497	47,011	1,000	2.2%	12.6%	13.6%
Prepaid Debit Card Services	8,281	8,370	475	8,845	564	6.8%	2.3%	2.6%
Other Income	17,072	13,598	614	14,212	(2,860)	(16.8)%	4.7%	4.1%

Total Revenue	$364,067	$327,258	$18,980	$346,238	$(17,829)	(4.9)%	100.0%	100.0%

        Total revenue for the twelve months ended December 31, 2018, decreased $17.8 million, or 4.9%, as compared to the twelve month period in the prior year, but Retail financial services segment revenue increased by $3.6 million, or 1.2%, for the twelve months ended December 31, 2018 as compared to the prior twelve month period.

        Revenue from short-term consumer loan fees and interest for the twelve months ended December 31, 2018, decreased $1.7 million, or 1.2%, but increased as a percentage of total revenue to 39.7% from 38.3% compared to the twelve month period in 2017. Short-term consumer loan revenue for the Retail financial services segment increased by $0.3 million, or 0.2%, for the twelve months ended December 31, 2018, as compared to the prior twelve month period.

        Revenue from medium-term consumer loans for the twelve months ended December 31, 2018, decreased $13.8 million, or 18.1%, compared to the twelve month period in 2017, primarily due to a decrease in medium-term lending in the Internet financial services segment. However, medium-term consumer loan revenue for the Retail financial services segment increased by $2.8 million, or 7.4%, for the twelve months ended December 31, 2018, as compared to the prior twelve month period.

        Other income for the twelve months ended December 31, 2018, decreased $2.9 million, or 16.8%, compared to the twelve month period in 2017, primarily attributable to decreases in collections related fees and insurance commissions.

Operating Expenses

	Year Ended December 31,
					Total
	Predecessor 2017	Predecessor 2018	Successor 2018	Total 2018			Total 2017	Total 2018
					Increase (Decrease)
					(Percent)		(Percent of Revenue)
Salaries	$70,539	$65,552	$3,420	$68,972	$(1,567)	(2.2)%	19.4%	19.9%
Provision for Loan Losses	136,201	97,098	3,113	100,211	(35,990)	(26.4)%	37.4%	28.9%
Occupancy	27,197	24,707	1,289	25,996	(1,201)	(4.4)%	7.5%	7.5%
Depreciation & Amortization	9,461	7,695	334	8,029	(1,432)	(15.1)%	2.6%	2.3%
Lease Termination Costs	1,857	754	—	754	(1,103)	(59.4)%	0.5%	0.2%
Advertising & Marketing	7,262	4,643	95	4,738	(2,524)	(34.8)%	2.0%	1.4%
Bank Charges	7,371	6,993	359	7,352	(19)	(0.3)%	2.0%	2.1%
Store Supplies	1,655	1,520	70	1,590	(65)	(3.9)%	0.5%	0.5%
Collection Expenses	1,587	1,772	45	1,817	230	14.5%	0.4%	0.5%
Telecommunications	6,735	4,900	475	5,375	(1,360)	(20.2)%	1.8%	1.6%
Security	2,120	2,332	107	2,439	319	15.0%	0.6%	0.7%
License & Other Taxes	1,744	1,622	16	1,638	(106)	(6.1)%	0.5%	0.5%
Loss on Asset Disposal	4,164	1,497	2	1,499	(2,665)	(64.0)%	1.1%	0.4%
Verification Processes	4,005	2,676	127	2,803	(1,202)	(30.0)%	1.1%	0.8%
Other Operating Expenses	22,357	17,203	1,002	18,205	(4,152)	(18.6)%	6.2%	5.3%

Total Operating Expenses	304,255	240,964	10,454	251,418	(52,837)	(17.4)%	83.6%	72.6%

Income from Operations	$59,812	$86,294	$8,526	$94,820	$35,008	58.5%	16.4%	27.4%

        Total operating expenses decreased $52.8 million, or 17.4%, and decreased as a percentage of revenue to 72.6% from 83.6%, for the twelve months ended December 31, 2018, as compared to the same period in the prior year, primarily due to decreases in the provision for loan losses, advertising & marketing, telecommunications, and other operating expenses. Income from operations increased $35.0 million, or 58.5%, and increased as a percentage of revenue to 27.4% from 16.4%, for the twelve months ended December 31, 2018, as compared to the same period in the prior year.

        The provision for loan losses decreased by $36.0 million, or 26.4%, and decreased as a percentage of revenue to 28.9% from 37.4%, for the twelve months ended December 31, 2018, as compared to the same period in the prior year, primarily as the result of implementing stricter underwriting criteria and the quality of the portfolios.

        Advertising and marketing decreased by $2.5 million, or 34.8%, and decreased as a percentage of revenue to 1.4% from 2.0%, for the twelve months ended December 31, 2018, as compared to the same period in the prior year, primarily as a result of a decrease in lead generation costs related to new customer growth primarily in the Internet segment.

        Telecommunications costs decreased by $1.4 million, or 20.2%, and decreased as a percentage of revenue to 1.6% from 1.8%, for the twelve months ended December 31, 2018, as compared to the prior period, primarily as a result of implementing less expensive service providers.

        Other operating expenses decreased by $4.2 million, or 18.6%, and decreased as a percentage of revenue to 5.3% from 6.2%, for the twelve months ended December 31, 2018, as compared to the prior period, primarily as a result of our cost containment initiatives.

Corporate and Other Expenses

	Year Ended December 31,
					Total
	Total 2017	Predecessor 2018	Successor 2018	Total 2018			Total 2017	Total 2018
					Increase (Decrease)
					(Percent)		(Percent of Revenue)
Corporate Expenses	$81,560	$64,399	$3,607	$68,006	$(13,554)	(16.6)%	22.4%	19.6%
Transaction Expenses	—	6,941	—	6,941	6,941	100.0%	—	2.0%
Depreciation & Amortization	4,929	4,318	867	5,185	256	5.2%	1.4%	1.5%
Sponsor Advisory Fee	615	300	—	300	(315)	(51.2)%	0.2%	0.1%
Interest expense, net	48,245	50,760	2,414	53,174	4,929	10.2%	13.3%	15.4%
Loss on Debt Extinguishment	—	10,832	—	10,832	10,832	100.0%	—	3.1%
Lease termination	1,226	—	—	—	(1,226)	(100.0)%	0.3%	—
Goodwill Impairment	113,753	—	—	—	(113,753)	(100.0)%	31.2%	—
Income tax expense (benefit)	(9,621)	39	2	41	9,662	100.0%	(2.6)%	0.0%

Total Corporate and Other Expenses	$240,707	$137,589	$6,890	$144,479	$(96,228)	(40.0)%	66.1%	41.7%

        The decrease in corporate expenses from $81.6 million to $68.0 million, or 16.6%, and decrease as a percentage of revenue to 19.6% from 22.4%, for the twelve months ended December 31, 2018, as compared to the prior year, is primarily the result of compensation and headcount reductions.

        The increase in interest expense is due to the amortization of financing costs associated with the revolving credit facility and note amendments, and the increase in interest related to the issuance of secured and senior notes during 2018 as part of the Restructuring.

        Transaction expenses in 2018 are professional fees associated with the Restructuring.

        The loss on debt extinguishment in 2018 is the result of the termination fees paid to terminate the existing credit facility and cost of expensing unamortized deferred issuance costs.

        Lease termination costs in 2017 is the result of the closure of the Company's Utah facility.

        Goodwill impairment in 2017 was to write off the remaining value of goodwill based on an assessment of the fair value as of December 31, 2017 per an impairment analysis of the retail unit.

        The benefit from income tax expense in 2017 is due to the reversal of a deferred tax liability resulting from the goodwill impairment.

Business Segment Results of Operations for the Years Ended December 31, 2018 and December 31, 2017

	As of December 31, 2018 and for the Successor period from December 13 through December 31, 2018
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$212,772		$24,450			$237,222
Goodwill	11,288		—			11,288
Other Intangible Assets	2,921		215			3,136
Total Revenues	$16,556	100.0%	$2,424	100.0%		$18,980	100.0%
Provision for Loan Losses	2,659	16.1%	454	18.7%		3,113	16.4%
Other Operating Expenses	7,151	43.2%	190	7.8%		7,341	38.6%
Operating Gross Profit	6,746	40.7%	1,780	73.5%		8,526	45.0%
Interest Expense, net	1,288	7.8%	1,126	46.5%		2,414	12.7%
Depreciation and Amortization	849	5.1%	18	0.7%		867	4.6%
Other Corporate Expenses(a)	—	—	—	—	3,607	3,607	19.0%
Income (Loss) from Continuing Operations, before tax	4,609	27.8%	636	26.2%	(3,607)	1,638	8.6%

(a)
Represents expenses that are not allocated between reportable segments.

        There were no intersegment revenues for the Successor period ending December 31, 2018

	For the Predecessor period from January 1 through December 12, 2018
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Revenues	$278,659	100.0%	$48,599	100.0%		$327,258	100.0%
Provision for Loan Losses	75,025	26.9%	22,073	45.4%		97,098	29.6%
Other Operating Expenses	137,847	49.5%	6,019	12.4%		143,866	44.0%
Operating Gross Profit	65,787	23.6%	20,507	42.2%		86,294	26.4%
Interest Expense, net	36,226	13.0%	14,534	29.9%		50,760	15.5%
Depreciation and Amortization	3,965	1.4%	353	0.7%		4,318	1.3%
Transaction expenses(a)	—	—	—	—	6,941	6,941	2.1%
Loss on Debt Extinguishment(a)	—	—	—	—	10,832	10,832	3.3%
Other Corporate Expenses(a)	—	—	—	—	64,699	64,699	19.8%
Income (loss) from Continuing Operations, before tax	25,596	9.2%	5,620	11.6%	(82,472)	(51,256)	(15.7)%

(a)
Represents expenses that are not allocated between reportable segments.

        There were no intersegment revenues for the Predecessor period ending December 12, 2018.

	As of and for the Predecessor year ended December 31, 2017
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$181,390		$31,016			$212,406
Other Intangible Assets	375		549			924
Total Revenues	$291,655	100.0%	$72,412	100.0%		$364,067	100.0%
Provision for Loan Losses	83,499	28.6%	52,702	72.8%		136,201	37.4%
Other Operating Expenses	159,148	54.6%	8,906	12.3%		168,054	46.2%
Operating Gross Profit	49,008	16.8%	10,804	14.9%		59,812	16.4%
Interest Expense, net	33,403	11.5%	14,842	20.5%		48,245	13.3%
Depreciation and Amortization	4,477	1.5%	452	0.6%		4,929	1.5%
Lease Termination	—	—	1,226	1.7%		1,226	0.3%
Goodwill Impairment	113,753	39.0%	—	—		113,753	31.2%
Other Corporate Expenses(a)	—	—	—	—	82,175	82,175	22.6%
Loss from Continuing Operations, before tax	(102,625)	(35.2)%	(5,716)	(7.9)%	(82,175)	(190,516)	(52.3)%

(a)
Represents expenses that are not allocated between reportable segments.

        There were no intersegment revenues for the Predecessor year ending December 31, 2017.

Retail Financial Services

        Total Retail financial services for the combined 2018 Successor and Predecessor periods represented 85.3%, or $295.2 million, of consolidated revenues for the year ended December 31, 2018, which was an increase of $3.6 million, or 1.2%, over the prior period. Retail financial services operating gross profit increased by $23.5 million, or 48.0%, and increased as a percentage of revenue to 24.6% from 16.8%, for the twelve months ended December 31, 2018, as compared to the prior year.

Internet Financial Services

        For the year ended December 31, 2018, total revenues for the combined Successor and Predecessor periods contributed by our Internet financial services segment was $51.0 million, a decrease of $21.4 million, or 29.5%, over the prior year comparable period. However, Internet financial services operating gross profit as a percentage of revenue increased to 43.7% from 14.9%, and provision for loan losses as a percentage of revenue decreased to 44.2% from 72.8%, for the twelve months ended December 31, 2018, as compared to the year ended December 31, 2017, primarily due to the improvement of the quality of the internet medium-term consumer loan portfolio, which resulted from implementing stricter underwriting criteria.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Revenue

        The following table sets forth revenue by product line and total revenue for the years ended December 31, 2017 and 2016.

	Predecessor Years Ended December 31,
	2016	2017	Decrease		2016	2017
				(Percent)	(Percent of Revenue)
Short-term Consumer Loan Fees and Interest	$142,453	$139,307	$(3,146)	(2.2)%	35.4%	38.3%
Medium-term Consumer Loan Fees and Interest	95,620	76,633	(18,987)	(19.9)%	23.8%	21.0%
Credit Service Fees	86,864	76,763	(10,101)	(11.6)%	21.6%	21.1%
Check Cashing Fees	48,437	46,011	(2,426)	(5.0)%	12.0%	12.6%
Prepaid Debit Card Services	7,974	8,281	307	3.9%	2.0%	2.3%
Other Income	20,981	17,072	(3,909)	(18.6)%	5.2%	4.7%

Total Revenue	$402,329	$364,067	$(38,262)	(9.5)%	100.0%	100.0%

        Beginning in the first quarter of 2017, the Predecessor began to expand the short-term and medium-term consumer loan portfolios resulting in fourth quarter total revenue of $99.9 million, a $5.2 million increase over the prior year fourth quarter.

        Revenue from short-term consumer loan fees and interest for the Predecessor year ended December 31, 2017, decreased $3.1 million, or 2.2%, but grew sequentially each quarter as the Predecessor expanded its portfolios. Fourth quarter revenue of $39.0 million was an increase of $1.2 million, or 3.3%, over third quarter revenue, and an increase of $4.7 million, or 13.8%, over the prior year fourth quarter.

        Revenue from medium-term consumer loans for the year ended December 31, 2017, decreased $19.0 million, or 19.9%, compared to the same period in 2016. Fourth quarter revenue of $22.2 million was an increase of $2.1 million, or 10.5%, over third quarter revenue, and an increase of $1.2 million, or 6.0%, over the prior year fourth quarter.

        The decrease in revenue from credit service fees, when comparing the current year to the prior year, occurred in the first half of the current year as the Predecessor began growing the CSO program. However, credit service fees had grown such that the third and fourth quarters of 2017 were nearly flat compared to the same periods in the prior year.

        Revenue from check cashing fees for the year ended December 31, 2017, decreased $2.4 million, or 5.0%, compared to the same period in 2016. The decrease is primarily due to the sale and divesture of retail locations in the prior year offset by growth in certain markets.

        Revenue from other income for the year ended December 31, 2017, decreased $3.9 million, or 18.6%, compared to the same period in 2016. The decrease is primarily attributable to a decrease in collections-related fees.

Operating Expenses

	Predecessor Years Ended December 31,
	2016	2017	Increase (Decrease)		2016	2017
				(Percent)	(Percent of Revenue)
Salaries	$70,024	$70,539	$515	0.7%	17.4%	19.4%
Provision for Loan Losses	115,962	136,201	20,239	17.5%	28.8%	37.4%
Occupancy	27,590	27,197	(393)	(1.4)%	6.9%	7.5%
Depreciation & Amortization	10,116	9,461	(655)	(6.5)%	2.5%	2.6%
Lease Termination Costs	1,733	1,857	124	7.2%	0.4%	0.5%
Advertising & Marketing	6,831	7,262	431	6.3%	1.7%	2.0%
Bank Charges(a)	9,416	7,371	(2,045)	(21.7)%	2.3%	2.0%
Store Supplies	1,972	1,655	(317)	(16.1)%	0.5%	0.5%
Collection Expenses	2,464	1,587	(877)	(35.6)%	0.6%	0.4%
Telecommunications	8,226	7,569	(657)	(8.0)%	2.0%	2.1%
Security	2,304	2,120	(184)	(8.0)%	0.7%	0.6%
License & Other Taxes	1,635	1,744	109	6.7%	0.5%	0.5%
Loss on Asset Disposal	2,033	4,164	2,131	104.8%	0.5%	1.1%
Verification Processes	2,760	4,005	1,245	45.1%	0.7%	1.1%
Other Operating Expenses	20,787	21,523	736	3.5%	5.2%	5.9%

Total Operating Expenses	$283,853	$304,255	$20,402	7.2%	70.6%	83.6%

        Total operating expenses increased $20.4 million, or 7.2%, for the year ended December 31, 2017, as compared to the same period in the prior year, primarily due to a shift in emphasis to portfolio expansion resulting in a higher provision for loan losses.

        The provision for loan losses increased $20.2 million, or 17.5%, for the year ended December 31, 2017 as compared to the same period in the prior year. The increase is related to higher provisioning as a percentage of revenue as the Predecessor focused on expanding its portfolios via new customer acquisition. The Predecessor has tightened its underwriting and verification procedures in order to avoid higher provision for loan losses.

        Bank charges decreased by $2.0 million, or 21.7%, for the year ended December 31, 2017, as compared to the prior period, primarily due to a decrease in transactional volume.

        Loss on asset disposal increased by $2.1 million, or 104.8%, for the year ended December 31, 2017, as compared to the prior period, reflecting an increase in the number of underperforming retail location closures as compared to the prior year.

        Verification processes expense increased by $1.2 million, or 45.1%, for the year ended December 31, 2017, as compared to the prior period, reflecting an increased focus on loan portfolio expansion and on underwriting.

Corporate and Other Expenses

	Predecessor Years Ended December 31,
	2016	2017	Increase (Decrease)		2016	2017
				(Percent)	(Percent of Revenue)
Corporate Expenses	$85,673	$81,560	$(4,113)	(4.8)%	21.3%	22.4%
Depreciation & Amortization	4,987	4,929	(58)	(1.2)%	1.2%	1.4%
Sponsor Advisory Fee	761	615	(146)	(19.2)%	0.2%	0.2%
Interest expense, net	44,470	48,245	3,775	8.5%	11.1%	13.3%
Lease termination	—	1,226	1,226	100.0%	0.0%	0.3%
Loss on Sale of Subsidiaries	4,106	—	(4,106)	100.0%	1.0%	—
Gain on Debt Extinguishment	(65,117)	—	65,117	(100.0)%	(16.2)%	—
Goodwill Impairment	28,949	113,753	84,804	292.9%	7.2%	31.2%
Income tax expense (benefit)	16,192	(9,621)	(25,813)	159.4%	4.0%	(2.6)%

Total Corporate and Other Expenses	$120,021	$240,707	$120,686	100.6%	29.8%	66.1%

        The decrease in corporate expenses from $85.7 million to $81.6 million for the year ended December 31, 2017, as compared to the prior year period, or a decrease of 4.8%, is primarily the result of our cost containment initiatives and the closure of the Utah facility.

        The $1.2 million increase in lease termination costs for the year ended December 31, 2017, as compared to the prior year period, is the result of the closure of the Predecessor's Utah facility.

        The $4.1 million loss on sale of subsidiaries in 2016 reflects the sale of the unrestricted subsidiary, Florida II, and the QC transaction both in that year, which was not repeated in 2017.

        The $65.1 million gain on debt extinguishment is the result of the Predecessor repurchasing $103.9 million of its outstanding senior secured notes during the year ended December 31, 2016. In 2017, the Predecessor shifted its resources to portfolio expansion and there were no repurchases of debt.

        Goodwill impairment increased by $84.8 million, or 292.9%, for the year ended December 31, 2017, as compared to the prior year, after the Predecessor performed an impairment analysis of the retail unit and wrote off the remaining value of goodwill based on an assessment of the fair value as of December 31, 2017.

        Income tax expense (benefit) decreased by $25.8 million, or 159.4%, for the year ended December 31, 2017, as compared to the prior year due to the earnings and the valuation allowance taken against our deferred tax assets in the prior year as compared to the benefit in the current period due to the change in federal tax rate.

Business Segment Results of Operations for the Years Ended December 31, 2017 and December 31, 2016

	As of and for the year ended December 31, 2017
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$181,390		$31,016			$212,406
Other Intangible Assets	375		549			924
Total Revenues	$291,655	100.0%	$72,412	100.0%		$364,067	100.0%
Provision for Loan Losses	83,499	28.6%	52,702	72.8%		136,201	37.4%
Other Operating Expenses	159,148	54.6%	8,906	12.3%		168,054	46.2%
Operating Gross Profit	49,008	16.8%	10,804	14.9%		59,812	16.4%
Interest Expense, net	33,403	11.5%	14,842	20.5%		48,245	13.3%
Depreciation and Amortization	4,477	1.5%	452	0.6%		4,929	1.5%
Lease Termination	—	—	1,226	1.7%		1,226	0.3%
Goodwill Impairment	113,753	39.0%	—	—		113,753	31.2%
Other Corporate Expenses(a)	—	—	—	—	82,175	82,175	22.6%
Loss from Continuing Operations, before tax	(102,625)	(35.2)%	(5,716)	(7.9)%	(82,175)	(190,516)	(52.3)%

(b)
Represents expenses that are not allocated between reportable segments.

        There were no intersegment revenues for the year ending December 31, 2017.

	As of and for the year ended December 31, 2016
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$325,575		$52,788			$378,363
Goodwill	113,290		—			113,290
Other Intangible Assets	529		883			1,412
Total Revenues	$311,324	100.0%	$91,005	100.0%		$402,329	100.0%
Provision for Loan Losses	68,273	21.9%	47,689	52.4%		115,962	28.8%
Other Operating Expenses	157,099	50.5%	10,792	11.9%		167,891	41.7%
Operating Gross Profit	85,952	27.6%	32,524	35.7%		118,476	29.5%
Interest Expense, net	31,573	10.1%	12,897	14.2%		44,470	11.1%
Depreciation and Amortization	4,122	1.3%	865	1.0%		4,987	1.2%
Goodwill Impairment	28,949	9.3%	—	—		28,949	7.2%
Loss on Sale of Subsidiaries	4,106	1.3%	—	—		4,106	1.0%
Gain on Debt Extinguishment(a)	—	—	—	—	(65,117)	(65,117)	(16.2)%
Other Corporate Expenses(a)	—	—	—	—	86,434	86,434	21.5%
Income from Continuing Operations, before tax	17,202	5.5%	18,762	20.6%	(21,317)	14,647	3.6%

(a)
Represents income and expenses that are not allocated between reportable segments.

        There were no intersegment revenues for the year ending December 31, 2016.

Retail Financial Services

        Retail financial services represented 80.1%, or $291.7 million, of consolidated revenues for the year ended December 31, 2017, which was a decrease of $19.7 million, or 6.3%, over the prior period. Retail financial services fourth quarter revenue of $79.5 million was an increase of $1.8 million, or 2.3%, over third quarter revenue, and an increase of $3.6 million, or 4.8%, over the prior year fourth quarter.

Internet Financial Services

        For the year ended December 31, 2017, total revenues contributed by our Internet financial services segment was $72.4 million, a decrease of $18.6 million, or 20.4%, over the prior period. Internet financial services revenue of $20.4 million for the fourth quarter was an increase of $1.6 million, or 8.5%, over the fourth quarter of the prior year.

Liquidity and Capital Resources

        We have historically funded our liquidity needs through cash flow from operations and borrowings under our revolving credit facilities and subsidiary notes. We believe that it is probable that cash flow from operations and available cash, together with availability of existing and future credit facilities, will be adequate to meet our obligations as they become due within the next twelve months. Beyond that twelve month period, funding capital expenditures, working capital and debt requirements will depend on our future financial performance, which is subject to many economic, commercial, regulatory, financial and other factors that are beyond our control. In addition, these factors may require us to pursue restructuring of our indebtedness and/or alternative sources of capital such as asset-specific financing, incurrence of additional indebtedness, or asset sales.

Full-Year Cash Flow Analysis

        The table below summarizes our cash flows for each of the years specified below:

	Year Ended December 31,
(in thousands)	Predecessor 2016	Predecessor 2017	Predecessor 2018	Successor 2018	Total 2018
Net Cash Provided by Operating Activities	$121,776	$85,961	$75,566	$14,854	$90,420
Net Cash Used in Investing Activities	(93,399)	(145,825)	(90,412)	(6,093)	(96,505)
Net Cash Provided by (Used in) Financing Activities	(21,430)	21,728	(8,426)	682	(7,744)

Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	$6,947	$(38,136)	$(23,272)	$9,443	$(13,829)

        Cash Flows from Operating Activities.    Net cash provided by operating activities for years ended December 31, 2018, 2017 and 2016 were $90.4 million, $86.0 million and $121.8 million, respectively. Net income, net of the non-cash impact of goodwill impairment and the provision for loan losses was $50.6 million, $69.1 million, and $143.4 million for the years ended December 31, 2018, 2017 and 2016, respectively

        Cash Flows from Investing Activities:    The $49.3 million decrease in net cash used in investing activities during the year ended December 31, 2018, as compared to the year ended December 31, 2017, is primarily due to a $45.8 million decrease in loan originations primarily due to the implementation of stricter underwriting criteria.

        The $52.4 million increase in net cash used in investing activities during the year ended December 31, 2017, as compared to the year ended December 31, 2016, is primarily due to a $53.8 million increase in loan originations primarily due to a focus on new customer acquisition.

        Cash Flows from Financing Activities.    The $29.5 million decrease in net cash provided by financing activities during the year ended December 31, 2018, is primarily due to a $10.0 million decrease in proceeds from subsidiary note, and a $19.2 million decrease in net proceeds on lines of credit, as compared to the year ended December 31, 2017.

        The $43.2 million increase in net cash provided by financing activities during the year ended December 31, 2017, as compared to the year ended December 31, 2016, is primarily due to the $38.8 million used to repurchase Senior secured notes during 2016.

Capital Expenditures

        For the years ended December 31, 2016, 2017, and 2018, we spent $9.1 million, $8.9 million, and $6.0 million, respectively, on capital expenditures. Capital expenditures during 2016 and 2017 were primarily to develop an analytical data warehouse to advance reporting and analytical capabilities to improve our risk management and operational decision making. Capital expenditures during 2018 were primarily for maintenance on certain retail locations.

Seasonality

        Our business is seasonal based on the liquidity and cash flow needs of our customers. Customers cash tax refund checks primarily in the first calendar quarter of each year which is traditionally our strongest check cashing quarter. We typically see our loan portfolio decline in the first quarter as a result of the consumer liquidity created through income tax refunds. Following the first quarter, we typically see our loan portfolio expand through the remainder of the year with the third and fourth quarters showing the strongest loan demand due to the holiday season.

Impact of Inflation

        Our results of operations are not materially impacted by fluctuations in inflation.

Balance Sheet Variations

        Cash and cash equivalents, accounts payable, accrued liabilities, money orders payable and revolving advances vary because of seasonal and day-to-day requirements resulting primarily from maintaining cash for cashing checks and making loans, and the receipt and remittance of cash from the sale of prepaid debit cards, wire transfers, money orders and the processing of bill payments.

Loan Portfolio

        As of December 31, 2018, we are licensed to offer loans in 32 states. We have established a loan loss allowance in respect of our loans receivable at a level that our management believes to be adequate to absorb known or probable losses from loans made by us and accruals for losses in respect of loans made by third parties that we guarantee. Our policy for determining the loan loss allowance is based on historical experience, as well as our management's review and analysis of the payment and collection of the loans within prior periods. All loans and services, regardless of type, are made in accordance with state regulations, and, therefore, the terms of the loans and services may vary from state to state. Loan fees and interest are earned on loans. Products which allow for an upfront fee are recognized over the loan term. Other products' interest is earned over the term of the loan.

        As of December 31, 2017 and 2018, our total finance receivables net of unearned advance fees were approximately $110.7 million and $87.8 million, respectively.

Off-Balance Sheet Arrangements

        In certain markets, we arrange for consumers to obtain consumer loan products from one of several independent third-party lenders whereby we act as a facilitator. For consumer loan products originated by third-party lenders under the programs, each lender is responsible for providing the criteria by which the consumer's application is underwritten and, if approved, determining the amount of the consumer loan. The Company in turn is responsible for assessing whether or not the Company will guarantee such loans. When a consumer executes an agreement with the Company under these programs, the Company agrees, for a fee payable to the Company by the consumer, to provide certain services to the consumer, one of which is to guarantee the consumer's obligation to repay the loan received by the consumer from the third-party lender if the consumer fails to do so. The guarantee represents an obligation to purchase specific loans that default. As of December 31. 2018, and December 31, 2017, the outstanding amount of active consumer loans guaranteed by the Company was $34.1 million and $37.0 million, respectively. The outstanding amount of active consumer loans for Ohio consist of $30.5 million and $31.3 million in short-term and $0.3 million and $1.2 million in medium-term loans at December 31, 2018 and 2017, respectively. The outstanding amount of active consumer loans for Texas consist of $3.3 million and $4.5 million in short-term loans at December 31, 2018 and 2017, respectively. The accrual for third-party loan losses, which represents the estimated fair value of the liability for estimated losses on consumer loans guaranteed by the Company and the Predecessor were $4.5 million and $4.8 million as of December 31, 2018 and 2017, respectively.

QUANTATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        As of December 31, 2018, we have no material market risk sensitive instruments entered into for trading or other purposes, as defined by GAAP.

Interest rate risk

        The cash and cash equivalents reflected on our balance sheet represent largely uninvested cash in our branches and cash-in-transit. The amount of interest income we earn on these funds will decline with a decline in interest rates. However, due to the short-term nature of short-term investment grade securities and money market accounts, an immediate decline in interest rates would not have a material impact on our financial position, results of operations or cash flows.

        As of December 31, 2018, we had $390.8 million of gross indebtedness, none of which is subject to variable interest rates. However, we may enter into variable rate indebtedness in the future. For more information about our outstanding indebtedness, see Note 6 to the accompanying audited financial statements.

Contractual Obligations and Commitments

        The table below summarizes our contractual obligations and commitments as of December 31, 2018:

	Total	2019	2020 - 2021	2022 - 2023	After 2023
Operating Leases	$34,837	$16,344	$14,221	$3,864	$408
Senior PIK Notes
Principal	276,940	—	—	276,940	—
Interest, payable-in-kind	194,395	31,269	72,988	90,138	—

Total Senior PIK Notes	471,335	31,269	72,988	367,078	—
Borrowings under Secured Notes
Principal	42,000	—	—	42,000	—
Interest	16,863	3,780	7,560	5,523	—

Total borrowings under Secured Notes	58,863	3,780	7,560	47,523	—

Borrowings under Subsidiary Note Payable
Principal	71,838	884	70,954	—	—
Interest	12,317	11,750	567	—	—

Total borrowings under Subsidiary Note Payable	84,155	12,634	71,521	—	—

Total	$649,190	$64,027	$166,290	$418,465	$408

Three Months Ended March 31, 2019

Factors Affecting Our Results of Operations

Retail Platform

        The chart below sets forth certain information regarding our retail presence and number of states served via the internet as of and for the year ended December 31, 2018, and the three months ended March 31, 2019.

	Year Ended December 31, 2018	Three Months Ended March 31, 2019
# of Locations
Beginning of Period	489	471
Opened	—	—
Closed	18	—

End of Period	471	471

Number of states licensed for our internet operations	29	29

        The following table provides the geographic composition of our physical locations as of December 31, 2018, and March 31, 2019:

	December 31, 2018	March 31, 2019
Alabama	39	39
Arizona	28	28
California	150	150
Florida	15	15
Indiana	21	21
Kentucky	15	15
Michigan	13	13
Mississippi	48	48
Ohio	92	92
Oregon	2	2
Tennessee	22	22
Virginia	26	26

	471	471

        In addition, the Company is licensed to provide internet financial services in the following states: Alabama, Alaska, California, Delaware, Florida, Hawaii, Idaho, Illinois, Indiana, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin, and Wyoming.

Changes in Legislation & Regulation

        The CFPB Rule is being challenged in a lawsuit filed by the Community Financial Services Association ("CFSA") of America and Consumer Service Alliance of Texas on April 9, 2018, filed in the U.S. District Court for the Western District of Texas, Austin division, which we refer to as the CFSA Litigation. The CFPB Rule was published in the Federal Register on November 17, 2017, and but for the CFPB's February 6, 2019, proposal to rescind a portion of those rules and a stay of the effective date of the CFPB Rules entered in the CFSA Litigation, the CFPB Rules would have become fully effective in August 2019. Further, it is possible that some or all of the CFPB Rule will be subject to legal challenge by other trade groups or other private parties.

        The portion of the CFPB Rule that the February 6, 2019, proposal seeks to rescind involves the ability-to-repay, or ATR, requirements for "covered short-term loans" and "covered longer-term balloon-payment loans," as well as payment limitations on these loans and "covered longer-term loans." Covered short-term loans are consumer loans with a term of 45 days or less. Covered longer-term balloon payment loans include consumer loans with a term of more than 45 days where (i) the loan is payable in a single payment, (ii) any payment is more than twice any other payment, or (iii) the loan is a multiple advance loan that may not fully amortize by a specified date and the final payment could be more than twice the amount of other minimum payments. Covered longer-term loans are consumer loans with a term of more than 45 days where (i) the total cost of credit exceeds an annual rate of 36%, and (ii) the lender obtains a form of "leveraged payment mechanism" giving the lender a right to initiate transfers from the consumer's account. Post-dated checks, authorizations to initiate automated clearing house or ACH payments and authorizations to initiate prepaid or debit card payments are all leveraged payment mechanisms under the CFPB Rule.

        The February 6, 2019, proposal seeks also to rescind the requirement that a lender choose between the following two options:

        A "full payment test," under which the lender must make a reasonable determination of the consumer's ability to repay the loan in full and cover major financial obligations and living expenses over the term of the loan and the succeeding 30 days. Under this test, the lender must take account of the consumer's basic living expenses and obtain and generally verify evidence of the consumer's income and major financial obligations. However, in circumstances where a lender determines that a reliable income record is not reasonably available, such as when a consumer receives and spends income in cash, the lender may reasonably rely on the consumer's statements alone as evidence of income. Further, unless a housing debt obligation appears on a national consumer report, the lender may reasonably rely on the consumer's written statement regarding his or her housing expense. As part of the ATR determination, the CFPB Rule permits lenders and consumers in certain circumstances to rely on income from third parties, such as spouses, to which the consumer has a reasonable expectation of access, and to consider whether another person is regularly contributing to the payment of major financial obligations or basic living expenses. A 30-day cooling off period applies after a sequence of three covered short-term or longer-term balloon payment loans.

        A "principal-payoff option," under which the lender may make up to three sequential loans, or so-called Section 1041.6 Loans, without engaging in an ATR analysis. The first Section 1041.6 Loan in any sequence of Section 1041.6 Loans without a 30-day cooling off period between loans is limited to $500, the second is limited to a principal amount that is at least one-third smaller than the principal amount of the first, and the third is limited to a principal amount that is at least two-thirds smaller than the principal amount of the first. A lender may not use this option if (i) the consumer had in the past 30 days an outstanding covered short-term loan or an outstanding longer-term balloon payment loan that is not a Section 1041.6 Loan, or (ii) the new Section 1041.6 Loan would result in the consumer having more than six covered short-term loans (including Section 1041.6 Loans) during a consecutive 12-month period or being in debt for more than 90 days on such loans during a consecutive 12-month period. For Section 1041.6 Loans, the lender cannot take vehicle security or structure the loan as open-end credit.

        The portion of the CFPB Rule's addressing the "penalty fee prevention" provisions, would have become effective but for the stay entered in the CFSA Litigation on August 19, 2019. Under these provisions:

        If two consecutive attempts to collect money from a particular account of the borrower, made through any channel (e.g., paper check, ACH, prepaid card) are unsuccessful due to insufficient funds, the lender cannot make any further attempts to collect from such account unless and until the lender has provided a new notice to the borrower and the borrower has provided a new and specific authorization for additional payment transfers. The CFPB Rule contains specific requirements and conditions for the authorization. While the CFPB has explained that these provisions are designed to limit bank penalty fees to which consumers may be subject, and while banks do not charge penalty fees on card authorization requests, the CFPB Rule nevertheless treats card authorization requests as payment attempts subject to these limitations.

        A lender generally must give the consumer at least three business days' advance notice before attempting to collect payment by accessing a consumer's checking, savings, or prepaid account. The notice must include information such as the date of the payment request, payment channel and payment amount (broken down by principal, interest, fees, and other charges), as well as additional information for "unusual attempts," such as when the payment is for a different amount than the regular payment, initiated on a date other than the date of a regularly scheduled payment or initiated in a different channel than the immediately preceding payment attempt.

        Ohio House Bill 123 ("HB 123"), passed out of both the Senate and the House of Representatives on July 24, 2018. HB 123 amends the General Loan Law and Small Loan Law, under which two of the Company's Ohio subsidiaries are licensed, to prohibit loans with a term of fewer than 180-days. HB 123 also prohibits credit services organizations, such as the Company's CSO subsidiary currently operating in Ohio, from brokering an extension of credit if that credit is in a principal amount of less than five thousand dollars, with a term less than 180-days, and that has an annual percentage rate greater than 28%. Ohio's Governor signed HB 123 on July 30, 2018. It became effective on or about October 30, 2018, but only applies to loans or extensions of credit made on or after April 28, 2019, at which time, the Ohio CSO product will no longer be offered. The Company is focused on generating revenue through Money Service Business offerings at its Ohio subsidiaries. Absent additional revenues generated from sales of these products, HB123 will have a material adverse effect on the Company's results of operations.

Product Characteristics and Mix

        As the Company expands its product offerings to meet customers' needs, the characteristics of the Company's overall loan portfolio shift to reflect the terms of these new products. Our various lending products have different terms. Our prepaid debit card direct deposit offering may reduce our check cashing fees, however, the availability of direct deposit to the Insight prepaid card as an alternative to check cashing may extend the customer relationship.

Expenses

        Our operating expenses relate primarily to the operation of our retail locations and internet presence, including salaries and benefits, retail location occupancy costs, call center costs, advertising, loan loss provisions, and depreciation of assets. We also incur corporate and other expenses on a company-wide basis, including interest expense and other financing costs related to our indebtedness, insurance, salaries, benefits, occupancy costs, and professional expenses.

        We view our compliance, collections and operations groups as core competencies. We have invested in each of these areas and believe we will benefit from increased economies of scale and satisfy the increased regulatory scrutiny.

Critical Accounting Policies

        Consistent with accounting principles generally accepted in the United States of America, our management makes certain estimates and assumptions to determine the reported amounts of assets, liabilities, revenue and expenses in the process of preparing our financial statements. These estimates and assumptions are based on the best information available to management at the time the estimates or assumptions are made. The most significant estimates made by our management include allowance for loan losses, fair value of PIK notes, and our determination for recording the amount of deferred income tax assets and liabilities, because these estimates and assumptions could change materially as a result of conditions both within and beyond management's control.

        Management believes that among our significant accounting policies, the following involve a higher degree of judgment:

Finance Receivables, Net

        Finance receivables consist of short-term and medium-term consumer loans.

        Short-term consumer loans can be unsecured or secured with a maturity up to ninety days. Unsecured short-term products typically range in size from $100 to $1,000, with a maturity between fourteen and thirty days, and an agreement to defer the presentment of the customer's personal check or preauthorized debit for the aggregate amount of the advance plus fees. This form of lending is based on applicable laws and regulations which vary by state. Statutes vary from state-to-state permitting charging fees of 15% to 20%, to charging interest at 25% per annum plus origination fees. The customers repay the cash advances by making cash payments or allowing the check or preauthorized debit to be presented. Secured short-term products typically range from $750 to $5,000, and are asset-based consumer loans whereby the customer obtains cash and grants a security interest in the collateral that may become a lien against that collateral. Secured consumer loans represented 12.8% and 13.4% of short-term consumer loans at December 31, 2018, and March 31, 2019, respectively.

        Medium-term consumer loans can be unsecured or secured with a maturity of three months up to thirty-six months. Unsecured medium-term products typically range from $100 to $5,000. These consumer loans vary in structure depending upon the regulatory environment where they are offered. The consumer loans are due in installments or provide for a line of credit with periodic monthly payments. Secured medium-term products typically range from $750 to $5,000, and are asset-based consumer loans whereby the customer obtains cash and grants a security interest in the collateral that may become a lien against that collateral. Secured consumer loans represented 13.7% and 14.6% of medium-term consumer loans at December 31, 2018, and March 31, 2019, respectively.

        In some instances, the Company maintains debt-purchasing arrangements with third-party lenders. The Company accrues for these obligations through management's estimation of anticipated purchases based on expected losses in the third-party lender's portfolio. This obligation is recorded as a current liability on our balance sheet.

        Total finance receivables, net of unearned advance fees and allowance for loan losses on the consolidated balance sheet as of December 31, 2018, and March 31, 2019, were $84.4 million and $72.1 million, respectively. The allowance for loan losses as of December 31, 2018, and March 31, 2019, were $3.5 million and $6.0 million, respectively. At December 31, 2018, and March 31, 2019, the allowance for loan losses was 4.0% and 7.7%, respectively, of total finance receivables, net of unearned advance fees.

        Finance receivables, net as of December 31, 2018, and March 31, 2019, are as follows (in thousands):

	December 31, 2018	March 31, 2019
Finance Receivables, net of unearned advance fees	$87,838	$78,162
Less: Allowance for loan losses	3,474	6,039

Finance Receivables, Net	$84,364	$72,123

        The total changes to the allowance for loan losses for the three months ended March 31, 2018 and 2019, were as follows (in thousands):

	Three Months Ended March 31,
	2018 Predecessor	2019 Successor
Allowance for loan losses
Beginning of Period	$16,327	$3,474
Provisions for loan losses	16,556	14,505
Charge-offs, net	(18,080)	(11,940)

End of Period	$14,803	$6,039

Allowance as a percentage of finance receivables, net of unearned advance fees	17.1%	7.7%

        The provision for loan losses for the three months ended March 31, 2018, and 2019 includes losses from returned items from check cashing of $1.1 million and $1.0 million, respectively, and third-party lender losses of $5.0 million and $5.8 million, respectively.

        In some instances, the Company guarantees loans with third-party lenders. As of December 31, 2018, and March 31, 2019, the outstanding amount of active consumer loans were $34.1 million and $33.9 million, respectively, consisting of $33.8 million and $20.5 million in short-term, and $0.3 million and $13.4 million in medium-term loans, respectively. The Company accrues for these obligations through management's estimation of anticipated purchases based on expected losses in the third-party lender's portfolio. This obligation is recorded as a current liability on our balance sheet and was $4.5 million and $5.9 million as of December 31, 2018, and March 31, 2019, respectively.

Income Taxes

        We record income taxes as applicable under generally accepted accounting standards. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded to reduce the deferred tax asset if it is more likely than not that some portion of the asset will not be realized.

        As of March 31, 2019, the Company had a valuation allowance on its deferred tax assets as it was more likely than not that approximately $52.9 million of net deferred tax assets would not be realized in the foreseeable future. Based on a pre-tax loss of $6.1 million for the three months ended March 31, 2019, and the projected reversal of temporary items, the Company continues to maintain a full valuation allowance against its deferred tax assets.

Results of Operations

Three Months Ended March 31, 2019, compared to the Three Months Ended March 31, 2018

        The following table sets forth key operating data for the three months ended March 31, 2019, and 2018 (dollars in thousands):

	Three Months Ended March 31,
	2018 Predecessor	2019 Successor	Increase (Decrease)		2018 Predecessor	2019 Successor
				(Percent)	(Percent of Revenue)
Total Revenues	$87,651	$86,496	$(1,155)	(1.3)%	100.0%	100.0%
Operating Expenses
Salaries and benefits	17,132	16,846	(286)	(1.7)%	19.5%	19.5%
Provision for losses	22,635	21,286	(1,349)	(6.0)%	25.8%	24.6%
Occupancy	6,343	6,222	(121)	(1.9)%	7.2%	7.2%
Advertising and marketing	1,011	777	(234)	(23.1)%	1.2%	0.9%
Lease termination	97	—	(97)	(100.0)%	0.1%	0.0%
Depreciation and amortization	2,223	8,205	5,982	269.1%	2.5%	9.5%
Other operating expenses	11,025	9,824	(1,201)	(10.9)%	12.6%	11.4%

Total Operating Expenses	60,466	63,160	2,694	4.5%	69.0%	73.0%

Income from Operations	27,185	23,336	(3,849)	(14.2)%	31.0%	27.0%

Corporate and other expenses
Corporate expenses	17,452	16,584	(868)	(5.0)%	19.9%	19.2%
Depreciation and amortization	1,093	1,481	388	35.5%	1.1%	1.7%
Interest expense, net	12,178	11,386	(792)	(6.5)%	13.9%	13.2%
Income tax expense	—	13	13	0.0%	0.0%	—

Total corporate and other expenses	30,723	29,464	(1,259)	(4.1)%	35.1%	34.0%

Net loss before advisory fee	(3,538)	(6,128)	(2,590)	(73.2)%	(4.0)%	(7.0)%
Sponsor advisory fee	150	—	(150)	(100.0)%	0.2%	0.0%

Net loss before advisory fee	$(3,688)	$(6,128)	$(2,440)	(66.2)%	(4.2)%	(7.0)%

Operating Metrics

        The following tables set forth key loan and check cashing operating data as of and for the three months ended March 31, 2019, and 2018:

	Three Months Ended March 31,
	2018 Predecessor	2019 Successor
Short-term Loan Operating Data (unaudited):
Loan volume (originations and refinancing) (in thousands)	$258,217	$247,466
Number of loan transactions (in thousands)	707	682
Average new loan size	$365	$363
Average fee per new loan	$48.49	$48.25
Loan loss provision	$8,159	$7,572
Loan loss provision as a percentage of loan volume	3.2%	3.1%
Secured loans as percentage of total at March 31st	14.0%	13.4%
Medium-term Loan Operating Data (unaudited):
Balance outstanding (in thousands)(1)	$36,860	$35,777
Number of loans outstanding	34,486	38,674
Average balance outstanding	$1,069	$925
Weighted average monthly percentage rate	16.6%	18.2%
Allowance as a percentage of finance receivables	33.9%	29.7%
Loan loss provision	$8,397	$6,933
Secured loans as percentage of total at March 31st	14.0%	14.6%
Check Cashing Data (unaudited):
Face amount of checks cashed (in thousands)	$454,573	$436,387
Number of checks cashed (in thousands)	750	685
Face amount of average check	$606	$637
Average fee per check	$15.59	$18.28
Returned check expense	$1,062	$1,023
Returned check expense as a percent of face amount of checks cashed	0.3%	0.2%

(1)
The 2019 balance is presented before the impact of purchase accounting.

Revenue

	Three Months Ended March 31,
(dollars in thousands)	2018 Predecessor	2019 Successor	Increase (Decrease)		2018 Predecessor	2019 Successor
				(Percent)	(Percent of Revenue)
Short-term Consumer Loan Fees and Interest	$34,265	$32,889	$(1,376)	(4.0)%	39.1%	38.0%
Medium-term Consumer Loan Fees and Interest	16,667	15,940	(727)	(4.4)%	19.0%	18.4%
Credit Service Fees	19,196	18,106	(1,090)	(5.7)%	21.9%	20.9%
Check Cashing Fees	11,692	12,520	828	7.1%	13.3%	14.5%
Prepaid Debit Card Services	1,948	3,215	1,267	65.0%	2.2%	3.8%
Other Income	3,883	3,826	(57)	(1.5)%	4.5%	4.4%

Total Revenue	$87,651	$86,496	$(1,155)	(1.3)%	100.0%	100.0%

        Total revenue for the three months ended March 31, 2019, decreased $1.2 million, or 1.3%, as compared to the same period in the prior year, primarily as a result of a 29.2% decrease in revenues derived from the Internet financial services segment. However, the Retail financial services segment total revenue increased $3.2 million, or 4.4%, for the three months ended March 31, 2019 as compared to the prior year period.

        Revenue from short-term consumer loan fees and interest for the three months ended March 31, 2019, decreased $1.4 million, or 4.0%, as compared to the same period in the prior year, primarily due to moving customers to a medium-term product in a certain market.

        Revenue from medium-term consumer loans for the three months ended March 31, 2019, decreased $0.7 million, or 4.4%, as compared to the same period in the prior year. However, medium-term consumer loan revenue for the retail financial services segment increased by $2.0 million, or 20.4%, for the three months ended March 31, 2019 as compared to the prior year period, primarily due to growing the medium-term portfolio in a certain market.

        Revenue from credit service fees for the three months ended March 31, 2019, decreased $1.1 million, or 5.7%, compared to the same period in the prior year, primarily related to our Internet financial services segment.

        Revenue from prepaid debt card services for the three months ended March 31, 2019, increased $1.3 million, or 65.0%, compared to the same period in 2018, primarily due to an increase in the commission earned on card services.

Operating Expenses

	Three Months Ended March 31,
(dollars in thousands)	2018 Predecessor	2019 Successor	Increase (Decrease)		2018 Predecessor	2019 Successor
				(Percent)	(Percent of Revenue)
Salaries	$17,132	$16,846	$(286)	(1.7)%	19.5%	19.5%
Provision for Loan Losses	22,635	21,286	(1,349)	(6.0)%	25.8%	24.6%
Occupancy	6,343	6,222	(121)	(1.9)%	7.2%	7.2%
Depreciation & Amortization	2,223	8,205	5,982	269.1%	2.5%	9.5%
Lease Termination Costs	97	—	(97)	100.0%	0.1%	0.0%
Advertising & Marketing	1,011	777	(234)	(23.1)%	1.2%	0.9%
Bank Charges	1,847	2,029	182	9.9%	2.1%	2.3%
Store Supplies	394	402	8	2.0%	0.4%	0.5%
Collection Expenses	633	326	(307)	(48.5)%	0.7%	0.4%
Telecommunications	1,384	1,366	(18)	(1.3)%	1.6%	1.6%
Security	645	555	(90)	(14.0)%	0.7%	0.6%
License & Other Taxes	360	305	(55)	(15.3)%	0.4%	0.4%
Loss on Asset Disposal	111	—	(111)	(100.0)%	0.1%	0.0%
Verification Processes	965	669	(296)	(30.7)%	1.1%	0.8%
Other Operating Expenses	4,686	4,172	(514)	(11.0)%	5.3%	4.7%

Total Operating Expenses	60,466	63,160	2,694	4.5%	69.0%	73.0%

Income from Operations	$27,185	$23,336	$(3,849)	(14.2)%	31.0%	27.0%

        Total operating expenses, net of depreciation, decreased by $3.3 million, or 5.6%, and decreased as a percentage of revenue to 63.5% from 66.4%, for the three months ended March 31, 2019, as compared to the same period in the prior year, primarily due to decreases in most operating expense categories. Income from operations, net of depreciation, increased $2.1 million, or 7.3%, and increased as a percentage of revenue to 36.5% from 33.6%, for the three months ended March 31, 2019, as compared to the same period in the prior year.

        The provision for loan losses decreased by $1.3 million, or 6.0%, and decreased as a percentage of revenue from 25.8% to 24.6%, for the three months ended March 31, 2019, as compared to the same period in the prior year primarily as the result of stricter underwriting and the quality of the portfolios.

        Depreciation increased by $6.0 million, or 269.1%, for the three months ended March 31, 2019, as compared to the prior period, primarily as a result of the $43.1 million fair value adjustment recorded for property, leasehold improvements and equipment, in connection with the December 12, 2018 Restructuring.

Corporate and Other Expenses

	Three Months Ended March 31,
(dollars in thousands)	2018 Predecessor	2019 Successor	Increase (Decrease)		2018 Predecessor	2019 Successor
				(Percent)	(Percent of Revenue)
Corporate Expenses	$17,452	$16,584	$(868)	(5.0)%	19.9%	19.2%
Depreciation & Amortization	1,093	1,481	388	35.5%	1.2%	1.7%
Sponsor Advisory Fee	150	—	(150)	(100.0)%	0.2%	0.0%
Interest expense, net	12,178	11,386	(792)	(6.5)%	13.9%	13.2%
Income tax expense	—	13	13	(100.0)%	0.0%	—

Total Corporate and Other Expenses	$30,873	$29,464	$(1,409)	(4.6)%	35.2%	34.1%

        The decrease in corporate expenses from $17.5 million to $16.6 million, for the three months ended March 31, 2019, as compared to the prior year's period, or a decrease of 5.0%, is primarily the result of decreased health care costs during the first quarter and corporate cost cutting.

        Total corporate and other expenses decreased as a percentage of revenue from 35.2% to 34.1% for the three months ended March 31, 2019, as compared to the prior year's period.

Business Segment Results of Operations for the Three Months Ended March 31, 2019, and March 31, 2018

        The following tables present summarized financial information for our segments:

	As of and for the Successor three months ended March 31, 2019
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$230,491		$37,075			$267,566
Goodwill	11,288		—			11,288
Other Intangible Assets	2,882		132			3,014
Total Revenues	$75,984	100.0%	$10,512	100.0%		$86,496	100.0%
Provision for Loan Losses	17,250	22.7%	4,036	38.4%		21,286	24.6%
Other Operating Expenses	40,741	53.6%	1,133	10.8%		41,874	48.3%
Operating Gross Profit	17,993	23.7%	5,343	50.8%		23,336	27.1%
Interest Expense, net	7,897	10.4%	3,489	33.2%		11,386	13.2%
Depreciation and Amortization	1,389	1.8%	92	0.9%		1,481	1.7%
Other Corporate Expenses(a)	—	—	—	—	16,584	16,584	19.2%
Income (Loss) from Continuing Operations, before tax	8,187	10.8%	2,282	21.7%	(16,584)	(6,115)	(7.1)%

(a)
Represents expenses that are not allocated between reportable segments.

	As of and for the Predecessor three months ended March 31, 2018
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$166,505		$37,511			$204,016
Other Intangible Assets	336		466			802
Total Revenues	$72,797	100.0%	$14,854	100.0%		$87,651	100.0%
Provision for Loan Losses	15,620	21.4%	7,015	47.2%		22,635	25.8%
Other Operating Expenses	36,291	49.9%	1,540	10.4%		37,831	43.2%
Operating Gross Profit	20,886	28.7%	6,299	42.4%		27,185	31.0%
Interest Expense, net	9,479	13.0%	2,699	18.2%		12,178	13.9%
Depreciation and Amortization	1,000	1.4%	93	0.6%		1,093	1.2%
Other Corporate Expenses(a)	—	—	—	—	17,602	17,602	20.1%
Income (loss) from Continuing Operations, before tax	10,407	14.3%	3,507	23.6%	(17,602)	(3,688)	(4.2)%

(a)
Represents expenses that are not allocated between reportable segments.

Retail Financial Services

        Retail financial services represented 87.9%, or $76.0 million, of consolidated revenues for the three months ended March 31, 2019, which was an increase of $3.2 million, or 4.4%, over the prior period.

Internet Financial Services

        For the three months ended March 31, 2019, total revenues contributed by our Internet financial services segment was $10.5 million, a decrease of $4.3 million, or 29.2%, over the prior year comparable period. However, Internet financial services operating gross profit as a percentage of revenue increased to 50.8% from 42.4%, and the provision for loan losses as a percentage of revenue decreased from 47.2% to 38.4%, for the three months ended March 31, 2019.

Three Month Cash Flow Analysis

        The table below summarizes our cash flows for the three months ended March 31, 2019, and 2018.

	Three Months Ending March 31,
(in thousands)	2018 Predecessor	2019 Successor
Net Cash Provided by Operating Activities	$24,589	$31,133
Net Cash Used in Investing Activities	(1,482)	(10,343)
Net Cash Used in Financing Activities	(4,625)	(3,101)

Net Increase in Cash and Cash Equivalents and Restricted Cash	$18,482	$17,689

        Cash Flows from Operating Activities.    Net cash provided by operating activities for the three months ended March 31, 2019 and 2018, were $31.1 million and $24.6 million, respectively. Net income, net of the non-cash impact of the provision for loan losses was $15.2 million and $18.9 million for the three months ended March 31, 2019 and 2018, respectively.

        Cash Flows from Investing Activities.    The $8.8 million increase in net cash used in investing activities for the three months ended March 31, 2019, as compared to the three months ended March 31, 2018, is primarily due to $8.8 million more in loan originations.

        Cash Flows from Financing Activities.    The $1.5 million decrease in net cash used in financing activities for the three months ended March 31, 2019, as compared to the three months ended March 31, 2018, is primarily due to a $3.3 million decrease in debt origination costs, partially off-set by the $2.0 million repurchase of secured notes.

Capital Expenditures

        During the three months ended March 31, 2019 and 2018, the Company spent $1.3 million on capital expenditures primarily for maintenance on certain retail locations.

Seasonality

        Our business is seasonal based on the liquidity and cash flow needs of our customers. Customers cash tax refund checks primarily in the first calendar quarter of each year which is traditionally our strongest check cashing quarter. We typically see our loan portfolio decline in the first quarter as a result of the consumer liquidity created through income tax refunds. Following the first quarter, we typically see our loan portfolio expand through the remainder of the year with the third and fourth quarters showing the strongest loan demand due to the holiday season.

Contractual Obligations and Commitments

        The $40.0 million Secured Notes bear interest at 9.00% per annum and mature on June 15, 2023. Pursuant to the Amended and Restated SPV Indenture, CCF Issuer and Community Choice Holdings each granted a pledge over all of their respective assets. CCF Issuer was also required to pledge its interests in the Amended and Restated Revolving Credit Agreement. The Amended and Restated SPV Indenture also contains restrictive covenants that limit our ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase our capital stock or the capital stock of our subsidiaries, make certain investments, enter into certain types of transactions with affiliates, create liens or merge with or into other companies.

        The non-guarantor and unrestricted subsidiaries, created to acquire loans from the retail and internet portfolios in connection with the Restructuring on December 12, 2018, entered into an amendment to increase our borrowings under the Ivy Credit Agreement from $63,500 to $70,000. The Ivy Credit Agreement was further amended on March 18, 2019 to extend the maturity date to April 30, 2020 and establish an interest rate of 16.75% on the entire credit facility. The amendment allows for additional short term loans within the borrowing base and includes covenants addressing daily minimum cash and asset coverage tests, dividend limits, weekly operational reporting requirements, borrowing base reporting, and a monthly consolidated EBITDA test.

        On July 19, 2014, a guarantor subsidiary of the Company entered in to a $1.4 million term note with a nonrelated entity for the acquisition of a share of an airplane. We recorded our $1.1 million share of the joint note, but both parties are joint and severally liable. The joint note had an outstanding balance of $1.1 million at March 31, 2019 and our share of the note was $0.8 million.

        On May 24, 2016, a guarantor subsidiary of the Company entered into a $1.2 million term note for a fractional share of an airplane, and the note had an outstanding balance of $1.0 million as of March 31, 2019.

Impact of Inflation

        Our results of operations are not materially impacted by fluctuations in inflation.

Balance Sheet Variations

        Cash and cash equivalents, accounts payable, accrued liabilities, money orders payable and revolving advances vary because of seasonal and day-to-day requirements resulting primarily from maintaining cash for cashing checks and making loans, and the receipt and remittance of cash from the sale of prepaid debit cards, wire transfers, money orders and the processing of bill payments.

Loan Portfolio

        As of March 31, 2019, we were licensed to offer loans in 32 states. We have established a loan loss allowance in respect of our loans receivable at a level that our management believes to be adequate to absorb known or probable losses from loans made by us and accruals for losses in respect of loans made by third parties that we guarantee. Our policy for determining the loan loss allowance is based on historical experience, as well as our management's review and analysis of the payment and collection of the loans within prior periods. All loans and services, regardless of type, are made in accordance with state regulations, and, therefore, the terms of the loans and services may vary from state-to-state. Loan fees and interest are earned on loans. Products which allow for an upfront fee are recognized over the loan term. Other products' interest is earned over the term of the loan.

        As of March 31, 2019, and December 31, 2018, our total finance receivables net of unearned advance fees was approximately $78.2 million and $87.8 million, respectively.

Off-Balance Sheet Arrangements

        In certain markets, we arrange for consumers to obtain consumer loan products from one of several independent third-party lenders whereby we act as a facilitator. For consumer loan products originated by third-party lenders under these programs, each lender is responsible for providing the criteria by which the consumer's application is underwritten and, if approved, determining the amount of the consumer loan. The Company in turn is responsible for assessing whether or not the Company will guarantee such loans. When a consumer executes an agreement with the Company under these programs, the Company agrees, for a fee payable to the Company by the consumer, to provide certain services to the consumer, one of which is to guarantee the consumer's obligation to repay the loan received by the consumer from the third-party lender if the consumer fails to do so. The guarantee represents an obligation to purchase specific loans that go into default. As of March 31, 2019, and December 31, 2018, the outstanding amount of active consumer loans guaranteed by the Company was $33.9 million and $34.1 million, respectively. The outstanding amount of active consumer loans for Ohio consist of $17.6 million and $30.5 million in short-term and $13.4 million and $0.3 million in medium-term loans at March 31, 2019 and December 31, 2018, respectively. The outstanding amount of active consumer loans for Texas consist of $2.9 million and $3.4 million in short-term loans at March 31, 2019 and December 31, 2018, respectively. The accrual for third party loan losses, which represents the estimated fair value of the liability for estimated losses on consumer loans guaranteed by the Company, was $5.9 million and $4.5 million as of March 31, 2019, and December 31, 2018, respectively.

BUSINESS

Overview

        We are a provider of alternative financial services to unbanked and under-banked consumers. We were formed in 2018 and continued, without interruption, the operations of our Predecessor. As a result of the Restructuring, we succeeded to the business and operations of our Predecessor. We provide our customers a variety of financial products and services, including short-term and medium-term consumer loans, check cashing, prepaid debit cards, and other services that address the specific needs of our customers. Through our customer focused business model, we provide our customers immediate access to financial services through our retail locations and our website. As of March 31, 2019, we operated 471 retail locations across 12 states and were licensed to deliver similar financial services over the internet in 29 states.

        Our retail business model provides a broad array of financial products and services whether through a retail location or over the internet, whichever distribution channel satisfies the target customer's needs. We want to achieve a superior level of customer satisfaction, resulting in increased market penetration and value creation. An important part of our retail model is investing in and creating a premier brand presence, supported by a well-trained and motivated workforce with the aim of enhancing the customer's experience, generating increased traffic and introducing our customers to our diversified set of products.

Our Customers

        We serve a large and growing demographic group of customers by providing services to help them manage their day-to-day financial needs. Our customers are primarily working-class, middle-income individuals.

        Our customers generally are underserved or unserved by the traditional banking system and choose alternative solutions to gain convenient and immediate access to cash, consumer loans, prepaid debit cards, money transfers, bill payments, insurance, and money orders. We believe that our customers use our financial services because they are quick, convenient and, in many instances, more affordable than available alternatives. Additionally, we provide them with a safe, welcoming environment to use our services.

Locations and Operations

        The following map illustrates the geography of our licensed operations as of March 31, 2019.

        We typically locate our stores in highly visible and accessible locations, such as shopping centers and free standing buildings in high-traffic shopping areas. Other nearby retailers are typically grocery stores, restaurants, drug stores and discount stores. While we have owned stores in the past, all of our stores are currently leased. We currently operate stores under the following brands:

  •
  CheckSmart;

  •
  California Check Cashing Stores;

  •
  Cash 1 (pursuant to a license agreement);

  •
  Cash & Go;

  •
  First Virginia;

  •
  Community Choice Financial; and

  •
  Easy Money.

        To complement our retail stores we are licensed to offer financial services through our internet operations in Alabama, Alaska, California, Delaware, Florida, Hawaii, Idaho, Illinois, Indiana, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin, and Wyoming.

        The following table sets forth certain information with respect to our stores and internet operations for the three-year period ended December 31, 2018, and for the three months ended March 31, 2019.

	December 31, 2016	December 31, 2017	December 31, 2018	March 31, 2019
# of Locations
Beginning of Period	525	518	489	471
Acquired	120	—	—	—
Opened(a)	—	47	—	—
Sold	76	—	—	—
Closed	51	76	18	—

End of Period	518	489	471	471

Number of states licensed for our internet operations	32	30	29	29

(a)
Includes leases assumed from an unrelated Mississippi entity that terminated its business operations in June 2017.

Products and Services

        We offer several convenient, fee-based services to meet the needs of our customers, including short-term and medium-term consumer loans, check cashing, prepaid debit cards, money transfers, bill payments, money orders, international and domestic prepaid phone cards, tax preparation, auto insurance, motor vehicle registration services and other ancillary retail financial services.

        Our business is seasonal based on the liquidity and cash flow needs of our customers.

        Consumer Loans.    We offer a variety of consumer loan products and services which we believe our customers find to be convenient, transparent and lower-cost alternatives to other, more expensive options, such as incurring returned item fees, credit card late fees, overdraft or overdraft protection fees, utility late payments, disconnect and reconnect fees and other charges imposed by other financing sources when they do not have sufficient funds to cover unexpected expenses or other needs. Our customers often have limited access to more traditional sources of consumer credit, such as credit cards.

        The specific consumer loan products we offer vary by location, but generally include the following types of consumer loans:

  •
  Short-Term Consumer Loans.  Short-term consumer loans can be unsecured or secured with a maturity up to ninety days. Unsecured short-term products are consumer loans that typically range in size from $100 to $1,000, the amount of the loan offered is typically dictated by state law and differs from state to state. We use proprietary underwriting criteria to determine the appropriate loan offer for an individual customer, which loan amount will never be less than the minimum or exceed the maximum allowed by state law. A short-term loan customer receives cash proceeds, typically in exchange for a post-dated personal check or a pre-authorized debit from his or her bank account. We offer this product over the internet and in 355 of our 471 stores. We, as the lender, agree to defer deposit of the check or initiation of the debit from the customer's bank account until the mutually agreed upon due date, which typically falls near the customer's next payday. Principal amounts of our short-term consumer loans averaged approximately $364 and $363 during 2018 and 2019, respectively. Fees charged vary from state to state, generally ranging from $8 to $18 per $100 borrowed. Secured short-term products are asset-based loans whereby the customer obtains cash and grants a security interest in collateral, such as a check or a motor vehicle title, which may be perfected as a lien on the collateral. Secured loans with a maturity of 90 days or less represented 12.8% and 13.4%, respectively, of short-term consumer loans at December 31, 2018 and March 31, 2019.

  •
  Medium-Term Consumer Loans.  In meeting our customers' financial needs, we also offer unsecured and secured medium-term consumer loans. Principal amounts of unsecured medium-term products typically range from $100 to $5,000. The principal amount offered to the customer is determined by state law, which differs from state to state, and the amount for which the individual customer qualified based on that customer's financial circumstances. These loans have maturities between three months and 36 months. These consumer loans vary in their structure in order to conform to the specific regulatory requirements of the various jurisdictions in which they are offered. The consumer loans may have an installment repayment plan or provide for a line of credit with periodic monthly payments. We offer these consumer loans over the internet and in 315 of our 471 stores. Secured medium-term products typically range from $750 to $5,000 and are asset-based consumer loans whereby the customer obtains cash and grants a security interest in collateral, such as a motor vehicle title, which may be perfected as a lien on collateral. Secured consumer loans with a maturity greater than 90 days represented 13.7% and 14.6%, respectively, of medium-term consumer loans at December 31, 2018 and March 31, 2019.

        Our consumer loan products are authorized by statute or rule in the various states in which we offer them and are subject to extensive regulation. The scope of that regulation, including the terms on which consumer loans may be made, varies by jurisdiction. The states in which we offer consumer loan products generally regulate the maximum allowable fees and other charges to consumers and the maximum amount of the consumer loan, maturity and renewal or extension terms of these consumer loans. Some of the states in which we operate impose limits on the number of consumer loans a customer may have outstanding or on the amount of time that must pass between consumer loans. To comply with the laws and regulations of the states in which consumer loan products are offered, the terms of our consumer loan products must vary from state to state.

        As of December 31, 2018, and March 31, 2019, our gross receivables for short-term and medium-term consumer loans were $89.8 million and $80.2 million, respectively. We analyze the loan loss provision and our loan loss allowance in order to determine whether our estimates of such allowance are adequate for each of our consumer loan products. Our analysis is based on our understanding of our past loan loss experience, current economic conditions, volume and growth of our consumer loan portfolios, timing of maturity, as well as collections experience.

        Consumer loan products, including short-term and medium-term consumer loans, accounted for 59.3%, 57.8% and 56.4%, of the Predecessor's and the Company's revenue for the years ended December 31, 2017, 2018, and for the three months ended March 31, 2019, respectively.

        Credit Service Fees.    The Company offers a fee-based credit service program ("CSO Program") to assist consumers in obtaining credit in certain markets through limited agency agreements with unaffiliated third-party lenders. The agreements govern the terms by which the Company refers customers to that lender, on a non-exclusive basis, for a possible extension of credit, processes loan applications and commits to reimburse the lender for any loans or related fees that were not collected from such customers. Credit service fees averaged $245.63 and $278.09, respectively, per CSO loan for the year ended December 31, 2018 and three months ended March 31, 2019.

        Credit service fees accounted for 21.1%, 21.9%, and 20.9%, respectively, of the Predecessor's and the Company's revenue for the years ended December 31, 2017, 2018, and three months ended March 31, 2019.

        Check Cashing.    We offer check cashing services in 469 of our 471 stores. Prior to cashing a check, our customer service representatives verify the customer's identification and enter the payee's tax identification number and the payer's bank account information in our internal, proprietary databases, which match these fields to prior transactions in order to mitigate our risk of loss. Subject to appropriate approvals, we accept all forms of checks, including payroll, government, tax refund, insurance, money order, cashiers' and personal checks. Our check cashing fees averaged $15.47 and $18.28, respectively, per check for the year ended December 31, 2018, and three months ended March 31, 2019, but vary depending upon the amount and type of check cashed, applicable state regulations and local market conditions.

        Check cashing accounted for 12.6%, 13.6%, and 14.5%, respectively, of the Predecessor's and the Company's revenue for the years ended December 31, 2017, 2018 and three months ended March 31, 2019.

        Prepaid Debit Card Services.    We offer access to reloadable prepaid debit cards that provide our customers with a convenient and secure method of accessing their funds in a manner that meets their individual needs. The cards are provided by Insight Card Services LLC, or Insight, and our stores serve as distribution points where customers can purchase cards as well as load funds onto and withdraw funds from their cards. Customers can elect to receive check cashing proceeds on their cards without having to worry about security risks associated with carrying cash. The cards can be used where Visa® is accepted. These cards offer our customers the ability to direct deposit all or a portion of their payroll checks onto their cards, the benefit of an optional overdraft program, the ability to receive real-time wireless alerts for transactions and account balances, and the availability of in-store and online bill payment services. Prepaid debit card service fees averaged $11.09 and $17.14, respectively, per transaction for the year ended December 31, 2018 and three months ended March 31, 2019.

        Prepaid debit card services accounted for 2.3%, 2.6% and 3.8%, respectively, of the Predecessor's and the Company's revenue for the years ended December 31, 2017, 2018, and for the three months ended March 31, 2019.

        Other Products and Services.    Introducing new products into our markets has historically created profitable revenue expansion. Other products and services offered through our stores include money transfer, bill payment, money orders, insurance, and, international and domestic prepaid phone cards. Additionally, in certain states we provide customers with access to tax preparation services. These other products and services provide revenues and help drive additional traffic to our stores, resulting in increased volume across all of our product offerings. Revenue from other products and services accounted for 4.7%, 4.1%, and 4.4% respectively, of our revenue for the years ended December 31, 2017, 2018, and three months ended March 31, 2019.

Advertising and Marketing

        Our marketing efforts are designed to promote our product and service offerings, create customer loyalty, introduce new customers to our brands and create cross-selling opportunities. In most of our markets, we utilize mass-media advertising including flyers, direct mail, outdoor advertising, internet advertising, including search engine optimization, and leads acquired from third party lead generation sources, yellow pages and radio and television advertising. We also utilize point-of-purchase materials in our retail locations and in-store marketing programs and promotions. Local marketing initiatives include sponsorship and participation in local events and charity functions to enhance brand awareness.

Employees & Training

        As of December 31, 2018, we had 2,806 employees. Our employees are not covered by a collective bargaining agreement, and we have never experienced any organized work stoppage, strike, or labor dispute.

        All employees are subject to a formal training program that varies based on department and role, and may include:

  •
  management training programs that cover employee hiring, discipline, retention, sexual harassment, workplace environment, ADA compliance, compensation, equal employment opportunity compliance and leadership;

  •
  periodic regional training sessions that cover topics such as customer service, safety and security, better delivery of services and compliance with legal and regulatory requirements and procedures, and store management strategies;

  •
  the on-going use of a web-based training tool to augment our on-the-job training, and effectively deliver and document our mandatory annual consumer compliance and anti-money laundering training and testing;

  •
  new hire training, which consists of online and on-the-job training for a period of time commensurate with the complexity of the position: and

  •
  opportunities to participate in other training events such as webinars, as appropriate for a given position.

        Our employees undergo a criminal background check, a process whereby we confirm that the social security number provided by the prospective employee matches the name of the employee, prior employment verification, and an interview process before employment. We maintain a compensation and career path program to provide employees with competitive pay rates and opportunities for advancement. We offer a complete and competitive benefits package to attract and retain employees.

Technology & Information Systems

        We utilize centralized management information systems to support our customer service strategy and manage transaction risk, collections, internal controls, record keeping, compliance, and daily reporting functions. In retail store locations, our management system incorporates commercial, off-the-shelf point-of-sale (POS) systems customized to our specific requirements. Our POS systems are complemented by proprietary systems to enhance reporting and operational capabilities.

        Our retail POS systems are licensed in all stores and record and monitor the details of every transaction, including the service type, amount, fees, employee, date/time, and actions taken, which allows us to provide our services in a standardized and efficient manner in compliance with applicable regulations. Transaction data is recorded in our accounting system daily.

        We operate a wide area data communications network for our stores that has reduced customer waiting times, increased reliability and has allowed the implementation of new service enhancements. Each store runs Windows operating systems with a four to ten PC network that is connected to our corporate headquarters using a SD-WAN solution and industry leading security tools to protect our systems and customer data.

        Our corporate data center consists of devices supporting our management information system, configured for redundancy and high availability. Our primary data processing operations run in a cloud host environment with both locally diverse and geographically diverse locations. Data is replicated between the sites. This maximizes the availability of centralized systems, optimizes up-time for store operations, and eliminates our corporate office as a single point of failure in case of disaster. We maintain and test a comprehensive disaster recovery plan for all critical information systems.

        Our online lending operations are handled through proprietary and commercial software that gives the customer a consistent experience online. The software records lending transactions, handles customer reporting, and facilitates the analysis and management of our loan portfolio.

        The primary processing systems for our internet lending operations are in a cloud host environment with both locally diverse and geographically diverse locations.

        We have developed and continue to invest in an analytical data warehouse and advanced reporting and analytical capabilities continue to improve our risk management and operational decision making.

Collections

        Collection efforts are performed by our collections center, enabling maximum efficiency and ensuring the application of standardized procedures and controls. Collection practices comply with, as applicable, the stricter of federal or state regulations or industry best practices set forth by the trade associations of which we are members. Depending upon the product, initial collection efforts are coordinated between the internal collection division and the retail location originating the loans. As the receivable ages, collection responsibility shifts solely to the collections department. The collections department attempts to resolve the account by communicating with consumers via letters, email, texting and telephone calls. If recovery efforts prove unsuccessful, the obligation may be sent to a third-party collections agency, sold, or, with respect to secured loans, we may attempt repossession on the applicable collateral securing such loans. All recovery vendors undergo extensive initial and ongoing diligence and oversight.

Security

        Employee safety is critical to us. Most of our retail store employees work behind bullet-resistant acrylic and reinforced partitions, and have security measures that include a time-delay equipped safe, an alarm system monitored by a third party, and personal panic buttons for each of our tellers. Many of our stores also have multi-camera DVR systems with remote access capability, teller area entry control, perimeter opening entry detection, and tracking of all employee movement in and out of secured areas. Training on security measures is an important part of our training program.

        Our business requires our stores to maintain a significant supply of cash. We are therefore subject to the risk of cash shortages resulting from employee and non-employee theft, as well as employee errors. Although we have implemented various programs to reduce these risks and provide security for our facilities and employees, these risks cannot be eliminated. From 2016 through 2018, the Predecessor's and the Company's annual uncollected cash shortages from employee errors and from theft were, in the aggregate, less than 0.28% of revenue.

        Our POS system allows management to detect cash shortages on a daily basis. In addition to other procedures, district managers and our internal monitoring staff conduct audits of each store's cash position and inventories on an unannounced and random basis. Professional armored carriers provide the daily transportation of currency for all of our stores. In addition, most stores electronically scan their check inventory to facilitate verification and record keeping.

Competition

        The industry in which we operate is highly fragmented and very competitive. We believe the principal competitive factors in financial services are location or internet presence, customer service, fees and the transparency of fees, convenience, range of services offered, speed of service and confidentiality. With respect to our lending business, we compete with mono-line lending businesses, and multi-line alternative financial service providers, pawn shops, rent-to-own businesses, banks, credit unions, offshore lenders, lenders utilizing a Native American sovereign nation lending model, one-state model lenders, and state licensed lenders. With respect to our check cashing business, we compete with other check cashers and multi-line alternative financial service providers, grocery stores, convenience stores, banks, credit unions, and any other retailer that cashes checks, sells money orders, provides money transfer services or offers other similar financial services, including some big-box retailers. Some retailers cash checks without charging a fee under limited circumstances.

Regulation and Compliance

        The products and services offered by the Company's indirect subsidiaries are subject to extensive state, federal and local regulation. The regulation of the consumer financial services industry is intended primarily to protect consumers, detect illicit activity involving the use of cash, as well as provide operational guidelines to standardize business practices. State regulations commonly address allowable fees and charges related to consumer loan products, maximum loan duration and amounts, the number of simultaneous or consecutive loans, required waiting periods between loans, loan extensions and refinancings, required repayment plans for borrowers claiming inability to repay loans, security for loans and payment mechanisms, licensing, disclosures, reporting and documentation requirements, and in, certain jurisdictions, database reporting and loan utilization information.

        We are subject to federal and state regulations that require disclosure of the principal terms of each transaction to every customer, prohibit misleading advertising, protect against discriminatory practices, and prohibit unfair, deceptive and abusive practices. Statutory and regulatory legal requirements are constantly changing as new laws and regulations are introduced and adopted, and existing laws and regulations are repealed, amended, modified and reinterpreted. We regularly work with authorities, both directly and through our active memberships in industry trade associations, to support our industry and to promote the development of laws and regulations that are equitable to businesses and consumers alike. We maintain legal and compliance departments to monitor new laws and regulations introduced at the federal, state, and local level and existing regulations as they are repealed, amended, and modified. We place a strong emphasis from the top down on the importance of compliance. This includes regular training programs for the Company's board of managers, compliance committee members, as well as all employees.

        We manage our compliance risk through three tiers of compliance oversight designed to address the risks of non-compliance and of consumer harm. The first tier is a board-level compliance committee which is chaired by the Company's chairman. This committee regularly receives reports from the second tier of compliance oversight, that being the board compliance committees of the Company's three principal operating subsidiaries. These subsidiary-level compliance committees are chaired by an independent member of the Company's board who is neither a member of management nor affiliated with any of the Company's equity holders. The subsidiary compliance committees are responsible for, among other things, overseeing compliance activities conducted within that subsidiary's operations, overseeing the execution of corrective action plans designed to remedy identified deficiencies, and approval of compliance-related policies and programs. The subsidiary compliance committees receive regular reports from the management compliance committees, which comprise the third tier of compliance oversight. The management compliance committees include high-level management employees who bring together knowledge from their respective areas of expertise and are responsible for reviewing various compliance reports, assessing compliance risks, implementing corrective action plans designed to continuously improve business processes, and review and referral of compliance-related policies and programs to the subsidiary-level compliance committees.

        In addition to the three levels of compliance risk oversight, we also have a compliance department that is responsible for the development, execution, and governance of our enterprise-wide compliance management system which includes elements of governance and compliance oversight; compliance control testing; and corrective action. The compliance department provides dedicated subject matter expertise and program development in risk areas such as consumer protection, privacy, data security, and anti-money laundering; and provides dedicated resources to support specific business and operational areas in designing compliance risk mitigation strategies. Within the compliance department, we also maintain an internal compliance monitoring function which evaluates adherence to compliance standards by the subsidiaries that conduct retail and internet operations and is inclusive of applicable federal and state laws and regulations as well as internal policies and procedures. The internal compliance monitoring process includes conducting periodic unannounced examinations of our subsidiaries' retail locations, reviewing customer files, reports, and compliance with specific federal and state legal and regulatory requirements. The internal compliance monitoring function also monitors customer-facing phone calls, emails and chat communications, to detect and assist management in addressing compliance risks inherent in those types of communications.

        As part of the internal compliance monitoring program, results are reported to management to identify potential compliance issues and the need for further training. In addition, internal compliance monitoring results are also reported to the management-level compliance committee. The results of internal compliance monitoring and state examinations are reviewed and determinations are made whether to make changes to software systems, operations, or marketing. Detected deficiencies requiring an operational change are provided to the appropriate person to be implemented as soon as is practicable to ensure improved future compliance performance.

        We have allocated appropriate resources to proactively address regulation and compliance as we have grown and added new or modified products and services.

U.S. Federal Regulations

        The U.S. federal government and its respective agencies possess significant regulatory authority over consumer financial services. The body of laws to which we are subject has a significant impact on our operations.

        Dodd-Frank:    In 2010, the U.S. Congress passed the Dodd-Frank Act. Title X of this legislation created the Consumer Financial Protection Bureau, the name of which was subsequently changed to the Bureau of Consumer Financial Protection or CFPB. The CFPB became operational in July 2011. Title X grants the CFPB broad rule-making, supervisory and enforcement powers with regard to consumer financial services. Title X of Dodd-Frank also contains so-called "UDAAP" provisions declaring unlawful "unfair," "deceptive," and "abusive" acts and practices in connection with the delivery of consumer financial services and giving the CFPB the power to enforce UDAAP prohibitions and to adopt UDAAP rules defining unlawful acts and practices. Additionally, the FTC Act prohibits "unfair" and "deceptive" acts and practices and gives the FTC enforcement authority to prevent and redress violations of this prohibition.

        CFPB Rule:    Relying on its authority to adopt UDAAP rules, the CFPB adopted new rules applicable to payday, title and certain high-cost installment loans, or the CFPB Rules. The CFPB Rules were published in the Federal Register on November 17, 2017, and mandated that lenders offering covered products comply with the CBFP Rules effective November 19, 2019 ("Compliance Date"). On October 26, 2018, the CFPB released a "Public Statement Regarding Payday Rule Reconsideration and Delay of Compliance Date," which stated:

  The Bureau expects to issue proposed rules in January 2019 that will reconsider the Bureau's rule regarding Payday, Vehicle Title, and Certain High-Cost Installment Loans and address the rule's compliance date. The Bureau will make final decisions regarding the scope of the proposal closer to the issuance of the proposed rules. However, the Bureau is currently planning to propose revisiting only the ability-to-repay provisions and not the payments provisions, in significant part because the ability-to-repay provisions have much greater consequences for both consumers and industry than the payment provisions. The proposals will be published as quickly as practicable consistent with the Administrative Procedure Act and other applicable law.

        Notwithstanding the above-quoted public statement from the CFPB, in its current form, the CFPB Rule establishes ability-to-repay, or ATR, requirements for "covered short-term loans" and "covered longer-term balloon-payment loans," as well as payment limitations on these loans and "covered longer-term loans." Covered short-term loans are consumer loans with a term of 45 days or less. Covered longer-term balloon payment loans include consumer loans with a term of more than 45 days where (i) the loan is payable in a single payment, (ii) any payment is more than twice any other payment, or (iii) the loan is a multiple advance loan that may not fully amortize by a specified date and the final payment could be more than twice the amount of other minimum payments. Covered longer-term loans are consumer loans with a term of more than 45 days where (i) the total cost of credit exceeds an annual rate of 36%, and (ii) the lender obtains a form of "leveraged payment mechanism" giving the lender a right to initiate transfers from the consumer's account. Post-dated checks, authorizations to initiate automated clearing house or ACH payments and authorizations to initiate prepaid or debit card payments, all of which we currently rely on in our business, are all leveraged payment mechanisms subject to the limitations in the CFPB Rule.

        The CFPB Rule excludes from coverage, among other loans: (1) purchase-money credit secured by the vehicle or other goods financed (but not unsecured purchase-money credit or credit that finances services as opposed to goods); (2) real property or dwelling-secured credit if the lien is recorded or perfected; (3) credit cards; (4) student loans; (5) non-recourse pawn loans; and (6) overdraft services and overdraft lines of credit. These exclusions do not apply to our loans.

        Under the provisions of the CFPB Rule applicable to covered short-term loans and covered longer-term balloon-payment loans, to make a conforming loan a lender will need to choose between the following two options.

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  A "full payment test," under which the lender must make a reasonable determination of the consumer's ability to repay the loan in full and cover major financial obligations and living expenses over the term of the loan and the succeeding 30 days. Under this test, the lender must take account of the consumer's basic living expenses and obtain and generally verify evidence of the consumer's income and major financial obligations. However, in circumstances where a lender determines that a reliable income record is not reasonably available, such as when a consumer receives and spends income in cash, the lender may reasonably rely on the consumer's statements alone as evidence of income. Further, unless a housing debt obligation appears on a national consumer report, the lender may reasonably rely on the consumer's written statement regarding his or her housing expense. As part of the ATR determination, the CFPB Rule permits lenders and consumers in certain circumstances to rely on income from third parties, such as spouses, to which the consumer has a reasonable expectation of access, and to consider whether another person is regularly contributing to the payment of major financial obligations or basic living expenses. A 30-day cooling off period applies after a sequence of three covered short-term or longer-term balloon payment loans.

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  A "principal-payoff option," under which the lender may make up to three sequential loans, or so-called Section 1041.6 Loans, without engaging in an ATR analysis. The first Section 1041.6 Loan in any sequence of Section 1041.6 Loans without a 30-day cooling off period between loans is limited to $500, the second is limited to a principal amount that is at least one-third smaller than the principal amount of the first, and the third is limited to a principal amount that is at least two-thirds smaller than the principal amount of the first. A lender may not use this option if (i) the consumer had in the past 30 days an outstanding covered short-term loan or an outstanding longer-term balloon payment loan that is not a Section 1041.6 Loan, or (ii) the new Section 1041.6 Loan would result in the consumer having more than six covered short-term loans (including Section 1041.6 Loans) during a consecutive 12-month period or being in debt for more than 90 days on such loans during a consecutive 12-month period. For Section 1041.6 Loans, the lender cannot take vehicle security or structure the loan as open-end credit.

        Covered longer-term loans that are not balloon loans will not be subject to the foregoing requirements. However, these loans will be subject to the CFPB Rule's "penalty fee prevention" provisions, which will apply to all covered loans. Under these provisions, if two consecutive attempts to collect money from a particular account of the borrower, made through any channel (e.g., paper check, ACH, prepaid card) are unsuccessful due to insufficient funds, the lender cannot make any further attempts to collect from such account unless and until the lender has provided a new notice to the borrower and the borrower has provided a new and specific authorization for additional payment transfers. The CFPB Rule contains specific requirements and conditions for the authorization. While the CFPB has explained that these provisions are designed to limit bank penalty fees to which consumers may be subject, and while banks do not charge penalty fees on card authorization requests, the CFPB Rule nevertheless treats card authorization requests as payment attempts subject to these limitations.

        A lender generally must give the consumer at least three business days' advance notice before attempting to collect payment by accessing a consumer's checking, savings, or prepaid account. The notice must include information such as the date of the payment request, payment channel and payment amount (broken down by principal, interest, fees, and other charges), as well as additional information for "unusual attempts," such as when the payment is for a different amount than the regular payment, initiated on a date other than the date of a regularly scheduled payment or initiated in a different channel that the immediately preceding payment attempt.

        The CFPB Rule also requires the CFPB's registration of consumer reporting agencies as "registered information systems" to which lenders must furnish information about covered short-term and longer-term balloon loans and from which lenders must obtain consumer reports for use in extending such credit. If there is no registered information system or if no registered information system has been registered for at least 180 days, lenders will be unable to make Section 1041.6 Loans.

        In addition to the public statement quoted above, it is also possible that certain elements of the CFPB Rule will be subject to legal challenge by trade groups or other private parties. Thus, it is impossible to predict whether, when, and to what extent the CFPB Rule will go into effect or whether and how it might be modified.

        On February 6, 2019, the CFPB proposed to rescind certain provisions of the CFPB Rule, specifically to repeal the ATR requirement, which the Bureau now refers to as the "mandatory underwriting provisions," and to delay the compliance date for the mandatory underwriting provisions until November 19, 2020.

        CFPB Supervision and Examination:    The CFPB has supervisory powers over many providers of consumer financial products and services, including explicit authority to examine (and require registration) of payday lenders. The CFPB released its Supervision and Examination Manual, which includes a section on Short-Term, Small-Dollar Lending Procedures, and began field examinations of industry participants, including examinations of some of our subsidiaries, in 2012.

        CFPB Enforcement:    In addition to the Dodd-Frank Act's grant of rule-making authority, the Dodd-Frank Act gives the CFPB authority to pursue administrative proceedings or litigation for violations of federal consumer financial laws (including Dodd-Frank's UDAAP provisions and the CFPB's own rules). In these proceedings, the CFPB can obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief) and monetary penalties ranging from $5,000 per day for ordinary violations of federal consumer financial laws to $25,000 per day for reckless violations and $1 million per day for knowing violations. Also, where a company has violated Title X of the Dodd-Frank Act or CFPB regulations promulgated thereunder (such as the CFPB Rule), the Dodd-Frank Act empowers state attorneys general and state regulators to bring civil actions for the kind of cease and desist orders available to the CFPB (and possibly also for the civil penalties available to the CFPB). Potentially, if the CFPB, the FTC or one or

more state officials believe we have violated the foregoing laws, they could exercise their enforcement powers in ways that would have a material adverse effect on us.

        Other Consumer Lending Laws.    Our consumer lending is subject to the federal Truth in Lending Act, or TILA, and its underlying regulations, known as Regulation Z, and the Equal Credit Opportunity Act. These laws require us to provide certain disclosures to prospective borrowers and protect against unfair credit practices. The principal disclosures required under TILA are intended to promote the informed use of consumer credit. Under TILA, when acting as a lender, we are required to disclose certain material terms related to a credit transaction, including, but not limited to, the annual percentage rate, finance charge, amount financed, total of payments, the number and amount of payments and payment due dates to repay the indebtedness. The federal Equal Credit Opportunity Act prohibits us from discriminating against any credit applicant on the basis of any protected category, such as race, color, religion, national origin, sex, marital status or age, and requires us to notify credit applicants of any action taken on the individual's credit application.

        Consumer Reports and Information.    The use of consumer reports and other personal data used in credit underwriting is governed by the Fair Credit Reporting Act, or FCRA, and similar state laws governing the use of consumer credit information. The FCRA establishes requirements that apply to the use of "consumer reports" and similar data, including certain notifications to consumers where their loan application has been denied because of information contained in their consumer report. The FCRA requires us to promptly update any credit information reported to a credit reporting agency about a consumer and to allow a process by which consumers may inquire about credit information furnished by us to a consumer reporting agency.

        Information-Sharing Laws.    We are also subject to the federal Fair and Accurate Credit Transactions Act, which limits the sharing of information for marketing purposes and requires us to adopt written procedures for detecting, preventing and responding appropriately to mitigate identity theft and to adopt various policies and procedures and provide training and materials that address the importance of protecting non-public personal information and aid us in detecting and responding to suspicious activity, including suspicious activity that may suggest a possible identity theft red flag, as appropriate.

        Telephonic Communication and Marketing Laws.    Our telephonic communications, advertising and marketing activities are subject to several federal laws and regulations including the Federal Trade Commission Act, which prohibits unfair or deceptive acts or practices and false or misleading advertisements in all aspects of our business. As a financial services company, any advertisements related to our products must also comply with the advertising requirements set forth in TILA and must not violate the unfair, deceptive or abusive standards set forth in certain sections of the Dodd-Frank Act. Also, any of our telephone marketing activities must comply with the Telephone Consumer Protection Act, or the TCPA, the Telephone Sales Rule, or the TSR, and the Federal Communications Commission's declaratory ruling issued on July 10, 2015, or the July Declaratory Ruling. The TCPA prohibits the use of automatic telephone dialing systems for communications with wireless phone numbers without express consent of the consumer, and the TSR established the Do Not Call Registry. Based on a recent decision from the United States Court of Appeals for the District of Columbia, issued on March 16, 2018, or the ACA Ruling, much of the July Declaratory Ruling has been vacated. Although it is possible that decisions of other appellate courts could further change the standards of conduct applicable to the use of automated telephone dialing systems, at present obtaining appropriate consent for autodialed calls and properly managing revocations of consent comply with the standard of conduct announced in the ACA Ruling. Prior to the ACA Ruling, plaintiff's lawyers were aggressively using the July Declaratory Ruling as the basis to recover damages under the TCPA of either $500 or $1,500 per call. It is too early to know the effect of the ACA Ruling on this type of litigation.

        Our advertising and marketing activities are also subject to the CAN-SPAM Act of 2003, which establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to the source of content.

        Protection of Military Members and Dependents.    Federal law also limits the annual percentage rate on certain loans made to active duty members of the U.S. military, reservists and members of the National Guard and their immediate families. This 36% military annual percentage rate cap applies to a variety of loan products, including short-term loans. Therefore, due to these rate restrictions, we are unable to offer certain short-term consumer loans to active duty military personnel, active reservists and members of the National Guard and their immediate dependents. Federal law also limits the annual percentage rate on existing loans when the consumer becomes an active-duty member of the military during the life of a loan, or the spouse or dependent of an active duty member of the military during the life of the loan. Pursuant to federal law, the interest rate must be reduced to 6% per year on amounts outstanding during the time in which the service member is on active duty.

        Funds Transfer and Signature Authentication Laws.    Our lending is also subject to the federal Electronic Funds Transfer Act and various other laws, rules and guidelines relating to the procedures and disclosures required in debiting or crediting a debtor's bank account relating to a loan (i.e., ACH funds transfer). These rules and regulations protect consumers engaging in electronic fund transfers and contain restrictions, require disclosures and provide consumers certain rights relating to electronic fund transfers, including requiring a written authorization, signed or similarly authenticated, in connection with certain credit transactions payable through recurring payments. In addition, our internet lending is subject to additional federal requirements with respect to electronic signatures under the Electronic Signatures In Global And National Commerce Act and similar state laws. These laws mandate that certain disclosures be made and certain steps be followed in order to obtain and authenticate e-signatures.

        Debt Collection Practices.    While the federal Fair Debt Collection Practices Act, or FDCPA, expressly excludes application of its provisions to creditors, we follow the underlying principles of consumer protections and fairness outlined in the FDCPA as a guide in conducting our collection activities.

        Privacy and Security of Non-Public Customer Information.    We are also subject to various federal and state laws and regulations relating to privacy and data security. Under these laws, including the federal Gramm-Leach-Bliley Act, we must disclose to consumers our privacy policy and practices, including those policies relating to the sharing of consumers' nonpublic personal information with third parties. This disclosure must be made to consumers when the customer relationship is established and, in some cases, at least annually thereafter. These regulations also require us to ensure that our systems are designed to protect the confidentiality of consumers' nonpublic personal information. These regulations also dictate certain actions that we must take to notify consumers if their personal information is disclosed in an unauthorized manner.

        Anti-Money Laundering and Economic Sanctions.    We are also subject to certain provisions of the USA PATRIOT Act and the Bank Secrecy Act of 1970, or BSA, under which we must maintain an anti-money laundering compliance program covering certain of our business activities. Under regulations of the U.S. Department of the Treasury or the Treasury Department, adopted under BSA, we must report transactions involving currency in an amount greater than $10,000, and we must retain records for five years for purchases of monetary instruments for cash in amounts from $3,000 to $10,000. In general, every financial institution, including us, must report each deposit, withdrawal, exchange of currency or other payment or transfer, whether by, through or to the financial institution, that involves currency in an amount greater than $10,000. In addition, multiple currency transactions must be treated as single transactions if the financial institution has knowledge that the transactions are by, or on behalf of, any person and result in either cash in or cash out totaling more than $10,000 during any one business day. We rely on our point-of-sale system and employee-training programs to facilitate our compliance with these requirements.

        The BSA also requires certain of our subsidiaries to register as a money services business with the Treasury Department. This registration is intended to enable governmental authorities to better enforce laws prohibiting money laundering and other illegal activities. Many of our subsidiaries are registered as a money services business with the Treasury Department and must re-register with the Financial Crimes Enforcement Network of the Treasury Department, or FinCEN, every other year. We must also maintain a list of names and addresses of, and other information about, our locations and must make that list available to any requesting law enforcement agency (through FinCEN). That location list must be updated at least annually.

        Federal anti-money-laundering laws make it a criminal offense to own or operate a money transmitting business without the appropriate state licenses, which we maintain where necessary. In addition, the USA PATRIOT Act of 2001 and its implementing federal regulations require us, as a "financial institution," to establish and maintain an anti-money-laundering program. Such a program must include: (1) internal policies, procedures and controls designed to identify and report money laundering; (2) a designated compliance officer; (3) an ongoing employee-training program; and (4) an independent audit function to test the program.

        In addition, federal regulations require us to report suspicious transactions involving at least $2,000 to FinCEN. The regulations generally describe three classes of reportable suspicious transactions—one or more related transactions that the money services business knows, suspects, or has reason to suspect (1) involve funds derived from illegal activity or are intended to hide or disguise such funds, (2) are designed to evade the requirements of the BSA, or (3) appear to serve no business or lawful purpose. We rely on our point-of-sale system and employee-training programs to facilitate our compliance with these requirements.

        The Office of Foreign Assets Control ("OFAC") publishes a list of individuals and companies owned or controlled by, or acting for or on behalf of, targeted countries. It also lists individuals, groups, and entities, such as terrorists and narcotics traffickers, designated under programs that are not country-specific. Collectively, such individuals and companies are called "Specially Designated Nationals." Their assets are blocked and we are generally prohibited from dealing with them.

U.S. State Regulation

        Our business is regulated under a variety of state enabling statutes, including payday loan, deferred presentment, check cashing, money transmission, small loan, credit access, and credit services organization state laws, among others. The scope of state regulation, including the fees and terms of our products and services, varies from state to state. Most states with laws that specifically regulate our products and services establish allowable fees and/or interest and other charges to consumers and establish minimum net worth or bonding requirements applicable to the entity to which the lending license is issued.

        In addition, many states regulate the maximum amount of, minimum and maximum maturity of, and impose limits on the renewal or extension of consumer loans. The terms of our products and services vary from state-to-state in order to comply with the laws and regulations of the states in which we operate. While the federal FDCPA does not typically apply to our collection activities, comparable, and in some cases more rigorous, state laws apply to our collection activities.

        In some states, check cashing companies or money transmission agents are required to meet minimum bonding or capital requirements and are subject to record-keeping requirements and/or fee limits. We offer check cashing services in each of the states in which we operate that have licensing or fee regulations regarding check cashing, with the exception of certain Virginia locations. We are licensed in each of the states or jurisdictions in which a license is currently required for us to operate as a check cashing company and/or money transmitter. To the extent these states have adopted ceilings on check cashing fees, those ceilings are in excess of or equal to the fees we charge.

        The California Financing Law caps rates on loans under $2,500 but imposes no limit on loans with a principal balance of $2,500 or higher. The California Department of Business Oversight is currently evaluating whether—contrary to both our practice and general industry practice—the interest rate cap applies to loans in an original principal amount of $2,500 or more that are partially prepaid shortly after origination to reduce the principal balance to $2,500 or less. In addition, due to a recent decision by the California Supreme Court in De La Torre v. Cash Call, Inc., the California Department of Business Oversight or private plaintiffs may argue that notwithstanding the absence of an express statutory maximum on interest rates for loans with principal amounts in excess of $2,500, that loans with triple digit interest rates are unconscionable and therefore unenforceable.

        In Texas and Ohio, we operate under a Credit Service Organization, "or CSO", model. In Texas, this model is expressly authorized under Section 393 of the Texas Finance Code. As a CSO, we serve as arranger for consumers to obtain credit from independent, non-bank consumer lending companies and we guaranty the lender against loss. As required by Texas law, we are registered as a CSO and also licensed as a "Credit Access Business" or CAB. Texas law subjects us to audit by the State's Office of Consumer Credit Commissioner and requires us to provide expanded disclosures to customers regarding credit service products.

        The subsidiary operating as a CSO in Ohio is currently registered under the Ohio Credit Services Organization Act with the Ohio Department of Commerce, Division of Financial Institutions. As a CSO, that subsidiary currently provides credit services to customers in accordance with the Credit Services Organization Act. Unlike Texas law, however, the Ohio Credit Services Organization Act does not expressly authorize the loan program we offer. Operating as a registered CSO allows us to charge a fee for arranging loans to our customers from unaffiliated third-party lenders, for assisting customers in preparing and completing the information and documents that the unaffiliated third-party lenders require the customers to submit in order to obtain loans and for providing guarantees of customer obligations to the unaffiliated third-party lenders. We determine whether we are prepared to guarantee the loans, using our own underwriting guidelines, and the lender applies its own underwriting guidelines in determining whether to make the loan. We obtain assurances from lenders that they comply with applicable federal and Ohio laws when setting loan terms. Although our subsidiary has operated as a CSO in Ohio for several years, Ohio House Bill 123, or HB 123, was signed by Ohio's Governor on July 30, 2018. HB 123 prohibits credit services organizations, such as the Company's CSO subsidiary currently operating in Ohio, from brokering an extension of credit if that credit is in a principal amount of less than five thousand dollars, with a term less than 180-days, and that has an annual percentage rate greater than 28%. HB 123 became effective on October 30, 2018, but applies only to loans or extensions of credit made on or after April 28, 2019. The Company is evaluating product alternatives that could be offered to Ohio consumers.

        In addition to federal laws imposing requirements on us relative to privacy and security of non-public customer information, our subsidiaries are subject to state laws imposing additional requirements. For example, in 2018 California adopted the California Consumer Privacy Act, or the CCPA. This data privacy law is generally applicable to entities serving or employing California residents and requires compliance by January 2020. The CCPA is regarded as the most comprehensive consumer privacy law in the nation. The CCPA grants California residents new rights regarding their personal information and imposes various data protection duties on certain entities, including the Company's subsidiaries, conducting business in California. Also in 2018, Ohio adopted the Ohio Data Protection Act, which provides certain safe harbors if an entity adopts cybersecurity measures designed to: (1) protect the security and confidentiality of personal information; (2) protect against any anticipated threats or hazards to the security or integrity of the personal information; and (3) protect against unauthorized access to and acquisition of information that is likely to result in a material risk of identity theft or other fraud. While the Company believes that its systems qualify as safe harbors under the Ohio Data Protection Act, it is currently evaluating the impact of the CCPA on its data collection and retention processes.

        In the event of serious or systemic violations of state law, we would be subject to a variety of regulatory sanctions and private lawsuits. These could include license suspension or revocation; orders or injunctive relief, including judicial or administrative orders providing for restitution or other affirmative relief; and statutory penalties and damages. Depending upon the nature and scope of any violation, statutory penalties and damages could include fines for each violation and/or payments to borrowers equal to a multiple of the fees we charge and in some cases the principal amount loaned as well.

        In our lending operations, we do not utilize the so-called "choice of law" model of lending, where a lender attempts to make loans in one state under a contract clause calling for the application of another state's substantive laws. Rather, in making loans to consumers we attempt to comply in full with the substantive laws of the state in which the loan was originated.

        Certain of our subsidiaries rely heavily on the use of lead generators or providers as a source of first-time borrowers. Although these subsidiaries conduct regular compliance reviews of these lead generators or providers in order to ensure that each utilizes appropriate privacy and other disclosures to prospective borrowers as to how and where the prospective borrower's personal, non-public information may be disclosed, several states and the CFPB have expressed concerns with lead generators and their compliance with applicable laws and regulations and the flow of non-public, private consumer information between lead generators and lead buyers. In addition, several states in which we operate substantially impair the ability to use lead generators or, in the case of California, have indicated an intention to regulate this conduct in the future.

        In the last ten years, several states in which we operate, including Illinois, Colorado, South Dakota, Kentucky, Ohio and Virginia, have enacted laws (or in the case of Arizona, allowed the deferred presentment law to expire) that negatively impact our short-term consumer loan business by imposing new limitations or requirements or effectively prohibiting the loan products we offer.

        We intend to continue, together with others in the consumer loan industry, to inform and educate legislators and regulators and to oppose legislative or regulatory action that would prohibit or severely restrict our offering of consumer loans. Given the pressure exerted on state legislative bodies by the Pew Charitable Trust, the Center for Responsible Lending, and various media outlets, it is likely that increased regulatory pressure and legislative action will continue to occur to the detriment of all small-dollar, high cost lenders, including us.

Local Regulation

        In addition to state and federal laws and regulations, our industry is subject to various local rules, regulations and ordinances. These local rules, regulations and ordinances change and vary widely from city-to-city. Local jurisdictions' efforts to restrict short-term lending have been steadily increasing. Typically, these local ordinances apply to storefront operations; however, local jurisdictions could attempt to enforce certain business conduct and registration requirements on internet lending to residents of that jurisdiction, even though no such attempt has been made previously. Actions taken in the future by local governing bodies to impose other restrictions on consumer lenders such as us could impact our business.

 CORPORATE INFORMATION

        CCF Holdings LLC was formed on November 16, 2018, under the laws of the State of Delaware. Following the foreclosure on the assets of Community Choice Financial Inc., CCF Holdings LLC, through its indirect subsidiary CCF OpCo LLC, acquired various subsidiaries that owned and operated 471 retail locations in 12 states and had a licensed internet presence in 29 states as of March 31, 2019. The Company's operating subsidiaries are primarily engaged in the business of providing consumer financial services.

        Our corporate offices are located at 6785 Bobcat Way, Suite 200, Dublin, Ohio 43016. Our telephone number is (888) 513-9395 and our website at www.CCFI.com. The information found on our website is not part of this or any other report we file with the SEC.

MANAGEMENT

Executive officers and managers

        The following table sets forth information with respect to our managers and executive officers.

Name	Age	Office and Position
William E. Saunders, Jr.	45	Chief Executive Officer and Chairman of the Board of Managers
Kyle Hanson	43	President
Michael Durbin	50	Executive Vice President, Chief Financial Officer and Treasurer
Bridgette Roman	56	Executive Vice President, Secretary and General Counsel
H. Eugene Lockhart	69	Lead Manager
Eugene Schutt	65	Manager
Jennifer Adams Baldock	60	Manager
Michael Heller	54	Manager

        William E. Saunders, Jr. has served as our Chief Executive Officer and Chairman of our Board of Managers since the closing of the Restructuring on December 12, 2018. Mr. Saunders became the Chief Executive Officer and a director of our Predecessor in June 2008, and became Chairman of our Predecessor's the board of directors effective May 14, 2014. Mr. Saunders served as our Predecessor's Chief Financial Officer from March 2006 to June 2008. Prior to joining our Predecessor, Mr. Saunders was a Vice President for Stephens Inc., an investment bank, from 2004 to 2006 and, prior to that, was an associate at Houlihan Lokey, an investment bank, SunTrust Equitable Securities, an investment bank, and Arthur Andersen, an accounting firm. Mr. Saunders is a member of the board of directors of Conn's where he serves on its Audit and Credit Risk and Compliance Committees. He serves on the FISCA Executive Committee and is also a Senior Advisor to Mission OG, a private equity firm. Mr. Saunders holds a B.S. in Business with Special Attainment in Accounting and Commerce from Washington & Lee University. Mr. Saunders brings extensive investment banking, finance, merger & acquisition, management, and strategic experience to our board of managers.

        Kyle Hanson has served as our President since the closing of the Restructuring on December 12, 2018. Mr. Hanson became our Predecessor's President in May 2008. Mr. Hanson served as the Director of Store Operations for our Predecessor from August 2005 to February 2008 and then as the Vice President of Store Operations from February 2008 to May 2008. From December 1997 through July 2005, Mr. Hanson worked for us in various operational capacities for our Predecessor, including as a store manager and a district and regional manager. Mr. Hanson is also a member of the Financial Service Centers of America (FiSCA) Board of Directors and Chairman of the Board of Directors of Volunteers of America of Greater Ohio. Mr. Hanson holds a B.S. in Communications from Ohio University.

        Michael Durbin has served as our Chief Financial Officer and Treasurer and an Executive Vice President since the closing of the Restructuring on December 12, 2018. Mr. Durbin became Chief Financial Officer and Treasurer and a Senior Vice President of our Predecessor effective December 31, 2010, and became an Executive Vice President of our Predecessor effective April 28, 2014. From June 2008 to December 2010, Mr. Durbin was a Managing Director at Servius Capital LP, an investment banking firm based in Atlanta, Georgia, and during that time Mr. Durbin served as Interim Chief Financial Officer of the Company. From July 1995 to June 2008, Mr. Durbin was a Senior Vice President at National City Bank, located in Cleveland, Ohio, where his principal business was corporate banking with a specialization in retail and financial services. Mr. Durbin is also on the Board of Directors of the Salvation Army of Central Ohio. Mr. Durbin holds a B.S.B.A. summa cum laude from Ohio University and an M.B.A. from Fisher College of Business at The Ohio State University.

        Bridgette Roman became our Secretary, General Counsel and Executive Vice President on December 13, 2018. Between January 2011 and April 2014, she served as our Predecessor's Senior Vice

President and Secretary. On April 28, 2014, she became an Executive Vice President. Ms. Roman has served as CCFI's General Counsel since October 2006. Before Ms. Roman became CCFI's Senior Vice President and Secretary, Ms. Roman served as its Vice President and Assistant Secretary from June 2008 to December 2010. Prior to joining our Predecessor in October 2006, Ms. Roman was Senior Corporate Counsel at Cooper Tire & Rubber Company, a global tire manufacturer. From 1995 to 2004, Ms. Roman was a litigation partner with the law firm of Schottenstein, Zox & Dunn (now known as Ice Miller) and from 1988 to 1995 was an associate with the same firm. Ms. Roman is a Past President of the Executive Board of Pilot Dogs Inc., and is currently on the Executive Committee of the Pilot Dog Foundation. She is also on the Grant Committee for Ronald McDonald House Charities. Ms. Roman previously served as a trustee of the Columbus Museum of Art, and as a director of Children's Hunger Alliance and Junior Achievement of Central Ohio. Ms. Roman holds a B.A. in Political Science from The Ohio State University and a J.D. from Duquesne University, School of Law.

        H. Eugene Lockhart has served as a Manager upon the closing of the Restructuring on December 12, 2018. Mr. Lockhart became a director for our Predecessor in May 2006, and became Lead Director of our Predecessor effective May 14, 2014. Mr. Lockhart is the Chairman of and a Managing Partner in Mission OG. Beginning in 2005, Mr. Lockhart served as Chairman of Diamond Castle's Financial Institutions Investment practice until April 2011. Before joining Diamond Castle in 2005 as Chairman of its Financial Institutions Investment practice, Mr. Lockhart became Venture Partner for Oak Investment Partners, a venture capital firm. Mr. Lockhart has worked in a senior executive role at several organizations, including from 1993 to 1997 as President and Chief Executive Officer of MasterCard International, as Chief Executive Officer of Midland Bank plc (from 1986 to 1993), as President of the Global Retail Bank of Bank of America (from 1997 to 1999) and as President of Consumer Services at AT&T. Mr. Lockhart is the former Chairman of NetSpend Corporation and Argus Information and Advisory Services LLC. He is also a director of Huron Consulting Group. Mr. Lockhart is a former Director of RJR Nabisco Holdings, First Republic Bank, LendingTree, Inc., Asset Acceptance Corp., IMS Health Inc., Vesta Corporation, and RadioShack Corp. Mr. Lockhart holds a B.S. from the University of Virginia and an M.B.A. from The Darden School at the University of Virginia.

        Eugene R. Schutt has served as a manager since the closing of the Restructuring on December 12, 2018 and serves as Chairman of the Audit Committee. Mr. Schutt became a director of our Predecessor in February 2012. Since 2009, Mr. Schutt has served the University of Virginia as President of the College Foundation and as Associate Dean of Development in the College and Graduate School of Arts & Sciences. Prior to joining the University of Virginia, Mr. Schutt had more than 30 years of business experience in financial services, most recently as Chairman, President and Chief Executive Officer of Citicorp Trust Bank, a Citigroup company. From 1992 until 1999, he was president of Avco Financial Services Inc., a branch-based multi-national consumer finance enterprise and from 1984 until 1991, he was president of Pratt Industries Inc. He began his career with the Philadelphia National Bank and spent nearly a decade managing two Asia/Pacific subsidiaries. Mr. Schutt is a 24-year member of the Young Presidents and World Presidents' Organization and has served on the boards of the American Financial Services Association and the Financial Services Roundtable's Housing Policy Council. He holds a B.A. in Economics from the University of Virginia.

        Jennifer Adams Baldock has served as a manager since the closing of the Restructuring on December 12, 2018. Ms. Baldock became a director of our Predecessor in April of 2013. Ms. Baldock previously served as a Director of Asset Acceptance Capital Corp and is a senior executive at Roselon Industries, Inc. In 1991, Ms. Adams joined World Color Press, Inc. as Vice President and General Counsel and remained with World Color Press, Inc. in a number of capacities until 1999, when she left World Color Press as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Prior to joining World Color Press, Inc., Ms. Adams was an associate with the law firm of Latham & Watkins LLP. While in private practice, Ms. Adams represented corporate clients in numerous transactions. While at World Color Press, Ms. Adams oversaw the legal, human resources, environmental, information technology and investor relations functions, numerous acquisitions and debt transactions and the company's initial public offering.

        Michael Heller has served as a manager since the closing of the Restructuring on December 12, 2018. Mr. Heller became a director of our Predecessor on December 20, 2016. He is currently a senior advisor to FactorTrust, an alternative credit bureau and is a venture partner at Oak HC/FT. He is also an Operating Partner of Mission OG, a private equity firm. Previously, Mr. Heller was the President and co-founder of Argus Information & Advisory LLC, an information services firm that serves the payments industry. Argus Information & Advisory LLC was acquired by Versik Analytics in 2012. Prior to founding Argus, Mr. Heller was a consultant at First Manhattan Consulting Group. He has a M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. with high honors in mathematics from Wesleyan University.

Code of Ethics

        We have a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer. A copy of our code of ethics may be obtained without charge by contacting the company in writing at the address set forth on the cover page of this Registration Statement.

Manager Independence

        Our board of managers has determined that each of Mr. Lockhart, Mr. Heller, Mr. Schutt and Ms. Baldock is an independent manager within the meaning of the applicable rules of the SEC.

Board Committees

        The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees currently are the Audit Committee, the Compliance Committee, the Compensation Committee, and the Nominating & Governance Committee. The table below shows the membership for each of the standing Board committees as of the date of this prospectus.

Audit Committee	Compliance Committee	Compensation Committee	Nominating & Governance Committee
Eugene Lockhart	William Saunders	Eugene Lockhart	Jennifer Adams Baldock
Michael Heller	Jennifer Adams Baldock	Michael Heller	Eugene Schutt
Eugene Schutt	Eugene Lockhart	Jennifer Adams Baldock	William Saunders

Audit Committee

        Our Audit Committee consists of Messrs. Lockhart, Heller and Schutt. Mr. Schutt serves as Chairman. The Audit Committee, among other things, oversees our accounting practices and processes, system of internal controls, independent auditor relationships, financial statement audits and audit and financial reporting processes.

        Our board of managers has determined that each member of our Audit Committee is "independent" within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Our board of managers has also determined that each member of our Audit Committee is an "audit committee financial expert" as defined by SEC regulations.

        Our Audit Committee is responsible for the review and approval of all related-party transactions required to be disclosed to the public under SEC rules. This procedure is contained in the written charter of our Audit Committee. In addition, we maintain a written Code of Ethics that requires our principal executive officer, principal financial officer, and principal accounting officer or controller, to disclose to the Company's Legal Department any material relationship or transaction that could reasonably be expected to give rise to a personal conflict of interest. Those relationships and transactions are then reported to the Audit Committee, which then reviews and, if appropriate, approves those transactions on a case-by-case basis. In making any such approvals, the Audit Committee considers a number of factors, including whether the terms of the transaction are market standard or whether such terms are no less favorable to the Company than could be obtained from an unrelated party. In addition, at least annually the Company requires all of its managers and officers to complete a detailed questionnaire intended to detect any conflicts of interest or related-party transactions. Those questionnaires are reviewed by the Audit Committee which considers them in connection with the required disclosure to the public under SEC rules.

Compliance Committee

        Our Compliance Committee consists of Mr. Lockhart, Ms. Adams Baldock and Mr. Saunders. Mr. Saunders serves as Chairman. The Compliance Committee, among other things, oversees our compliance functions.

Compensation Committee

        Our Compensation Committee consists of Mr. Lockhart, as Chairman, and Ms. Adams Baldock and Mr. Heller. The Compensation Committee reviews and recommends policy relating to compensation and benefits of our managers and executive officers, including evaluating executive officer performance, reviewing and approving executive officer compensation, reviewing manager compensation, making recommendations to our board of managers with respect to the approval, adoption and amendment of incentive compensation plans, and administering equity-based incentive compensation and other plans.

Nominating and Governance Committee

        Our Nominating and Governance Committee consists of Ms. Adams Baldock, as Chairman, and Messrs. Saunders and Schutt. The Nominating and Governance committee's responsibilities include, among other things (a) responsibility for establishing our corporate governance guidelines, (b) overseeing our board of director's operations and effectiveness and (c) identifying, screening and recommending qualified candidates to serve on our board of managers.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee consists of Mr. Lockhart, as Chairman, and Ms. Adams Baldock and Mr. Heller. None of these individuals has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serves nor have any served as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our managers or on our Compensation Committee.

Manager Compensation

        During the period between the closing of the Restructuring and December 31, 2018, William E. Saunders, Jr , Eugene Lockhart, Michael Heller, Jennifer Adams Baldock, and Eugene Schutt served as our managers. In 2018, we had four managers not employed by us, and we refer to these four managers as "non-employee managers." These non-employee managers are Mr. Lockhart, Mr. Schutt, Ms. Adams Baldock, and Mr. Heller. We did not pay any compensation to our managers in 2018. Our Compensation Committee engaged Meridian Compensation Consultants to assist in establishing the elements of our compensation program. In consultation with Meridian, on March 25, 2019, the

Committee determined that each manager will receive: An annual cash retainer of $110,000; The chairpersons of the audit committee, compensation committee and nominating and corporate governance committee will receive an additional $25,000, $20,000 and $15,000, respectively; Each manager serving on a committee will receive an additional $10,000 for each committee on which the manager serves; and the designated Lead Manager will receive an additional cash retainer of $20,000.

Board Observation Right

        In connection with the restructuring and pursuant to our limited liability company agreement, we have given SMH Capital Advisors, LLC ("SMH") the ability to nominate one non-voting observer to our board of Managers. This right shall continue until such time that either the PIK Notes are redeemed or SMH and its affiliates no longer hold an aggregate principal amount of at least $15 million of PIK Notes. Subject to certain exceptions, SMH's designee has the a right to attend all meetings of the board of Managers and the right to receive, at the same time, all information pertaining to any such meetings provided to the managers. SMH has nominated Dwayne Moyers as its designated observer to serve until the earlier of the designation of his successor or the termination of the observation right. The designated observer receives no compensation from us for serving in such capacity.

Approval Rights

        Pursuant to our limited liability company agreement, Qualified Noteholders or Former Qualified Noteholders (each as defined under "Description of Equity Securities") have approval rights over certain actions by the Company, including:

  •
  the issuance, purchase, exchange, redemption, repurchase of or determination whether to exercise repurchase rights in respect of any units of the Company or equity securities of any of our subsidiaries;

  •
  the adoption of any management incentive plan;

  •
  the entering into an agreement to effect a public offering of our securities;

  •
  the incurrence of debt by us or any of our subsidiaries other than trade payables or other debt incurred in the ordinary course of business or other debt permitted to be incurred by each of the senior notes and our revolving credit facility;

  •
  the refinancing of our senior notes or our revolving credit facility;

  •
  the giving by us or our subsidiaries of any guaranties or indemnities in connection with debt or other obligations;

  •
  any amendment to our limited liability company agreement or certificate of formation;

  •
  the entry into certain change of control transactions and acquisitions by the Company;

  •
  any redemption, repurchase or other form of satisfaction of the PIK Notes; and

  •
  a change in the principal place of business of the Company to a place outside of the United States.

        In addition, the Allianz Noteholder has an approval right in its sole discretion over any refinancing of our revolving credit facility or the Ivy Credit Agreement. For more information about the rights of the Allianz Noteholder, see "Description of Equity Securities—Effect of Certain Debt Refinancings."

EXECUTIVE COMPENSATION

        Our named executive officers for the year ended December 31, 2018 were:

  •
  William E. Saunders, Jr.—Chief Executive Officer;

  •
  Michael J. Durbin—Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer; and

  •
  Kyle F. Hanson—President and Chief Operating Officer.

        All compensation paid to our named executive officers in 2018 was paid by CCFI, LLC, an indirect subsidiary of the Company that was previously a subsidiary of our Predecessor.

Elements of Compensation

        Our Compensation Committee is responsible for establishing and administering our policies governing the compensation for our named executive officers. The Compensation Committee is composed entirely of non-employee managers.

        For the period between the closing of the Restructuring and December 31, 2018, each of our named executive officers was paid a pro rata portion of the base salary approved by our Predecessor's compensation committee. In addition, our Compensation Committee approved a one-time cash bonus for each named executive officer taking into consideration each named executive officer's performance during 2018 and the events surrounding the Restructuring, and to incentivize the named executive officers to remain with the Company. During the period between the closing of the Restructuring and December 31, 2018, our named executive officers continued to receive the same health and welfare benefits and retirement savings benefits as they had received from the Predecessor. We did not grant any equity awards to our named executive officers during 2018.

        The Compensation Committee believes that named executive officer compensation packages should incorporate an appropriate balance of fixed versus variable compensation—as well as cash-based compensation versus equity-based compensation—and reward performance that is measured against established goals that correspond to our short-term and long-term business plan and objectives. Our Compensation Committee engaged Meridian Compensation Consultants ("Meridian") to assist in establishing the elements of our 2019 compensation program and intends to continue to work with Meridian to establish compensation plans for future years. Our executive officers will receive cash compensation for 2019, but will not receive equity awards. The Compensation Committee will evaluate future equity awards in light of the performance of each individual executive officer and our Company's performance overall. We do not expect to enter into employment agreements with our named executive officers. We generally expect to offer the same retirement savings opportunities and health and welfare benefits to our named executive officers that our Predecessor offered.

        The Compensation Committee intends to design our compensation program to achieve the following objectives:

  •
  Motivate and reward executives whose knowledge, skills and performance are critical to our success;

  •
  Align the interests of our executives and equity holders by motivating executives to increase equity holder value and rewarding executives for attention to creating long-term equity holder value increases, but doing so in a manner that does not encourage executives to take unreasonable risks that could threaten our viability;

  •
  Provide a competitive compensation package that emphasizes pay for performance, and in which total compensation is primarily determined by Company and individual results and long-term increases in equity holder value;

  •
  Ensure fairness among the named executive officers by recognizing the relative contributions each executive makes to our success;

  •
  Attract and retain talented and experienced executives in the highly competitive and dynamic financial services industry;

  •
  Foster a shared commitment among executives by coordinating their Company and individual goals; and

  •
  Compensate our executives to manage our business to meet our long-range objectives.

Summary of Compensation

        The following table sets forth certain information with respect to compensation paid for the year ended December 31, 2018 by us (or our indirect subsidiary CCFI, LLC) to our named executive officers for services rendered to the Company or a subsidiary. The table only reflects amounts paid by us following the Restructuring and does not reflect amounts paid by our Predecessor during 2018.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	All Other Compensation ($)(3)	Total ($)
William E. Saunders, Jr.,	2018	55,058	65,068	573	120,699
Chief Executive Officer and Chairman of the Board
Michael Durbin,	2018	27,529	31,233	573	59,335
Executive Vice President, Chief Financial Officer and Treasurer
Kyle Hanson	2018	38,540	43,726	573	82,839
President

(1)
Reflects the pro rata portion of each named executive officer's 2018 base salary attributable to services rendered during the period from December 13 through December 31, 2018, following the Restructuring on December 12, 2018.

(2)
Bonus amounts were determined by our Compensation Committee in its sole discretion taking into consideration the Restructuring and the performance of our Predecessor in 2018.

(3)
The amounts reported in this column include employer matching contributions to a 401(k) plan.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Units, Class B Common Units and Class C Common Units as of June 28, 2019, in each case prior to the sale of any securities pursuant to this prospectus.

  •
  each person whom we know to own beneficially more than 5% of our Class B Common Units, which is the only class of Common Units with voting rights at this time, see "Description of Equity Securities—Voting Rights";

  •
  each manager, our chief executive officer and our two other most highly compensated officers identified in "Executive Compensation" and "Management—Manager Compensation; and

  •
  all of our managers and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise noted in the footnotes below, each holder identified below has sole voting and investment power with respect to such securities. Unless otherwise provided, the address of each holder listed is c/o CCF Holdings LLC 6785 Bobcat Way, Suite 200, Dublin, Ohio 43016. No securities beneficially owned by any executive officer or manager have been pledged as security.

Name	Number of Class A Common Units		Percentage of Class A Common Units(1)	Number of Class B Common Units		Percentage of Class B Common Units(2)	Number of Class C Common Units	Percentage of Class C Common Units(3)
William E. Saunders, Jr.	—		—	—		—	919.1	1.75%
Kyle Hanson	—		—	—		—	—	—
Michael Durbin	—		—	—		—	—	—
H. Eugene Lockhart	—		—	—		—	—	—
Eugene Schutt	—		—	—		—	—	—
Jennifer Adams Baldock	—		—	—		—	—	—
Michael Heller	—		—	—		—	—	—
All named executive officers and managers as a group (7 persons)	—		—	—		—	919.1	1.75%
More than 5% Beneficial Owners
Allianz Global Investors U.S. LLC	358,475	(4)	42.2%	142,857	(5)	100%	—	—
Mercer Investment Fund I	51,223	(6)	6.0%	—		—	—	—

(1)
Based on 850,000 Class A Units outstanding as of June 28, 2019.

(2)
Based on 142,857 Class B Common Units outstanding as of June 28, 2019.

(3)
Based on 52,631.6 Class C Common Units outstanding as of June 28, 2019.

(4)
Includes (i) 2,963 Class A Common Units held by UFCW Consolidated Pension Fund, (ii) 7,433 Class A Common Units held by Contra Costa Employees Retirement Association, (iii) 2,390 Class A Common Units held by Oklahoma School Land Trust, (iv) 56,642 Class A Common Units held by AllianzGI Convertible & Income Fund, (v) 42,233 Class A Common Units held by AllianzGI Convertible & Income Fund II, (vi) 31,304 Class A Common Units held by AllianzGI Income & Growth Fund, (vii) 78,458 Class A Common Units held by Allianz US High Yield, (viii) 101,330 Class A Common Units held by Alliance Income and Growth Fund, (ix) 8,562 Class A Common Units held by AllianzGI High Yield Bond Fund, (x) 3,274 Class A Common Units held by Baptist Health Systems, (xi) 966 Class A Common Units held by Allianz Selection US High Yield, (xii) 1,637 Class A Common Units held by Allianz Selection Income and Growth, (xiii) 4,911 Class A Common Units held by AllianzGI Diversified Income and Convertible Fund,

  (xiv) 6,549 Class A Common Units held by AllianzGI Convertible & Income 2024 Target Term Fund and (xv) 9,823 Class A Common Units held by West CLO 2013-1 LTD. Allianz Global Investors U.S. LLC serves as the investment advisor for each of the entities listed above. Allianz Global Investors U.S. LLC is a wholly-owned subsidiary of Allianz Global Investors U.S. Holdings LLC, which is a wholly-owned subsidiary of Allianz Asset Management of America L.P. Allianz Asset Management of America L.P. is indirectly owned by Allianz SE, a publicly traded company. We have been advised that William Stickney, David Oberto and Doug Forsyth, activing on behalf of Allianz Global Investors U.S. LLC, have voting and investment power over the securities held by such entities. Allianz Global Investors U.S. LLC's address is 600 W. Broadway, 29th Floor, San Diego, California 92101.

(5)
Includes (i) 3,571 Class B Common Units held by UFCW Consolidated Pension Fund, (ii) 7,143 Class B Common Units held by Contra Costa Employees Retirement Association, (iii) 21,429 Class B Common Units held by AllianzGI Convertible & Income Fund, (iv) 21,429 Class B Common Units held by AllianzGI Convertible & Income Fund II, (v) 42,857 Class B Common Units held by AllianzGI Income & Growth Fund, (vi) 20,357 Class B Common Units held by Allianz US High Yield, (vii) 7,143 Class B Common Units held by AllianzGI High Yield Bond Fund, (viii) 3,572 Class B Common Units held by Baptist Health Systems, (ix) 1,071 Class B Common Units held by Allianz Selection US High Yield, (x) 1,786 Class B Common Units held by Allianz Selection Income and Growth, (xi) 5,357 Class B Common Units held by AllianzGI Diversified Income and Convertible Fund and (xii) 7,142 Class B Common Units held by AllianzGI Convertible & Income 2024 Target Term Fund. Allianz Global Investors U.S. LLC serves as the investment advisor for each of the entities listed above. Allianz Global Investors U.S. LLC is a wholly-owned subsidiary of Allianz Global Investors U.S. Holdings LLC, which is a wholly-owned subsidiary of Allianz Asset Management of America L.P. Allianz Asset Management of America L.P. is indirectly owned by Allianz SE, a publicly traded company. We have been advised that William Stickney, David Oberto and Doug Forsyth, activing on behalf of Allianz Global Investors U.S. LLC, have voting and investment power over the securities held by such entities. Allianz Global Investors U.S. LLC's address is 600 W. Broadway, 29th Floor, San Diego, California 92101.

(6)
Mercer Investment Fund I is a Sub-Fund of Mercer QIF Fund plc, an umbrella fund with segregated liability between subfunds authorized by the Central Bank of Ireland pursuant to Part XXIV of the Companies Act of 2014 as amended. SMH Capital Advisors, LLC serves as the sub-advisor to Mercer Investment Fund I. We have been advised that Dwayne Moyers, the President of SMH Capital Advisors, LLC, has voting power over the securities held by Mercer Investment Fund I and Mercer QIF Fund plc has investment power over the securities held by Mercer Investment Fund I. Mercer Investment Fund I's address is c/o SMH Capital Advisors, LLC 4200 S. Hulen, Suite 534, Fort Worth, Texas 76109.

 SELLING SECURITY HOLDERS

        This prospectus relates to the offer and resale by the selling security holders named in this prospectus of (i) up to $143,607,897.20 aggregate principal amount of PIK Notes, inclusive of $88,073,976.98 aggregate principal amount of additional PIK Notes are issuable as in-kind interest payments on the currently outstanding PIK Notes, (ii) 417,801 of our Class A Common Units and (iii) 142,857 of our Class B Common Units. All of the securities registered hereby were issued in connection with the Restructuring. We are registering these securities pursuant to a registration rights agreement with respect to the securities by and among us and each of the selling security holders named below. With respect to the PIK Notes, we have assumed the maximum aggregate principal amount of PIK Notes will be issued as in-kind interest payments on the currently outstanding PIK Notes.

        The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the securities owned by them but make no representation that any of the securities will be offered for sale.

        The table below sets forth the name of each selling security holder, the aggregate principal amount of PIK Notes, the number of Class A Common Units and the number of Class B Common Units that each selling security holder may offer pursuant to this prospectus, from time to time, as of the date of this prospectus. Except as noted below in the footnotes to the table, neither the selling security holders nor their members had any position, office or other material relationship with us or any of our affiliates since our inception. The information regarding the selling security holders is based on information available to us as of June 28, 2019. The percentage ownership calculations are based on $471,334,941 aggregate principal amount of PIK Notes, which amount is inclusive of additional PIK Notes issuable as in-kind interest payments on the currently outstanding PIK Notes, 850,000 Class A Common Units and 142,857 Class B Common Units.

        Because the selling security holders may offer all, some or none of the securities pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these securities, no definitive estimate can be given as to the amount or number of securities that will be held by the selling security holders after completion of this offering. The following table has been prepared assuming that the selling stockholders sell all of the securities beneficially owned by them that have been registered for resale by us and do not acquire any additional PIK Notes this offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their securities. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date for which the information set forth in the table below is provided.

        Information concerning the selling security holders may change from time to time, and any changed information may be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

Name	Principal Amount of PIK Notes Owned and Offered Hereby	Percentage of PIK Notes Owned and Offered Hereby	Number of Class A Common Units Owned and Offered Hereby	Percentage of Class A Common Units Owned and Offered Hereby	Number of Class B Common Units Owned and Offered Hereby	Percentage of Class B Common Units Owned and Offered Hereby	Principal Amount of PIK Notes Owned upon Completion of Offering	Percentage of PIK Notes Owned Upon Completion of this Offering	Number of Class A Common Units Owned upon Completion of Offering	Percentage of Class A Common Units Owned Upon Completion of Offering	Number of Class B Common Units Owned upon Completion of Offering	Percentage of Class B Common Units Owned Upon Completion of Offering
UFCW Consolidated Pension Fund(1)	$1,643,277.45	0.35%	2,963	0.35%	3,571	2.50%	—	—	—	—	—	—
Contra Costa Employees Retirement Association(1)	$4,121,812.52	0.87%	7,433	0.87%	7,143	5.00%	—	—	—	—	—	—
Oklahoma School Land Trust(1)	$1,325,515.71	0.28%	2,390	0.28%	—	—	—	—	—	—	—	—
AllianzGI Convertible & Income Fund(1)	$31,409,610.49	6.66%	56,642	6.66%	21,429	15.00%	—	—	—	—	—	—
AllianzGI Convertible & Income Fund II(1)	$23,419,230.18	4.97%	42,233	4.97%	21,429	15.00%	—	—	—	—	—	—
AllianzGI Income & Growth Fund(1)	$17,358,827.02	3.68%	31,304	3.68%	42,857	30.00%	—	—	—	—	—	—
Allianz US High Yield(1)	$43,506,016.15	9.23%	78,458	9.23%	20,357	14.25%	—	—	—	—	—	—
Allianz Income and Growth Fund(1)	$56,189,218.85	11.92%	101,330	11.92%	—	—	—	—	—	—	—	—
AllianzGI High Yield Bond Fund(1)	$4,748,256.16	1.01%	8,562	1.01%	7,143	5.00%	—	—	—	—	—	—
Baptist Health Systems(1)	$1,815,775.51	0.39%	3,274	0.39%	3,572	2.50%	—	—	—	—	—	—
Allianz Selection US High Yield(1)	$535,653.84	0.11%	966	0.11%	1,071	0.75%	—	—	—	—	—	—
Allianz Selection Income and Growth(1)	$907,887.76	0.19%	1,637	0.19%	1,786	1.25%	—	—	—	—	—	—
AllianzGI Diversified Income and Convertible Fund(1)	$2,723,664.97	0.58%	4,911	0.58%	5,357	3.75%	—	—	—	—	—	—
AllianzGI Convertible & Income 2024 Target Term Fund(1)	$3,631,552.72	0.77%	6,549	0.77%	7,142	5.00%	—	—	—	—	—	—
West CLO 2013-1 LTD(1)	$5,447,329.94	1.16%	9,823	1.16%	—	—	—	—	—	—	—	—
Mercer Investment Fund 1(2)	$28,404,198.46	6.03%	51,223	6.03%	—	—	—	—	—	—	—	—
Catalyst/SMH High Income Fund(3)	$1,990,091.24	0.42%	3,588	0.42%	—	—	—	—	—	—	—	—
Catalyst/SMH Total Return Income Fund(4)	$2,503,955.19	0.53%	4,515	0.53%	—	—	—	—	—	—	—	—

(1)
Represents an entity for which Allianz Global Investors U.S. LLC serves as the investment advisor. Allianz Global Investors U.S. LLC is a wholly-owned subsidiary of Allianz Global Investors U.S. Holdings LLC, which is a wholly-owned subsidiary of Allianz Asset Management of America L.P. Allianz Asset Management of America L.P. is indirectly owned by Allianz SE, a publicly traded company. We have been advised that William Stickney, David Oberto and Doug Forsyth, activing on behalf of Allianz Global Investors U.S. LLC, have voting and investment power over the securities held by each of UFCW Consolidated Pension Fund, Contra Costa Employees Retirement Association, Oklahoma School Land Trust, AllianzGI Convertible & Income Fund, AllianzGI Convertible & Income Fund II, AllianzGI Income & Growth Fund, Allianz US High Yield, Allianz Income and Growth Fund, AllianzGI High Yield Bond Fund, Baptist Health Systems, Allianz Selection US High Yield, Allianz Selection Income and Growth, AllianzGI Diversified Income and Convertible Fund, AllianzGI Convertible & Income 2024 Target Term Fund and West CLO 2013-1 LTD.

(2)
Mercer Investment Fund I is a Sub-Fund of Mercer QIF Fund plc, an umbrella fund with segregated liability between subfunds authorized by the Central Bank of Ireland pursuant to Part XXIV of the Companies Act of 2014 as amended. SMH Capital Advisors, LLC serves as the sub-advisor to Mercer Investment Fund I. We have been advised that Dwayne Moyers, the President of SMH Capital Advisors, LLC, has voting power over the securities held by Mercer Investment Fund I and Mercer QIF Fund plc has investment power over the securities held by Mercer Investment Fund I.

(3)
We have been advised that Dwayne Moyers on behalf of SMH Capital Advisors, LLC has voting power over the securities held by Catalyst/SMH High Income Fund and that Jerry Szilagyi on behalf of Catalyst Funds has investment power over the securities held by Catalyst SMH High Income Fund.

(4)
We have been advised that Dwayne Moyers on behalf of SMH Capital Advisors, LLC has voting power over the securities held by Catalyst/SMH Total Return Income Fund and that Jerry Szilagyi on behalf of Catalyst Funds has investment power over the securities held by Catalyst/SMH Total Return Income Fund.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Audit Committee reviews and, if appropriate, approves all related party transaction that are required to be disclosed pursuant to item 404 of the SEC's Regulation S-K.

Approval Rights

        Pursuant to our limited liability company agreement, Qualified Noteholders or Former Qualified Noteholders (each as defined under "Description of Equity Securities") have approval rights over certain actions by the Company, including:

  •
  the issuance, purchase, exchange, redemption, repurchase of or determination whether to exercise repurchase rights in respect of any units of the Company or equity securities of any of our subsidiaries;

  •
  the adoption of any management incentive plan;

  •
  the entering into an agreement to effect a public offering of our securities;

  •
  the incurrence of debt by us or any of our subsidiaries other than trade payables or other debt incurred in the ordinary course of business or other debt permitted to be incurred by each of the senior notes and our revolving credit facility;

  •
  the refinancing of our senior notes or our revolving credit facility;

  •
  the giving by us or our subsidiaries of any guaranties or indemnities in connection with debt or other obligations;

  •
  any amendment to our limited liability company agreement or certificate of formation;

  •
  the entry into certain change of control transactions and acquisitions by the Company;

  •
  any redemption, repurchase or other form of satisfaction of the PIK Notes; and

  •
  a change in the principal place of business of the Company to a place outside of the United States. As of the date hereof, the Allianz Noteholder, which together with its affiliates owns 95.2% of our Class B Common Units, is the sole Qualified Noteholder. In addition, the Allianz Noteholder has an approval right in its sole discretion over any refinancing of our revolving credit facility or the Ivy Credit Agreement. For more information about the rights of the Allianz Noteholder, see "Description of Equity Securities—Effect of Certain Debt Refinancings."

Registration Rights

        In connection with the Restructuring, on December 12, 2018, we entered in to a registration rights agreement (the "Registration Rights Agreement") with each holder of our Class A Common Units, Class B Common Units and PIK Notes. Under the Registration Rights Agreement, we are required to prepare and file a registration statement with the SEC to register under the Securities Act resales from time to time of the Class A Common Units, Class B Common Units and PIK Notes issued in the Restructuring. We are filing the registration statement of which this prospectus forms a part pursuant to this contractual obligation. In addition, the Allianz Noteholder has customary demand registration rights. All parties to the Registration Rights Agreement will have customary "piggy back" rights in connection with certain registration statements or securities offerings.

        Our obligations under the Registration Rights Agreement with respect to any holder will cease upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective Registration Statement or (ii) the date on which such securities are disposed of, or after one (1) year from the Closing Date, may be disposed of without limitation as to volume or manner of sale requirements pursuant to Rule 144 (or any similar provision then in effect) promulgated under the Securities Act.

        We will bear certain expenses incident to our registration obligations upon exercise of these registration rights, including the payment of U.S. federal securities law and state "blue sky" registration fees, except that we will not bear any brokers' or underwriters' discounts and commissions or transfer taxes relating to sales of our securities. We have agreed to indemnify each selling stockholder for certain violations of U.S. federal or state securities laws in connection with any registration statement in which such selling stockholder sells its securities pursuant to these registration rights. Each selling stockholder has in turn agreed to indemnify us for U.S. federal or state securities law violations that occur in reliance upon written information it provides for us in the registration statement.

Related Parties

        Eugene Schutt and Jennifer Adams Baldock, each an independent member of our Board of Managers, are lenders to Ivy Funding Nine LLC, the lender to our non-guarantor subsidiary. Mr. Schutt and Ms. Baldock loaned 0.28% and 0.04% of the total available credit extended by Ivy Funding Nine LLC. The Company paid $11.1 million to Ivy Funding in 2018 which represents payments of interest and fees.

        Michael Heller, an independent member of the Company's Board of Managers, through restricted stock units and through an interest in a limited liability company beneficially owned 4.55% of Factor Trust LLC, a firm that provides credit bureau services to the Company. In addition, William E. Saunders, Jr., our Chairman and CEO, owned a less than 1% interest in Factor Trust LLC. Both Mr. Saunders' and the other Director's interests in Factor Trust were liquidated in November of 2017, when Factor Trust was acquired by TransUnion. In addition, Mr. Saunders, who previously served on Factor Trust's board of directors, received compensation for that service of $30,000 in 2017. The Company paid $0.8 million to Factor Trust in respect to credit bureau services in 2018.

        William Saunders, Kyle Hanson, and Michael Durbin, our Chairman and Chief Executive Officer, President, and Chief Financial Officer, respectively, through trusts of which each is either, directly or indirectly through their family, the trustee and/or settlor has an interest in BusinessPhone.com LLC, Account Logic LLC, AdTrek LLC and Speech IQ LLC, entities that provide to the Company telecommunications and internet services, fraud detection, advertising and marketing support and speech analytics, respectively. Messrs. Saunders, Durbin and Hanson have interests of 5%, 10% and 35%, respectively. During 2018, the company paid $8.8 million to BusinessPhone.com LLC, $0.9 million to Account Logic LLC, $0.3 million to AdTrek LLC and $0.2 million to Speech IQ LLC.

DESCRIPTION OF EQUITY SECURITIES

        The following is a summary of the material terms of our equity securities and certain terms of our limited liability company agreement. For a complete description, we refer you to the Delaware Limited Liability Company Act and to our limited liability company agreement. For a more complete understanding of our equity securities, we encourage you to read carefully this entire prospectus and our limited liability company agreement.

        As of June 28, 2019, there were approximately 68 record holders of the Class A Common Units, 12 record holders of the Class B Common Units and 21 record holders of the Class C Common Units. As of June 28, 2019, there were no Class M Common Units outstanding.

Distributions

        Our board of managers, generally, in its sole discretion, may declare distributions at any time or from time to time. Prior to the Class C Distribution Trigger Time (as defined below), holders of Class A Common Units, Class B Common Units and Class M Common Units are entitled to receive such distributions based on the number of such Class A Common Units, Class B Common Units and Class M Common Units held by each such holder immediately prior to such distribution. Following the Class C Distribution Trigger Time, all distributions shall be made ratably among all holders based on the number of Common Units held by such holder immediately prior to such distribution.

Voting Rights

        Prior to a Class B Conversion Event (as defined below), only holders of Class B Units will be entitled to vote generally in matters submitted to our members, including the election of managers. Holders of Class C Units and Class M Units will not be entitled to vote on any matter submitted to our members for a vote. We refer to units that are entitled to be voted as "Voting Units." Members shall be entitled to one vote per Voting Unit.

        For so long as there is a Qualified Noteholder or Former Qualified Noteholder (each as defined below): one manager shall be the individual then serving as our Chief Executive Officer, two managers (at least one of whom shall be independent) shall be appointed by the Qualified Noteholders or Former Qualified Noteholders, as applicable, holding a majority of the Voting Units beneficially held by the Qualified Noteholders or Former Qualified Noteholders and two independent managers shall be appointed by unitholders holding a majority of the Voting Units.

        In the event that there is not a Qualified Noteholder or Former Qualified Noteholder: the chief executive officer shall be one of the managers and four managers shall be appointed by the unitholders holding a majority of the Voting Units.

Power to Issue Additional Units

General

        We generally may not issue additional units without the approval of our board of managers and the written approval of the Qualified Noteholders or Former Qualified Noteholders (each as defined below), holding a majority of the Voting Units beneficially held by the Qualified Noteholders or Former Qualified Noteholders, if any and as applicable. However, following the fourth anniversary date of the effective date of the Restructuring, the Qualified Note Holders or Former Qualified Noteholders shall not have such approval right in connection with any redemption of the New PIK Notes. Furthermore, we may issue additional units or other equity securities or any options, interests, warrants or similar instruments representing the right to acquire units or other equity securities to a commercial bank, financial institution, investment firm or other third party in connection with the provision of debt financing to us or our subsidiaries in an amount of up to 15% of all outstanding units (other than Class C Common Units and Class M Common Units). If there are no Qualified Noteholders or Former Qualified Noteholders, the board, in its sole discretion, may approve issuances of additional units and other equity securities.

Conversion of Class B Common Units

        The Class B Common Units shall be converted into an equal number of Class A Common Units, with no further action required by us or the holders of the Class B Common Units, upon the earlier to occur of (i) the full repayment in cash of all indebtedness owed under the New PIK Notes and (ii) any issuance of Class A Common Units in redemption of the New PIK Notes (the occurrence of the events described in either of clause (i) or clause (ii), a "Class B Conversion Event"); provided that in the case of clause (ii), immediately prior to the conversion of the Class B Common Units but immediately after such issuance of Class A Common Units (and taking into account any such Class A Common Units issued), we shall issue to each holder of Class B Common Units a number of additional Class B Common Units in proportion to each such holder's Class B Common Units percentage interest (excluding any such additional Class B Common Units to be issued and excluding any Class C Common Units and Class M Common Units).

Adjustments to Class C Common Units

        In the event of a redemption of the New PIK Notes with Class A Common Units, we shall immediately after the issuance of such Class A Common Units (and taking into account any such units issued) issue to each holder of Class C Common Units additional Class C Common Units in proportion to each such holders' percentage interest. Except as provided in the preceding sentence, no additional Class C Common Units shall be issued.

Adjustments to Class M Common Units

        In the event of a redemption of the New PIK Notes with Class A Common Units, we shall immediately after the issuance of such Class A Common Units (and taking into account any such units issued) issue to each holder of Class M Common Units additional Class M Common Units in proportion to each such holders' percentage interest. Any Class M Units not issued to existing holders shall be reserved for issuance in accordance with our equity incentive plan such that the sum of the issued Class M Common Units and unissued Class M Common Units shall represent 15% of all outstanding Common Units at such time. For these purposes, outstanding Class C Common Units shall be deemed (i) prior to the Class C Distribution Trigger Time to represent 0% of the Common Units then outstanding and (ii) from and after the Class C Distribution Trigger Time to represent the number of Class C Common Units then outstanding.

Effect of Certain Debt Refinancings

        If we consummate a refinancing transaction with respect to our revolving credit facility or the Ivy Credit Agreement (as defined under "Description of Other Indebtedness"), which refinancing must be approved by our board of Managers, the Qualified Noteholders or Former the Qualified Noteholders, as applicable, and Alliance Global Investors U.S. LLC (the "Allianz Noteholder"), (a) prior to the one-year anniversary of the effective date of the Restructuring, two-thirds of all Class B Common Units issued on the effective date of the Restructuring and outstanding immediately prior to such refinancing shall be deemed returned to us by each holder of Class B Common Units on a pro rata basis and will be available for issuance by us in the form of Additional Financing Units to the provider of such refinancing (provided that, such Additional Financing Units, at the election of the Allianz Noteholder, may be in the form of non-voting units), on the one hand, and ratably to each holder Class B Common Units, on the other hand, in such amounts as are determined by the board of Managers and are acceptable to the Allianz Noteholder in its sole discretion, and (b) prior to the two-year anniversary of the effective date of the Restructuring, one-third of all Class B Common Units issued on the effective date of the Restructuring and outstanding immediately prior to the refinancing shall be deemed returned to us by each holder of Class B Common Units on a pro rata basis and will be available for issuance by us in the form of Additional Financing Units to the provider of such refinancing (provided that, such Additional Financing Units, at the election of the Allianz Noteholder, may be in the form of non-voting units), on the one hand, and ratably to each holder of Class B Common Units, on the other hand, in such amounts as are determined by the Board and are acceptable to the Allianz Noteholder in its sole discretion; provided, however, that in the case of either clause (a) or clause (b) above, if the holders of Class B Common Units are not a provider of such refinancing then the Allianz Noteholder shall have no approval right in connection with determining the amount of Class B Common Units that may be available in the form of Additional Financing Units to the provider of such refinancing and the Members holding Class B Common Units.

Preemptive Rights

        Each holder of at least 3% of the aggregate amount of the Class A Common Units and Class B Common Units that is an "accredited investor" (as defined under the Securities Act) shall have the right to purchase a number of units or other securities proposed to be issued by us equal to such holder's overall percentage interest in the company, or such lesser number, of the total number of new securities that the company may propose to issue and sell.

        The following terms used in this section have the meanings set forth below:

        "Class C Distribution Trigger Time" means the time at which the Closing Date Amount has been reduced to zero.

        "Closing Date Amount" means, as of any date of determination, the following: (i) the aggregate amount of any and all claims (as defined in Section 101(5) of the Bankruptcy Code) that could have been asserted against the Predecessor as of the effective date of the Restructuring under (x) that certain Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time) by and among the Predecessor, the subsidiary guarantors party thereto, and Computershare Trust Company, N.A., and Computershare Trust Company of Canada, together as indenture trustee, and Computershare Trust Company, N.A., as collateral agent, as of the Effective Date, minus (ii) the aggregate amount of any and all cash distributions received through such date of determination on account of the Class A Common Units issued on the effective date of the Restructuring and any Class A Common Units issued to the holders of New PIK Notes in connection with the redemption of New PIK Notes, minus (iii) the aggregate amount of any cash payments and other consideration (the fair market value of which is determined by the Board) received through the date of determination on account of the New PIK Notes issued on the Effective Date (provided that, Redemption Units shall not be deemed or treated as consideration received on account of such New PIK Notes), plus (iv) the aggregate amount of interest accruing through the date of determination at the default rate specified in the applicable indenture described in clauses (i)(x) and (i)(y) of this definition on a daily basis on the net aggregate amount determined in accordance with clauses (i), (ii) and (iii) above, which interest shall be compounded semi-annually on the last day of the applicable calendar month in accordance with the applicable indenture.

        "Former Qualified Noteholder" means any Qualified Noteholder as of the date of the redemption of the New PIK Notes that, together with its affiliates, beneficially owns thirty-five percent (35%) or more of the voting units immediately following the date of the redemption of the New PIK Notes and continues to beneficially own thirty-five percent (35%) or more of the voting units thereafter as of the time of such determination.

        "Qualified Noteholder" means a Person, together with its Affiliates, who collectively continue to hold at least (i) Ninety Million Dollars ($90,000,000) of New PIK Notes (or an equivalent amount of Class A Common Units issued upon redemption of the New PIK Notes) and (ii) Thirty Million Dollars ($30,000,000) million of New Secured Notes (or an equivalent amount of indebtedness refinancing or replacing the New Secured Notes). To the extent the Qualified Noteholder consists of Affiliates that are advised by the same investment advisor or by investment advisors under common control, the Qualified Noteholder may designate one of its investment advisors to act on behalf of the Qualified Noteholder.

 DESCRIPTION OF OTHER INDEBTEDNESS

Amended and Restated Revolving Credit Agreement

        On December 12, 2018, in connection with the closing of the Restructuring, the Predecessor's rights and obligations under the Revolving Credit Agreement, dated as of September 6, 2018 among the Predecessor, the lenders party thereto and GLAS Trust company LLC as the administrative agent (the "Revolving Credit Agreement"), were, in a series of assignments and assumptions, assigned by the Predecessor and assumed by CCF OpCo and the Revolving Credit Agreement was simultaneously amended and restated (the "Amended and Restated Revolving Credit Agreement").

        The Amended and Restated Revolving Credit Agreement allows for borrowings of up to $40.0 million and has a maturity date of June 15, 2023. The capacity for borrowings under the facility was reduced from $42.0 million to $40.0 million in connection with the $2.0 million repayment on January 15, 2019. Borrowings under the Amended and Restated Revolving Credit Agreement bear interest at a rate of 9.00% per annum. All borrowings under the Amended and Restated Revolving Credit Agreement are secured by substantially all of the assets of CCF OpCo, CCF Intermediate Holdings LLC, a Delaware limited liability company, the sole member of CCF OpCo and our wholly owned subsidiary and certain of CCF OpCo's subsidiaries. The Amended and Restated Credit Agreement is guaranteed by certain subsidiaries of CCF OpCo and is eliminated upon consolidation.

        The Amended and Restated Revolving Credit Agreement also contains restrictive covenants that limit CCF OpCo's ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase the CCF OpCo's capital stock, make certain investments, enter into certain types of transactions with affiliates, create liens and sell certain assets or merge with or into other companies. Furthermore, the Amended and Restated Revolving Credit Agreement requires compliance with covenants that relate to financial performance, including minimum EBITDA, asset coverage and minimum liquidity tests. The administrative agent under the Amended and Restated Revolving Credit Agreement is required to take direction from a representative of the holders of the Secured Notes. The Amended and Restated Revolving Credit Agreement also contains a cross-default to the Secured Notes and the Amended and Restated Loan and Security Agreement, dated as of April 25, 2017 (as amended, modified or supplemented from time to time) with Ivy Funding Nine, LLC, as lender and CCFI Funding II, LLC, a non-guarantor subsidiary of CCF OpCo (the "Ivy Credit Agreement").

        As of March 31, 2019, there was $40.0 million outstanding under the Amended and Restated Revolving Credit Agreement.

Secured Notes

        On December 12, 2018, in connection with the Restructuring, the Community Choice Financial Holdings, LLC, a Delaware limited liability company ("Community Choice Holdings"), as guarantor, CCF Issuer, as issuer, and Computershare Trust Company, N.A., as trustee and collateral agent entered into the Amended and Restated SPV Indenture (the "Amended and Restated SPV Indenture") pursuant to which on the same date Community Choice Issuer issued an aggregate principal amount of $42.0 million in Secured Notes to previous holders of Secured Notes. The Secured Notes bear interest at 9.00% per annum and mature on June 15, 2023. Pursuant to the Amended and Restated SPV Indenture, CCF Issuer and Community Choice Holdings each granted a pledge over all of their respective assets. CCF Issuer was also required to pledge its interests in the Amended and Restated Revolving Credit Agreement. The Amended and Restated SPV Indenture also contains restrictive covenants that limit our ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase our capital stock or the capital stock of our subsidiaries, make certain investments, enter into certain types of transactions with affiliates, create liens or merge with or into other companies.

        As of March 31, 2019, there was $40.0 million in outstanding Secured Notes.

Ivy Credit Agreement

        CCFI Funding II, LLC, a non-guarantor subsidiary of CCF OpCo, is party to the Ivy Credit Agreement. The Ivy Credit Agreement allows for borrowings of up to $70.0 million. Borrowings under the Ivy Credit Agreement bear interest at a rate of 16.75% per annum. There is also an administrative fee of 1.6% per annum. The Ivy Credit Agreement also has a cross-default to the Amended and Restated Revolving Credit Agreement, dividend restrictions, borrowing base testing, and a cash flow coverage test. It also includes covenants addressing daily minimum cash and asset coverage tests, dividend limits, weekly operational reporting requirements, borrowing base reporting, and a monthly consolidated EBITDA test. We generally use borrowings under the Ivy Credit Agreement to acquire loans from the retail and internet portfolios. The Ivy Credit Agreement matures on April 30, 2020 and amounts outstanding may not be prepaid prior to February 1, 2020.

        As of March 31, 2019, there was $70.0 million outstanding under the Ivy Credit Agreement.

DESCRIPTION OF PIK NOTES

General

        In connection with the restructuring, CCF Holdings LLC (the "Issuer") issued the 10.750% Senior PIK Notes (the "Notes") pursuant to the Indenture, dated as of December 12, 2018 (the "Indenture") among itself and American Stock Transfer & Trust Company LLC (the "Trustee").

        Certain terms used in this "Description of the PIK Notes" have the meanings set forth in the section "—Certain Definitions". As used in this section, "we", "us" and "our" mean the Issuer and its Subsidiaries and the "Issuer" refers only to CCF Holdings LLC. and not to any of its Subsidiaries.

        The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements and instruments, including the definitions of certain terms used therein and those terms made a part thereof by the TIA. We urge you to read those agreements and instruments because they, not this description, will define your rights as Holders of the Notes. You may request copies of those documents at our address set forth under the heading "Where You Can Find Additional Information".

Brief Description of Notes

        The Notes are:

  •
  general senior unsecured obligations of the Issuer;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of the Issuer;

  •
  effectively junior in right of payment to any of our secured indebtedness (including all amounts outstanding under our Amended and Restated Revolving Credit Agreement and our Secured Notes) to the extent of the value of the assets securing such indebtedness; and

  •
  structurally subordinated to all existing and future Indebtedness and other claims and liabilities, including preferred stock, of Subsidiaries of the Issuer.

Ranking

        The Notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness (including all amounts outstanding under our revolving credit facility and our Secured Notes) to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries, including our subsidiaries' obligations, whether as borrower or guarantor, under the Ivy Credit Agreement, our revolving credit facility, the Secured Notes and trade payables.

        As of March 31, 2019, our total consolidated principal amount of indebtedness outstanding was $388.7 million, of which an aggregate of $276.9 million was senior indebtedness and an aggregate of $111.8 million was secured indebtedness. As of March 31, 2019, our subsidiaries had $203.8 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the PIK Notes are structurally subordinated. As of March 31, 2019, our revolving credit facility was fully drawn. Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer may incur, under certain circumstances the amount of such additional Indebtedness could be substantial. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"

Paying Agent and Registrar for the Notes

        The Issuer maintains one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

        The Issuer also maintains a registrar. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. Either the Issuer or any of the Issuer's Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, or other tender offer. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        The Issuer issued $276,940,398 aggregate principal amount of Notes on December 12, 2018 (the "Initial Notes"). The Notes mature on December 15, 2023. Interest on the Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of a Note or by issuing additional Notes in a principal amount equal to such interest ("PIK Interest"). PIK Interest is payable semiannually in arrears on June 15 and December 15 to the Holders of Notes of record on the immediately preceding June 1 and December 1. Interest on the Notes accrues from the most recent date to which interest has been paid. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. We refer to payments of PIK Interest as "PIK Note Payments."

        PIK Note Payments shall be effected (i) with respect to Notes in certificated form, by issuing Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest to be paid on the principal amount of Notes held by each Holder on the relevant record date (rounded down to the nearest $1.00) or (ii) with respect to Global Notes, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest to be paid on the principal amount of Global Notes on the relevant record date (rounded down to the nearest $1.00), and the Trustee will, at the written order of the Issuer signed by an Officer, authenticate and deliver such Notes on the Interest Payment Date in certificated form for original issuance to the Holders of record on the relevant record date or cause such increase in principal amount with respect to Global Notes. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Note Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Note Payment. Any Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.

        The Initial Notes and any Notes issued subsequently as PIK Interest under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of the PIK Notes" include any Notes that are issued as PIK Interest.

        Additional interest may be payable with respect to the Notes in certain circumstances pursuant to the Registration Rights Agreement. See "The Exchange Offer—Liquidated Damages".

Optional Redemption

        On or, to the extent provided below, prior to and within 90 days after, the occurrence of the Bondholder NewCo Option Event, the Issuer may redeem all (but not all than less than all) of the outstanding Notes, at any time by delivery of Class A Common Units, subject to the following provisions:

  (1)
  For so long as there is a Qualified Noteholder, the Issuer may not elect to optionally settle the Notes in Class A Common Units unless such election shall have been approved by at least a majority of the members of the Board of the Issuer then in office, which majority, prior to the fourth anniversary of the Issue Date, shall have included the Qualified Noteholder Directors (or, if only one such person shall then be a member of the Board, such Member); provided, however, that prior to the fourth anniversary of the Issue Date in the event that the Total Enterprise Value of the Issuer has not been determined by the Board of the Issuer to be greater than $300 million (as evidenced by an Officer's Certificate, to which a resolution of the Board of the Issuer setting forth such determination is annexed, delivered to the Trustee), in addition to the foregoing requirements, the Change of Control Transaction, shall be approved by a Super-Majority Board Approval (as evidenced by an Officer's Certificate, to which a resolution of the Board of the Issuer confirming such approval is annexed, delivered to the Trustee);

  (2)
  Notice of any redemption to be made upon the occurrence of a Bondholder NewCo Option Event may be given in advance of any such Bondholder NewCo Option Event, but subject to the occurrence of any relevant Change of Control Transaction or the Maturity Date, as the case may be, and any other condition specified in the notice of redemption;

  (3)
  Upon the Issuer's exercise of the redemption pursuant to this optional redemption provision, on and after the redemption date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units and/or, if applicable, the consideration payable in the relevant Change of Control Transaction in respect of Class A Common Units;

  (4)
  The number of Class A Common Units issuable to the Holders in payment of the redemption price in respect of any Bondholder NewCo Option Event shall be equal to, for each $1.00 principal amount of Notes so redeemed (including any PIK Interest that has been capitalized), the Settlement Rate;

  (5)
  The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes imposed by the United States of America or any state thereof that may be payable in respect of the issuance and delivery of Class A Common Units upon any redemption made in respect of any Bondholder NewCo Option Event unless the taxes are due because the Holder requests such Units to be issued in a name other than the Holder's name or delivered to a person other than the Holder, in which case the Holder shall pay such taxes; and

  (6)
  No fractional units of Class A Common Units shall be delivered by the Issuer to the Holders in payment of the redemption price pursuant in respect of any Bondholder NewCo Option Event, and all such fractional amounts shall be rounded down to the nearest whole Unit.

        At any time or from time to time, the Issuer may redeem all or a part of the Notes, upon notice as provided under the Indenture, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

        For the avoidance of doubt, the Issuer shall not be required to deliver Class A Common Units in connection with a redemption to the extent that it delivers the consideration payable in the relevant Change of Control Transaction in respect of Class A Common Units in lieu thereof.

Mandatory Redemption upon a Class A Public Offering

        In the event that the Issuer completes a public offering of Class A Common Units registered with the SEC (a "Class A Public Offering") in which (i) the gross cash proceeds of Class A Common Units sold by the Company equal or exceed $200 million and (ii) the product of the gross cash price per such Class A Common Unit in the Class A Public Offering and the number of Mandatory Redemption Date Class A Common Units Outstanding equals or exceeds the Mandatory Redemption Target Value, the Notes shall be automatically redeemed on the Mandatory Redemption Date for Class A Common Units at the Settlement Rate.

        Notice of any mandatory redemption in respect of a Class A Public Offering may be given in advance of the consummation of any such Class A Public Offering and subject to the occurrence thereof.

        On and after a Mandatory Redemption Date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units.

        The number of Class A Common Units issuable to the Holders in payment of the redemption price in respect of a Class A Public Offering shall be equal to, for each $1.00 principal amount of Notes so redeemed (including any PIK Interest that has been capitalized), the Settlement Rate.

        The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes imposed by the United States of America or any state thereof that may be payable in respect of the issuance and delivery of Class A Common Units upon any redemption made in respect of a Class A Public Offering unless the taxes are due because the Holder requests such Units to be issued in a name other than the Holder's name or delivered to a person other than the Holder, in which case the Holder shall pay such taxes.

        No fractional units of Class A Common Units shall be delivered by the Issuer to the Holders in payment of the redemption price in respect of a Class A Public Offering, and all such fractional amounts shall be rounded down to the nearest whole Unit. Notice of any mandatory redemption in respect of a Class A Public Offering may be given in advance of the consummation of any such Class A Public Offering and subject to the occurrence thereof.

        In the event of a mandatory redemption in respect of a Class A Public Offering, the Issuer shall promptly, and in any event within 15 days after the closing date of the relevant Class A Public Offering (the "Notice Deadline"), provide a notice of mandatory redemption to the Holders, which such notice shall state:

  (1)
  the redemption date (the "Mandatory Redemption Date"), which shall be no later than 15 days after the Notice Deadline;

  (2)
  the redemption price, which shall be the Settlement Rate;

  (3)
  the name and address of the Paying Agent, if other than the Trustee;

  (4)
  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

  (5)
  that on and after the Mandatory Redemption Date, any right of the Holders of the Notes to receive payments in respect of principal, premium, if any, and interest on the Notes shall automatically be terminated, the indebtedness and other obligations of the Issuer to Holders of Notes automatically shall be extinguished without any further action by any Person, and each Holder of Notes shall only have the right to receive the redemption price in Class A Common Units;

  (6)
  that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Mandatory Redemption Date;

  (7)
  the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

  (8)
  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        Except as set forth above, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders upon a Change of Control

        The Notes provide that if a Change of Control occurs, unless, prior to the time the Issuer is required to make a Change of Control Offer (as defined below), the Issuer has previously mailed or concurrently mails a redemption notice with respect to all the outstanding Notes as described under "—Selection and Notice" the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

  (1)
  that a Change of Control Offer is being made pursuant to the covenant captioned "—Repurchase at the Option of Holders—Change of Control" and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

  (2)
  a description of the transaction or transactions constituting a Change of Control;

  (3)
  the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

  (4)
  that any Note not properly tendered will remain outstanding and continue to accrue interest;

  (5)
  that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

  (6)
  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

  (7)
  that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

  (8)
  that if less than all of such Holder's Notes are tendered for purchase, such Holder will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to $1.00 or an integral multiple of $1.00 in excess thereof;

  (9)
  if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

  (10)
  such other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

  (1)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2)
  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

  (3)
  deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Amended and Restated Revolving Credit Agreement and the Secured Notes provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Amended and Restated Revolving Credit Agreement, the Secured Notes and/or such other agreement, we could seek a waiver of such default or seek to refinance our Amended and Restated Revolving Credit Agreement, the Secured Notes and/or such other agreement. In the event we do not obtain such a waiver or refinance the Amended and Restated Revolving Credit Agreement, the Secured Notes and/or such other agreement, such default could result in amounts outstanding under our Amended and Restated Revolving Credit Agreement and/or such other agreement being declared due and payable.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See "Risk Factors—Risks Relating to our Capital

Structure—A change in control of the Company could require us to repay certain of our outstanding indebtedness and we may be unable to do so".

        The Change of Control purchase feature of the Notes may in certain circumstances make it more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens". Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control, including the definition of Change of Control, may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture.

Limitation on Restricted Payments

        The Issuer will not, and will not permit any of the Subsidiaries to, directly or indirectly:

  (I)
  declare or pay any dividend or make any payment or distribution on account of the Issuer's or any of its Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation, other than:

            (a)   dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends, payments or distributions by a Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

  (II)
  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger, consolidation or amalgamation;

  (III)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect to, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer:

            (a)   Indebtedness permitted to be incurred under clause (7), (8) or (9) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

            (c)   the giving of an irrevocable notice of redemption with respect to transactions described in clause (2) or (3) of the second paragraph of this covenant; or

  (IV)
  make any Restricted Investment

        (all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

(1)
no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)
immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer after the Issue Date (including Restricted Payments made pursuant to clause (1), (4) or (7) of Section 5.08(b), but excluding all other Restricted Payments made pursuant to the second paragraph of this covenant, is less than the sum of (without duplication):

          (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

          (b)   100% of the aggregate cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than cash proceeds to the extent such cash proceeds have been used to make Restricted Payments pursuant to clause (2) of the next succeeding paragraph) from the issue or sale of:

              (i)  (A) Equity Interests of the Issuer, excluding cash proceeds and the marketable securities or other property received from the sale of:

                (x)   Equity Interests to any future, current or former employee, director or consultant of the Issuer, any Parent Entity or any of the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

                (y)   Designated Preferred Stock; and

              (B)  Equity Interests of Parent Entities, to the extent such cash proceeds are actually contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of Parent Entities or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

             (ii)  debt securities of the Issuer that have been subsequently converted into or exchanged for Equity Interests of the Issuer;

  provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of the Issuer sold to a Subsidiary or (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

          (c)   100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer after the Issue Date (other than cash proceeds, marketable securities or other property to the extent such cash proceeds, marketable securities or other property (i) have been used to make Restricted Payments pursuant to clause (1) of the next succeeding paragraph or (ii) are contributed by a Subsidiary); plus

          (d)   100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of the sale or other disposition (other than to the Issuer or any of its Subsidiaries) of Restricted Investments made by the Issuer or any of its Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or any of its Subsidiaries and repayments of loans or advances, and releases of guarantees, that constitute Restricted Investments made by the Issuer or any of its Subsidiaries, in each case, after the Issue Date.

        The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of the Indenture;

  (2)
  the redemption, repurchase, retirement or other acquisition of any Equity Interests, or Subordinated Indebtedness of the Issuer in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Subsidiary) of, Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than any Disqualified Stock or, except in the case of a redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness or Preferred Stock);

  (3)
  the redemption, defeasance, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Issuer made in exchange for, or out of the proceeds of a sale made within 45 days of, new Indebtedness of the Issuer, as the case may be, or (ii) Disqualified Stock of the Issuer made in exchange for, or out of the proceeds of a sale made within 45 days of, Disqualified Stock of the Issuer, that, so long as:

            (a)   the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness, or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock, being so defeased, redeemed, repurchased, exchanged, acquired or retired for value;

            (b)   in the case of Subordinated Indebtedness, such new Indebtedness is subordinated to the Indebtedness under the Notes at least to the same extent as such Subordinated Indebtedness so purchased, defeased, exchanged, redeemed, repurchased, acquired or retired for value;

            (c)   such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired; and

            (d)   such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Entity held by any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Preferred Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Subsidiaries after the Issue Date; less the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);

  (5)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Subsidiaries or any class or series of Preferred Stock of any Subsidiary, in each case issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that all such dividends are included in the calculation of "Fixed Charges";

  (6)
  payments made by the Issuer or any of its Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (7)
  the declaration and payment of dividends on the Issuer's common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such Parent Entity's common equity), following consummation of the first public offering of the Issuer's common equity or the common equity of such Parent Entity after the Issue Date, of up to 6% per annum on the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common equity registered on Form S-8;

  (8)
  the repurchase, redemption, or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under this Indenture; and

  (9)
  other Restricted Payments in an amount not to exceed the greater of (x) $7.5 million and (y) 3.5% of Total Assets;

        provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (1) through (9), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        For purposes of determining compliance with this covenant, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (8) above, or is permitted to be made pursuant to the first paragraph of this covenant (including by virtue of qualifying as a Permitted Investment), the Issuer will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this covenant. Payments or other actions permitted by this covenant need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such payment or other action (including pursuant to any section of the definition of "Permitted Investment").

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any Subsidiary of the Issuer may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio of the Issuer, on a consolidated basis, for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

  (1)
  the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Subsidiaries and the issuance or creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount outstanding at any one time not to exceed the greater of (i) $150.0 million and (ii) the aggregate principal amount of Indebtedness (without regard to priority of payment or lien) incurred pursuant to this clause (1) and clause (5) of this paragraph (all such Indebtedness, collectively, "Asset Ratio Indebtedness") that would not cause the ratio of all Asset Ratio Indebtedness of the Issuer and its Subsidiaries (determined on a consolidated basis and without double-counting) to Total Assets to exceed 1.0 to 1.0 immediately after the incurrence of such Asset Ratio Indebtedness;

  (2)
  the incurrence by the Issuer of Indebtedness represented by the Notes to be issued on the date of this Indenture (and all Notes payable as PIK Interest issued in respect thereof);

  (3)
  Indebtedness of the Issuer and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) of this paragraph;

  (4)
  Indebtedness incurred by the Issuer or any of its Subsidiaries constituting reimbursement obligations with respect to bankers' acceptances, bank guarantees, letters of credit, warehouse receipts or similar facilities entered into in the ordinary course of business, including letters of credit in respect of workers' compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, in each case (other than in the case of performance or surety bonds incurred to satisfy a regulatory requirement) incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

  (5)
  Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of the Subsidiaries of the Issuer to finance the purchase, lease, construction, installation or improvement of property (real or personal), equipment or other asset (including receivables) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (5) or for working capital or any general corporate purposes; provided that the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued pursuant to this clause (5), when aggregated with the outstanding principal amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease Indebtedness, Disqualified Stock or Preferred Stock initially incurred or issued in reliance on this clause (5), does not exceed the greater of $10,000,000 and 2.0% of Total Assets;

  (6)
  Indebtedness arising from agreements of the Issuer or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Subsidiaries in connection with such disposition;

  (7)
  Indebtedness of the Issuer to any of its Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (to the extent not otherwise permitted by this clause);

  (8)
  Indebtedness of a Subsidiary owing to the Issuer or another Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (to the extent not otherwise permitted by this clause);

  (9)
  shares of Preferred Stock of a Subsidiary issued to the Issuer or another Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such shares of Preferred Stock shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (to the extent not otherwise permitted by this clause);

  (10)
  Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 5.07, exchange rate risk or commodity pricing risk;

  (11)
  obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business;

  (12)
  the incurrence by the Issuer or any of its Subsidiaries of Indebtedness or the issuance by the Issuer or any of its Subsidiaries of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant or clauses (1)(ii), (2) and (3) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees and accrued and unpaid interest in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness;

            (a)   has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

            (b)   to the extent such Refinancing Indebtedness, refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated or pari passu to the Notes, such Refinancing Indebtedness is subordinated or pari passu to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or

    (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

            (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer (except to the extent of guarantees thereof otherwise permitted hereby);

  (13)
  Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Subsidiaries incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Subsidiaries or merged into, amalgamated with or consolidated with the Issuer or any of its Subsidiaries in accordance with the terms of this Indenture; provided that after giving pro forma effect to such acquisition, amalgamation, merger or consolidation, either:

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

            (b)   the Fixed Charge Coverage Ratio of the Issuer is greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;

  (14)
  cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees' credit or purchase cards, endorsements of instruments for deposit, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business:

  (15)
  Indebtedness of the Issuer or any of its Subsidiaries supported by a letter of credit issued pursuant to Indebtedness incurred pursuant to clause (1) of this Section 5.07(b), in a principal amount not in excess of the stated amount of such letter of credit and only so long as such letter of credit remains outstanding;

  (16)
  any guarantee by the Issuer or any of its Subsidiaries of Indebtedness or other obligations of the Issuer or any of its Subsidiaries so long as the incurrence of such guaranteed Indebtedness is permitted under the terms of this Indenture;

  (17)
  Indebtedness of the Issuer or any of its Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

  (18)
  Indebtedness of the Issuer or any of its Subsidiaries undertaken in connection with cash management and related activities with respect to the Issuer or any such Subsidiary or joint venture in the ordinary course of business;

  (19)
  Indebtedness consisting of Indebtedness issued by the Issuer or any of its Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Entity to the extent described in clause (4) of the second paragraph under "—Limitations on Restricted Payments"; and

  (20)
  any obligation, or guaranty of any obligation, of the Issuer or any of its Subsidiaries to reimburse or indemnify a Person extending credit to customers of the Issuer or any such Subsidiary incurred in the ordinary course of business as part of a Similar Business for all or any portion of the amounts payable by such customers to the Person extending such credit.

        For purposes of determining compliance with this covenant:

  (1)
  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted

    Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) of Section 5.07(b) or is entitled to be incurred pursuant to Section 5.07(a), the Issuer, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 5.07; provided that (x) all Indebtedness outstanding in respect of the SPV II Notes and the Secured Notes shall be treated as incurred under clause (1) of Section 5.07(b) and (y) the Issuer shall not be permitted to reclassify, refund, refinance, replace, renew or defease all or any portion of any Indebtedness incurred under clause (1) of the second paragraph of this covenant; and

  (2)
  at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or junior to secured Indebtedness and (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Merger, Consolidation or Sale of All or Substantially All Assets

        The Issuer shall not consolidate, merge or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

  (1)
  The Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor");

  (2)
  the Successor expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, no Default exists; and

  (4)
  the Issuer shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, amalgamation, merger or transfer complies with this Indenture and an Officers' Certificate and Opinion of Counsel to the effect that any such supplemental indenture is permitted or authorized by the Indenture.

        Notwithstanding clause (3) above,

  (1)
  any of the Issuer's Subsidiaries may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Issuer or any of its Subsidiary; and

  (2)
  the Issuer may consolidate, amalgamate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another state in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.

Transactions with Affiliates

        The Issuer shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee (each of the foregoing, a "transaction") with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million unless:

  (1)
  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person on an arm's-length basis; and

  (2)
  the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the Board of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

  (1)
  transactions between or among the Issuer or any of its Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction, so long as such transaction is otherwise consummated in compliance with this Indenture;

  (2)
  Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and Permitted Investments permitted by clause (11) or (12) of the definition of "Permitted Investments";

  (3)
  the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former officers, directors, employees or consultants of the Issuer, any of the Subsidiaries or any Parent Entity, provided that any such severance arrangements provided on behalf of officers, directors or senior management of the Issuer or any Parent Entity are or have been approved by the Compensation Committee of the Issuer's Board;

  (4)
  transactions in which the Issuer or any of its Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person on an arm's-length basis;

  (5)
  any agreement or arrangement (including the LLC Agreement, this Indenture, the Revolving Credit Agreement and the Secured Notes) as in effect as of the Issue Date, and payments and other actions contemplated thereby, as the same may be amended after the Issue Date, so long as any such amendments, when taken as a whole, are not disadvantageous in any material respect to the Holders;

  (6)
  the existence of, or the performance by the Issuer or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent thereof (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or any similar agreement that it may enter into thereafter; provided, however, that any such amendment and any similar agreement shall not contain terms that, when taken as a whole, are disadvantageous in any material respect to the Holders;

  (7)
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and that are fair to the Issuer and its Subsidiaries, in the reasonable determination of the Board of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (8)
  the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Parent Entity or to any Qualified Noteholder or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of the Issuer's Subsidiaries or any Parent Entity and the granting and performing of reasonable and customary registration rights with respect to such Equity Interests;

  (9)
  payments or loans (or cancellation of loans) to employees, directors or consultants of the Issuer, any of the Subsidiaries or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants that, in each case, that are approved by the Board of the Issuer in good faith;

  (10)
  investments or loans (including acquisitions in secondary market trading or syndicated loans) by Affiliates in securities issued or loans made by the Issuer or any of its Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment or loan is or was being offered generally to other investors or lenders on the same or more favorable terms and payments and other transactions pursuant to the terms thereof;

  (11)
  payments to any future, current or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the Board of the Issuer in good faith;

  (12)
  transactions with a Person that is an Affiliate of the Issuer solely because the Issuer owns any Equity Interest in, or controls, such Person; provided that, no Affiliate of the Issuer, other than the Issuer or a Subsidiary, shall have a beneficial interest or otherwise participate in such Person other than through such Affiliate's ownership of the Issuer;

  (13)
  transactions that are approved in accordance with the Section 6.9 of the LLC Agreement or any successor provision thereto;

  (14)
  payments by the Issuer and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any Parent Entity) and its Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Issuer and its Subsidiaries to pay such taxes separately from any such Parent Entity;

  (15)
  payments to or from, and transactions with, any joint venture in the ordinary course of business (including without limitation, any cash management activities related thereto); and

  (16)
  intellectual property licenses entered into in the ordinary course of business.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

  (1)
  default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

  (2)
  default for 30 days or more in the payment when due of interest, if any, on or with respect to the Notes;

  (3)
  failure by the Issuer after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes;

  (4)
  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Subsidiaries, other than Indebtedness owed to the Issuer or a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is, in the aggregate, $25.0 million;

  (5)
  failure by the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million or more (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

  (6)
  the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

            (a)   commences proceedings to be adjudicated bankrupt or insolvent;

            (b)   consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

            (c)   consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

            (d)   makes a general assignment for the benefit of its creditors; or

            (e)   generally is not paying its debts as they become due;

  (7)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a)   is for relief against the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary) in a proceeding in which the Issuer or any such Subsidiary that is a Significant Subsidiary or any such group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

            (b)   appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required by Section 5.04) would constitute a Significant Subsidiary);

            (c)   orders the liquidation of the Issuer or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary);

    and the order or decree remains unstayed and in effect for 60 consecutive days.

        If any Event of Default (other than of a type specified in clause (6) or (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder of Notes notice of the Default within 90 days after it is known to the Trustee. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it in good faith determines that withholding notice is in their interest.
        If the Notes are accelerated or otherwise become due prior to the stated maturity, in each case, as a result of an Event of Default, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the outstanding principal amount of the Notes on the date of such acceleration, plus accrued and unpaid interest.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such exercise. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  such Holder has previously given the Trustee written notice that an Event of Default is continuing;

  (2)
  Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

  (3)
  Holders of the Notes have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such Holder's pursuit of such remedy;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        To the extent permitted by law, no director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any of their parent companies or entities shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuer under the Indenture and the Security Documents will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes ("Legal Defeasance") and cure all then existing Events of Default except for:

  (1)
  the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

  (2)
  the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations released with respect to substantially all of the restrictive covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or, if the Notes have been or will be called for redemption in accordance with this Indenture, on the relevant redemption date and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

          in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

  (6)
  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

  (7)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

  (1)
  all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

  (2)
  (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the Indenture) to which the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided for under this section "—Amendment, Supplement and Waiver", the Indenture, the Notes and any Guarantee may be amended or supplemented, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, in each case other than Notes beneficially owned by the Issuer or its Affiliates (for the Notes and so as to exclude any consents with respect thereto obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

  (1)
  reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or waive a Default in respect of a covenant or provision contained in the Indenture that cannot be amended or modified without the consent of all Holders;

  (5)
  make any Note payable in money other than that stated therein;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

  (7)
  make (i) any change in the definitions of "Change of Control Transaction", "Mandatory Redemption Target Value", "Supermajority Board Approval", "Substantially Transformative Transaction" and "Total Enterprise Value" in Section 1.01 or (ii) any change in Section 3.07 or 3.08 that would have the effect of waiving or delaying any requirement to redeem the Notes or changing the redemption price therefor (whether payable in cash, Units or other consideration) pursuant to the terms hereof;

  (8)
  make any change in the amendment and waiver provisions set forth in this paragraph;

  (9)
  impair the right of any Holder to receive payment of principal of, or interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

  (10)
  make any change to or modify the ranking of the Notes that would adversely affect the Holders.

        Notwithstanding the foregoing, the Issuer , the Trustee and, if applicable, the Collateral Agent party thereto, may amend or supplement the Indenture or Notes without the consent of any Holder:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to comply with the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets";

  (4)
  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

  (5)
  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

  (6)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (7)
  to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

  (8)
  to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof; and

  (9)
  to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, we are required to mail to Holders of the Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of the Notes (or any defect in such notice), however, will not impair or affect the validity of the amendment.

        Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided that, in connection with any consideration to be paid to Holders in an exchange offer in respect of Notes that are not registered under the Securities Act, such consideration need not be paid to Holders who, upon request, do not confirm they are "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or, in the case of non-U.S. Holders who, upon request, do not confirm they are non-U.S. persons within the meaning of Regulation S of the Securities Act.

Notices

        Notices given by publication will be deemed given on the first date that publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign as Trustee.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that at all times that an Event of Default is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense with respect to such exercise.

Governing Law

        The Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York. Certain of the Security Documents are governed by the laws of certain jurisdictions outside the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP.

        "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligation."

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Board", with respect to a Person, means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body), and with respect to the Issuer, the Board as defined in the LLC Agreement.

        "Bondholder NewCo Option Event" means the earlier of (x) the Business Day that is immediately prior to the expected or anticipated closing or effective date of any Change of Control Transaction and (y) the date that is the Maturity Date, or, if such date is not a Business Day, the Business Day immediately prior to the Maturity Date.

        "Business Day" means each day that is not a Legal Holiday.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

        but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any lease that would be characterized as an operating lease in accordance with GAAP on the Issue Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not a capital lease) for purposes of this Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a capital lease.

        "Cash Equivalents" means:

  (1)
  United States dollars or Canadian dollars;

  (2)
  (a) euro, pounds sterling or any national currency of any participating member state of the EMU; or

            (b)   in the case of any Foreign Subsidiary, such local currencies held by such Foreign Subsidiary from time to time in the ordinary course of business;

  (3)
  securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

  (4)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank (any such instrument, a "Qualifying Bank Instrument"); provided that, with respect to any Qualifying Bank Instrument held by (x) the Issuer or any Domestic Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500.0 million and (y) any Foreign Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500.0 million or a non-U.S. commercial bank having capital and surplus of not less than $100.0 million (or the U.S. dollar equivalent thereof as of the date of determination);

  (5)
  repurchase obligations for underlying securities of the types described in clause (3) or (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

  (7)
  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of acquisition thereof;

  (8)
  investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (11) below; provided that Qualifying Bank Instruments with any non-U.S. commercial bank and any securities described under clause (11) below, in each case, shall only be counted towards such 95% requirement to the extent that the holder of such investment fund is a Foreign Subsidiary;

  (9)
  Indebtedness or Preferred Stock issued by Persons (other than the Issuer or any Affiliate of the Issuer) with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition;

  (10)
  Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA– (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

  (11)
  in the case of any Foreign Subsidiary, readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from Moody's and S&P (or, if at any time either Moody's or S&P shall not be rating such obligations, an equivalent rating from another Rating Agency) maturing within 12 months of the date of acquisition thereof.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) or (2) above, provided that such amounts are converted into any currency described in either clause (1) or (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company's Subsidiaries or a Qualified Noteholder;

  (2)
  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a Qualified Noteholder, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer;

  (3)
  the Issuer ceases to own directly 100% of the outstanding Capital Stock of Bondholder Intermediate Holdco;

  (4)
  Bondholder Intermediate Holdco ceases to own directly 100% of the outstanding Capital Stock of Bondholder Opco; or

  (5)
  A Change of Control Transaction described in clause (5) of the definition of Change of Control Transaction;

        "Change in Control Transaction" means (whether or not it constitutes a "Change of Control" as defined herein) the consummation of any of the following:

  (1)
  any recapitalization, reclassification or change of the Class A Common Units or similar transaction concerning the Class A Common Units (other than changes resulting from a subdivision, stock or unit split or stock or unit combination) as a result of which the Class A Common Units would be or are converted into, or exchanged for, stock, other securities, other property or assets;

  (2)
  any equity interest exchange, consolidation or merger of the Issuer pursuant to which all or any portion of, or any class of, Common Units (other than a transaction affecting solely Class C Common Units or Class M Common Units) will be converted into cash, securities or other property or assets;

  (3)
  a Change of Control described in clauses (1) or (2) of the definition of Change of Control (excluding for these purposes, the last sentence of the definition of Change of Control);

  (4)
  any transaction, agreement, contract or understanding, whether or not conditional, of which the Board or senior management of the Issuer has become aware (upon such awareness), pursuant to which the power to appoint the majority of the members of the Board is transferred to a Person other than a Qualified Noteholder;

  (5)
  any merger, consolidation, refinancing or recapitalization of the Issuer as a result of which the beneficial holders, together with their Affiliates, of issued and outstanding equity securities (other than the Class C Common Units) of the Issuer immediately prior to such transaction own or control (or upon conversion of exercise of their equity securities, would own or control) less than a majority of (x) the equity securities (other than the Class C Common Units) or (y) the Voting Units (or upon conversion or exercise of such equity securities, would possess less than a majority of (x) the equity securities (other than the Class C Common

    Units) or (y) the Voting Units) of the continuing or surviving entity immediately after such transaction; or

  (6)
  any Substantially Transformative Transaction.

    For avoidance of doubt, any redemption described above under "Optional Redemption" or "Mandatory Redemption upon a Class A Public Offering", on and after a Bondholder NewCo Option Event, shall not constitute or result in (x) a Change of Control Transaction, (y) a Change of Control or (z) an Event of Default.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, of such Person and the Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

  (1)
  consolidated interest expense of such Person and the Subsidiaries for such period, to the extent such expense was deducted in computing Net Income (including (a) accrual of original issue discount that resulted from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounts with respect to liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees); plus

  (2)
  consolidated capitalized interest of such Person and the Subsidiaries for such period, whether paid or accrued; less

  (3)
  interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income attributable to such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

  (1)
  any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating to any such gains, losses or charges) or expenses (including any fees or expenses paid in connection with the Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

  (2)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

  (3)
  any after-tax effect of income (loss) from discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

  (4)
  any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded,

  (5)
  the Net Income for such period of any Person that is not a Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period,

  (6)
  solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Subsidiary shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless all such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the referent Person or a Subsidiary thereof in respect of such period and (ii) non-cash interest expense and capitalized interest in respect of the Notes for such period shall be excluded,

  (7)
  effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

  (8)
  any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

  (9)
  any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded,

  (10)
  any (i) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, (ii) income (loss) attributable to deferred compensation plans or trusts and (iii) compensation expense recorded in connection with the payment of the Special Options Distribution, in each case, shall be excluded,

  (11)
  any expense relating to management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent deducted in computing Net Income shall be excluded,

  (12)
  any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded, and

  (13)
  any amortization of deferred financing fees or financial advisory costs incurred on or prior to the Issue Date, or in connection with the Transactions, shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Issuer or any of its Subsidiaries, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

  (2)
  to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

  (3)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means one or more debt facilities, commercial paper facilities, securities purchase agreements, securitizations, receivables financings, factoring and similar arrangements, indentures or similar agreements, in each case, with banks, financial companies or other institutional lenders or investors providing for revolving loans, term loans, purchases of loans or other receivables, letters of credit, lines of credit, the issuance of securities or other financing, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified, increased or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions and with the same or different banks, lenders or investors) from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than solely as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof for cash, Indebtedness or Disqualified Stock (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means any Subsidiary that is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

  (1)
  increased (without duplication) by:

            (a)   provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

            (b)   Fixed Charges of such Person for such period, together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses 1(w) through 1(y) thereof, to the extent the same were deducted in computing Net Income and not added back in calculating Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

            (d)   the aggregate amount of fees, expenses or charges related to any acquisition, Investment, disposition, issuance, repayment, discharge or refinancing of Indebtedness (including, for the avoidance of doubt, the Transactions) or amendment or modification of any debt instrument or issuance of Equity Interests (in each case, to the extent such transaction is permitted by the Indenture and including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any bonus payments made as a result of the successful consummation of the Transactions, in each case, deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

            (e)   the amount of (x) any restructuring charge or reserve or non-recurring integration costs deducted in computing Net Income and not added back in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and (y) any costs or expenses relating to the closure and/or consolidation of facilities, including store closings; plus

            (f)    any other non-cash charges, including any write offs or write downs, deducted in computing Net Income and not added back in computing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed, and excluding amortization of any prepaid cash item that was paid in a prior period); plus

            (g)   the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary of the Issuer deducted in computing Net Income and not added back in computing Consolidated Net Income, excluding cash distributions made or declared in respect of any such minority equity interests of third parties; plus

            (h)   the amount of net cost savings resulting from specified actions that have been taken, which net cost savings are projected by the Issuer in good faith to be realized within

    12 months following the date of determination (calculated on a pro forma basis as though such net cost savings had been realized on the first day of such period), with such amount of net cost savings being reduced by the amount of net cost savings actually realized during such period from any such specified actions that have already been taken; provided that (w) such projected net cost savings shall be set forth in an Officer's Certificate delivered to the Trustee that certifies that such projected net cost savings meet the criteria of this clause (h), (x) such net cost savings are reasonably identifiable and factually supportable, (y) no net cost savings shall be added pursuant to this clause (h) to the extent they are duplicative of any expenses or charges relating to such net cost savings that are added pursuant to clause (e) above and (z) the aggregate amount of net cost savings added pursuant to this clause (h) shall not exceed 10.0% of EBITDA (calculated absent any such net cost savings) for any four consecutive fiscal quarter period; provided further that the additions made pursuant to this clause (h) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"; plus

            (i)    any costs or expense incurred by such Person or a Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock and Designated Preferred Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments"; plus

            (j)    the amount of expenses relating to payments made to option holders of the Issuer or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, but only to the extent such distributions to shareholders are permitted under the Indenture; plus

            (k)   proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income or EBITDA); plus

            (l)    any net loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

  (2)
  decreased by (without duplication) (A) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (A) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein and (B) any net gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

        "EMU" means the economic and monetary union as contemplated by the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Event of Default" has the meaning set forth under "—Events of Default and Remedies".

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "fair market value" means, at the time of determination, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Notes Adjusted Fixed Charges of such Person for such period. In the event that the Issuer or any Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than any Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period) or issues, redeems or repurchases Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance, redemption or repurchase of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Subsidiaries during the four- quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and shall be made in accordance with Article 11 of Regulation S-X. In addition to pro forma adjustments made in accordance with Article 11 of Regulation S-X, pro forma calculations may also include net operating expense reductions for such period resulting from any sale of assets or other disposition or acquisition, Investment, merger, amalgamation, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) are reasonably expected to be realizable within twelve months of the date of such transaction; provided that (w) any pro forma adjustments made pursuant to this sentence shall be set forth in an Officer's Certificate delivered to the Trustee that certifies that such net operating expense reductions meet the criteria set forth in this paragraph, (x) such net operating expense reductions are reasonably identifiable and factually supportable and (y) no net operating expense reductions shall be given pro forma effect to the extent duplicative of any expenses or charges that are added back pursuant to the definition of. Such pro forma adjustments may be incremental to (but not duplicative of) additions made to EBITDA pursuant to clause (h) of the definition thereof. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility being given pro forma effect to shall be computed based upon the average daily balance of such Indebtedness during the applicable period (but excluding any such Indebtedness that has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of:

  (1)
  Consolidated Interest Expense of such Person for such period;

  (2)
  all cash dividends or other distributions (excluding items eliminated in consolidation) (i) on any series of Preferred Stock and (ii) to finance dividends or distributions paid on any series of Designated Preferred Stock of any Parent Entity, in each case, paid during such period; and

  (3)
  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and any Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect on the Issue Date. In no event shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to an operating lease be treated, in whole or in part, as interest expense.

        "Government Securities" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

  (1)
  any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing any Hedging Obligations;

        if and to the extent that any of the foregoing Indebtedness in any of clauses (a) through (d) (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that, Indebtedness of any parent entity that is non-recourse to the Issuer and all of its Subsidiaries but that appears on the consolidated balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

  (2)
  all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person;

  (3)
  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

  (4)
  to the extent not otherwise included, the obligations of the type referred to in clause (1) or (2) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

        provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business. For the avoidance of doubt, in no event shall any liabilities attributable to an operating lease be treated as Indebtedness, so long as the associated payments under such operating lease are accounted for as an operating expense in computing Consolidated Net Income.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Board, qualified to perform the task for which it has been engaged and that is not an Affiliate of the Issuer.

        "Investments" means, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or loans receivable, trade credit, advances to customers, and commission, travel and similar advances to officers and employees, in each case made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

        If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer (or the applicable Subsidiary) will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Issuer's (and its Subsidiaries') Investments in such Subsidiary that were not sold or disposed of.

        The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, return of capital or repayment received in cash by the Issuer or a Subsidiary in respect of such Investment.

        "Issue Date" means December 12, 2018.

        "Issuer" has the meaning set forth in the first paragraph under "—General".

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the location of the Corporate Trust Office of the Trustee.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "LLC Agreement" means the Limited Liability Agreement of the Issuer, dated as of December 12, 2018, by and among the Issuer and each of the members listed therein, as the same may be amended from time to time.

        "Mandatory Redemption Date Class A Common Units Outstanding" means the number of Class A Common Units that would be outstanding immediately after the closing of the relevant Class A Public Offering, (A) after giving effect to (i) the number of Class A Common Units that would be issuable in a mandatory redemption pursuant to Section 3.08 of this Indenture resulting from the relevant Class A Public Offering and (ii) appropriate adjustments to reflect any subdivision, stock or unit split, stock or unit combination or other recapitalization effected in connection with the relevant Class A Public Offering, but (B) excluding the Class A Common Units issuable in the relevant Class A Public Offering and all other Class A Common Units issued upon any conversion of Class B Common Units pursuant to the LLC Agreement (or any similar conversion or exchange of other Units issued pursuant to the LLC Agreement in accordance with the terms thereof) in respect of the relevant Class A Public Offering.

        "Mandatory Redemption Target Value" means an amount equal to or in excess of the product of (i) 0.70 and (ii) the aggregate outstanding principal amount of the Notes, plus accrued and unpaid interest to but not including, the pricing date of the relevant Class A Public Offering.

        "Maturity Date" means December 15, 2023.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, late charges, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President or the Secretary, or any Manager, or any person performing such role, of the Issuer or of any other Person, as the case may be.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of any other Person, as the case may be, one of whom must be the Officer from which such certificate is required to be delivered, or, in the event that no such Officer is specified, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or of such other Person that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to the Issuer.

        "Permitted Investments" means, with respect to any Person:

  (1)
  any Investment in the Issuer or any of its Subsidiaries;

  (2)
  any Investment in cash or Cash Equivalents;

  (3)
  any Investment by the Issuer or any of its Subsidiaries in a Person or assets thereof that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all or any part of its assets to, or is liquidated into, the Issuer, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

  (4)
  any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

  (5)
  any Investment acquired by the Issuer or any of its Subsidiaries:

            (a)   in exchange for any other Investment or accounts or loans receivable held by the Issuer or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or loans receivable;

            (b)   in satisfaction of judgments against other Persons; or

            (c)   as a result of a foreclosure by the Issuer or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (6)
  Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (7)
  Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain Covenants—Limitation on Restricted Payments";

  (8)
  guarantees of Indebtedness permitted under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (9)
  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clause (2), (4), (6) or (10) of such paragraph);

  (10)
  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (11)
  any Investment in a Similar Business having an aggregate fair market value, taken together all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of $10.0 million and 4.0% of Total Assets;

  (12)
  additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed the greater of $7.5 million and 3.5% of Total Assets;

  (13)
  advances to, or guarantees of Indebtedness of, employees not in excess of $1.0 million outstanding at any one time, in the aggregate;

  (14)
  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices;

  (15)
  advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Subsidiaries;

  (16)
  Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business; and

  (17)
  Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Noteholder" means a Qualified Noteholder as such term is defined in the LLC Agreement.

        "Rating Agencies" means Moody's and S&P, or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Restricted DRE" means any Subsidiary that (a) is disregarded as an entity separate from its sole owner under Treasury Regulation Section 301.7701-2(c)(2) or -3(b) and (b) with respect to which substantially all of its assets consist of Equity Interests in (i) Foreign Subsidiaries or (ii) other Restricted DREs.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Settlement Rate" means a number of Class A Common Units per $1.00 principal amount of Notes equal to (A) (i) the number of Class A Maximum Redemption Units determined as of the relevant redemption date, divided by (ii) the Settlement Rate Notes Amount. The Settlement Rate shall be rounded to the sixth (6th) decimal.

        "Settlement Rate Notes Amount" means an amount equal to the aggregate principal amount of the Notes issued on the Issue Date, plus an amount equal to the Notes that would have been issued in-kind in respect of the Notes (including, for the avoidance of doubt, Notes issued as in-kind interest), plus an amount equal to the interest that would have been accrued and unpaid on the Notes (including, for the avoidance of doubt, Notes issued as in-kind interest), in each case in accordance with the terms of this Indenture and the Notes, to but excluding the relevant redemption date, had all such Notes been outstanding on such redemption date (whether or not all or a portion of such Notes are no longer outstanding on such date).

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

        "Subordinated Indebtedness" means, with respect to the Notes, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which:

            (a)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (b)   such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Substantially Transformative Transaction" means a transaction in which the Board has determined, in its sole discretion, that it would be desirable or advisable in the interests of the Issuer, its Subsidiaries, or any of its stakeholders, including, without limitation, holders of its outstanding securities, to redeem the Notes for Class A Common Units; provided, however, that (i) the Board also has determined in good faith that the Total Enterprise Value of the Company, at the time of such determination, exceeds $300 million, and (ii) the transaction has been approved in accordance with the LLC Agreement.

        "Super-Majority Board Approval" means the approval of the Board of the Issuer consisting of both (i)(x) at least four of the five members of the Board, or, (y) if the members of the Board then in office shall not be five, then at least two-thirds of the members of the Board then in office, or, (z) if the number of Board members shall be less than three, all members of the Board then in office and (ii) at least a majority of the disinterested Independent Managers.

        "Total Assets" means, as of any date of determination, the total consolidated assets of the Issuer and its Subsidiaries on a consolidated basis, as shown on the consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of clause (1) of paragraph two of the covenant under "—Limitations on Indebtedness and Issuance of Disqualified Stock and Preferred Stock", the total consolidated assets of the Issuer and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination and shall give pro forma effect to the application of proceeds from the incurrence of Indebtedness pursuant to such clause giving rise to such applicable date of determination.

        "Transactions" means, collectively, (a) the execution, delivery and performance by the Issuer of the Indenture, (b) the preparation, negotiation, structuring, execution, delivery and performance of the transactions contemplated by the Restructuring Agreement and Restructuring Support Agreement, each dated as of November 1, 2018, by and among Community Choice Financial Inc., an Ohio corporation, and the other parties thereto, and (c) the payment of related fees and expenses (including accounting, attorney and other professional fees).

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

  (1)
  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

  (2)
  the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

PLAN OF DISTRIBUTION

        This prospectus relates to the offer and resale by the selling security holders named in this prospectus of (i) up to $143,607,897.20 aggregate principal amount of PIK Notes, inclusive of $88,073,976.96 aggregate principal amount of additional PIK Notes are issuable as in-kind interest payments on the currently outstanding PIK Notes, (ii) 417,801 of our Class A Common Units and (iii) 142,857 our Class B Common Units.

        The selling stockholders may, from time to time, sell any or all of the securities covered by this prospectus on any market or trading facility on which our securities are traded or in private transactions. A selling stockholder may sell all or a portion of the securities being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as may be set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out such short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (however, in such case, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending it to include such successors in interest as selling stockholders under this prospectus).

        The selling stockholders might not sell any, or all, of the securities offered pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer our securities by other means not described in this prospectus.

        The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our securities pursuant to this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. If the selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our securities pursuant to this prospectus are deemed to be an underwriter, the selling stockholders and such other participants in the distribution may be subject to certain statutory liabilities and would be subject to the prospectus delivery requirements of the Securities Act in connection with sales of our securities.

        The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and will inform them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Morrison & Foerster LLP.

EXPERTS

        The consolidated financial statements of Community Choice Financial Inc. and its subsidiaries as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, included in this prospectus, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, which expresses an unqualified opinion and includes an explanatory paragraph relating to going concern, and have been included in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement, of which this prospectus forms a part, under the Securities Act with respect to the securities being offered as contemplated by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and its exhibits and schedules, to which reference is made hereby. Statements in this prospectus as to the contents of any contract, agreement or other document are qualified in all respects by reference to such contract, agreement or document. If we have filed any of those contracts, agreements or other documents as an exhibit to the Registration Statement, you should read the full text of such contract, agreement or document for a more complete understanding of the document or matter involved. For further information with respect to us and our securities, we refer you to the Registration Statement, of which this prospectus forms a part, including the exhibits and the schedules filed as a part of it.

        The Registration Statement, of which this prospectus forms a part, and its exhibits and schedules, and other documents which we file with the SEC are available to the public at the SEC's web site at http://www.sec.gov. You can also obtain reports, proxy statements and other information about us, free of charge, at our web site at https://www.ccfi.com/. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein Information that we file with the SEC after the date of this prospectus may supersede the information in this prospectus. You may read these reports, proxy statements and other information and obtain copies of such documents and information as described above.

        No person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth or in our affairs since the date hereof.

Report of Independent Registered Public Accounting Firm

To the Security Holders and Board of Managers of CCF Holdings LLC and Subsidiaries

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheet of CCF Holdings, LLC and its Subsidiaries (the Successor Company) as of December 31, 2018, the related consolidated statements of comprehensive income, members' equity and cash flows for the period December 13, 2018 (inception) through December 31, 2018, and the related notes to the consolidated financial statements (collectively, the Successor financial statements). We have also audited the accompanying consolidated balance sheets of Community Choice Financial, Inc. and its Subsidiaries (the Predecessor Company) as of December 31, 2017, the related consolidated statements of comprehensive income, stockholders' equity, and cash flows for the period January 1, 2018 through December 12, 2018 and for each of the two years in the period ended December 31, 2017, and the related notes to the consolidated financial statements (collectively, the Predecessor financial statements). In our opinion, the Successor financial statements present fairly, in all material respects, the financial position of the Successor Company as of December 31, 2018 and the results of its operations and its cash flows for the period December 13, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America. In our opinion, the Predecessor financial statements present fairly, in all material respects, the financial position of the Predecessor Company as of December 31, 2017, and the results of its operations and its cash flows for the period January 1, 2018 through December 12, 2018 and for the years ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These financial statements are the responsibility of the Predecessor Company's and Successor Company's (collectively, the Company's) management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company's auditor since 2006.

Raleigh, North Carolina
April 7, 2019

CCF Holdings LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2018 and 2017

(In thousands, except per share data)

	December 31, 2018 Successor	December 31, 2017 Predecessor
Assets
Current Assets
Cash and cash equivalents	$53,208	$66,627
Restricted cash	4,175	4,585
Finance receivables, net of allowance for loan losses of $3,139 and $13,517	81,093	89,707
Card related pre-funding and receivables	899	1,062
Other current assets	16,028	15,271

Total current assets	155,403	177,252
Noncurrent Assets
Finance receivables, net of allowance for loan losses of $335 and $2,810	3,271	4,632
Property, leasehold improvements and equipment, net	61,842	26,848
Goodwill	11,288	—
Other intangible assets	3,136	924
Security deposits	2,282	2,750

Total assets	$237,222	$212,406

Liabilities and Members' / Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$35,422	$39,566
Money orders payable	8,548	7,169
Accrued interest	1,586	5,145
Current portion of capital lease obligation	—	371
Current portion of subsidiary notes payable, net of deferred issuance costs of $-0- and $1	884	118
Deferred revenue	2,535	2,535

Total current liabilities	48,975	54,904
Noncurrent Liabilities
Lease termination payable	387	818
Line of credit, net of deferred issuance costs of $-0- and $1,871	—	45,129
Subsidiary notes payable, net of deferred issuance costs of $16 and $762	70,938	61,077
Secured notes payable	42,000	—
Senior secured notes, net of deferred issuance costs of -0- and $1,664	—	248,126
Senior PIK notes, at fair value	60,796	—
Deferred revenue	4,985	7,520

Total liabilities	228,081	417,574
Commitments and Contingencies
Members' Equity (Successor)
Common units, par value $-0- per unit, 850,000 Class A and 150,000 Class B authorized and outstanding units at December 31, 2018	870	—
Retained earnings	1,636	—
Accumulated other comprehensive income	6,635

Total members' equity (Successor)	9,141	—

Stockholders' Equity (Predecessor)
Preferred stock, par value $.01 per share, 3,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $.01 per share, 300,000 authorized shares and 7,990 outstanding shares at December 31, 2017	—	90
Additional paid-in capital	—	129,675
Retained deficit	—	(334,883)
Treasury stock	—	(50)

Total stockholders' deficit (Predecessor)	—	(205,168)

Total liabilities and members' / stockholders' equity	$237,222	$212,406

See Notes to Consolidated Financial Statements.

CCF Holdings LLC and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2018, 2017, and 2016
(In thousands)

			Years Ended December 31,
	For the Period December 13 through December 31, 2018 Successor	For the Period January 1 through December 12, 2018 Predecessor
			2017 Predecessor	2016 Predecessor
Revenues:
Finance receivable fees	$11,186	$189,236	$215,940	$238,073
Credit service fees	4,208	71,540	76,763	86,864
Check cashing fees	2,497	44,514	46,011	48,437
Card fees	475	8,370	8,281	7,974
Other	614	13,598	17,072	20,981

Total revenues	18,980	327,258	364,067	402,329

Operating expenses:
Salaries	3,420	65,552	70,539	70,024
Provision for loan losses	3,113	97,098	136,201	115,962
Occupancy	1,289	24,707	27,197	27,590
Advertising and marketing	95	4,643	7,262	6,831
Lease termination	—	754	1,857	1,733
Depreciation and amortization	334	7,695	9,461	10,116
Other	2,203	40,515	51,738	51,597

Total operating expenses	10,454	240,964	304,255	283,853

Operating gross profit	8,526	86,294	59,812	118,476

Corporate and other expenses:
Corporate expenses	3,607	64,699	82,175	86,434
Transaction expenses	—	6,941	—	—
Lease termination	—	—	1,226	—
Depreciation and amortization	867	4,318	4,929	4,987
Interest expense, net	2,414	50,760	48,245	44,470
Loss on sale of subsidiaries	—	—	—	4,106
(Gain) loss on debt extinguishment	—	10,832	—	(65,117)
Goodwill impairment	—	—	113,753	28,949

Total corporate and other expenses	6,888	137,550	250,328	103,829

Income (loss) from continuing operations, before tax	1,638	(51,256)	(190,516)	14,647

Provision for (benefit from) income taxes	2	39	(9,621)	16,192

Net income (loss)	$1,636	$(51,295)	$(180,895)	$(1,545)

Other comprehensive income (loss):
Change in fair value of debt	6,635	—	—	—

Other comprehensive income (loss):	6,635	—	—	—

Comprehensive income (loss)	$8,271	$(51,295)	$(180,895)	$(1,545)

See Notes to Consolidated Financial Statements.

CCF Holdings LLC and Subsidiaries

Consolidated Statements of Stockholders' Equity

Period Ended December 12, 2018, and Years Ended December 31, 2017, and 2016

(Predecessor)

(Dollars in thousands)

	Common Stock
			Treasury Stock	Additional Paid-In Capital	Retained Deficit
	Shares	Amount				Total
Balance, December 31, 2015	8,981,536	$90	$—	$128,331	$(152,443)	$(24,022)
Reacquired stock	(1,000,000)	—	(50)	—	—	(50)
Stock-based compensation expense	—	—	—	1,293	—	1,293
Net loss	—	—	—	—	(1,545)	(1,545)

Balance, December 31, 2016	7,981,536	$90	$(50)	$129,624	$(153,988)	$(24,324)
Issuance of common stock for settlement of restricted stock units	8,484	—	—	—	—	—
Stock-based compensation expense	—	—	—	51	—	51
Net loss	—	—	—	—	(180,895)	(180,895)

Balance, December 31, 2017	7,990,020	$90	$(50)	$129,675	$(334,883)	$(205,168)
Stock-based compensation expense	—	—	—	31	—	31
Net loss	—	—	—	—	(51,295)	(51,295)

Balance, December 12, 2018	7,990,020	$90	$(50)	$129,706	$(386,178)	$(256,432)
Elimination of equity in connection with Restructuring (see Note 14)	(7,990,020)	(90)	50	(129,706)	386,178	256,432

Balance, December 13, 2018	—	$—	$—	$—	$—	$—

See Notes to Consolidated Financial Statements.

CCF Holdings LLC and Subsidiaries

Consolidated Statements of Members' Equity

Period Ended December 31, 2018

(Successor)

(Dollars in thousands)

	Class A Units		Class B Units			Accumulated Other Comprehensive Income
					Retained Earnings
	Shares	Amount	Shares	Amount			Total
Balance, December 13, 2018	850,000	$740	150,000	$130	$—	$—	$870
Net income	—	—	—	—	1,636	—	1,636
Change in fair value of debt	—	—	—	—	—	6,635	6,635

Balance, December 31, 2018	850,000	$740	150,000	$130	$1,636	$6,635	$9,141

See Notes to Consolidated Financial Statements.

CCF Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2018, 2017, and 2016

	For the Period December 13 through December 31, 2018 Successor	For the Period January 1 through December 12, 2018 Predecessor	Year Ended December 31, 2017 Predecessor	Year Ended December 31, 2016 Predecessor
Cash flows from operating activities
Net income (loss)	$1,636	$(51,295)	$(180,895)	$(1,545)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for loan losses	3,113	97,098	136,201	115,962
Goodwill impairment	—	—	113,753	28,949
Loss on disposal of assets	1	1,505	5,192	1,901
(Gain) loss on debt extinguishment	—	10,832	—	(65,117)
Loss on sale of subsidiaries	—	—	—	4,106
Depreciation	1,178	11,382	13,895	14,439
Amortization of note discount and deferred debt issuance costs	4	8,026	3,893	2,697
Amortization of intangibles	23	630	496	664
Deferred income taxes	—	—	(9,675)	14,840
Stock-based compensation	—	31	51	1,293
Changes in assets and liabilities:
Short-term investments	—	—	500	615
Card related pre-funding and receivables	190	(27)	483	129
Other assets	(416)	124	4,000	(4,307)
Deferred revenue	(129)	(2,406)	(2,753)	9,654
Accrued interest	1,065	12,526	418	(1,857)
Money orders payable	4,528	(3,149)	(1,040)	(3,024)
Lease termination payable	(53)	(378)	(248)	(256)
Accounts payable and accrued expenses	3,714	(9,333)	1,690	2,633

Net cash provided by operating activities	14,854	75,566	85,961	121,776

Cash flows from investing activities
Net receivables originated	(5,849)	(84,679)	(136,338)	(82,525)
Net acquired assets, net of cash	—	—	(626)	(1,794)
Purchase of leasehold improvements and equipment	(244)	(5,733)	(8,861)	(9,080)

Net cash used in investing activities	(6,093)	(90,412)	(145,825)	(93,399)

Cash flows from financing activities
Repurchase of senior secured notes	—	—	—	(38,809)
Proceeds from subsidiary note	700	9,300	20,000	14,265
Payments on subsidiary note	—	(120)	(7,414)	(1,047)
Proceeds from secured notes payable	—	42,000	—	—
Payments on capital lease obligations	—	(371)	(1,076)	(1,376)
Net advances (payments) on lines of credit	—	(47,000)	14,150	5,650
Debt issuance costs	(18)	(12,235)	(3,932)	(113)

Net cash provided by (used in) financing activities	682	(8,426)	21,728	(21,430)

Net increase (decrease) in cash and cash equivalents and restricted cash	9,443	(23,272)	(38,136)	6,947
Cash and cash equivalents and restricted cash:
Beginning	47,940	71,212	109,348	102,401

Ending	$57,383	$47,940	$71,212	$109,348

The following table reconciles cash and cash equivalents and restricted cash from the Consolidated Balance Sheets to the above statements:
			December 31,

			2016	2015

Cash and cash equivalents			$106,333	$98,941
Restricted Cash			3,015	3,460

Total cash and cash equivalents and restricted cash			$109,348	$102,401

	December 31,		December 31,

	2018		2017	2016

Cash and cash equivalents	$53,208		$66,627	$106,333
Restricted Cash	4,175		4,585	3,015

Total cash and cash equivalents and restricted cash	$57,383		$71,212	$109,348

See Notes to Consolidated Financial Statements.

CCF Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2018, 2017, and 2016

(In thousands)

	For the Period December 13th through December 31, 2018 Successor	For the Period January 1st through December 12, 2018 Predecessor	Year Ended December 31, 2017 Predecessor	Year Ended December 31, 2016 Predecessor
Supplemental Disclosures of Cash Flow Information Cash payments for:
Interest	$1,392	$29,516	$42,721	$40,369

Income taxes paid, net	$—	$—	$178	$813

Supplemental Schedule of Noncash Investing and Financing Activities
Equipment acquired through capital lease	$—	$—	$—	$—

Acquisitions (Note 14):
Purchase price	$—	$—	$—	$11,002

Fair value of finance receivables acquired	$—	$—	$—	$9,065
Fair value of other tangible assets acquired, principally leasehold improvements and equipment	—	—	—	563
Fair value of other intangible assets acquired, principally tradename	—	—	—	323
Cost in excess of net assets acquired	—	—	—	1,051

	—	—	—	11,002
Less recognized amounts of identifiable assets and liabilities divested
Fair value of finance receivables	—	—	—	(6,834)
Fair value of leasehold improvements and equipment	—	—	—	(787)
Fair value of identifiable goodwill	—	—	—	(5,982)
Fair value of other liabilities	—	—	—	64
Loss on transaction	—	—	—	2,537

	$—	$—	$—	$—

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies

        Nature of business:    CCF Holdings, LLC (the "Company" or "CCF") is a provider of alternative financial services to unbanked and under-banked consumers. The Company was formed in 2018 and began operations upon the closing of the Restructuring (as described below). As a result of the Restructuring, the Company succeeded to the business and operations of Community Choice Financial Inc., which we refer to as our Predecessor. The Company owned and operated 471 retail locations in 12 states and was licensed to deliver similar financial services over the internet in 29 states as of December 31, 2018. Through its network of retail locations and over the internet, the Company provides customers a variety of financial products and services, including secured and unsecured, short-term and medium-term consumer loans, check cashing, prepaid debit cards, and other services that address the specific needs of its individual customers.

        As an "emerging growth company," the Company is permitted to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. The Company has chosen to take advantage of the extended transition period for complying with new or revised accounting standards.

The 2018 Restructuring

        On December 12, 2018, the Predecessor entered into an agreement (the "Restructuring Agreement"), with (a) CCF OpCo LLC, a Delaware limited liability company ("CCF OpCo"), (b) the Company, (c) CCF Intermediate Holdings LLC, a Delaware limited liability company ("CCF Intermediate"), (d) certain of Predecessor's direct and indirect subsidiaries, (e) certain noteholders under (i) the Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time, the "2019 Indenture"), by and among the Predecessor, the subsidiary guarantors party thereto, Computershare Trust Company, N.A. and Computershare Trust Company of Canada, together as indenture trustee (the "Indenture Trustee"), and Computershare Trust Company, N.A., as collateral agent (in such capacity, the "Collateral Agent") governing Predecessor's 10.75% senior secured notes due May 1, 2019 (the "2019 Notes"), (ii) the Indenture, dated as of July 6, 2012 (as amended, modified or supplemented from time to time, the "2020 Indenture", and together with the 2019 Indenture, the "Existing Indentures"), by and among Predecessor, the subsidiary guarantors party thereto, the Indenture Trustee and the Collateral Agent, governing Predecessor's 12.75% senior secured notes due May 1, 2020 (the "2020 Notes"), and (iii) the Indenture, dated as of September 6, 2018 (as amended, modified or supplemented from time to time, the "SPV Indenture"), by and among Community Choice Financial Issuer, LLC, a Delaware limited liability company ("CCF Issuer"), the guarantor party thereto, and Computershare Trust Company, N.A, as indenture trustee (in such capacity, the "SPV Trustee") and collateral agent (in such capacity, the "SPV Collateral Agent") governing CCF Issuer's 9.00% senior secured notes due September 6, 2020 (the "Secured Notes"), (f) certain investment funds associated with Diamond Castle Holdings and Golden Gate Capital (each, a "Sponsor," and collectively, the "Sponsors") and (g) CCF Issuer as revolving lender (the "Revolving Lender") under the Credit Agreement, dated as of September 6, 2018 (as amended, modified, supplemented, or otherwise restated from time to time, the "Revolving Credit Agreement"), by and among CCF OpCo, CCF Intermediate, the subsidiary guarantors party thereto, GLAS Trust Company LLC as administrative agent, and the Revolving Lender.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        Substantially concurrent with the execution and delivery of, and pursuant to, the Restructuring Agreement, on December 12, 2018 (the "Closing Date") the Predecessor consummated a number of transactions contemplated thereby (the "Restructuring"), which satisfied Predecessor's obligation to execute a Deleveraging Transaction (as defined in the Revolving Credit Agreement) as required under the Victory Park Revolver and the SPV Indenture.

        The Deleveraging Transaction was effected by way of an out-of-court strict foreclosure transaction, pursuant to which the Collateral Agent under the Existing Indentures, acting at the direction of certain beneficial holders holding more than 50% of the 2019 Notes and the beneficial holders of 100% of the 2020 Notes, exercised remedies whereby all right, title and interest in and to all of the assets of the Company that constitute collateral with respect to the Existing Indentures, including the issued and outstanding equity interests in certain of the Company's direct subsidiaries, were transferred to CCF OpCo. CCF OpCo is an indirect wholly owned subsidiary of the Company.

        As a result of the strict foreclosure, all obligations represented by the 2019 Notes and 2020 Notes were extinguished, and holders of the 2019 Notes and 2020 Notes received a pro rata share of $276.9 million of the newly-issued 10.750% Senior PIK Notes due 2023 (the "PIK Notes") and 850,000 Class A common units of limited liability company interest ("Class A Units") issued by the Company. Additionally, the holders of Secured Notes received their pro rata share of 150,000 Class B common units of limited liability company interest ("Class B Units") issued by the Company, and Predecessor's existing equity holders, including the Sponsors, are entitled to receive a pro rata share of up to 52,631.6 of the Company's Class C common units of limited liability company interest ("Class C Common Units"). Furthermore, we may in the future issue Class M common units of limited liability company interest ("Class M Common Units" and together with Class A Common Units, Class B Common Units and Class C Common Units, the "Common Units") pursuant to an equity incentive plan. In connection with the Restructuring, the SPV Indenture was amended and restated to, among other things, extend the maturity date of the Secured Notes from September 6, 2020 to June 15, 2023.

        The Class A Common Units and Class B Common Units (which Class B Common Units represented 15.0% of the aggregate number of the Company's issued and outstanding Common Units on December 12, 2018, subject to adjustment for any future issuances of common units (i) in consideration for the redemption of the PIK Notes ("Redemption Units"), or (ii) in connection with the issuance of any additional debt securities ("Additional Financing Units"), such that they continue to represent 15.0% of the issued and outstanding Common Units (including such Redemption Units and Additional Financing Units, but subject to dilution from any new management equity plan)) will entitle the holders thereof to voting rights (in each case, subject to the limitations in the governing documents of the Company). Following the Class C Distribution Trigger Time, Class C Common Units will be entitled to up to 5.0% of distributions from the Company. The Class C Common Units shall be subject to dilution from any new management equity plan and other common units and other equity interests of the Company that may be issued after the effective date of the Deleveraging Transaction.

        In addition, in connection with the Restructuring, CCFI Funding II LLC, a non-guarantor subsidiary of CCF OpCo, entered into an amendment to the Amended and Restated Loan and Security Agreement, dated as of April 25, 2017 (as amended, modified or supplemented from time to time, the "Ivy Credit Agreement") pursuant to which, among other things, our borrowings under the Ivy Credit Agreement were increased from $63,500 to $70,000

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        A summary of the Company's significant accounting policies follows:

        Basis of presentation:    Upon the effective date of the Restructuring, the Company applied business combination accounting which resulted in the creation of a new entity for financial reporting purposes. As a result of the application of business combination accounting, as well as the effects of the implementation of the Restructuring, the Consolidated Financial Statements on or after December 12, 2018 being not comparable with the Consolidated Financial Statements prior to that date. Refer to Note 14. Business Combinations for a discussion of the Restructuring and the related impact of business combination accounting on the consolidated financial statements. The Company's financial condition as of December 31, 2018 reflects the financial condition and results of operations of the Company. Due to the timing of the Restructuring, the results of operations for the year ended December 31, 2018 reflect the results of operations of the Predecessor for the period prior to December 12, 2018, and the Company's consolidated results for the period from December 12, 2018 through December 31, 2018. The Company's financial condition and results of operations for the years ended December 31, 2017 and 2016 reflects the financial condition and results of operations of the Predecessor.

        References to "Successor" or "Successor Company" relate to the financial position and results of operations of the reorganized Company subsequent to December 12, 2018. References to "Predecessor" or "Predecessor Company" refer to the financial position and results of operations of Community Choice Financial Inc. on and before December 12, 2018.

        Business combinations:    The Company accounts for business combinations under the acquisition method of accounting. Under this method, acquired assets, including separately identifiable intangible assets, and any assumed liabilities are recorded at their acquisition date estimated fair value. The excess of purchase price over the fair value amounts assigned to the assets acquired and the liabilities assumed represents the goodwill amount resulting from the Restructuring. Determining the fair value of assets acquired and liabilities assumed involves the use of significant estimates and assumptions.

        Basis of consolidation:    The accompanying consolidated financial statements include the accounts of CCF. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Use of estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses, the valuation of goodwill, the value of stock based compensation and the valuation of deferred tax assets and liabilities.

        Business Segments:    FASB Accounting Standards Codification ("ASC") Topic 280 requires that a public enterprise report a measure of segment profit or loss, certain specific revenue and expense items, segment assets, information about the way operating segments were determined and other items. The Company reports operating segments in accordance with FASB ASC Topic 280. Operating segments are components of an enterprise about which separate financial information is available that

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

is evaluated regularly by the chief operating decision maker in determining how to allocate resources and assess performance. The Company operates in two segments: Retail financial services and Internet financial services.

        Equity method investments:    Entities and investments over which the Company exercises significant influence over the activities of the entity but which do not meet the requirements for consolidation are accounted for using the equity method of accounting pursuant to ASC 323, whereby the Company records its share of the underlying income or loss of these entities. Intercompany profit arising from transactions with affiliates is eliminated to the extent of its beneficial interest. Equity in losses of equity method investments is not recognized after the carrying value of an investment, including advances and loans, has been reduced to zero, unless guarantees or other funding obligations exist.

        On September 30, 2017, the Predecessor entered into a joint venture with a third party to offer insurance products through select retail locations in a certain market. The third party manages the joint venture.

        Revenue recognition:    Transactions include loans, credit service fees, check cashing, bill payment, money transfer, money order sales, and other miscellaneous products and services. The recognized revenue from these transactions is classified in the following categories:

        Finance receivables fees—Advance fees and direct costs incurred for the origination of secured and unsecured short-term and medium-term consumer loans are deferred and amortized over the loan period using the interest method. Revenue on loans determined to be troubled debt restructurings are recognized at the impaired loans' original interest rates until the impaired loans are charged off or paid by the customer. Revenues from short-term and medium-term consumer loans are recognized and the performance obligation is satisfied over the term of the loan.

        Credit service fees—Credit service organization ("CSO") fees are recognized over the arranged credit service period. ASC 606 requires product sales to be allocated based on performance obligation. CSO performance obligations include the guarantee and the arrangement of the loan. The guarantee portion of the fees are recognized over the period of the loan as the guarantee represents the primary performance obligation. The arrangement of the loan represents a small portion of the CSO fee, and the net impact resulting from the adoption of ASC 606 for this portion of the loan would not be material. Credit service fees are recognized and the performance obligation is satisfied over the term of the related loan.

        Check cashing fees—The full amount of the check cashing fee is recognized as revenue at the time of the transaction. The revenue is recognized and the performance obligation is satisfied at the time the service is provided.

        Card fees and Other—The Company acts in an agency capacity regarding bill payment services, money transfers, card products, and money orders offered and sold at its retail locations. The Company records the net amount retained as revenue because the supplier is the primary obligor in the arrangement, the amount earned by the Company is fixed, and the supplier is determined to have the ultimate credit risk. The revenue is recognized and the performance obligation is satisfied at the time the service is provided.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        Disaggregation of revenues—Revenues for finance receivable and credit service fees are recognized over the term of the loan and were $15,394 and $260,776 for the Successor and Predecessor periods of 2018, respectively. Revenues for check cashing and card fees, and other are recognized at the time of service and were $3,586 and $$66,482 for the Successor and Predecessor periods of 2018, respectively.

        Cash and cash equivalents:    Cash and cash equivalents include cash on hand and short-term investments with original maturities of three months or less. At times, the Company may maintain deposits with banks in amounts in excess of federal depository insurance limits, but believes any such amounts do not represent significant credit risk.

        Restricted cash:    Restricted cash represents cash used to meet state licensing requirements or compensating balances, and is restricted as to withdrawal or usage.

        Finance receivables:    Finance receivables consist of short term and medium-term consumer loans.

        Short-term consumer loans can be unsecured or secured with a maturity up to ninety days. Unsecured short-term loan products typically range in principal from $100 to $1,000, with a maturity between fourteen and thirty days, and include a written agreement to defer the presentment of the customer's personal check or preauthorized debit for the aggregate amount of the advance plus fees. This form of lending is based on applicable laws and regulations which vary by state. State statutes vary from charging fees of 15% to 20%, to charging interest at 25% per annum plus origination fees. The customers repay the cash advance by making cash payments or allowing a check or preauthorized debit to be presented. Secured consumer loans with a maturity of ninety days or less are included in this category and represented 12.8% and 14.5% of short-term consumer loans at December 31, 2018 and 2017, respectively.

        In certain states, in compliance with law, we offer an extended payment plan for all borrowers. This extended payment plan is advertised to all customers where the program is offered, either via pamphlet or by being posted at the store at the time of the consumer loan. This payment plan is available to all customers in these states upon request and is not contingent on the borrower's repayment status or further underwriting standards. The term is extended to roughly four payments over eight weeks. If customers do not make these payments, then their held check is deposited. Gross loan receivables subject to these repayment plans represented $135 of the $89,808 total receivables at December 31, 2018 and $184 of the $113,368 total receivables at December 31, 2017.

        Medium-term consumer loans can be unsecured or secured with a maturity greater than ninety days and up to thirty-six months. Unsecured medium-term products typically range from $100 to $5,000, and are evidenced by a promissory note with a maturity between three and thirty-six months. These consumer loans vary in structure depending upon the applicable laws and regulations where they are offered. The medium-term consumer loans are payable in installments or provide for a line of credit with periodic payments. Secured consumer loans with a maturity greater than ninety days represented 13.7% and 12.6% of medium-term consumer loans at December 31, 2018 and 2017, respectively.

        Allowance for loan losses:    Provisions for loan losses are charged to income in amounts sufficient to maintain an adequate allowance for loan losses and an adequate accrual for losses related to guaranteed loans processed for third-party lenders under the CSO program. The factors used in assessing the overall adequacy of the allowance for loan losses, the accrual for losses related to

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

guaranteed loans made by third-party lenders and the resulting provision for loan losses include an evaluation by product, by market based on historical loan loss experience, and delinquency of certain medium-term consumer loans. The Company evaluates various qualitative factors that may or may not affect the computed initial estimate of the allowance for loan losses, by using internal valuation inputs including historical loan loss experience, delinquency, overall portfolio quality, and current economic conditions.

        For short term unsecured consumer loans, the Company's policy is to charge off loans when they become past due. The Company's policy dictates that, where a customer has provided a check or ACH authorization for presentment upon the maturity of a loan, if the customer has not paid off the loan by the due date, the Company will deposit the customer's check or draft the customer's bank account for the amount due. If the check or draft is returned as unpaid, all accrued fees and outstanding principal are charged-off as uncollectible. For short term secured loans, the Company's policy requires that balances be charged off when accounts are either thirty or sixty days past due depending on the product. The Company accrues interest on past-due loans until charge off. As a result, the Company did not have any nonaccrual loans as of December 31, 2018 or December 31, 2017. The amount of the resulting charge-off includes unpaid principal, accrued interest and any uncollected fees, if applicable.

        For medium term secured and unsecured consumer loans that have a term of one year or less, the Company's policy requires that balances be charged off when accounts are sixty days past due. For medium term secured and unsecured consumer loans that have an initial maturity of greater than one year, the Company's policy requires that balances be charged off when accounts are ninety-one days past due. The Company accrues interest on past-due loans until charge off. The amount of the resulting charge-off includes unpaid principal, accrued interest and any uncollected fees, if applicable.

        In certain markets, the Company reduced interest rates and favorably changed payment terms for medium-term consumer loans to assist borrowers in avoiding default and to mitigate risk of loss. These reduced interest rates and changed payment terms were limited to loans that the Company believed the customer had the ability to pay in the foreseeable future. These loans were accounted for as troubled debt restructurings and represent the only loans considered impaired due to the nature of the Company's charge-off policy.

        Recoveries of amounts previously charged off are recorded to the allowance for loan losses or the accrual for third-party losses in the period in which they are received.

        Card related pre-funding and receivables:    The Company acts as an agent for Insight, marketing prepaid debit cards.

        Property, leasehold improvements and equipment:    Leasehold improvements and equipment are carried at cost. Depreciation is provided principally by straight-line methods over the estimated useful lives of the assets or the lease term, whichever is shorter. In connection with the Restructuring on December 12, 2018, the estimated fair value of property, leasehold improvements and equipment was determined using a market approach and a cost replacement approach.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        The useful lives of leasehold improvements and equipment by class are as follows:

Years
Furniture & fixtures	7
Leasehold improvements	Life of Lease
Equipment	3 - 7
Vehicles	5
Capital leases & maintenance	Life of Lease
Buildings	39

        Deferred loan origination costs:    Direct costs incurred for the origination of loans, which consist mainly of direct and employee-related costs, are deferred and amortized to loan fee income over the contractual lives of the loans using the interest method. Unamortized amounts are recognized as income at the time that loans are paid in full.

        Goodwill and other intangible assets:    Goodwill, or cost in excess of fair value of net assets of the companies acquired, is recorded at its carrying value and is periodically evaluated for impairment. Goodwill in the Successor period represents amounts recognized in connection with the Restructuring on December 12, 2018. The Company tests the carrying value of goodwill and other intangible assets annually as of December 31 or when the events and circumstances warrant such a review. One of the methods for this review is performed using estimates of future cash flows. If the carrying value of goodwill or other intangible assets is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the goodwill or intangible assets exceeds its fair value. Changes in estimates of cash flows and fair value, however, could affect the valuation.

        On July 1, 2016, the Predecessor entered into a swap transaction through which it divested interests in Illinois, Kansas, Missouri, and Utah, as described in Note 14. The Predecessor provided a version of a new projection model which was based on the potential effects of proposed CFPB rules as the Predecessor understood the impact at that time. The methodology for determining the fair value was a combination of quoted market prices, prices of comparable businesses, discounted cash flows and other valuation techniques. These items are considered level 3 inputs for determining fair value. The test concluded that the Retail financial services reporting unit had an impairment of $28,949 as of July 1, 2016.

        For the year ended December 31, 2016, the Predecessor conducted its annual test for impairment of goodwill for the Retail financial services reporting unit and concluded that there was no impairment for the Retail services reporting unit. The methodology for determining the fair value was a combination of quoted market prices, prices of comparable businesses, discounted cash flows and other valuation techniques.

        For the year ended December 31, 2017, the Predecessor conducted its annual test for impairment of goodwill for the Retail financial services reporting unit and concluded that an impairment for the Retail services reporting unit of $113,753 should be taken. The methodology for determining the fair value was a combination of quoted market prices, prices of comparable businesses, discounted cash flows and other valuation techniques. Goodwill for the Retail financial services reporting unit was fully impaired as of December 31, 2017.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        In connection with the Restructuring on December 12, 2018, the Company recognized goodwill and other intangible assets of $14,451.

        The Company's other intangible assets consist of non-compete agreements, customer lists, trade names, and internally developed software. The amounts recorded for other intangible assets are amortized using the straight-line method over three, five, or seven years. Intangible amortization expense for the Successor period ended December 31, 2018 was $23, and for the Predecessor period ended December 12, 2018, and for the Predecessor years ended December 31, 2017, and 2016 was $630, $496 and $664, respectively

        Deferred debt issuance costs:    Deferred debt issuance costs are amortized using the interest method over the life of the related note payable agreement. Amortization is included as a component of interest expense in the consolidated statements of operations.

        Deferred revenue:    The Company's deferred revenue is comprised of an upfront fee received under an agency agreement to offer wire transfer services at the Company's branches. The deferred revenue is recognized over the contract period on a straight-line basis.

        Deferred rent:    The Company leases premises under agreements which provide for periodic increases over the lease term. Accordingly, timing differences between the amount paid for rent and the amount expensed under the straight line method, are recorded in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

        Lease Termination Payable:    The Company records a liability in the consolidated balance sheets for the remaining lease obligations with the corresponding lease termination expense for closed retail locations disclosed in the operating expenses section, and closed corporate locations disclosed in the corporate and other expenses section, of the consolidated statements of operations, respectively.

        Self-Insurance Liability:    The Company is self-insured for employee medical benefits subject to certain loss limitations. The incurred but not reported liability ("IBNR") represents an estimate of the cost of unreported claims based on historical claims reporting. The Company monitors the continued reasonableness of the assumptions and methods used to estimate the IBNR liability each reporting period.

        Advertising and marketing costs:    Costs incurred for producing and communicating advertising, and marketing over the internet are charged to operations when incurred or the first time advertising takes place. Advertising and marketing expense for the Successor period ended December 31, 2018 was $95, and for the Predecessor period ended December 12, 2018 and for the Predecessor years ended December 31, 2017, and 2016 were $4,643, $7,262 and $6,831, respectively. Corporate level advertising and marketing expense for the Successor period ended December 31, 2018 was $11, and for the Predecessor period ended December 12, 2018, and for the Predecessor years ended December 31, 2017 and 2016 were $116, $291, and $447, respectively.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        Operating expenses:    The direct costs incurred in operating the Company's store and call center operations have been classified as operating expenses. Operating expenses include salaries and benefits of employees, provision for loan losses, rent and other occupancy costs, depreciation and amortization of branch property and equipment, armored services and security costs, and other direct costs. District and regional managers' salaries are included in corporate expenses.

        Preopening costs:    New store preopening costs are expensed as incurred.

        Impairment of long-lived assets:    The Company evaluates all long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the carrying amount of these assets cannot be recovered by the undiscounted net cash flows they will generate.

        Income taxes:    Deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense represents current tax obligations and the change in deferred tax assets and liabilities.

        The Company recognizes the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has greater than 50% likelihood of being realized upon ultimate settlement. Interest and penalties on income taxes are charged to income tax expense.

        Governmental regulation:    The Company is subject to various state and federal laws and regulations, which are subject to change and which may impose significant costs or limitations on the way the Company conducts or expands its business. Certain limitations include among other things imposed limits on fee rates and other charges, the number of loans to a customer, a cooling off period, the number of permitted rollovers and required licensing and qualification.

        In most instances, state law provides the statutory and regulatory framework for the products the Company offers in those states, in instances where the Company is making a loan to a consumer, certain federal laws also impact the business. The Company's consumer loans are subject to federal laws and regulations, including the Truth-in-Lending Act ("TILA"), the Equal Credit Opportunity Act ("ECOA"), the Fair Credit Reporting Act ("FCRA"), the Gramm-Leach-Bliley Act ("GLBA"), the Bank Secrecy Act, the Money Laundering Control Act of 1986, the Money Laundering Suppression Act of 1994, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act"), Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"), and the regulations promulgated for each. Among other things, these laws require disclosure of the principal terms of each transaction to every customer, prohibit misleading advertising, protect against discriminatory lending practices, proscribe unfair credit practices and prohibit creditors from discriminating against credit applicants on the basis of race, sex, age or marital status. The GLBA and its implementing regulations generally

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

require the Company to protect the confidentiality of its customers' nonpublic personal information and to disclose to the Company's customers its privacy policy and practices. On October 5, 2017, the Consumer Financial Protection Bureau ("CFPB") released its final Payday, Vehicle Title and Certain High-Cost Installment Loan Rules ("CFPB Rule"). The CFPB Rule was published in the Federal Register on November 17, 2017, prior to the resignation of the CFPB's Director. On February 6, 2019, however, the CFPB proposed to rescind certain provisions of the CFPB Rule, specifically to repeal the portion of the rule that included an ability-to-repay requirement, which the CFPB now refers to as the "mandatory underwriting provisions," and to delay the compliance date for the mandatory underwriting provisions until November 19, 2020. In addition to state regulatory examinations that assess the Company's compliance with state and federal laws and regulations, the CFPB and the Internal Revenue Service periodically examine and will continue to periodically examine the Company's compliance with the federal laws noted above and the regulations promulgated under those laws.

        Fair value of financial instruments:    Financial assets and liabilities measured at fair value are grouped in three levels. The levels prioritize the inputs used to measure the fair value of the assets or liabilities. These levels are:

  •
  Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities.

  •
  Level 2—Inputs other than quoted prices that are observable for assets and liabilities, either directly or indirectly. These inputs include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are less attractive.

  •
  Level 3—Unobservable inputs for assets and liabilities reflecting the reporting entity's own assumptions.

        The Company follows the provisions of ASC 820-10, Fair Value Measurements and Disclosures, which applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820-10 requires a disclosure that establishes a framework for measuring fair value within GAAP and expands the disclosure about fair value measurements. This standard enables a reader of consolidated financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The standard requires that assets and liabilities carried at fair value be classified and disclosed in one of the three categories.

        In determining the appropriate levels, the Company performed a detailed analysis of the assets and liabilities that are subject to ASC 820-10. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. The Company's financial instruments consist primarily of cash and cash equivalents, finance receivables, short-term investments, and lines of credit. For all such instruments, other than notes payable at December 31, 2018, and senior secured notes at December 31, 2017, the carrying amounts in the consolidated financial statements approximate their fair values. Finance receivables are short term in nature and are originated at prevailing market rates and lines of credit bear interest at current market rates. The fair value of finance receivables at December 31, 2018 and December 31, 2017 approximates carrying value and is measured using internal valuation inputs including historical loan loss experience, delinquency, overall portfolio quality, and current economic conditions.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        The fair value of the PIK notes was determined at the date of issuance of December 12, 2018, and at December 31, 2018. As more fully described in Note 6, the fair value of the PIK notes was determined using an approach that considered both a Black Scholes option price methodology and the intrinsic value of the notes on an "as-if-converted" basis.

        The fair value of the 10.75% senior secured notes due 2019 (the "2019 notes") and the 12.75% senior secured notes due 2020 (the "2020 notes") were determined based on market yield on trades of the 2019 notes at the end of the year ended December 31, 2017.

Successor

	December 31, 2018
	Carrying Amount	Fair Value	Level
Financial assets:
Cash and cash equivalents	$53,208	$53,208	1
Restricted cash	4,175	4,175	1
Finance receivables	84,364	84,364	3
Financial liabilities:
Senior PIK Notes	60,796	60,796	3
Secured Note Payable	42,000	42,000	2
Subsidiary Note payable	71,838	71,838	2

Predecessor

	December 31, 2017
	Carrying Amount	Fair Value	Level
Financial assets:
Cash and cash equivalents	$66,627	$66,627	1
Restricted cash	4,585	4,585	1
Finance receivables	94,339	94,339	3
Financial liabilities:
10.75% Senior secured notes	237,290	212,636	1
12.75% Senior secured notes	12,500	10,841	2
Subsidiary Note payable	61,958	61,958	2
Line of Credit	47,000	47,000	2

        Treasury Stock:    Treasury stock is reported at cost and consists of one million common shares at December 31, 2017. As part of the Restructuring on December 12, 2018, all shares of treasury stock were automatically cancelled and retired for no consideration.

        Recent Accounting Pronouncements:    In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. ASU 2014-09 requires entities to recognize revenue in a way that

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

depicts the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption is not permitted. This ASU was amended in August 2015 by ASU 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date", which defers the effective date by one year. In addition, between March 2016 and May 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) ("ASU 2016-08"), ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing ("ASU 2016-10") and ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow Scope Improvements and Practical Expedients ("ASU 2016-12"). ASU 2016-08, ASU 2016-10 and ASU 2016-12 clarify certain aspects of ASU 2014-09 and provide additional implementation guidance. For emerging growth companies, ASU 2014-09, ASU 2016-08, ASU 2016-10 and ASU 2016-12 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company elected to early adopt the standard and determined that the primary revenue source impacted by this standard are the credit service organization fees. Credit service organization ("CSO") fees are recognized over the arranged credit service period. ASC 606 requires product sales to be allocated based on performance obligation. CSO performance obligations include the guarantee and the arrangement of the loan. The guarantee portion of the fees are recognized over the period of the loan as the guarantee represents the primary performance obligation. The arrangement of the loan represents a small portion of the CSO fee, and the net impact resulting from the adoption of ASC 606 for this portion of the loan is not material.

        In January 2016, the FASB issued ASU 2016-01, "Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities", which requires that equity investments, except for those accounted for under the equity method or those that result in consolidation of the investee, be measured at fair value, with subsequent changes in fair value recognized in net income. However, an entity may choose to measure equity investments that do not have readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. ASU 2016-01 also impacts the presentation and disclosure requirements for financial instruments. ASU 2016-01 is effective for emerging growth companies for annual periods, and interim periods within those annual periods, beginning after December 15, 2018. The Company elected to early adopt the standard and the early adoption of ASU 2016-01 has not had a material effect on the Company's consolidated financial statements.

        In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)", which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to recognize the following for all leases with terms longer than 12 months: (a) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (b) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Leases will be classified

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. Leases with a term of 12 months or less will be accounted for similarly to existing guidance for operating leases today. In addition, ASU 2016-02 aligns lessor accounting with the lessee accounting model and ASU 2014-09, Revenue from Contracts with Customers (Topic 606) Section A—Summary and Amendments That Create Revenue from Contracts with Customers (Topic 606) and Other Assets and Deferred Costs—Contracts with Customers (Subtopic 340-40) ("ASU 2014-09"). ASU 2016-02 is effective for emerging growth companies for annual periods, and interim periods within those annual periods, beginning after December 15, 2019. The Company has elected to early adopt the standard for the year ending December 31, 2019. Entities must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. As a result of the adoption of the new lease standard on January 1, 2019, the Company recorded $32,453 for both operating lease liabilities and corresponding right-of-use assets. The operating lease liabilities will be based on the present value of the remaining minimum rental payments using discount rates as of the effective date.

        In March 2016, the FASB issued ASU 2016-09, "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting", which simplifies several aspects related to the accounting for share-based payment transactions. Per ASU 2016-09: (1) all excess tax benefits and tax deficiencies should be recognized as income tax expense or benefit in the income statement, rather than in additional paid-in capital under current guidance; (2) excess tax benefits should be classified along with other income tax cash flows as an operating activity on the statement of cash flows, rather than as a separate cash inflow from financing activities and cash outflow from operating activities under current guidance; (3) cash paid by an employer when directly withholding shares for tax-withholding purposes should be classified as a financing activity; and (4) an entity can make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest, which is consistent with current guidance, or account for forfeitures when they occur. For emerging growth companies, the guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. The Company determined that the adoption of ASU 2016-09 does not have a material effect on its consolidated financial statements.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable supportable forecasts. Entities will now use forward-looking information to better form their credit loss estimates. ASU 2016-13 is effective for emerging growth companies that are Securities and Exchange Commission ("SEC") filers for annual periods, and interim periods within those annual periods, beginning after December 15, 2020. The Company is still assessing the potential impact of ASU 2016-13 on its consolidated financial statements.

        In November 2016, the FASB issued ASU No. 2016-18, "Restricted Cash". GAAP currently does not include specific guidance to address how to classify and present changes in restricted cash or restricted cash equivalents that occur when there are transfers between cash, cash equivalents, and restricted cash or restricted cash equivalents and when there are direct cash receipts into restricted cash or restricted cash equivalents or direct cash payments made from restricted cash or restricted cash equivalents. The amendments in this Update require that a statement of cash flows explain the change

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. For emerging growth companies, the amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within fiscal years beginning after December 31, 2019. The Company elected to early adopt the standard and has revised the format of the statement of cash flows to reflect the requirements of this standard.

        In January 2017, the FASB issued ASU No. 2017-01, "Business Combinations (Topic805): Clarifying the Definition of a Business". This guidance clarifies the definition of a business, which affects many areas of accounting, such as acquisitions, disposals, goodwill impairment and consolidation. For emerging growth companies, the guidance is effective for annual periods beginning after December 15, 2018. The Company does not expect that the adoption of ASU 2017-01 will have a material effect on its consolidated financial statements.

        In January 2017, the FASB issued ASU No. 2017-04, "Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment". This guidance eliminates Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. Any impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value, however, the loss recognized should not exceed the total amount of goodwill. This guidance also eliminates the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment, and if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. This guidance is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021 for emerging growth companies. The Company has elected to not early adopt the provisions of ASU 2017-04. If early adoption had been selected, the goodwill impairment recorded and analysis performed at December 31, 2017 would have been materially different given the reporting unit had negative carrying value.

        In May 2017, the FASB issued ASU No. 2017-09, "Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting". This guidance specifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. The Company has determined that adoption of this guidance did not have a material impact on our consolidated financial statements.

        Subsequent events:    The Company has evaluated its subsequent events (events occurring after December 31, 2018) through the issuance date of April 7, 2019.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses

        Finance receivables represent amounts due from customers for advances at December 31, 2018 and December 31, 2017 consisted of the following:

	December 31, 2018 Successor	December 31, 2017 Predecessor
Short-term consumer loans:
Secured	$6,908	$9,608
Unsecured	46,871	56,857

Total short-term consumer loans	53,779	66,465
Medium-term consumer loans
Secured	4,936	5,932
Unsecured	31,093	40,971

Total medium-term consumer loans	36,029	46,903

Total gross receivables	89,808	113,368
Unearned advance fees, net of deferred loan origination costs	(1,970)	(2,702)

Finance receivables before allowance for loan losses	87,838	110,666
Allowance for loan losses	(3,474)	(16,327)

Finance receivables, net	$84,364	$94,339

Finance receivables, net
Current portion	$81,093	$89,707
Non-current portion	3,271	4,632

Total finance receivables, net	$84,364	$94,339

        Changes in the allowance for the loan losses by product type for the Successor period ended December 31, 2018 are as follows:

	Balance 12/13/2018	Provision	Charge-Offs	Recoveries	Balance 12/31/2018	Receivables 12/31/2018	Allowance as a percentage of receivables
Short-term consumer loans	$—	$1,180	$(1,038)	$1,876	$2,018	$53,779	3.75%
Medium-term consumer loans	—	799	—	657	1,456	36,029	4.04%

	$—	$1,979	$(1,038)	$2,533	$3,474	$89,808	3.87%

        The provision for loan losses for the Successor period ended December 31, 2018 also includes losses from returned items from check cashing of $187.

        The Company evaluates all short-term and medium-term consumer loans collectively for impairment, except for individually evaluating certain unsecured medium-term loans that have been modified and classified as troubled debt restructurings. In certain markets, the Company reduced interest rates and favorably changed payment terms for certain unsecured medium-term consumer loans

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses (Continued)

to assist borrowers in avoiding default and to mitigate risk of loss. The provision and subsequent charge off related to these loans totaled $3 and is included in the provision for medium-term consumer loans for the Successor period ended December 31, 2018. For these loans evaluated for impairment, there were $1 of payment defaults during the Successor period ended December 31, 2018. The troubled debt restructurings during the Successor period ended December 31, 2018 are subject to an allowance of $1 with a net carrying value of $3 at December 31, 2018.

        Changes in the allowance for the loan losses by product type for the Predecessor period ended December 12, 2018 are as follows:

	Balance 1/1/2018	Provision	Charge-Offs	Recoveries	Balance 12/12/2018	Receivables 12/12/2018	Allowance as a percentage of receivables
Short-term consumer loans	$2,697	$38,012	$(69,716)	$31,825	$2,818	$60,780	4.64%
Medium-term consumer loans	13,630	29,815	(33,911)	4,027	13,561	40,600	33.40%

	$16,327	$67,827	$(103,627)	$35,852	$16,379	$101,380	16.16%

        The provision for loan losses for the Predecessor period ended December 12, 2018 also includes losses from returned items from check cashing of $5,013.

        The provision for short-term consumer loans of $38,012 is net of debt sales of $1,188 and the provision for medium-term consumer loans of $29,815 is net of debt sales of $1,196.

        The provision and subsequent charge off related to these troubled debt restructurings totaled $111 and is included in the provision for medium-term consumer loans for the Predecessor period ended December 12, 2018. For these loans evaluated for impairment, there were $210 of payment defaults during the Predecessor period ended December 12, 2018. The troubled debt restructurings during the Predecessor period ended December 12, 2018 are subject to an allowance of $41 with a net carrying value of $64 at December 12, 2018.

        Changes in the allowance for the loan losses by product type for the Predecessor year ended December 31, 2017 are as follows:

	Balance 1/1/2017	Provision	Charge-Offs	Recoveries	Balance 12/31/2017	Receivables 12/31/2017	Allowance as a percentage of receivable
Short-term consumer loans	$2,223	$46,240	$(91,072)	$45,306	$2,697	$66,465	4.06%
Medium-term consumer loans	13,996	51,329	(57,263)	5,568	13,630	46,903	29.06%

	$16,219	$97,569	$(148,335)	$50,874	$16,327	$113,368	14.40%

        The provision for loan losses for the Predecessor year ended December 31, 2017 also includes losses from returned items from check cashing of $5,966.

        The provision for short-term consumer loans of $46,240 is net of debt sales of $1,199 and the provision for medium-term consumer loans of $51,329 is net of debt sales of $1,555.

        The provision and subsequent charge off related to these troubled debt restructurings totaled $256 and is included in the provision for medium-term consumer loans for the Predecessor year ended December 31, 2017. For these loans evaluated for impairment, there were $432 of payment defaults during the Predecessor year ended December 31, 2017. The troubled debt restructurings during the Predecessor year ended December 31, 2017 are subject to an allowance of $80 with a net carrying value of $146 at December 31, 2017.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses (Continued)

        Changes in the allowance for the loan losses by product type for the Predecessor year ended December 31, 2016 are as follows:

	Balance 1/1/2016	Provision	Charge-Offs	Recoveries	Balance 12/31/2016	Receivables 12/31/2016	Allowance as a percentage of receivable
Short-term consumer loans	$3,676	$37,906	$(101,069)	$61,710	$2,223	$61,589	3.61%
Medium-term consumer loans	20,216	46,836	(60,831)	7,775	13,996	51,431	27.21%

	$23,892	$84,742	$(161,900)	$69,485	$16,219	$113,020	14.35%

        The provision for loan losses for the Predecessor year ended December 31, 2016 also includes losses from returned items from check cashing of $6,056.

        The provision for short-term consumer loans of $37,906 is net of debt sales of $1,484 and the provision for medium-term consumer loans of $46,836 is net of debt sales of $2,606.

        The provision and subsequent charge off related to troubled debt restructurings totaled $669 and is included in the provision for medium-term consumer loans for the Predecessor year ended December 31, 2016. For these loans evaluated for impairment, there were $1,279 of payment defaults during the Predecessor year ended December 31, 2016. The troubled debt restructurings during the Predecessor year ended December 31, 2016 are subject to an allowance of $219 with a net carrying value of $660 at December 31, 2016.

        The Company has subsidiaries that facilitate third party lender loans. Changes in the accrual for third-party lender losses for the Successor period ended December 31, 2018, and the Predecessor period ended December 12, 2018, and for the Predecessor years ended December 31, 2017, and 2016 were as follows:

			Years Ended December 31,
	December 31, 2018 Successor	December 12, 2018 Predecessor	2017 Predecessor	2016 Predecessor
Short-term balance, beginning of period	$4,379	$4,571	$2,907	$2,390
Provision for loan losses	947	24,045	32,277	24,261
Charge-offs, net	(872)	(24,237)	(30,613)	(23,744)

Short-term balance, end of period	$4,454	$4,379	$4,571	$2,907

Medium-term balance, beginning of period	$62	$247	$192	$220
Provision for loan losses	—	213	389	903
Charge-offs, net	(3)	(398)	(334)	(931)

Medium-term balance, end of period	$59	$62	$247	$192

Total balance, beginning of period	$4,441	$4,818	$3,099	$2,610
Provision for loan losses	947	24,258	32,666	25,164
Charge-offs, net	(875)	(24,635)	(30,947)	(24,675)

Total balance, end of period	$4,513	$4,441	$4,818	$3,099

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses (Continued)

        The Company offers a CSO product in Ohio and Texas to assist consumers in obtaining credit with unaffiliated third-party lenders. Total gross finance receivables for which the Company has recorded an accrual for third-party lender losses totaled $34,144 and $36,967 at December 31, 2018 and 2017, respectively, and the corresponding guaranteed consumer loans are disclosed as an off-balance sheet arrangement. The total gross finance receivables for the Ohio CSO product consist of $30,490 and $31,341 in short-term and $303 and $1,166 in installment loans at December 31, 2018 and 2017, respectively. The total gross finance receivables for the Texas CSO product consist of $3,351 and $4,460 in short-term loans at December 31, 2018 and 2017, respectively. The provision for third-party lender losses of $24,258 and $32,666 for the Predecessor period ended December 12, 2018 and the Predecessor year ended December 31, 2017 is net of debt sales of $934 and $988, respectively.

        For the Ohio CSO Program, the Company was required to purchase $2,082, $46,368, and $43,584 of short-term and $17, $669, and $638 of installment loans during the Successor period ended December 31, 2018, Predecessor period ended December 12, 2018, and the Predecessor year ended December 31, 2017, respectively. As these loans were in default when purchased, they met the Company's policy and were fully charged-off at acquisition. The Company recognized recoveries of $1,216, $29,912, and $23,557 of short-term and $19, $270, and $305 of installment collections on these loans during the Successor period ended December 31, 2018, Predecessor period ended December 12, 2018, and the Predecessor year ended December 31, 2017, respectively.

        For the Texas CSO Program, the Company was required to purchase $485, $11,293, and $17,542 of short-term loans during the Successor period ended December 31, 2018, Predecessor period ended December 12, 2018, and the Predecessor year ended December 31, 2017, respectively. As these loans were in default when purchased, they met the Company's policy and were fully charged-off at acquisition. The Company recognized recoveries of $270, $4,123, and $6,888 of short-term collections on these loans during the Successor period ended December 31, 2018, Predecessor period ended December 12, 2018, and the Predecessor year ended December 31, 2017, respectively.

        The Company considers the near term repayment performance of finance receivables as its primary credit quality indicator. The Company performs credit checks through consumer reporting agencies on certain borrowers. If a third-party lender provides the advance, the applicable third-party lender decides whether to approve the loan and establishes all of the underwriting criteria and terms, conditions, and features of the customer's loan agreement.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses (Continued)

        The aging of receivables at December 31, 2018 and 2017 are as follows :

	December 31, 2018 Successor		December 31, 2017 Predecessor
Current finance receivables	$81,097	90.3%	$101,102	89.2%
Past due finance receivables (1 - 30 days)
Secured short-term consumer loans	629	0.7%	1,385	1.2%
Unsecured short-term consumer loans	449	0.5%	661	0.6%

Short-term consumer loans	1,078	1.2%	2,046	1.8%

Secured medium-term consumer loans	898	1.0%	428	0.3%
Unsecured medium-term consumer loans	3,772	4.2%	6,074	5.4%

Medium-term consumer loans	4,670	5.2%	6,502	5.7%

Total past due finance receivables (1 - 30 days)	5,748	6.4%	8,548	7.5%

Past due finance receivables (31 - 60 days)
Secured medium-term consumer loans	269	0.3%	197	0.2%
Unsecured medium-term consumer loans	2,425	2.7%	2,933	2.6%

Medium-term consumer loans	2,694	3.0%	3,130	2.8%

Total past due finance receivables (31 - 60 days)	2,694	3.0%	3,130	2.8%

Past due finance receivables (61 - 90 days)
Secured medium-term consumer loans	18	—%	—	—%
Unsecured medium-term consumer loans	251	0.3%	588	0.5%

Medium-term consumer loans	269	0.3%	588	0.5%

Total past due finance receivables (61 - 90 days)	269	0.3%	588	0.5%

Total delinquent	8,711	9.7%	12,266	10.8%

	$89,808	100.0%	$113,368	100.0%

Note 3. Related Party Transactions and Balances

        Eugene Schutt and Jennifer Adams Baldock, each an independent member of our Board of Directors, are lenders to Ivy Funding Nine LLC, the lender to our non-guarantor subsidiary. Mr. Schutt and Ms. Baldock loaned 0.28% and 0.04% of the total available credit extended by Ivy Funding Nine LLC. The Company paid $1,067 during the Successor period ended December 31, 2018, and $10,021 during the Predecessor period ended December 12, 2018, to Ivy Funding, which represents payments of interest and fees.

        William Saunders, Kyle Hanson, and Michael Durbin, our Chairman and Chief Executive Officer, President, and Chief Financial Officer, respectively, through trusts of which each is either, directly or indirectly through their family, the trustee and/or settlor has an interest in BusinessPhone.com LLC, Account Logic LLC, AdTrek LLC and Speech IQ LLC, entities that provide to the Company telecommunications and internet services, fraud detection, advertising and marketing support and

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 3. Related Party Transactions and Balances (Continued)

speech analytics, respectively. Messrs. Saunders, Durbin and Hanson have interests of 5%, 10% and 35%, respectively. During Predecessor period ended December 12, 2018, the company paid $8,784 to BusinessPhone.com LLC, $881 to Account Logic LLC, $258 to AdTrek LLC and $147 to Speech IQ LLC.

Note 4. Property, Leasehold Improvements and Equipment

        At December 31, 2018 and 2017, property, leasehold improvements and equipment consisted of the following:

	December 31, 2018 Successor	December 31, 2017 Predecessor
Furniture & fixtures	$11,494	$25,677
Leasehold improvements	42,350	50,400
Equipment	6,601	28,744
Vehicles	2,575	3,141

	63,020	107,962
Less accumulated depreciation	(1,178)	(81,114)

	$61,842	$26,848

        In connection with the Restructuring on December 12, 2018, a fair value adjustment of $43,083 was recorded for property, leasehold improvements and equipment. See Note 14 for additional information regarding the Restructuring.

        Depreciation expense for the Successor period through December 31, 2018 was $1,178, and for the Predecessor period ended December 12, 2018, and for the Predecessor years ended December 31, 2017, and 2016 was $11,382, $13,895 and $14,439, respectively.

Note 5. Goodwill and Other Intangible Assets

        The following table summarizes goodwill and other intangible assets as of December 31, 2018 and 2017:

	December 31, 2018 Successor	December 31, 2017 Predecessor
Goodwill	$11,288	$—

Other intangible assets, net:
Trade names	$3,062	$628
Favorable lease	74	—
Customer lists	—	144
Internally developed software	—	152

	$3,136	$924

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 5. Goodwill and Other Intangible Assets (Continued)

        In connection with the Restructuring, the Company recorded $11,288 in goodwill and $3,163 in intangible assets representing the fair values at the Restructuring date of December 12, 2018. See Note 14 for additional information regarding the Restructuring.

        The carrying amounts of goodwill by reportable segment at December 31, 2018 were as follows:

	Retail Financial Services	Internet Financial Services	Total
Goodwill	$11,288	$—	$11,288
Accumulated impairment losses	—	—	—

	$11,288	$—	$11,288

        The changes in the carrying amount of goodwill are summarized as follows:

Predecessor
Balance at December 31, 2015	$152,568
Other acquisitions and dispositions, net	(10,329)
Retail segment impairment	(28,949)

Balance at December 31, 2016	113,290
Other acquisitions, net	463
Retail segment impairment	(113,753)

Balance at December 31, 2017	—

Balance at December 12, 2018	$—

Successor
Balance at December 13, 2018	$—
Goodwill recognized in restructuring	11,288

Balance at December 31, 2018	$11,288

        For the Predecessor years ending December 31, 2017 and 2016, the Company conducted its annual test for impairment of goodwill for the Retail financial services reporting unit and concluded that an impairment for the Retail services reporting unit of $113,753, and $-0-, respectively, should be taken. The methodology for determining the fair value was a combination of quoted market prices, prices of comparable businesses, discounted cash flows and other valuation techniques. Goodwill for the Retail financial services reporting unit was fully impaired as of December 31, 2017.

        The Predecessor performs a goodwill impairment test for the Retail services reporting unit as required when a portion of a segment is sold.

        The Predecessor sold its interests in Buckeye Check Cashing of Florida II ("Florida II") in February 2016 as described in Note 14. The test resulted in no impairment of goodwill.

        On July 1, 2016, the Predecessor entered in to a swap transaction through which it divested interests in Illinois, Kansas, Missouri, and Utah, as described in Note 14. In June 2016, the Consumer Financial Protection Bureau published its notice of proposed rule-making on payday, vehicle title and

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 5. Goodwill and Other Intangible Assets (Continued)

certain high-cost installment loans which will restrict the Company's ability to lend to consumers. At this time, we are unable to predict what the final version of these rules will be or their impact on our business. The Predecessor provided a version of a new projection model which was based on the potential effects of these rules as the Predecessor understood the impact at this time. The methodology for determining the fair value was a combination of quoted market prices, prices of comparable businesses, discounted cash flows and other valuation techniques. These items are considered level 3 inputs for determining fair value. The test concluded that the Retail financial services reporting unit had an impairment of $28,949 as of July 1, 2016.

        The amount of book goodwill from the acquisition of California Check Cashing Services in 2011 exceeded the amount of tax goodwill by approximately $46,775.

        Other intangible assets are summarized as follows:

	December 31, 2018 Successor			December 31, 2017 Predecessor
	Gross Carrying	Accumulated	Net Carrying	Gross Carrying	Accumulated	Net Carrying
Non-compete agreements	$—	$—	$—	$3,124	$(3,124)	$—
Favorable lease	78	(4)	74	—	—	—
Trade names	3,085	(23)	3,062	7,224	(6,596)	628
Customer lists	—	—	—	3,072	(2,928)	144
Internally developed software	—	—	—	2,339	(2,187)	152

Total	$3,163	$(27)	$3,136	$15,759	$(14,835)	$924

        Amortization expense on specifically identifiable intangibles for the next 5 years is estimated to be:

Year Ending December 31,	Amount
2019	$515
2020	441
2021	441
2022	441
2023	441
Thereafter	857

$3,136

        Intangible amortization expense for the Successor period ended December 31, 2018 was $23, and for the Predecessor period ended December 12, 2018, and for the Predecessor years ended December 31, 2017, and 2016 was $630, $496 and $664, respectively.

Note 6. Pledged Assets and Debt

        Concurrent with the execution and delivery of, and pursuant to, the Restructuring Agreement, on December 12, 2018, our Predecessor consummated a number of transactions contemplated thereby, which satisfied Predecessor's obligation to execute a Deleveraging Transaction as required under the Victory Park Revolver and the SPV Indenture.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 6. Pledged Assets and Debt (Continued)

        The Deleveraging Transaction was effected by way of an out-of-court strict foreclosure transaction, pursuant to which the Collateral Agent under the Existing Indentures, acting at the direction of certain beneficial holders holding more than 50% of the 2019 Notes and the beneficial holders of 100% of the 2020 Notes, exercised remedies whereby all right, title and interest in and to all of the assets of the Predecessor that constitute collateral with respect to the Existing Indentures, including the issued and outstanding equity interests in certain of the Predecessor's direct subsidiaries, were transferred to CCF OpCo. CCF OpCo is an indirect wholly owned subsidiary of the Company.

        As a result of the strict foreclosure, all obligations represented by the 2019 Notes and 2020 Notes were extinguished, and holders of the 2019 Notes and 2020 Notes received a pro rata share of $276,940 of the newly-issued 10.750% PIK Notes due 2023.

        Senior PIK notes payable at December 31, 2018 and December 31, 2017 consisted of the following:

	December 31, 2018 Successor			December 31, 2017 Predecessor
	Principal	Discount	Fair Value	Principal	Principal
Senior PIK notes, 10.750% interest payable in-kind, due December 2023	$276,940	$216,144	$60,796	$—	$—

	276,940	216,144	60,796	—	—
Less current maturities	—	—	—	—	—

Long-term portion	$276,940	$216,144	$60,796	$—	$—

        As a result of the Restructuring and application of business combination accounting, all of the Company's debt obligations were initially recognized at fair value at December 13, 2018. The Company has elected to apply the fair value option to the PIK Notes, which results in the notes being carried at fair value in the 2018 Successor period and future years. The Company elected the fair value option for the PIK Notes because the notes were initially recognized at a significant discount, all subsequent interest will be paid-in kind rather than in cash, and management expects it to be likely that the notes will be converted to equity upon maturity. For these reasons, management believes reporting the PIK Notes at fair value provides better information to the users of the Company's financial statements. The fair value option was not elected for the Company's other debt obligations because they do not have the same characteristics as the PIK Notes.

        The fair value of the PIK Notes was determined using an approach that considered both a Black Scholes option price methodology and the intrinsic value of the notes on an "as-if-converted" basis. This approach was selected because the PIK Notes are expected to be converted to equity upon redemption and the face value of the PIK Notes is greater than the enterprise value of the Company. Significant assumptions used in the Black Scholes option price methodology include the following:

	December 12, 2018	December 31, 2018
Risk-free interest rate	2.77%	2.51%
Dividend yield	0.00%	0.00%
Expected volatility	38.70%	38.90%
Expected term (years)	5.00	4.95

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 6. Pledged Assets and Debt (Continued)

        The risk-free interest rate is based on the yield on 5-year Treasury bonds, and the expected volatility was determined using the guideline public company method. The expected term is based on when management expects the PIK Notes to be redeemed for equity. The intrinsic value at each measurement date is based on the estimated enterprise value adjusted for net debt, and assumes a redemption of all outstanding PIK Notes at that time. An average of the allocated value from the Black Scholes option price methodology and the intrinsic value is used to estimate fair value at each measurement date.

        The fair value of the PIK Notes upon their issuance resulted in $209,509 in fair value discount. This amount is not reflected in either the Predecessor or Successor consolidated statement of operations. The change in the fair value of the PIK Notes during the Successor period or $6,635 has been recognized in other comprehensive income as the entire change in fair value is attributable to the instrument-specific credit risk of the PIK Notes. In the future, we expect to measure the fair value of the PIK Notes on a quarterly basis using a similar methodology, unless there is a quoted market price that can be used instead.

        Interest on the PIK Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of the PIK Notes. Interest is payable semiannually in arrears for the prior six month period on June 15 and December 15 to the Holders of PIK Notes of record on the immediately preceding June 1 and December 1. Interest on the PIK Notes is accrued and recorded as accrued interest until June 15 and December 15, at which time the accrual is released and the additional principal amount is recorded. Accrued interest for the PIK Notes at December 31, 2018 is $1,571 and is included as a current liability on the Consolidated Balance Sheet.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 6. Pledged Assets and Debt (Continued)

        Senior secured notes payable at December 31, 2018 and December 31, 2017 consisted of the following:

	December 31, 2018 Successor			December 31, 2017 Predecessor
	Principal	Deferred Issuance Costs and Unamortized Discount	Net Principal	Principal	Deferred Issuance Costs and Unamortized Discount	Net Principal
$405,000 Senior Note payable, 10.75%, collateralized by all Guarantor Company assets, semi-annual interest payments with principal due May 2019, extinguished December 2018	$—	$—	$—	$237,290	$1,504	$235,786
$25,000 Senior Note payable, 12.75%, collateralized by all Guarantor Company assets, semi-annual interest payments with principal due May 2020, extinguished December 2018	—	—	—	12,500	160	12,340

	—	—	—	249,790	1,664	248,126
Less current maturities	—	—	—	—	—	—

Long-term portion	$—	$—	$—	$249,790	$1,664	$248,126

        The extinguishment of the Senior secured notes on December 12, 2018, resulted in the elimination of the remaining deferred financing costs and bond discount.

        Lines of credit at December 31, 2018 and December 31, 2017 consisted of the following:

	December 31, 2018 Successor			December 31, 2017 Predecessor
	Principal	Deferred Issuance Costs	Net Principal	Principal	Deferred Issuance Costs	Net Principal
$47,000 Revolving credit, secured, interest rate as defined below, due April 2019, refinanced September 2018, collateralized by all Guarantor Company assets	$—	$—	$—	$47,000	$1,871	$45,129

	—	—	—	47,000	1,871	45,129
Less current maturities	—	—	—	—	—	—

Long-term portion	$—	$—	$—	$47,000	$1,871	$45,129

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 6. Pledged Assets and Debt (Continued)

        On September 6, 2018, the Predecessor completed a refinancing of its existing $47,000 revolving credit facility, with Victory Park Management, LLC ("VPC"), as administrative agent, and certain of VPC's affiliates as lenders (the "Existing Credit Facility"). The Predecessor recorded a loss related to the refinancing transaction composed of a prepayment penalty of $8,261 and the write-off of unamortized debt issuance costs of $2,571. The Predecessor entered into a $45,000 revolving credit agreement, dated as of September 6, 2018 (the "Revolving Credit Agreement"), with certain affiliates of VPC and Community Choice Financial Issuer, LLC, a wholly-owned, subsidiary of the Company ("CCF Issuer"). Proceeds from this facility were used, along with borrowings under the Amended Loan and Security Agreement described below, cash on hand and the issuance of New 2019 Notes described below to affiliates of VPC, for the termination and satisfaction in full of the Existing Credit Facility.

        The Revolving Credit Agreement matures September 6, 2020, and bears interest at 9.00% per annum. Additionally, it has a make-whole provision and an unused commitment fee of 9.00% per annum, in each case, with respect to the $42,000 portion of the revolving credit facility held by CCF Issuer, which has been eliminated in consolidation. The Revolving Credit Agreement required a repayment to VPC of $3,000 on October 31, 2018 and required the Predecessor to execute a deleveraging transaction on or before November 30, 2018. The Revolving Credit Agreement also contains a cross-default to the existing Indentures, the New Secured Notes described below and the Amended Loan and Security Agreement described below.

        On December 12, 2018, in connection with the closing of the Restructuring, the Revolving Credit Agreement was simultaneously amended and restated. The Amended and Restated Revolving Credit Agreement allows for borrowings of up to $42,000 and has a maturity date of June 15, 2023. Borrowings under the Amended and Restated Revolving Credit Agreement bear interest at a rate of 9.00% per annum. All borrowings under the Amended and Restated Revolving Credit Agreement are secured by substantially all of the assets of CCF OpCo, CCF Intermediate Holdings LLC, a Delaware limited liability company, the sole member of CCF OpCo and our wholly owned subsidiary and certain of CCF OpCo's subsidiaries. The Amended and Restated Credit Agreement is guaranteed by certain subsidiaries of CCF OpCo and is eliminated upon consolidation.

        Secured notes payable at December 31, 2018, and December 31, 2017, consisted of the following:

	December 31, 2018 Successor			December 31, 2017 Predecessor
	Principal	Deferred Issuance Costs	Net Principal	Principal	Net Principal
$42,000 Secured note payable, 9.00%, collateralized by all Guarantor Company assets, due June 2023	$42,000	$—	$42,000	$—	$—

	42,000	—	42,000	—	—
Less current maturities	—	—	—	—	—

Long-term portion	$42,000	$—	$42,000	$—	$—

        On September 6, 2018, CCF Issuer entered into an indenture with Community Choice Financial Holdings, LLC, a wholly-owned subsidiary of the Company, as guarantor, governing the issuance of

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 6. Pledged Assets and Debt (Continued)

$42,000 of 9.00% senior secured notes due September 6, 2020 (the "New Secured Notes"). The New Secured Notes were issued as part of a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, to certain significant holders of the Company's senior secured notes payable. The proceeds from the New Secured Notes were used to fund $42,000 in loans to the Company pursuant to the Revolving Credit Agreement described above.

        On December 12, 2018, in connection with the Restructuring, CCF Issuer issued an aggregate principal amount of $42,000 in Secured Notes to previous holders of Secured Notes. The Secured Notes bear interest at 9.00% per annum and mature on June 15, 2023. Pursuant to the Amended and Restated SPV Indenture, CCF Issuer and Community Choice Holdings each granted a pledge over all of their respective assets. CCF Issuer was also required to pledge its interests in the Amended and Restated Revolving Credit Agreement. The Amended and Restated SPV Indenture also contains restrictive covenants that limit our ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase our capital stock or the capital stock of our subsidiaries, make certain investments, enter into certain types of transactions with affiliates, create liens or merge with or into other companies.

        The termination and issuance of Secured Notes, as part of the Restructuring, resulted in the elimination of the remaining deferred financing costs.

        The subsidiary notes payable at December 31, 2018 and December 31, 2017 consisted of the following:

	December 31, 2018 Successor			December 31, 2017 Predecessor
	Principal	Deferred Issuance Costs	Net Principal	Principal	Deferred Issuance Costs	Principal
$70,000 Note, secured, 16.75%, collateralized by acquired loans, due April 2020	$70,000	$16	$69,984	$60,000	$744	$59,256
$1,425 Term note, secured, 4.25%, collateralized by financed asset, due July 2019	822	—	822	882	5	877
$1,165 Term note, secured, 4.50%, collateralized by financed asset, due May 2021	1,016	—	1,016	1,076	14	1,062

	71,838	16	71,822	61,958	763	61,195
Less current maturities	884	—	884	119	1	118

Long-term portion	$70,954	$16	$70,938	$61,839	$762	$61,077

        The non-guarantor subsidiaries funding to finance loan acquisitions were the proceeds from $40,000 and $7,300 installment notes. On April 25, 2017, the Company's non-guarantor and unrestricted subsidiary, CCFI Funding II, LLC, and Ivy Funding Nine, LLC, amended and restated its existing $40,000 note to increase the borrowing capacity up to $60,000. The $60,000 note has a maturity date of January 2019 and an interest rate of 16.75% and a monthly administrative fee of .0.75% on the

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 6. Pledged Assets and Debt (Continued)

outstanding principal balance of the note. The note also has a cross-default tied to the Company's revolving credit facility, dividend restrictions, borrowing base testing and a cash flow coverage test. In addition, the note contains make-whole provisions in the event of a prepayment. The proceeds from the amended note will be used to acquire loans from guarantor subsidiaries. In connection with the amendment, the other non-guarantor and unrestricted subsidiary's, $7,300 note was satisfied in full.

        The September 6, 2018, amendment, among other things, increased the administrative fee to 1.2% per annum and increased the interest rate to 17.0% per annum on principal amounts over $60,000. The amendments allow for additional short term loans within the borrowing base and includes additional covenants addressing minimum cash and asset coverage tests, dividend limits, weekly operational reporting requirements, borrowing base reporting and a monthly consolidated EBITDA test.

        In addition, in connection with the Restructuring on December 12, 2018, CCFI Funding II LLC, a non-guarantor subsidiary of CCF OpCo, entered into an amendment to the Amended and Restated Loan and Security Agreement, dated as of April 25, 2017 (as amended, modified or supplemented from time to time, the "Ivy Credit Agreement") pursuant to which, among other things, our borrowings under the Ivy Credit Agreement were increased from $63,500 to $70,000.

        The Restructuring, resulted in the elimination of the remaining deferred financing costs of the subsidiary notes.

        The Ivy Credit Agreement was amended on March 18, 2019 to extend the maturity date to April 30, 2020 and establish an interest rate of 16.75% on the entire credit facility.

        On July 19, 2014, a guarantor subsidiary of the Company entered in to a $1,425 term note with a non-related entity for the acquisition of a share of an airplane. We recorded our $1,069 share of the joint note, but both parties are joint and severally liable. The joint note had an outstanding balance of $1,096 at December 31, 2018 and our share of the note was $822.

        On May 24, 2016, a guarantor subsidiary of the Company entered into a $1,165 term note for the acquisition of a share of an airplane.

        The five-year maturity for all debt arrangements as of December 31, 2018 consisted of the following:

		Twelve months ending December 31,
	Total	2019	2020	2021	2022	2023	Thereafter
Senior PIK notes
Principal	$276,940	$—	$—	$—	$—	$276,940	$—

Total senior PIK notes	276,940	—	—	—	—	276,940	—
Borrowings under secured notes
Principal	42,000	—	—	—	—	42,000	—

Total borrowings under secured notes	42,000	—	—	—	—	42,000	—
Subsidiary note payable
Principal	71,838	884	70,060	894		—	—

Total subsidiary note payable	71,838	884	70,060	894	—	—	—

Total	$390,778	$884	$70,060	$894	$—	$318,940	$—

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 7. Agency Agreements

        An agency agreement with Western Union, for a period of five years, was signed effective January 1, 2012, whereby the Company facilitates wire transfers and money orders via Western Union's network. Under the agreement, the Company receives a commission for each transfer conducted. Should the Company close a location, discontinue service at an existing location, or terminate the agreement at any time during the initial term, a prorated portion of this signing bonus must be repaid. In addition, the Company is also entitled to receive certain incentive bonuses, not to exceed $500 for the duration of the agreement, related to new Western Union service locations opened or acquired or certain performance goals met during the term of the agreement. Commission revenue associated with the Western Union contract was $172 for the Successor period ended December 31, 2018, and was $3,089, $3,410, and $3,830, respectively, for the Predecessor period ended December 12, 2018, and the Predecessor years ended December 31, 2017, and 2016, and included as "Other Income" on the consolidated statements of operations.

        A new agency agreement with Western Union, for a period of five years, was signed effective January 1, 2017 and the Predecessor received an $11,000 signing bonus. Revenue related to the current signing bonus was $111 for the Successor period ended December 31, 2018, and was $2,089, and $2,200, respectively, for the Predecessor period ended December 12, 2018, and the Predecessor year ended December 31, 2017, and for a prior signing bonus was $2,640 for the Predecessor year ended December 31, 2016, and is included as "Other Income" on the consolidated statements of operations. The remaining deferred revenue for the signing bonus as of December 31, 2018 and 2017 was $6,600 and $8,800, respectively, and is included as "Deferred revenue" on the consolidated balance sheet.

        The Company also receives a bonus for signing up new stores with Western Union. Revenue related to new store bonus was $17 for the Successor period ended December 31, 2018, and was $318, $335, and $339, for the Predecessor period ended December 12, 2018, and the Predecessor years ended December 31, 2017, and 2016, respectively, and included as "Other Income" on the consolidated statements of operations. The remaining deferred revenue on the new store bonus with Western Union as of December 31, 2018 and 2017 was $920 and $1,255, respectively, and is included as "Deferred revenue" on the consolidated balance sheet.

	Western Union
	Agency Agreement Bonus	New Store Bonus	Total
Deferred Revenue, January 1, 2018 Balance	$8,800	$1,255	$10,055
Western Union 2018 Revenue	2,200	335	2,535

Deferred Revenue, December 31, 2018 Balance	$6,600	$920	$7,520

        The Predecessor entered into an agency agreement with Insight Holdings which is a prepaid debit card program manager during 2009. The total amount of fees earned related to the agreement during the Successor period ended December 31, 2018 was $39, and during the Predecessor period ended December 12, 2018, and the Predecessor years ended December 31, 2017, and 2016, totaled $816, $965 and $1,082, respectively, and are included as "Other Income" on the statements of operations. At December 31, 2018 and 2017 the Company had $899 and $1,062, respectively, in card related pre-funding and receivables on its balance sheet associated with this agreement.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 8. Accounts Payable and Accrued Liabilities

        Accounts payable and accrued liabilities at December 31, 2018 and December 31, 2017 consisted of the following:

	December 31, 2018 Successor	December 31, 2017 Predecessor
Accounts payable	$5,594	$5,465
Accrued payroll and compensated absences	7,018	7,718
Wire transfers payable	1,745	2,238
Accrual for third-party losses	4,513	4,818
Unearned CSO Fees	7,510	8,029
Deferred rent	—	867
Bill payment service liability	2,476	2,604
Lease termination	1,114	1,978
Other	5,452	5,849

	$35,422	$39,566

Note 9. Operating Lease Commitments and Total Rental Expense

        The Company leases its facilities under various non-cancelable agreements, which require various minimum annual rentals and may also require the payment of normal common area maintenance on the properties. The total minimum rental commitment at December 31, 2018, is due as follows:

December 31,	Operating Leases
2019	$16,344
2020	9,107
2021	5,114
2022	2,863
2023	1,001
Thereafter	408

Total minimum lease payments	$34,837

        Rental expense, including common area maintenance and real estate tax expense, totaled $602 for the Successor period through December 31, 2018, and $25,840, $28,540 and $29,261 for the Predecessor period through December 12, 2018 and the Predecessor years ended December 31, 2017 and 2016, respectively.

        Lease termination costs were $712, $3,083 and $1,733 for the Predecessor period through December 12, 2018 and the Predecessor years ended December 31, 2017, and 2016, respectively, and the remaining operating lease obligation for closed retail locations was $1,501 and $2,796 as of December 31, 2018 and December 31, 2017, respectively.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 10. Bonus Agreements

        The Company pays a discretionary bonus or other bonuses as defined in agreements to employees based on performance. For the Successor period ended December 31, 2018, the bonuses expense related to these agreements was $140. For the Predecessor period ended December 12, 2018 and the Predecessor years ended December 31, 2017 and 2016, the bonus expense related to these agreements totaled $2,550, $4,799 and $5,939, respectively.

Note 11. Concentrations of Credit Risks

        The Company's portfolio of finance receivables is comprised of loan agreements with customers living in thirty-three states and consequently such customers' ability to honor their contracts may be affected by economic conditions in those states. Additionally, the Company is subject to regulation by federal and state governments that affect the products and services provided by the Company. To the extent that laws and regulations are passed that affect the Company's ability to offer loans or similar products in any of the states in which it operates, the Company's financial position could be adversely affected.

        The following table summarizes the allocation of the portfolio balance by state at December 31, 2018 and 2017:

	December 31, 2018 Successor		December 31, 2017 Predecessor
State	Balance Outstanding	Percentage of Total Outstanding	Balance Outstanding	Percentage of Total Outstanding
Alabama	$10,328	11.5%	$12,808	11.3%
Arizona	10,058	11.2	11,994	10.6
California	27,302	30.4	39,835	35.1
Mississippi	6,825	7.6	7,409	6.5
Virginia	10,328	11.5	12,018	10.6
Other retail segment states	19,578	21.8	19,696	17.4
Other internet segment states	5,389	6.0	9,608	8.5

Total	$89,808	100.0%	$113,368	100.0%

        The other retail segment states are: Florida, Indiana, Kentucky, Michigan, Ohio, Oregon, and Tennessee. The Retail financial services segment includes Ohio, however, for the concentration of credit risks table, other retail segment states excludes Ohio as it offers a CSO product through a third-party lender.

        The other internet segment states are: Alabama, Alaska, California, Delaware, Florida, Hawaii, Idaho, Illinois, Indiana, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin, and Wyoming.

        The Company offers a CSO product in Ohio and Texas to assist consumers in obtaining credit with unaffiliated third-party lenders. Total gross finance receivables for which the Company has recorded an accrual for third-party lender losses totaled $34,144 and $36,967 at December 31, 2018 and 2017,

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 11. Concentrations of Credit Risks (Continued)

respectively, and the corresponding guaranteed consumer loans are disclosed as an off-balance sheet arrangement. The total gross finance receivables for the Ohio CSO product consist of $30,490 and $31,341 in short-term and $303 and $1,166 in installment loans at December 31, 2018 and 2017, respectively. The total gross finance receivables for the Texas CSO product consist of $3,351 and $4,460 in short-term loans at December 31, 2018 and 2017, respectively.

Note 12. Contingencies

        From time-to-time the Company is a defendant in various lawsuits and administrative proceedings wherein certain amounts are claimed or violations of law or regulations are asserted. In the opinion of the Company's management, these claims are without substantial merit and should not result in judgments which in the aggregate would have a material adverse effect on the Company's financial statements.

        The State of Ohio assessed Commercial Activity Tax (CAT) for CCFI and certain subsidiaries. The assessment, which covered 2014 through 2016, totaled $274 including penalties and interest of $51. The Company believes there are substantive legal issues relating to certain amounts in the CAT assessment. As a result, the assessment was appealed and a hearing has been requested with the Taxpayer Appeals Division of the Ohio Department of Taxation. The hearing had not been scheduled as of the date of this Annual Report on Form S-1 and the outcome of the hearing cannot be reasonably estimated. If ultimately unsuccessful, the Company may be liable for the assessment, however, would also be eligible for refunds of up to $129 for FIT taxes for those years.

Note 13. Employee Benefit Plan

        The Company has established a salary deferral plan under Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer a portion of their compensation. Such deferrals accumulate on a tax deferred basis until the employee withdraws the funds. The Company has elected to match 100 percent of the employee contributions not exceeding 3 percent of compensation, plus 50 percent of the employee contributions exceeding 3 percent but not to exceed 5 percent of compensation. Total expense recorded for the Company's match was $120 for the Successor period ended December 31, 2018 and $1,401, $1,752, and $1,813 for the Predecessor period ended December 12, 2018, and the Predecessor years ended December 31, 2017 and 2016, respectively.

Note 14. Business Combinations

2018 Restructuring

        On December 12, 2018, our Predecessor entered into the Restructuring Agreement. Substantially concurrent with the execution and delivery of, and pursuant to, the Restructuring Agreement, on December 12, 2018, Predecessor consummated a number of transactions contemplated thereby, which satisfied Predecessor's obligation to execute a Deleveraging Transaction as required under the Victory Park Revolver and the SPV Indenture.

        The Deleveraging Transaction was effected by way of an out-of-court strict foreclosure transaction, pursuant to which the Collateral Agent under the Existing Indentures were, acting at the direction of certain beneficial holders holding more than 50% of the 2019 Notes and the beneficial holders of 100%

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 14. Business Combinations (Continued)

of the 2020 Notes, exercised remedies whereby all right, title and interest in and to all of the assets of the Predecessor that constitute collateral with respect to the Existing Indentures, including the issued and outstanding equity interests in certain of the Predecessor's direct subsidiaries, were transferred to CCF OpCo. CCF OpCo is an indirect wholly owned subsidiary of the CCF Holdings, LLC.

        Following the foreclosure on the assets of Predecessor, the Restructuring resulted in a change in control for the Company, and the impact of the Restructuring has been recognized in the Successor period of the company's financial statements. The strict foreclosure resulted in $6,941 in transaction costs, which were expensed in the Predecessor period ended December 12, 2018. For purposes of applying business combination accounting, the fair value of the 2019 Notes and 2020 Notes extinguished of $68,301 is the consideration transferred for the equity interests in the acquired subsidiaries.

        The following table summarizes the estimated fair values of liabilities assumed and the assets acquired as of the Restructuring date:

Consideration transferred		$68,301
Fair value of assets acquired:
Cash and cash equivalents	$46,990
Restricted cash	950
Finance receivables, net	81,628
Card related pre-funding and receivables	1,089
Other current assets	15,602
Property, leasehold improvements and equipment, net	62,777
Other intangible assets	3,163
Security deposits	2,295

Total fair value of assets acquired	214,494

Fair value of liabilities assumed:
Accounts payable and accrued liabilities	29,565
Money orders payable	4,020
Accrued interest	521
Deferred revenue and other	8,089
Unfavorable leases	2,147
Secured notes payable	42,000
Subsidiary notes payable	71,139

Total fair value of liabilities assumed	157,481

Net assets acquired		57,013

Goodwill		$11,288

2016 Transactions

        On February 1, 2016, Buckeye Check Cashing of Florida, Inc., a wholly-owned subsidiary of Predecessor, completed the sale of the membership interests of Florida II to Buckeye Check Cashing of

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 14. Business Combinations (Continued)

Florida III, LLC ("Buyer"). Florida II most recently operated forty-three stores in the South Florida market and was part of the Predecessor's Retail financial service operating segment. Florida II was an unrestricted subsidiary under the Predecessor's outstanding senior secured debt instruments.

        The consideration for the sale of Florida II included the following:

  •
  1,000,000 shares of common stock of the Company held by Check Cashing USA Holdings, Inc., an affiliate of the Buyer, were assigned to the Predecessor and recorded as treasury stock of $50. In addition, stock repurchase rights associated with the shares were cancelled, resulting in the elimination of a stock repurchase obligation of $3,130.

  •
  The Predecessor was released from liability for two promissory notes totaling $10,112 that were incurred in connection with the Predecessor's original acquisition of Florida II (the "related party Florida seller notes").

        In connection with the sale, the Predecessor has also provided the Buyer with a short-term $6,000 line of credit, substantially all of which was drawn by the Buyer as part of, or concurrent with, the sale. As a result of uncertainties associated with repayment of the line of credit, the Predecessor also recognized a $3,000 loan loss reserve that has been included in the loss on sale of Florida II.

        The Predecessor recognized a pre-tax loss of $1,569 on the sale of Florida II, including the goodwill of $5,691 allocated to the Florida II transaction based on relative fair value. The difference between the pre-tax loss of $1,569 and tax loss of $24,062 on the sale of Florida II reflects the difference in GAAP and tax treatment of goodwill associated with an individual acquisition.

        On May 18, 2016, Buckeye Check Cashing of Florida, Inc. ("BCC Florida"), a wholly-owned subsidiary of Predecessor, re-acquired five south Florida retail locations, previously owned by Florida II, from the subsequent purchaser of Florida II. BCC Florida agreed to accept the assets of the five retail locations in exchange for satisfying the Buyer's remaining obligation of the line of credit from the sale of Florida II, which had a balance of $4,821. The transaction resulted in a pre-tax gain of $296 which is included with corporate expenses on the consolidated statement of operations.

        On July 1, 2016, the Predecessor's indirect subsidiaries, Checksmart Financial Company, Cash Central of Mississippi, LLC, Buckeye Check Cashing of Alabama, LLC, Buckeye Check Cashing of Arizona, Inc., and Buckeye Check Cashing, Inc., entered into a swap transaction (the "Transaction") with QC Holdings, Inc., and QC Financial Services, Inc. (collectively "QC"). As part of the Transaction, Predecessor subsidiaries acquired QC Financial Services of California, Inc., which operates sixty retail locations, and thirty-eight retail locations in Ohio, Mississippi, Arizona and Alabama from QC. These new stores were accounted for as an acquisition. Also as part of the Transaction, the Predecessor transferred to QC, Buckeye Check Cashing of Illinois LLC, Buckeye Check Cashing of Kansas LLC, Buckeye Title Loans of Kansas LLC, Buckeye Check Cashing of Missouri LLC, Buckeye Title Loans of Missouri LLC, Buckeye Check Cashing of Utah, Inc., and Buckeye Title Loans of Utah LLC, and the thirty-three retail locations operated by these entities.

        Other than the transfer of the equity interests and assets, the transaction did not provide for the payment or receipt of any other consideration by the Predecessor subsidiaries or by QC, other than customary post-closing adjustments. In entering into the transaction, the Predecessor and QC each

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 14. Business Combinations (Continued)

concluded that the fair value of the equity interests and other assets received by QC are substantially equal to the net value of the equity interests and other assets received by the Predecessor.

        The following table summarizes the estimated fair value of the assets acquired at the date of acquisition.

Fair value of total consideration transferred	$11,002

Recognized amounts of identifiable assets acquired
Finance receivables, net	$9,065
Leasehold improvements and equipment, net	563
Identifiable intangible assets	323

Total identifiable assets	9,951

Goodwill	$1,051

        The following table summarizes the estimated fair value of the assets divested at the date of the acquisition.

Fair value of total consideration received	$11,002

Recognized amounts of identifiable assets sold and liabilities assumed
Finance receivables, net	$6,834
Leasehold improvements and equipment, net	787
Identifiable goodwill	5,982
Other liabilities	(64)

Total identifiable assets, net	13,539

Loss on transaction	$(2,537)

        There were no other significant business combinations during years ended December 31, 2018 and 2017.

Note 15. Stock-Based Compensation

        On May 1, 2006, the Predecessor adopted the 2006 Management Equity Incentive Plan (the "Plan") pursuant to which the Predecessor's Board of Directors, or a duly-authorized committee thereof, may grant stock options, restricted stock, restricted stock units and stock appreciation rights to employees and consultants of the Predecessor or its subsidiaries. The Predecessor amended the plan to increase the number of shares and to convert the number of shares in the 2006 plan to the 2011 plan. Options that have been granted under the Plan have been granted at an exercise price equal to (or greater than) the stock's fair market value at the date of the grant, with terms of 10 years and vesting generally over four to five years or on the occurrence of a liquidity event. On April 19, 2011, CCFI adopted the "Plan" to be effective as of April 29, 2011. The maximum number of shares that may be subject to awards under the Plan is 2,941,746 as of December 12, 2018.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 15. Stock-Based Compensation (Continued)

        The Company recognizes compensation costs in the financial statements for all share-based payments granted based on the grant date estimated fair value.

        The Plan allows for awards based on time, performance and market conditions. Compensation expense for awards based on time is expensed on a straight-line basis over the service period. Compensation expense for performance awards are recognized using the accelerated vesting method. Compensation expense for market conditions such as those conditioned on either a liquidity event condition or a specified performance condition have not been recognized and will be recognized upon consummation of the relevant market condition. At December 12, 2018, there were a total of 1,492,167 additional shares available for grant under the Plan.

        The fair value of an option award is estimated on the date of grant using a lattice-based option valuation model. Because lattice-based option valuation models incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on the historical volatility of the stock of comparable public companies. The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

        In May of 2016, the Predecessor cancelled 1,270,106 options and re-issued 1,243,299 options with a per share exercise price of $2.25 with 1,233,499 options vesting immediately and 9,800 options vesting on specific dates defined in the award agreements.

        In December of 2016, the Predecessor issued 20,000 options with a per share exercise price of $2.25 with 6,000 options vesting immediately and the remainder vesting on specific dates defined in the award agreement.

        In January and February of 2017, the Predecessor issued 80,833 options with a per share exercise price of $2.25 with 3,833 options vesting immediately and the remainder vesting on specific dates defined in the award agreements.

        In April of 2017, a retired Board member settled 8,484 restricted stock units as shares of common stock.

        In January 2018, the Predecessor issued 76,559 options with a per share exercise price of $1.00 with the options vesting on specific dates defined in the award agreements.

        The following weighted average assumptions were used by the Predecessor for awards granted during the total years ended December 31, 2018, 2017, and 2016:

	2018	2017	2016
Risk-free interest rate	1.76%	1.93%	1.30%
Dividend yield	0.00%	0.00%	0.00%
Expected volatility	150.00%	55.00%	65.00%
Expected term (years)	1.00	5.00	5.00
Weighted average fair value of options granted	$—	$2.25	$1.23

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 15. Stock-Based Compensation (Continued)

        The Predecessor recorded stock-based compensation costs in the amount of $32, $51, and $1,293, respectively, for the Predecessor period ended December 12, 2018, and the Predecessor years ended December 31, 2017, and 2016. There was no stock based compensation expense recorded for the Successor period as a result of the Restructuring on December 12, 2018. As of December 12, 2018 and December 31, 2017, and 2016, unrecognized stock-based compensation costs to be recognized over future periods approximated $32, $66, and $42, respectively. At December 12, 2018, the remaining unrecognized compensation expense is $66 for certain awards that vest either over the requisite service period or a change in control. The remaining compensation expense of $32 is expected to be recognized over a weighted-average period of 1.1 years.

        Stock option activity for the period ended December 12, 2018 is as follows (these amounts have not been rounded in thousands):

	Shares	Weighted-Average Exercise Price (actual per share price)	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (thousands)
Outstanding at December 31, 2017	1,332,632	2.25	8.5	N/A
Granted	76,559	$1.00	7.5	N/A
Exercised	—	—	—	N/A
Forfeited or expired	—	—	—	N/A

Outstanding at December 12, 2018	1,409,191	$2.18	7.5	N/A

Exercisable at December 12, 2018	1,362,969	$2.18	7.5	$—

Vested or expected to vest at December 12, 2018	1,409,191	$2.18	7.5	$—

        Restricted stock unit (RSU) activity for the period ended December 12, 2018 is as follows (these amounts have not been rounded in thousands):

	Shares	Weighted-Average Exercise Price (actual per share price)	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (thousands)
Outstanding at December 31, 2017	40,388	$11.30	—	N/A
Granted	—	—	—	N/A
Exercised	—	—	—	N/A
Repurchased	—	—	—	N/A

Outstanding at December 12, 2018	40,388	$11.30	—	N/A

Exercisable at December 12, 2018	40,388	$11.30	—	$—

Vested or expected to vest at December 31, 2018	40,388	$11.30	—	$—

        As of December 12, 2018, there are 46,222 un-vested stock options with a weighted-average fair value at grant date of $1.10.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 16. Income Taxes

        The Company files a consolidated federal income tax return. The Company files consolidated or separate state income tax returns as permitted by the individual states in which it operates. The effective tax rate for the year ended December 31, 2018 is below the statutory rate due to the continued valuation allowance against its net deferred tax assets. The effective tax rate for the year ended December 31, 2017 exceeds the statutory rate due to the impairment of goodwill in each respective year, the valuation allowance established against deferred tax assets, and the reduction in the federal corporate tax rate. The Company had no liability recorded for unrecognized tax benefits at December 31, 2018 and 2017.

        The Tax Cuts and Jobs Act ("the Act") was enacted on December 22, 2017. The income tax effects of changes in tax laws are recognized in the period when enacted. The Act provides for numerous significant tax law changes and modifications with varying effective dates, which includes reducing the U.S. federal corporate income tax rate from 35% to 21%.

        In response to the enactment of the Act in late 2017, the SEC issued SAB 118 to address situations where the accounting is incomplete for certain income tax effects of the Act upon issuance of an entity's financial statements for the reporting period in which the Act was enacted. The measurement period allowed by SAB 118 has closed during the fourth quarter of 2018 in which the Company did not record any adjustments to the net benefit of $3.2 million recorded in 2017 for the re-measurement of its deferred tax balances. The prospects of supplemental legislation or regulatory processes to address uncertainties that arise due to the Act, or evolving technical interpretation of the tax law, may cause the Company's financial statements to be impacted in the future. The Company will continue to analyze the effects of the Act as subsequent guidance continues to emerge.

        Net deferred tax assets and liabilities consist of the following as of December 31, 2018:

	Deferred Tax Assets	Deferred Tax Liabilities
	Noncurrent	Noncurrent
Allowance for credit losses	$6,698	$—
Goodwill	16,967	—
Accrued expenses	131	—
Depreciable assets	—	5,643
Deferred revenue	2,234	—
Deferred rent	171	—
Bond registration expenses	11	—
Net operating loss	30,834	—
Capital loss carryover	1,418	—
Valuation allowance	(52,821)	—

	$5,643	$5,643

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 16. Income Taxes (Continued)

        Net deferred tax assets and liabilities consist of the following as of December 31, 2017:

	Deferred Tax Assets	Deferred Tax Liabilities
	Noncurrent	Noncurrent
Allowance for credit losses	$6,811	$—
Goodwill	31,190	—
Accrued expenses	111	—
Depreciable assets	3,772	—
Intangible asset	1,132	—
Stock based compensation	2,441	—
Deferred revenue	2,291	—
Deferred rent	229	—
Bond registration expenses	45	—
Net Operating Loss	22,456	—
Capital Loss Carryover	1,418	—
Valuation allowance	(71,896)	—

	$—	$—

        At December 31, 2018, the Company had gross deferred tax assets of $60,837 and a net deferred tax liability of $5,643. At December 31, 2017, the Company had gross deferred tax assets of $71,896 and a net deferred tax liability of $-0-. A valuation allowance of $55,194 and $71,896 was recognized at December 31, 2018 and December 31, 2017, respectively, to reduce the deferred tax assets to the amount that was more likely than not expected to be realized. In evaluating whether a valuation allowance was needed for the deferred tax assets, the Company considered the ability to carry net operating losses back to prior periods, reversing taxable temporary differences, and estimates of future taxable income. There have been no credits or net operating losses that have expired. The projections were evaluated in light of past operating results and considered the risks associated with future taxable income related to macroeconomic conditions in the markets in which the Company operates, regulatory developments and cost containment. The Company will continue to evaluate the need for a valuation allowance against deferred tax assets in future periods and will adjust the allowance as necessary if it determines that it is not more likely than not that some or all of the deferred tax assets are expected to be realized.

        As of December 31, 2018, and 2017, the Company and the Predecessor had approximately $112,151 and $90,501, respectively, of Federal NOLs available to offset future taxable income. Of the available carryover, $105,046 expires from 2036 through 2037; the remaining NOL of $7,105 can be carried forward indefinitely. In accordance with Section 382 of the Internal Revenue code, the usage of the Predecessor's NOLs could be limited in the event of a change in ownership. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period when those temporary differences become deductible. If a change of ownership did occur there would be an annual limitation on the usage of the Company's losses which are available through 2037.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 16. Income Taxes (Continued)

        The provision for (benefit from) income taxes charged to operations for the Successor period ended December 31, 2018, the Predecessor period ended December 12, 2018, and the Predecessor years ended December 31, 2017, and 2016 consists of the following:

	For the Period December 13 through December 31, 2018 Successor	For the Period January 1 through December 12, 2018 Predecessor
			Year Ended December 31,
			2017 Predecessor	2016 Predecessor
Current tax expense	$2	$39	$(12)	$1,419
Deferred tax expense	—	—	(9,609)	14,773
	$2	$39	$(9,621)	$16,192

        The reconciliation between income tax expense for financial statement purposes and the amount computed by applying the statutory federal income tax rate of 21% for the Successor period ended December 31, 2018 and the Predecessor period ended December 12, 2018, and 35% for the Predecessor years ending December 31, 2017, and 2016 is as follows:

	For the Period December 13 through December 31, 2018 Successor	For the Period January 1 through December 12, 2018 Predecessor
			Year Ended December 31,
			2017 Predecessor	2016 Predecessor
Federal tax expense at statutory rate	$266	$(10,764)	$(66,680)	$5,126
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal tax benefit	(480)	(800)	2,552	1,685
Work opportunity tax credit	—	(8)	(8)	(115)
Sale of Florida and QC	—	—	—	(547)
Goodwill impairment	—	—	5,846	1,488
Transaction costs	—	1,458	—	—
Cancellation of indebtedness income	—	11,217	—	—
Loss on debt extinguishment	—	2,275	—	—
Valuation allowance	(2,018)	(1,414)	23,130	8,450
Impact of federal rate change	—	—	27,549	—
Fair value adjustments PIK	(1,393)	—	—	—
Nondeductible expenses and other items	3,627	(1,925)	(2,010)	105

	$2	$39	$(9,621)	$16,192

Note 17. Business Segment

        The Company has elected to organize and report on its operations as two operating segments: Retail financial services and Internet financial services.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 17. Business Segment (Continued)

        The following tables present summarized financial information for the Company's segments:

	As of December 31, 2018 and for the Successor period from December 13 through December 31, 2018
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$212,772		$24,450			$237,222
Goodwill	11,288		—			11,288
Other Intangible Assets	2,921		215			3,136
Total Revenues	$16,556	100.0%	$2,424	100.0%		$18,980	100.0%
Provision for Loan Losses	2,659	16.1%	454	18.7%		3,113	16.4%
Other Operating Expenses	7,151	43.2%	190	7.8%		7,341	38.6%
Operating Gross Profit	6,746	40.7%	1,780	73.5%		8,526	45.0%
Interest Expense, net	1,288	7.8%	1,126	46.5%		2,414	12.7%
Depreciation and Amortization	849	5.1%	18	0.7%		867	4.6%
Other Corporate Expenses(a)	—	—	—	—	3,607	3,607	19.0%
Income (Loss) from Continuing Operations, before tax	4,609	27.8%	636	26.2%	(3,607)	1,638	8.6%

(a)
Represents expenses that are not allocated between reportable segments.

        There were no intersegment revenues for the Successor period ending December 31, 2018

	For the Predecessor period from January 1 through December 12, 2018
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Revenues	$278,659	100.0%	$48,599	100.0%		$327,258	100.0%
Provision for Loan Losses	75,025	26.9%	22,073	45.4%		97,098	29.6%
Other Operating Expenses	137,847	49.5%	6,019	12.4%		143,866	44.0%
Operating Gross Profit	65,787	23.6%	20,507	42.2%		86,294	26.4%
Interest Expense, net	36,226	13.0%	14,534	29.9%		50,760	15.5%
Depreciation and Amortization	3,965	1.4%	353	0.7%		4,318	1.3%
Transaction expenses(a)	—	—	—	—	6,941	6,941	2.1%
Loss on Debt Extinguishment(a)	—	—	—	—	10,832	10,832	3.3%
Other Corporate Expenses(a)	—	—	—	—	64,699	64,699	19.8%
Income (loss) from Continuing Operations, before tax	25,596	9.2%	5,620	11.6%	(82,472)	(51,256)	(15.7)%

(a)
Represents expenses that are not allocated between reportable segments.

CCF Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(Dollars in thousands, except per share data)

Note 17. Business Segment (Continued)

        There were no intersegment revenues for the Predecessor period ending December 12, 2018.

	As of and for the Predecessor year ended December 31, 2017
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$181,390		$31,016			$212,406
Other Intangible Assets	375		549			924
Total Revenues	$291,655	100.0%	$72,412	100.0%		$364,067	100.0%
Provision for Loan Losses	83,499	28.6%	52,702	72.8%		136,201	37.4%
Other Operating Expenses	159,148	54.6%	8,906	12.3%		168,054	46.2%
Operating Gross Profit	49,008	16.8%	10,804	14.9%		59,812	16.4%
Interest Expense, net	33,403	11.5%	14,842	20.5%		48,245	13.3%
Depreciation and Amortization	4,477	1.5%	452	0.6%		4,929	1.5%
Lease Termination	—	—	1,226	1.7%		1,226	0.3%
Goodwill Impairment	113,753	39.0%	—	—		113,753	31.2%
Other Corporate Expenses(a)	—	—	—	—	82,175	82,175	22.6%
Loss from Continuing Operations, before tax	(102,625)	(35.2)%	(5,716)	(7.9)%	(82,175)	(190,516)	(52.3)%

(a)
Represents expenses that are not allocated between reportable segments.

        There were no intersegment revenues for the Predecessor year ending December 31, 2017.

Note 18. Transactions with Variable Interest Entities

        The Company has limited agency agreements with unaffiliated third-party lenders. The agreements govern the terms by which the Company refers customers to that lender, on a non-exclusive basis, for a possible extension of credit, processes loan applications and commits to reimburse the lender for any loans or related fees that were not collected from such customers. As of December 31, 2018 and December 31, 2017, the outstanding amount of active consumer loans with unaffiliated third-party lenders guaranteed by the Company and the Predecessor, which represented the Company's maximum exposure, was $34,144 and $36,967, respectively. The outstanding amount of consumer loans with unaffiliated third-party lenders consist of $33,841 and $35,801 in short-term and $303 and $1,166 in installment loans at December 31, 2018 and 2017, respectively. The accrual for third party lender losses related to these obligations totaled $4,513 and $4,818 as of December 31, 2018, and December 31, 2017, respectively. This obligation is recorded as a current liability on the Company and the Predecessor's consolidated balance sheet. The Company has determined that the lenders are VIEs but that the Company is not the primary beneficiary of the VIEs. Therefore, the Company has not consolidated either lender.

Note 19. Subsequent Events

        On January 15, 2019, the Company repaid $2,000 of the outstanding borrowings under the Credit Agreement, and used the proceeds to repurchase $2,000 of the Secured Notes and 7,143 Class B Common Units corresponding to the repurchased Secured Notes. The outstanding balances of the Credit Agreement and Secured Notes are $40,000.

        The Ivy Credit Agreement was amended on March 18, 2019 to extend the maturity date to April 30, 2020 and establish an interest rate of 16.75% on the entire credit facility.

CCF Holdings LLC and Subsidiaries

Consolidated Balance Sheets

March 31, 2019 and December 31, 2018

(In thousands, except share data)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$70,927	$53,208
Restricted cash	4,145	4,175
Finance receivables, net of allowance for loan losses of $5,438 and $3,139	69,721	81,093
Card related pre-funding and receivables	2,167	899
Other current assets	18,158	16,028

Total current assets	165,118	155,403
Noncurrent Assets
Finance receivables, net of allowance for loan losses of $601 and $335	2,402	3,271
Property, leasehold improvements and equipment, net	53,563	61,842
Right of use assets—operating leases	29,957	—
Goodwill	11,288	11,288
Other intangible assets	3,014	3,136
Security deposits	2,224	2,282

Total assets	$267,566	$237,222

Liabilities and Members' Equity
Current Liabilities
Accounts payable and accrued liabilities	$38,531	$35,422
Money orders payable	7,399	8,548
Accrued interest	9,011	1,586
Current portion of operating lease obligation	14,782	—
Current portion of subsidiary notes payable	869	884
Deferred revenue	2,535	2,535

Total current liabilities	73,127	48,975
Noncurrent Liabilities
Lease termination payable	—	387
Operating lease obligation	16,384	—
Subsidiary notes payable, net of deferred issuance costs of $1,044 and $16	69,894	70,938
Secured notes payable	40,000	42,000
Senior PIK notes, at fair value	75,441	60,796
Deferred revenue	4,352	4,985

Total liabilities	279,198	228,081
Commitments and Contingencies
Members' Equity
Common units, par value $-0- per unit, 850,000 Class A and 150,000 Class B authorized and outstanding units at March 31, 2019 and December 31, 2018	870	870
Retained earnings (deficit)	(4,492)	1,636
Accumulated other comprehensive income (loss)	(8,010)	6,635

Total members' equity (deficit)	(11,632)	9,141

Total liabilities and members' equity	$267,566	$237,222

See Notes to Unaudited Consolidated Financial Statements.

CCF Holdings LLC and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

Three Months Ended March 31, 2019 and 2018

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	Successor	Predecessor
Revenues:
Finance receivable fees	$48,829	$50,932
Credit service fees	18,106	19,196
Check cashing fees	12,520	11,692
Card fees	3,215	1,948
Other	3,826	3,883

Total revenues	86,496	87,651

Operating expenses:
Salaries	16,846	17,132
Provision for loan losses	21,286	22,635
Occupancy	6,222	6,343
Advertising and marketing	777	1,011
Lease termination	—	97
Depreciation and amortization	8,205	2,223
Other	9,824	11,025

Total operating expenses	63,160	60,466

Operating gross profit	23,336	27,185

Corporate and other expenses:
Corporate expenses	16,584	17,602
Depreciation and amortization	1,481	1,093
Interest expense, net	11,386	12,178

Total corporate and other expenses	29,451	30,873

Loss from continuing operations, before tax	(6,115)	(3,688)

Provision for income taxes	13	—

Net loss	$(6,128)	$(3,688)

Other comprehensive loss:
Change in fair value of senior PIK notes	(14,645)	—

Other comprehensive loss:	(14,645)	—

Comprehensive loss	$(20,773)	$(3,688)

See Notes to Unaudited Consolidated Financial Statements.

CCF Holdings LLC and Subsidiaries

Consolidated Statement of Stockholders' Equity

Three Months Ended March 31, 2018

(Predecessor)

(Dollars in thousands)

(Unaudited)

	Common Stock
			Treasury Stock	Additional Paid-In Capital	Retained Deficit
	Shares	Amount				Total
Balance, December 31, 2017	7,990,020	$90	$(50)	$129,675	$(334,883)	$(205,168)
Stock-based compensation expense	—	—	—	8	—	8
Net loss	—	—	—	—	(3,688)	(3,688)

Balance, March 31, 2018	7,990,020	$90	$(50)	$129,683	$(338,571)	$(208,848)

See Notes to Unaudited Consolidated Financial Statements.

CCF Holdings LLC and Subsidiaries

Consolidated Statement of Members' Equity

Three Months Ended March 31, 2019

(Successor)

(Dollars in thousands)

(Unaudited)

	Class A Units		Class B Units			Accumulated Other Comprehensive Income (Loss)
					Retained Earnings (Deficit)
	Shares	Amount	Shares	Amount			Total
Balance, December 31, 2018	850,000	$740	150,000	$130	$1,636	$6,635	$9,141
Net loss	—	—	—	—	(6,128)	—	(6,128)
Change in fair value of senior PIK notes	—	—	—	—	—	(14,645)	(14,645)

Balance, March 31, 2019	850,000	$740	150,000	$130	$(4,492)	$(8,010)	$(11,632)

See Notes to Unaudited Consolidated Financial Statements.

CCF Holdings LLC and Subsidiaries

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2019 and 2018

(In thousands, Unaudited)

	Three Months Ended March 31,
	2019 Successor	2018 Predecessor
Cash flows from operating activities
Net loss	$(6,128)	$(3,688)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for loan losses	21,286	22,635
Loss on disposal of assets	—	113
Depreciation	9,576	3,193
Amortization of note discount and deferred debt issuance costs	43	908
Amortization of intangibles	110	123
Right of use assets—operating leases	1,209	—
Stock-based compensation	—	8
Changes in assets and liabilities:
Card related pre-funding and receivables	(1,268)	221
Other assets	(2,060)	2,069
Deferred revenue	(633)	(633)
Accrued interest	7,425	6,797
Money orders payable	(1,149)	855
Lease termination payable	(387)	(249)
Accounts payable and accrued expenses	3,109	(7,763)

Net cash provided by operating activities	31,133	24,589

Cash flows from investing activities
Net receivables originated	(9,045)	(208)
Purchase of leasehold improvements and equipment	(1,298)	(1,274)

Net cash used in investing activities	(10,343)	(1,482)

Cash flows from financing activities
Repurchase of secured notes	(2,000)	—
Payments on subsidiary note	(31)	(30)
Payments on capital lease obligations	—	(211)
Debt issuance costs	(1,070)	(4,384)

Net cash used in financing activities	(3,101)	(4,625)

Net increase in cash and cash equivalents and restricted cash	17,689	18,482
Cash and cash equivalents and restricted cash:
Beginning	57,383	71,212

Ending	$75,072	$89,694

        The following table reconciles cash and cash equivalents and restricted cash from the Consolidated Balance Sheets to the above statements:

	December 31,
	2018 Successor	2017 Predecessor
Cash and cash equivalents	$53,208	$66,627
Restricted Cash	4,175	4,585

Total cash and cash equivalents and restricted cash	$57,383	$71,212

	March 31,
	2019 Successor	2018 Predecessor
Cash and cash equivalents	$70,927	$85,274
Restricted Cash	4,145	4,420

Total cash and cash equivalents and restricted cash	$75,072	$89,694

See Notes to Unaudited Consolidated Financial Statements.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

(Dollars in thousands)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies

        Nature of business:    CCF Holdings, LLC (the "Company" or "CCF") is a provider of alternative financial services to unbanked and under-banked consumers. The Company was formed in 2018 and began operations upon the closing of the Restructuring (as described below). As a result of the Restructuring, the Company succeeded to the business and operations of Community Choice Financial Inc., which we refer to as our Predecessor. The Company owned and operated 471 retail locations in 12 states and was licensed to deliver similar financial services over the internet in 29 states as of March 31, 2019. Through its network of retail locations and over the internet, the Company provides customers a variety of financial products and services, including secured and unsecured, short-term and medium-term consumer loans, check cashing, prepaid debit cards, and other services that address the specific needs of its individual customers.

        As an "emerging growth company," the Company is permitted to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. The Company has chosen to take advantage of the extended transition period for complying with new or revised accounting standards.

The 2018 Restructuring

        On December 12, 2018, the Predecessor entered into an agreement (the "Restructuring Agreement"), with (a) CCF OpCo LLC, a Delaware limited liability company ("CCF OpCo"), (b) the Company, (c) CCF Intermediate Holdings LLC, a Delaware limited liability company ("CCF Intermediate"), (d) certain of Predecessor's direct and indirect subsidiaries, (e) certain noteholders under (i) the Indenture, dated as of April 29, 2011 (as amended, modified or supplemented from time to time, the "2019 Indenture"), by and among the Predecessor, the subsidiary guarantors party thereto, Computershare Trust Company, N.A. and Computershare Trust Company of Canada, together as indenture trustee (the "Indenture Trustee"), and Computershare Trust Company, N.A., as collateral agent (in such capacity, the "Collateral Agent") governing Predecessor's 10.75% senior secured notes due May 1, 2019 (the "2019 Notes"), (ii) the Indenture, dated as of July 6, 2012 (as amended, modified or supplemented from time to time, the "2020 Indenture", and together with the 2019 Indenture, the "Existing Indentures"), by and among Predecessor, the subsidiary guarantors party thereto, the Indenture Trustee and the Collateral Agent, governing Predecessor's 12.75% senior secured notes due May 1, 2020 (the "2020 Notes"), and (iii) the Indenture, dated as of September 6, 2018 (as amended, modified or supplemented from time to time, the "SPV Indenture"), by and among Community Choice Financial Issuer, LLC, a Delaware limited liability company ("CCF Issuer"), the guarantor party thereto, and Computershare Trust Company, N.A, as indenture trustee (in such capacity, the "SPV Trustee") and collateral agent (in such capacity, the "SPV Collateral Agent") governing CCF Issuer's 9.00% senior secured notes due September 6, 2020 (the "Secured Notes"), (f) certain investment funds associated with Diamond Castle Holdings and Golden Gate Capital (each, a "Sponsor," and collectively, the "Sponsors") and (g) CCF Issuer as revolving lender (the "Revolving Lender") under the Credit Agreement, dated as of September 6, 2018 (as amended, modified, supplemented, or otherwise restated from time to time, the "Revolving Credit Agreement"), by and among CCF OpCo, CCF Intermediate, the subsidiary guarantors party thereto, GLAS Trust Company LLC as administrative agent, and the Revolving Lender.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        Substantially concurrent with the execution and delivery of, and pursuant to, the Restructuring Agreement, on December 12, 2018 (the "Closing Date") the Predecessor consummated a number of transactions contemplated thereby (the "Restructuring"), which satisfied Predecessor's obligation to execute a Deleveraging Transaction (as defined in the Revolving Credit Agreement) as required under the Victory Park Revolver and the SPV Indenture.

        The Deleveraging Transaction was effected by way of an out-of-court strict foreclosure transaction, pursuant to which the Collateral Agent under the Existing Indentures, acting at the direction of certain beneficial holders holding more than 50% of the 2019 Notes and the beneficial holders of 100% of the 2020 Notes, exercised remedies whereby all right, title and interest in and to all of the assets of the Predecessor that constitute collateral with respect to the Existing Indentures, including the issued and outstanding equity interests in certain of the Predecessor's direct subsidiaries, were transferred to CCF OpCo. CCF OpCo is an indirect wholly owned subsidiary of the Company.

        As a result of the strict foreclosure, all obligations represented by the 2019 Notes and 2020 Notes were extinguished, and holders of the 2019 Notes and 2020 Notes received a pro rata share of $276.9 million of the newly-issued 10.750% Senior PIK Notes due 2023 (the "PIK Notes") and 850,000 Class A common units of limited liability company interest ("Class A Units") issued by the Company. Additionally, the holders of Secured Notes received their pro rata share of 150,000 Class B common units of limited liability company interest ("Class B Units") issued by the Company, and Predecessor's existing equity holders, including the Sponsors, are entitled to receive a pro rata share of up to 52,631.6 of the Company's Class C common units of limited liability company interest ("Class C Common Units"). Furthermore, we may in the future issue Class M common units of limited liability company interest ("Class M Common Units" and together with Class A Common Units, Class B Common Units and Class C Common Units, the "Common Units") pursuant to an equity incentive plan. In connection with the Restructuring, the SPV Indenture was amended and restated to, among other things, extend the maturity date of the Secured Notes from September 6, 2020 to June 15, 2023.

        The Class A Common Units and Class B Common Units (which Class B Common Units represented 15.0% of the aggregate number of the Company's issued and outstanding Common Units on December 12, 2018, subject to adjustment for any future issuances of common units (i) in consideration for the redemption of the PIK Notes ("Redemption Units"), or (ii) in connection with the issuance of any additional debt securities ("Additional Financing Units"), such that they continue to represent 15.0% of the issued and outstanding Common Units (including such Redemption Units and Additional Financing Units, but subject to dilution from any new management equity plan)) will entitle the holders thereof to voting rights (in each case, subject to the limitations in the governing documents of the Company). Following the Class C Distribution Trigger Time, Class C Common Units will be entitled to up to 5.0% of distributions from the Company. The Class C Common Units shall be subject to dilution from any new management equity plan and other common units and other equity interests of the Company that may be issued after the effective date of the Deleveraging Transaction.

        In addition, in connection with the Restructuring, CCFI Funding II LLC, a non-guarantor subsidiary of CCF OpCo, entered into an amendment to the Amended and Restated Loan and Security Agreement, dated as of April 25, 2017 (as amended, modified or supplemented from time to time, the "Ivy Credit Agreement") pursuant to which, among other things, our borrowings under the Ivy Credit Agreement were increased from $63,500 to $70,000

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        A summary of the Company's significant accounting policies follows:

        Basis of presentation:    The accompanying interim unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. They do not include all information and footnotes required by GAAP for complete financial statements. Although management believes that the disclosures are adequate to prevent the information from being misleading, the interim unaudited consolidated financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2018, included in the Company's Annual Report on Form S-1 filed with the Securities & Exchange Commission on April 26, 2019. All adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of the Company's financial condition, have been included. The results for any interim period are not necessarily indicative of results to be expected for the year ending December 31, 2019.

        Upon the effective date of the Restructuring, the Company applied business combination accounting which resulted in the creation of a new entity for financial reporting purposes. As a result of the application of business combination accounting, as well as the effects of the implementation of the Restructuring, the Consolidated Financial Statements on or after December 12, 2018 may not be comparable with the Consolidated Financial Statements prior to that date. Refer to Note 10. Business Combinations for a discussion of the Restructuring and the related impact of business combination accounting on the consolidated financial statements. Due to the timing of the Restructuring, the results of operations for the three months ended March 31, 2018 reflect the results of operations of the Predecessor. The Company's financial condition and results of operations for the three months ended March 31, 2019 reflects the financial condition and results of operations of the Successor.

        References to "Successor" or "Successor Company" relate to the financial position and results of operations of the reorganized Company subsequent to December 12, 2018. References to "Predecessor" or "Predecessor Company" refer to the financial position and results of operations of Community Choice Financial Inc. on and before December 12, 2018.

        Business combinations:    The Company accounts for business combinations under the acquisition method of accounting. Under this method, acquired assets, including separately identifiable intangible assets, and any assumed liabilities are recorded at their acquisition date estimated fair value. The excess of purchase price over the fair value amounts assigned to the assets acquired and the liabilities assumed represents the goodwill amount resulting from the Restructuring. Determining the fair value of assets acquired and liabilities assumed involves the use of significant estimates and assumptions.

        Basis of consolidation:    The accompanying consolidated financial statements include the accounts of CCF and subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Business segments:    FASB Accounting Standards Codification ("ASC") Topic 280 Segment Reporting requires that a public enterprise report a measure of segment profit or loss, certain specific revenue and expense items, segment assets, information about the way operating segments were determined and other items. The Company reports operating segments in accordance with FASB ASC Topic 280. Operating segments are components of an enterprise about which separate financial

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

information is available that is evaluated regularly by the chief operating decision maker in determining how to allocate resources and assess performance. The Company operates in two segments: Retail financial services and Internet financial services.

        Equity method investments:    Entities and investments over which the Company exercises significant influence over the activities of the entity but which do not meet the requirements for consolidation are accounted for using the equity method of accounting pursuant to ASC 323, whereby the Company records its share of the underlying income or loss of these entities. Intercompany profit arising from transactions with affiliates is eliminated to the extent of its beneficial interest. Equity in losses of equity method investments is not recognized after the carrying value of an investment, including advances and loans, has been reduced to zero, unless guarantees or other funding obligations exist.

        Revenue recognition:    Transactions include loans, credit service fees, check cashing, bill payment, money transfer, money order sales, and other miscellaneous products and services. The recognized revenue from these transactions is classified in the following categories:

        Finance receivables fees—Advance fees and direct costs incurred for the origination of secured and unsecured short-term and medium-term consumer loans are deferred and amortized over the loan period using the interest method. Revenue on loans determined to be troubled debt restructurings are recognized at the impaired loans' original interest rates until the impaired loans are charged off or paid by the customer. Revenues from short-term and medium-term consumer loans are recognized and the performance obligation is satisfied over the term of the loan.

        Credit service fees—Credit service organization ("CSO") fees are recognized over the arranged credit service period. ASC 606 requires product sales to be allocated based on performance obligation. CSO performance obligations include the guarantee and the arrangement of the loan. The guarantee portion of the fees are recognized over the period of the loan as the guarantee represents the primary performance obligation. The arrangement of the loan represents a small portion of the CSO fee, and the net impact resulting from the adoption of ASC 606 for this portion of the fee would not be material. Credit service fees are recognized and the performance obligation is satisfied over the term of the related loan.

        Check cashing fees—The full amount of the check cashing fee is recognized as revenue at the time of the transaction. The revenue is recognized and the performance obligation is satisfied at the time the service is provided.

        Card fees and Other—The Company acts in an agency capacity regarding bill payment services, money transfers, card products, and money orders offered and sold at its retail locations. The Company records the net amount retained as revenue because the supplier is the primary obligor in the arrangement, the amount earned by the Company is fixed, and the supplier is determined to have the ultimate credit risk. The revenue is recognized and the performance obligation is satisfied at the time the service is provided.

        Disaggregation of revenues—Revenues for finance receivable and credit service fees are recognized over the term of the loan and were $66,935 and $70,128 for the three months ended March 31, 2019, and 2018, respectively. Revenues for check cashing and card fees, and other are recognized at the time

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

of service and were $19,561 and $17,523 for the three months ended March 31, 2019, and 2018, respectively.

        Finance receivables:    Finance receivables consist of short term and medium-term consumer loans.

        Short-term consumer loans can be unsecured or secured with a maturity up to ninety days. Unsecured short-term loan products typically range in principal from $100 to $1,000, with a maturity between fourteen and thirty days, and include a written agreement to defer the presentment of the customer's personal check or preauthorized debit for the aggregate amount of the advance plus fees. This form of lending is based on applicable laws and regulations, which vary by state. State statutes vary from charging fees of 15% to 20%, to charging interest at 25% per annum plus origination fees. The customers repay the cash advance by making cash payments or allowing a check or preauthorized debit to be presented. Secured consumer loans with a maturity of ninety days or less are included in this category and represented 13.4% and 12.8% of short-term consumer loans at March 31, 2019 and December 31, 2018, respectively.

        Medium-term consumer loans can be unsecured or secured with a maturity greater than ninety days and up to thirty-six months. Unsecured medium-term products typically range from $100 to $5,000, and are evidenced by a promissory note with a maturity between three and thirty-six months. These consumer loans vary in structure depending upon the applicable laws and regulations where they are offered. The medium-term consumer loans are payable in installments or provide for a line of credit with periodic payments. Secured consumer loans with a maturity greater than ninety days are included in this category and represented 14.6% and 13.7% of medium-term consumer loans at March 31, 2019, and December 31, 2018, respectively.

        Allowance for loan losses:    Provisions for loan losses are charged to income in amounts sufficient to maintain an adequate allowance for loan losses and an adequate accrual for losses related to guaranteed loans processed for third-party lenders under the CSO programs. The factors used in assessing the overall adequacy of the allowance for loan losses, the accrual for losses related to guaranteed loans made by third-party lenders and the resulting provision for loan losses include an evaluation by product, by market based on historical loan loss experience, and delinquency of certain medium-term consumer loans. The Company evaluates various qualitative factors that may or may not affect the computed initial estimate of the allowance for loan losses, by using internal valuation inputs including historical loan loss experience, delinquency, overall portfolio quality, and current economic conditions.

        For short term unsecured consumer loans, the Company's policy is to charge off loans when they become past due. The Company's policy dictates that, where a customer has provided a check or ACH authorization for presentment upon the maturity of a loan, if the customer has not paid off the loan by the due date, the Company will deposit the customer's check or draft the customer's bank account for the amount due. If the check or draft is returned as unpaid, all accrued fees and outstanding principal are charged-off as uncollectible. For short term secured loans, the Company's policy requires that balances be charged off when accounts are either thirty or sixty days past due depending on the product. The Company accrues interest on past-due loans until charge off. The Company did not have any nonaccrual loans as of March 31, 2019 or December 31, 2018. The amount of the resulting charge-off includes unpaid principal, accrued interest and any uncollected fees, if applicable.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

        For medium term secured and unsecured consumer loans that have a term of one year or less, the Company's policy requires that balances be charged off when accounts are sixty days past due. For medium term secured and unsecured consumer loans that have an initial maturity of greater than one year, the Company's policy requires that balances be charged off when accounts are ninety-one days past due. The Company accrues interest on past-due loans until charge off. The amount of the resulting charge-off includes unpaid principal, accrued interest and any uncollected fees, if applicable.

        In certain markets, the Company reduced interest rates and favorably changed payment terms for medium-term consumer loans to assist borrowers in avoiding default and to mitigate risk of loss. These reduced interest rates and changed payment terms were limited to loans that the Company believed the customer had the ability to pay in the foreseeable future. These loans were accounted for as troubled debt restructurings and represent the only loans considered impaired due to the nature of the Company's charge-off policy.

        Recoveries of amounts previously charged off are recorded to the allowance for loan losses or the accrual for third-party losses in the period in which they are received.

        Goodwill and other intangible assets:    Goodwill, or cost in excess of fair value of net assets of the companies acquired, is recorded at its carrying value and is periodically evaluated for impairment. The Company tests the carrying value of goodwill and other intangible assets annually as of December 31 or when the events and circumstances warrant such a review. One of the methods for this review is performed using estimates of future cash flows. If the carrying value of goodwill or other intangible assets is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the goodwill or intangible assets exceeds its fair value. Changes in estimates of cash flows and fair value, however, could affect the valuation.

        In connection with the Restructuring on December 12, 2018, the Company recognized goodwill and other intangible assets of $14,048 to the Retail financial services segment, and other intangible assets of $403 to the Internet financial services segment. The Company's other intangible assets consist of a trade name. The amount recorded for other intangible assets is amortized using the straight-line method over seven years. Intangible amortization expense for the three months ended March 31, 2019, and 2018, was $110 and $123, respectively

        Lease termination payable:    The Company records a liability in the consolidated balance sheets for the remaining lease obligations with the corresponding lease termination expense for closed retail locations disclosed in the operating expenses section, and closed corporate locations disclosed in the corporate and other expenses section, of the consolidated statements of operations, respectively.

        Fair value of financial instruments:    Financial assets and liabilities measured at fair value are grouped in three levels. The levels prioritize the inputs used to measure the fair value of the assets or liabilities. These levels are:

  •
  Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities.

  •
  Level 2—Inputs other than quoted prices that are observable for assets and liabilities, either directly or indirectly. These inputs include quoted prices for similar assets or liabilities in active

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

    markets and quoted prices for identical or similar assets or liabilities in markets that are less attractive.

  •
  Level 3—Unobservable inputs for assets and liabilities reflecting the reporting entity's own assumptions.

        The Company follows the provisions of ASC 820-10, Fair Value Measurements and Disclosures, which applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820-10 requires a disclosure that establishes a framework for measuring fair value within GAAP and expands the disclosure about fair value measurements. This standard enables a reader of consolidated financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The standard requires that assets and liabilities carried at fair value be classified and disclosed in one of the three categories.

        In determining the appropriate levels, the Company performed a detailed analysis of the assets and liabilities that are subject to ASC 820-10. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. The Company's financial instruments consist primarily of cash and cash equivalents, finance receivables, restricted cash, and lines of credit. For all such instruments, other than notes payable at March 31, 2019, and December 31, 2018, the carrying amounts in the consolidated financial statements approximate their fair values. Finance receivables are short term in nature and are originated at prevailing market rates and lines of credit bear interest at current market rates. The fair value of finance receivables at March 31, 2019 and December 31, 2018 approximates carrying value and is measured using internal valuation inputs including historical loan loss experience, delinquency, overall portfolio quality, and current economic conditions.

        The fair value of the PIK notes was determined at March 31, 2019 and December 31, 2018. As more fully described in Note 5, the fair value of the PIK notes was determined using an approach that considered both a Black Scholes option price methodology and the intrinsic value of the notes on an "as-if-converted" basis.

	March 31, 2019
	Carrying Amount	Fair Value	Level
Financial assets:
Cash and cash equivalents	$70,927	$70,927	1
Restricted cash	4,145	4,145	1
Finance receivables	72,123	72,123	3
Financial liabilities:
Senior PIK Notes	75,441	75,441	3
Secured Note Payable	40,000	40,000	2
Subsidiary Note payable	71,807	71,807	2

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 1. Ownership, Nature of Business, and Significant Accounting Policies (Continued)

	December 31, 2018
	Carrying Amount	Fair Value	Level
Financial assets:
Cash and cash equivalents	$53,208	$53,208	1
Restricted cash	4,175	4,175	1
Finance receivables	84,364	84,364	3
Financial liabilities:
Senior PIK Notes	60,796	60,796	3
Secured Note Payable	42,000	42,000	2
Subsidiary Note payable	71,838	71,838	2

        Recent Accounting Pronouncements:    In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)", which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to recognize the following for all leases with terms longer than 12 months: (a) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (b) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. Leases with a term of 12 months or less will be accounted for similarly to existing guidance for operating leases today. In addition, ASU 2016-02 aligns lessor accounting with the lessee accounting model and ASU 2014-09, Revenue from Contracts with Customers (Topic 606) Section A—Summary and Amendments That Create Revenue from Contracts with Customers (Topic 606) and Other Assets and Deferred Costs—Contracts with Customers (Subtopic 340-40) ("ASU 2014-09"). ASU 2016-02 is effective for emerging growth companies for annual periods, and interim periods within those annual periods, beginning after December 15, 2019. The Company has elected to early adopt the standard for the year ending December 31, 2019. The Company elected the package of practical expedients, which permits a lessee to not reassess under the new standard its prior conclusions regarding lease identification, lease classification and initial direct costs. Entities must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented, or the beginning of the period adopted, in the financial statements. As a result of the adoption of the new lease standard on January 1, 2019, the Company recorded $34,154 for both operating lease liabilities and corresponding right-of-use assets. The operating lease liabilities will be based on the present value of the remaining minimum rental payments using discount rates as of the effective date.

        Subsequent events:    The Company has evaluated its subsequent events (events occurring after March 31, 2019) through the issuance date of May 14, 2019.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses

        Finance receivables representing amounts due from customers for advances at March 31, 2019, and December 31, 2018, consisted of the following:

	March 31, 2019	December 31, 2018
Short-term consumer loans:
Secured	$6,879	$6,908
Unsecured	44,404	46,871

Total short-term consumer loans	51,283	53,779
Medium-term consumer loans
Secured	4,222	4,936
Unsecured	24,650	31,093

Total medium-term consumer loans	28,872	36,029

Total gross receivables	80,155	89,808
Unearned advance fees, net of deferred loan origination costs	(1,993)	(1,970)

Finance receivables before allowance for loan losses	78,162	87,838
Allowance for loan losses	(6,039)	(3,474)

Finance receivables, net	$72,123	$84,364

Finance receivables, net
Current portion	$69,721	$81,093
Non-current portion	2,402	3,271

Total finance receivables, net	$72,123	$84,364

        Changes in the allowance for loan losses by product type for the three months ended March 31, 2019, are as follows:

	Balance 1/1/2019	Provision	Charge-Offs	Recoveries	Balance 3/31/2019	Receivables 3/31/2019	Allowance as a percentage of receivables
Short-term consumer loans	$2,018	$7,572	$(16,402)	$9,127	$2,315	$51,283	4.51%
Medium-term consumer loans	1,456	6,933	(5,633)	968	3,724	28,872	12.90%

	$3,474	$14,505	$(22,035)	$10,095	$6,039	$80,155	7.53%

        The provision for loan losses for the three months ended March 31, 2019, also includes losses from returned items from check cashing of $1,023.

        The Company evaluates all short-term and medium-term consumer loans collectively for impairment, except for individually evaluating certain unsecured medium-term loans that have been modified and classified as troubled debt restructurings. In certain markets, the Company reduced interest rates and favorably changed payment terms for certain unsecured medium-term consumer loans to assist borrowers in avoiding default and to mitigate risk of loss. The provision and subsequent charge off related to these loans totaled $10 and is included in the provision for medium-term consumer loans

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses (Continued)

for the three months ended March 31, 2019. For these loans evaluated for impairment, there were $23 of payment defaults during the three months ended March 31, 2019. The troubled debt restructurings during the three months ended March 31, 2019 are subject to an allowance of $3 with a net carrying value of $6 at March 31, 2019.

        Changes in the allowance for loan losses by product type for the three months ended March 31, 2018, are as follows:

	Balance 1/1/2018	Provision	Charge-Offs	Recoveries	Balance 3/31/2018	Receivables 3/31/2018	Allowance as a percentage of receivables
Short-term consumer loans	$2,697	$8,159	$(18,424)	$9,886	$2,318	$52,115	4.45%
Medium-term consumer loans	13,630	8,397	(11,067)	1,525	12,485	36,860	33.87%

	$16,327	$16,556	$(29,491)	$11,411	$14,803	$88,975	16.64%

        The provision for loan losses for the three months ended March 31, 2018, also includes losses from returned items from check cashing of $1,062.

        The provision for short-term consumer loans of $8,159 is net of debt sales of $412 for the three months ended March 31, 2018.

        The provision for medium-term consumer loans of $8,397 is net of debt sales of $562 for the three months ended March 31, 2018.

        The Company evaluates all short-term and medium-term consumer loans collectively for impairment, except for individually evaluating medium-term loans that have been modified and classified as troubled debt restructurings. In certain markets, the Company reduced interest rates and favorably changed payment terms for medium-term consumer loans to assist borrowers in avoiding default and to mitigate risk of loss. The provision and subsequent charge off related to these loans totaled $20 and is included in the provision for medium-term consumer loans for the three months ended March 31, 2018. For these loans evaluated for impairment, there were $54 of payment defaults during the three months ended March 31, 2018. The troubled debt restructurings during the three months ended March 31, 2018 are subject to an allowance of $6 with a net carrying value of $14 at March 31, 2018.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses (Continued)

        The Company has subsidiaries that facilitate third-party lender loans. Changes in the accrual for third-party lender losses for the three months ended March 31, 2019, and 2018 were as follows:

	Three Months Ended March 31,
	2019 Successor	2018 Predecessor
Short-term balance, beginning of period	$4,454	$4,570
Provision for loan losses	2,857	4,938
Charge-offs, net	(4,410)	(5,928)

Short-term balance, end of period	$2,901	$3,580

Medium-term balance, beginning of period	$59	$248
Provision for loan losses	2,901	79
Charge-offs, net	(7)	(139)

Medium-term balance, end of period	$2,953	$188

Total balance, beginning of period	$4,513	$4,818
Provision for loan losses	5,758	5,017
Charge-offs, net	(4,417)	(6,067)

Total balance, end of period	$5,854	$3,768

        The Company offers a CSO product in Ohio and Texas to assist consumers in obtaining credit with unaffiliated third-party lenders. Total gross finance receivables for which the Company has recorded an accrual for third-party lender losses totaled $33,854 and $34,144 at March 31, 2019 and December 31, 2018, respectively, and the corresponding guaranteed consumer loans are disclosed as an off-balance sheet arrangement. The total gross finance receivables for the Ohio CSO product consist of $17,620 and $30,490 in short-term and $13,350 and $303 in medium-term loans at March 31, 2019 and December 31, 2018, respectively. The total gross finance receivables for the Texas CSO product consist of $2,884 and $3,351 in short-term loans at March 31, 2019 and December 31, 2018, respectively. The provision for third party lender losses of $5,017 for the three months ending March 31, 2018 is net of debt sales of $210.

        For the Ohio CSO Program, the Company was required to purchase $9,898 and $13,186 of short-term loans and $63 and $199 of medium-term loans during the three months ended March 31, 2019 and 2018, respectively. As these loans were in default when purchased, they met the Company's policy and were fully charged-off at acquisition. The Company recognized recoveries of $6,936 and $9,841 of short-term and $58 and $59 of medium-term collections on these loans during the three months ended March 31, 2019 and 2018, respectively.

        For the Texas CSO Program, the Company was required to purchase $2,547 and $3,654 of short-term loans during the three months ended March 31, 2019 and 2018, respectively. As these loans were in default when purchased, they met the Company's policy and were fully charged-off at acquisition. The Company recognized recoveries of $1,205 and $1,437 of short-term collections on these loans during the three months ended March 31, 2019 and 2018, respectively.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 2. Finance Receivables, Credit Quality Information and Allowance for Loan Losses (Continued)

        Ohio House Bill 123 ("HB123") prohibits CSO transactions in Ohio on or after April 28, 2019, at which time, the Ohio CSO product will no longer be offered. The Company is focused on generating revenue through Money Service Business offerings at its Ohio subsidiaries. Absent additional revenues generated from sales of these products, HB 123 will have a material adverse effect on the Company's results of operations.

        The Company considers the near-term repayment performance of finance receivables as its primary credit quality indicator. The Company performs credit checks through consumer reporting agencies on certain borrowers. If a third-party lender provides the advance, the applicable third-party lender decides whether to approve the loan and establishes all of the underwriting criteria and terms, conditions, and features of the customer's loan agreement.

        The aging of receivables at March 31, 2019, and December 31, 2018, were as follows:

	March 31, 2019		December 31, 2018
Current finance receivables	$73,126	91.2%	$81,097	90.3%
Past due finance receivables (1 - 30 days)
Secured short-term consumer loans	606	0.8%	629	0.7%
Unsecured hurt-term consumer loans	396	0.5%	449	0.5%

Short-term consumer loans	1,002	1.3%	1,078	1.2%

Secured medium-term consumer loans	761	0.9%	898	1.0%
Unsecured medium-term consumer loans	3,058	3.8%	3,772	4.2%

Medium-term consumer loans	3,819	4.7%	4,670	5.2%

Total past due finance receivables (1 - 30 days)	4,821	6.0%	5,748	6.4%

Past due finance receivables (31 - 60 days)
Secured medium-term consumer loans	243	0.3%	269	0.3%
Unsecured medium-term consumer loans	1,727	2.2%	2,425	2.7%

Medium-term consumer loans	1,970	2.5%	2,694	3.0%

Total past due finance receivables (31 - 60 days)	1,970	2.5%	2,694	3.0%

Past due finance receivables (61 - 90 days)
Secured medium-term consumer loans	2	0.0%	18	0.0%
Unsecured medium-term consumer loans	236	0.3%	251	0.3%

Medium-term consumer loans	238	0.3%	269	0.3%

Total past due finance receivables (61 - 90 days)	238	0.3%	269	0.3%

Total delinquent	7,029	8.8%	8,711	9.7%

	$80,155	100.0%	$89,808	100.0%

Note 3. Related Party Transactions and Balances

        There were no new significant related party transactions, or material changes to existing related party transactions, during the three months ended March 31, 2019.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 4. Goodwill and Other Intangible Assets

        In connection with the Restructuring, the Company recorded $11,288 in goodwill and $2,760 in intangible assets to the Retail financial services segment, and $403 in intangible assets to the Internet financial services segment, representing the fair values at the Restructuring date of December 12, 2018. Please see Note 10 for additional information regarding the Restructuring.

        Intangible amortization expense for the three months ended March 31, 2019, and 2018 was $110 and $123 respectively. There were no additional significant changes to goodwill and other intangible assets during the three months ended March 31, 2019.

Note 5. Pledged Assets and Debt

        PIK Notes payable at March 31, 2019 and December 31, 2018 consisted of the following:

	March 31, 2019			December 31, 2018
	Principal	Discount	Fair Value	Principal	Discount	Principal
Senior PIK notes, 10.750% interest payable in-kind, due December 2023	$276,940	$201,499	$75,441	$276,940	$216,144	$60,796

	276,940	201,499	75,441	276,940	216,144	60,796
Less current maturities	—	—	—	—	—	—

Long-term portion	$276,940	$201,499	$75,441	$276,940	$216,144	$60,796

        As a result of the Restructuring and application of business combination accounting, all of the Company's debt obligations were initially recognized at fair value at December 13, 2018. The Company has elected to apply the fair value option to the PIK Notes, which results in the notes being carried at fair value in the 2018 Successor period and future years. The Company elected the fair value option for the PIK Notes because the notes were initially recognized at a significant discount, all subsequent interest will be paid-in kind rather than in cash, and management expects it to be likely that the notes will be converted to equity upon maturity. For these reasons, management believes reporting the PIK Notes at fair value provides better information to the users of the Company's financial statements. The fair value option was not elected for the Company's other debt obligations because they do not have the same characteristics as the PIK Notes.

        The fair value of the PIK Notes was determined using an approach that considered both a Black Scholes option price methodology and the intrinsic value of the notes on an "as-if-converted" basis. This approach was selected because the PIK Notes are expected to be converted to equity upon redemption and the face value of the PIK Notes is greater than the enterprise value of the Company. Significant assumptions used in the Black Scholes option price methodology include the following:

	December 31, 2018	March 31, 2019
Risk-free interest rate	2.51%	2.23%
Dividend yield	0.00%	0.00%
Expected volatility	38.90%	38.90%
Expected term (years)	4.95	4.70

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 5. Pledged Assets and Debt (Continued)

        The risk-free interest rate is based on the yield on 5-year Treasury bonds, and the expected volatility was determined using the guideline public company method. The expected term is based on when management expects the PIK Notes to be redeemed for equity. The intrinsic value at each measurement date is based on the estimated enterprise value adjusted for net debt, and assumes a redemption of all outstanding PIK Notes at that time. An average of the allocated value from the Black Scholes option price methodology and the intrinsic value is used to estimate fair value at each measurement date.

        The change in the fair value of the PIK Notes during the three months ended March 31, 2019, or $14,645, has been recognized in other comprehensive loss as the entire change in fair value is attributable to the instrument-specific credit risk of the PIK Notes. In the future, we expect to measure the fair value of the PIK Notes on a quarterly basis using a similar methodology, unless there is a quoted market price that can be used instead.

        Interest on the PIK Notes accrues at the rate of 10.750% per annum and is payable by increasing the principal amount of the PIK Notes. Interest is payable semiannually in arrears for the prior six-month period on June 15 and December 15 to the Holders of PIK Notes of record on the immediately preceding June 1 and December 1. Interest on the PIK Notes is accrued and recorded as accrued interest until June 15 and December 15, at which time the accrual is released and the additional principal amount is recorded. Accrued interest for the PIK Notes at March 31, 2019 and December 31, 2018, was $8,979 and $1,571, respectively, and is included as a current liability on the Consolidated Balance Sheet.

        On December 12, 2018, in connection with the closing of the Restructuring, the Revolving Credit Agreement was simultaneously amended and restated. The Amended and Restated Revolving Credit Agreement allows for borrowings of up to $42,000 and has a maturity date of June 15, 2023. Borrowings under the Amended and Restated Revolving Credit Agreement bear interest at a rate of 9.00% per annum. All borrowings under the Amended and Restated Revolving Credit Agreement are secured by substantially all of the assets of CCF OpCo, CCF Intermediate Holdings LLC, a Delaware limited liability company, the sole member of CCF OpCo and our wholly owned subsidiary and certain of CCF OpCo's subsidiaries. The Amended and Restated Credit Agreement is guaranteed by certain subsidiaries of CCF OpCo and is eliminated upon consolidation.

        Secured notes payable at March 31, 2019, and December 31, 2018, consisted of the following:

	March 31, 2019			December 31, 2018
	Principal	Deferred Issuance Costs	Net Principal	Principal	Deferred Issuance Costs	Net Principal
$40,000 Secured note payable, 9.00%, collateralized by all Guarantor Company assets, due June 2023	$40,000	$—	$40,000	$42,000	$—	$42,000

	40,000	—	40,000	42,000	—	42,000
Less current maturities	—	—	—	—	—	—

Long-term portion	$40,000	$—	$40,000	$42,000	$—	$42,000

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 5. Pledged Assets and Debt (Continued)

        On December 12, 2018, in connection with the Restructuring, CCF Issuer issued an aggregate principal amount of $42,000 in Secured Notes to previous holders of Secured Notes. The Secured Notes bear interest at 9.00% per annum and mature on June 15, 2023. Pursuant to the Amended and Restated SPV Indenture, CCF Issuer and Community Choice Holdings each granted a pledge over all of their respective assets. CCF Issuer was also required to pledge its interests in the Amended and Restated Revolving Credit Agreement. The Amended and Restated SPV Indenture also contains restrictive covenants that limit our ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase our capital stock or the capital stock of our subsidiaries, make certain investments, enter into certain types of transactions with affiliates, create liens or merge with or into other companies.

        On January 15, 2019, the Company repaid $2,000 of the outstanding borrowings under the Credit Agreement, and repurchased $2,000 of the Secured Notes and 7,143 Class B Common Units corresponding to the repurchased Secured Notes. The outstanding balances of the Credit Agreement and Secured Notes are $40,000 at March 31, 2019.

        Subsidiary notes payable at March 31, 2019, and December 31, 2018, consisted of the following:

	March 31, 2019			December 31, 2018
	Principal	Deferred Issuance Costs	Net Principal	Principal	Deferred Issuance Costs	Net Principal
$70,000 Note, secured, 16.75%, collateralized by acquired loans, due April 2020	$70,000	$1,044	$68,956	$70,000	$16	$69,984
$1,425 Term note, secured, 4.25%, collateralized by financed asset, due July 2019	806	—	806	822	—	822
$1,165 Term note, secured, 4.50%, collateralized by financed asset, due May 2021	1,001	—	1,001	1,016	—	1,016

	71,807	1,044	70,763	71,838	16	71,822
Less current maturities	869	—	869	884	—	884

Long-term portion	$70,938	$1,044	$69,894	$70,954	$16	$70,938

        In connection with the Restructuring on December 12, 2018, CCFI Funding II LLC, a non-guarantor subsidiary of CCF OpCo, entered into an amendment to the Amended and Restated Loan and Security Agreement, dated as of April 25, 2017 (as amended, modified or supplemented from time to time, the "Ivy Credit Agreement") pursuant to which, among other things, our borrowings under the Ivy Credit Agreement were increased from $63,500 to $70,000.

        The Ivy Credit Agreement was amended on March 18, 2019 to extend the maturity date to April 30, 2020 and establish an interest rate of 16.75% on the entire credit facility.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 6. Accounts Payable and Accrued Liabilities

        Accounts payable and accrued liabilities at March 31, 2019, and December 31, 2018, consisted of the following:

	March 31, 2019	December 31, 2018
Accounts payable	$3,869	$5,594
Accrued payroll and compensated absences	7,408	7,018
Wire transfers payable	1,897	1,745
Accrual for third-party losses	5,854	4,513
Unearned CSO Fees	12,502	7,510
Bill payment service liability	2,683	2,476
Lease termination	—	1,114
Other	4,318	5,452

	$38,531	$35,422

Note 7. Operating and Capital Lease Commitments and Total Rental Expense

        The Company leases its facilities under various non-cancelable agreements, which require various minimum annual rentals and may also require the payment of normal common area maintenance on the properties.

        All of our 510 leases are operating leases with renewal options, and are included in right-of-use assets—operating leases, current portion of operating lease obligation and noncurrent operating lease obligation on our consolidated balance sheets. These assets and liabilities are recognized at the commencement date based on the present value of remaining lease payments over the lease term using the Company's incremental borrowing rates or implicit rates, when readily determinable. Short-term operating leases which have an initial term of 12 months or less are not recorded on the consolidated balance sheets.

Three Months Ending March 31, 2019
Lease cost:
Operating lease cost	$4,881
Short-term lease cost	1,047
Variable lease cost	16

Total lease cost	$5,944

Other Information:
Payments included in the measurement of lease liabilities
Operating cash flows from operating leases	$4,819
Right-of-use assets obtained in exchange for new operating lease liabilities	$1,701
Weighted-average remaining lease term—operating leases	2.7 years
Weighted-average discount rate—operating leases	9.0%

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 7. Operating and Capital Lease Commitments and Total Rental Expense (Continued)

        Future minimum lease payments for our operating leases as of March 31, 2019 were as follows:

Fiscal Years	Operating Leases
Remaining 2019	$13,352
2020	10,739
2021	6,027
2022	3,188
2023	1,219
Thereafter	419

Total minimum lease payments	34,944
Less imputed interest	(3,778)

Present value of net minimum lease payments	31,166
Less current portion of operating lease obligation	(14,782)

Operating lease obligation	$16,384

        Future minimum lease payments for our operating losses as of December 31, 2018, prior to the adoption of new lease guidance as described in Note 1—"Recent Accounting Pronouncements" were as follows:

December 31,	Operating Leases
2019	$16,344
2020	9,107
2021	5,114
2022	2,863
2023	1,001
Thereafter	408

Total minimum lease payments	$34,837

        Rental expense, including common area maintenance and real estate tax expense, totaled $6,143 and $6,660 for the three months ended March 31, 2019, and 2018, respectively.

Note 8. Concentrations of Credit Risks

        The Company's portfolio of finance receivables is comprised of loan agreements with customers living in thirty-two states and consequently such customers' ability to honor their contracts may be affected by economic conditions in those states. Additionally, the Company is subject to regulation by federal and state governments that affect the products and services provided by the Company. To the extent that laws and regulations are passed that affect the Company's ability to offer loans or similar products in any of the states in which it operates, the Company's financial position could be adversely affected.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 8. Concentrations of Credit Risks (Continued)

        The following table summarizes the allocation of the portfolio balance by state at March 31, 2019, and December 31, 2018:

	March 31, 2019		December 31, 2018
State	Balance Outstanding	Percentage of Total Outstanding	Balance Outstanding	Percentage of Total Outstanding
Alabama	$9,298	11.6%	$10,328	11.5%
Arizona	8,657	10.8	10,058	11.2
California	24,928	31.1	27,302	30.4
Mississippi	6,172	7.7	6,825	7.6
Virginia	9,458	11.8	10,328	11.5
Other retail segment states	16,432	20.5	19,578	21.8
Other internet segment states	5,210	6.5	5,389	6.0

Total	$80,155	100.0%	$89,808	100.0%

        The other retail segment states are: Florida, Indiana, Kentucky, Michigan, Ohio, Oregon, and Tennessee. The Retail financial services segment includes Ohio, however, for the concentration of credit risks table, other retail segment states excludes Ohio as it offers a CSO product through a third-party lender.

        The other internet segment states are: Alabama, Alaska, California, Delaware, Florida, Hawaii, Idaho, Illinois, Indiana, Kansas, Louisiana, Minnesota, Mississippi, Missouri, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin, and Wyoming.

        The Company offers a CSO produ ct in Ohio and Texas to assist consumers in obtaining credit with unaffiliated third-party lenders. Total gross finance receivables for which the Company has recorded an accrual for third-party lender losses totaled $33,854 and $34,144 at March 31, 2019 and December 31, 2018, respectively, and the corresponding guaranteed consumer loans are disclosed as an off-balance sheet arrangement. The total gross finance receivables for the Ohio CSO product consist of $17,620 and $30,490 in short-term and $13,350 and $303 in medium-term loans at March 31, 2019 and December 31, 2018, respectively. The total gross finance receivables for the Texas CSO product consist of $2,884 and $3,351 in short-term loans at March 31, 2019 and December 31, 2018, respectively.

Note 9. Contingencies

        From time-to-time the Company is a defendant in various lawsuits and administrative proceedings wherein certain amounts are claimed or violations of law or regulations are asserted. In the opinion of the Company's management, these claims are without substantial merit and should not result in judgments which in the aggregate would have a material adverse effect on the Company's financial statements.

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 10. Business Combinations

2018 Restructuring

        On December 12, 2018, our Predecessor entered into the Restructuring Agreement. Substantially concurrent with the execution and delivery of, and pursuant to, the Restructuring Agreement, on December 12, 2018, Predecessor consummated a number of transactions contemplated thereby, which satisfied Predecessor's obligation to execute a Deleveraging Transaction as required under the Victory Park Revolver and the SPV Indenture.

        The Deleveraging Transaction was effected by way of an out-of-court strict foreclosure transaction, pursuant to which the Collateral Agent under the Existing Indentures were, acting at the direction of certain beneficial holders holding more than 50% of the 2019 Notes and the beneficial holders of 100% of the 2020 Notes, exercised remedies whereby all right, title and interest in and to all of the assets of the Predecessor that constitute collateral with respect to the Existing Indentures, including the issued and outstanding equity interests in certain of the Predecessor's direct subsidiaries, were transferred to CCF OpCo. CCF OpCo is an indirect wholly owned subsidiary of the Company.

        Following the foreclosure on the assets of Predecessor, the Restructuring resulted in a change in control for the Company. For purposes of applying business combination accounting, the fair value of the 2019 Notes and 2020 Notes extinguished of $68,301 is the consideration transferred for the equity interests in the acquired subsidiaries.

        The following table summarizes the estimated fair values of liabilities assumed and the assets acquired as of the Restructuring date:

Consideration transferred		$68,301
Fair value of assets acquired:
Cash and cash equivalents	$46,990
Restricted cash	950
Finance receivables, net	81,628
Card related pre-funding and receivables	1,089
Other current assets	15,602
Property, leasehold improvements and equipment, net	62,777
Other intangible assets	3,163
Security deposits	2,295

Total fair value of assets acquired	214,494

Fair value of liabilities assumed:
Accounts payable and accrued liabilities	29,565
Money orders payable	4,020
Accrued interest	521
Deferred revenue and other	8,089
Unfavorable leases	2,147
Secured notes payable	42,000
Subsidiary notes payable	71,139

Total fair value of liabilities assumed	157,481

Net assets acquired		57,013

Goodwill		$11,288

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 11. Business Segments

        The Company has elected to organize and report on its operations as two operating segments: Retail financial services and Internet financial services.

        The following tables present summarized financial information for the Company's segments:

	As of and for the three months ended March 31, 2019
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$230,491		$37,075			$267,566
Goodwill	11,288		—			11,288
Other Intangible Assets	2,882		132			3,014
Total Revenues	$75,984	100.0%	$10,512	100.0%		$86,496	100.0%
Provision for Loan Losses	17,250	22.7%	4,036	38.4%		21,286	24.6%
Other Operating Expenses	40,741	53.6%	1,133	10.8%		41,874	48.3%
Operating Gross Profit	17,993	23.7%	5,343	50.8%		23,336	27.1%
Interest Expense, net	7,897	10.4%	3,489	33.2%		11,386	13.2%
Depreciation and Amortization	1,389	1.8%	92	0.9%		1,481	1.7%
Other Corporate Expenses(a)	—	—	—	—	16,584	16,584	19.2%
Income (Loss) from Continuing Operations, before tax	8,187	10.8%	2,282	21.7%	(16,584)	(6,115)	(7.1)%

(a)
Represents expenses that are not allocated between reportable segments.

	As of and for the Predecessor three months ended March 31, 2018
	Retail Financial Services	% of Revenue	Internet Financial Services	% of Revenue	Unallocated (Income) Expenses	Consolidated	% of Revenue
Total Assets	$166,505		$37,511			$204,016
Other Intangible Assets	336		466			802
Total Revenues	$72,797	100.0%	$14,854	100.0%		$87,651	100.0%
Provision for Loan Losses	15,620	21.4%	7,015	47.2%		22,635	25.8%
Other Operating Expenses	36,291	49.9%	1,540	10.4%		37,831	43.2%
Operating Gross Profit	20,886	28.7%	6,299	42.4%		27,185	31.0%
Interest Expense, net	9,479	13.0%	2,699	18.2%		12,178	13.9%
Depreciation and Amortization	1,000	1.4%	93	0.6%		1,093	1.2%
Other Corporate Expenses(a)	—	—	—	—	17,602	17,602	20.1%
Income (loss) from Continuing Operations, before tax	10,407	14.3%	3,507	23.6%	(17,602)	(3,688)	(4.2)%

(a)
Represents expenses that are not allocated between reportable segments.

Note 12. Income Taxes

        The Company files a consolidated federal income tax return. The Company files consolidated or separate state income tax returns as permitted by the individual states in which it operates. The

CCF Holdings LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements (Continued)

(Dollars in thousands)

Note 12. Income Taxes (Continued)

effective tax rate for the three months ended March 31, 2019 is below the statutory rate due to the continued valuation allowance against its deferred tax assets. The Company had no liability recorded for unrecognized tax benefits at March 31, 2019, and December 31, 2018.

        At March 31, 2019, the Company had gross deferred tax assets of $52,863 and a valuation allowance of $52,863. At December 31, 2018, the Company had gross deferred tax assets of $60,837, a deferred tax liability of $5,643, and a valuation allowance of $55,194. The Company maintains a full valuation allowance against its deferred tax assets as it is more likely than not that the deferred tax assets will not be realized. In evaluating whether a valuation allowance is needed for the deferred tax assets, the Company considered the ability to carry net operating losses back to prior periods, reversing taxable temporary differences, and estimates of future taxable income. There have been no credits or net operating losses that have expired. The projections were evaluated in light of past operating results and considered the risks associated with generating future taxable income due to macroeconomic conditions in the markets in which the Company operates, regulatory developments and cost containment. The Company will continue to evaluate the need for a valuation allowance against deferred tax assets in future periods and will adjust the allowance as necessary if it determines that it is more likely than not that some or all of the deferred tax assets will be realized.

Note 13. Transactions with Variable Interest Entities

        The Company has limited agency agreements with unaffiliated third-party lenders. The agreements govern the terms by which the Company refers customers to that lender, on a non-exclusive basis, for a possible extension of credit, processes loan applications, and commits to reimburse the lender for any loans or related fees that were not collected from such customers. As of March 31, 2019, and December 31, 2018, the outstanding amount of active consumer loans guaranteed by the Company, which represents the Company's maximum exposure, was $33,854 and $34,144, respectively. The outstanding amount of consumer loans with unaffiliated third-party lenders consist of $20,504 and $33,841 in short-term and $13,350 and $303 in medium-term loans at March 31, 2019, and December 31, 2018, respectively. The accrual for third party lender losses related to these obligations totaled $5,854 and $4,513 as of March 31, 2019, and December 31, 2018, respectively. This obligation is recorded as a current liability on the Company's consolidated balance sheet. The Company has determined that the lenders are Variable Interest Entities ("VIEs") but that the Company is not the primary beneficiary of the VIEs. Therefore, the Company has not consolidated either lender.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

Amount to Be Paid
SEC registration fee	$28,138.97
Transfer agent's and registrar's fees	500.00
Printing and engraving expenses	100,000.00
Legal fees and expenses	150,000.00
Accounting fees and expenses	153,225.00
Miscellaneous	136.03

Total	$432,000

Item 14.    Indemnification of Managers and Officers

        Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any members, managers or other persons against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

        Our limited liability company agreement provides that, to the fullest extent permitted by applicable law, any current or former member, manager, an affiliate of a former member or manager, any officer director, shareholder, partner, member, employee, advisor, representative or agent of a current or former member of a manager, or any of their respective affiliates, and any current or former officer, employee or agent (including, without limitation, any transfer agent) of the Company or any of its affiliates (each a "Covered Person") shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by our limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions; provided, that any indemnity under the applicable section of our limited liability company agreement shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

Item 15.    Recent Sales of Unregistered Securities

        On December 12, 2018, in connection with the Restructuring, we issued 850,000 Class A Common Units, 150,000 Class B Common Units, 52,631.6 Class C Common Units and $276.9 million aggregate principal amount of PIK Notes. The Class A Common Units, the Class B Common Units and the PIK Notes were issued to holders of certain debt securities of the Predecessor. The Class C Common Units were issued to equity holders of the Predecessor. All of these issuances were made pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act.

        Pursuant to the terms of the PIK Notes, we are required to make in-kind interest payments in the form of additional PIK Notes. Such issuances of additional PIK Notes will be made pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules

Exhibit Number		Description
3.1		Amended and Restated Limited Liability Company Agreement of CCF Holdings LLC, dated December 12, 2018 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated December 13, 2018 filed by Community Choice Financial Inc.)
4.1
PIK Notes Indenture, dated December 12, 2018, among CCF Holdings LLC, as issuer, and American Stock Transfer &Trust Company, LLC, as trustee (including form of PIK Notes) (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K dated December 13, 2018 filed by Community Choice Financial Inc.).
4.2
Amended and Restated SPV Indenture, dated December 12, 2018, among Community Choice Financial Holdings, LLC, as guarantor, Community Choice Financial Issuer, LLC, as issuer, and Computershare Trust Company, N.A., as trustee and collateral agent (including form of Amended and Restated Secured Notes) (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K dated December 13, 2018 filed by Community Choice Financial Inc.).
5.1	**	Opinion of Morrison & Foerster LLP
10.1
Registration Rights Agreement, dated December 12, 2018, among CCF Holdings LLC and the holders signatory thereto (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K dated December 13, 2018 filed by Community Choice Financial Inc.).
10.2	*
Amended and Restated Revolving Credit Agreement, dated as of December 12, 2018, by and among CCF Intermediate Holdings LLC, CCF OPCO LLC, the lenders party thereto and GLAS Trust Company LLC, as administrative agent.
10.3
Amended and Restated Loan and Security Agreement dated as of April 25, 2017 by and between Ivy Funding Nine, LLC and CCFI Funding II, LLC (incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K of Community Choice Financial Inc. for the year ended December 31, 2017 filed on April 2, 2018).
10.4
Amended and Restated Promissory Note dated as of April 25, 2017 between Ivy Funding Nine, Inc. and CCFI Funding II, LLC (incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K of Community Choice Financial Inc. for the year ended December 31, 2017 filed on April 2, 2018).
10.5
First Amendment to the Amended and Restated Loan and Security Agreement and Modification of Promissory Note, dated as of July 19, 2017 by and between Ivy Funding Nine, LLC and CCFI Funding II, LLC (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K of Community Choice Financial Inc. for the year ended December 31, 2017 filed on April 2, 2018).
10.6
Second Amendment to Amended and Restated Loan and Security Agreement, dated as of March 30, 2018 by and between Ivy Funding Nine LLC and CCFI Funding II, LLC (incorporated by reference to Exhibit 10.40 to the Annual Report on Form 10-K of Community Choice Financial Inc. for the year ended December 31, 2017 filed on April 2, 2018).
10.7	*	Third Amendment to Amended and Restated Loan and Security Agreement, dated as of August 31, 2018, by and between Ivy Funding Nine LLC and CCFI Funding II, LLC.
10.8	*	Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 31, 2018, by and between Ivy Funding Nine LLC and CCFI Funding II, LLC.

Exhibit Number		Description
10.9	*	Fifth Amendment to Amended and Restated Loan and Security Agreement, dated as of March 18, 2019, by and between Ivy Funding Nine LLC and CCFI Funding II, LLC.
21.1	*	Subsidiaries of CCF Holdings LLC
23.1	**	Consent of RSM US LLP
23.2	**	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page to this registration statement)
25.1	*	Form T-1 Statement of Eligibility of American Stock Transfer & Trust, LLC, to act as Trustee with respect to the PIK Notes Indenture, dated December 12, 2018.
101	*	Interactive Data File

*
Previously filed

**
Filed herewith

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes that:

          (1)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (2)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Offering Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Offering Registration Statement as of the time it was declared effective.

          (3)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on June 28, 2019.

CCF HOLDINGS LLC
By:	/s/ WILLIAM E. SAUNDERS, JR.
	Name:	William E. Saunders, Jr.
	Title:	Chief Executive Officer and Chairman of the Board of Managers

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on June 28, 2019.

Signature	Title	Date

/s/ WILLIAM E. SAUNDERS, JR. William E. Saunders, Jr.	Chief Executive Officer and Chairman of the Board of Managers (Principal Executive Officer)	June 28, 2019
/s/ MICHAEL DURBIN Michael Durbin	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 28, 2019
/s/* H. Eugene Lockhart	Manager	June 28, 2019
/s/* Eugene Schutt	Manager	June 28, 2019
/s/* Jennifer Adams Baldock	Manager	June 28, 2019
/s/* Michael Heller	Manager	June 28, 2019
*/s/ WILLIAM E. SAUNDERS, JR. William E. Saunders, Jr.	Attorney in fact	June 28, 2019